                                                                  Rule 424(b)(3)



                              PROSPECTUS SUPPLEMENT

                       (To Prospectus dated June 24, 2003)



          Filed Pursuant to Rule 424(b)(3) of the Rules and Regulations

                        Under the Securities Act of 1933

                           Registration No. 333-90992



                            VON HOFFMANN CORPORATION

                          10 1/4% Senior Notes due 2009

                   10 3/8% Senior Subordinated Notes due 2007



                           VON HOFFMANN HOLDINGS INC.

                13 1/2% Subordinated Exchange Debentures due 2009


--------------------------------------------------------------------------------

                               RECENT DEVELOPMENTS

This prospectus supplement contains the Form 10-Q Quarterly Report of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation for the Quarter Ending September 30, 2003 filed with the SEC on November 10, 2003.

--------------------------------------------------------------------------------

This prospectus supplement, together with the prospectus and any other related prospectus supplements, is to be used by Credit Suisse First Boston Corporation in connection with offers and sales of the notes and debentures in market-making transactions at negotiated prices related to prevailing market prices at the time of sale.


Credit Suisse First Boston Corporation may act as principal or agent in such transactions.

November 12, 2003

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

(MARK ONE)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2003

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       FOR THE TRANSITION PERIOD FROM TO

                        COMMISSION FILE NUMBER 333-90992

                           VON HOFFMANN HOLDINGS INC.
                            VON HOFFMANN CORPORATION*
           (Exact name of registrants as specified in their charters)

           DELAWARE                                             22-1661746
           DELAWARE                                             43-0633003
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification number)

1000 CAMERA AVENUE, ST. LOUIS, MISSOURI                           63126
1000 CAMERA AVENUE, ST. LOUIS, MISSOURI                           63126
(Address of principal executive offices)                        (Zip Code)

                                 (314) 966-0909
                                 (314) 966-0909
               Registrants' telephone number, including area code

Indicate by check mark whether the registrants (1) have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrants were required to file such reports), and (2) have been subject to such filing requirements for the past 90 days. Yes |X| No |_|

          Number of shares of common stock, par value $0.01 per share, of Von Hoffmann Holdings Inc. outstanding at November 10, 2003: 83,154,444


----------
* Von Hoffmann Corporation meets the conditions set forth in General Instruction H(1)(a) and (b) of Form 10-Q and is therefore filing with the reduced disclosure format.

================================================================================

                           VON HOFFMANN HOLDINGS INC.
                            VON HOFFMANN CORPORATION

                                    FORM 10-Q
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003

                                TABLE OF CONTENTS


PART I.       FINANCIAL INFORMATION

Item 1.       Consolidated Financial Statements of Von Hoffmann Holdings Inc. and Subsidiaries:
              Consolidated Balance Sheets as of September 30, 2003, September 30, 2002 and December 31, 2002
              Consolidated Statements of Operations for the three months ended September 30, 2003 and 2002
              Consolidated Statements of Operations for the nine months ended September 30, 2003 and 2002
              Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002
              Notes to Consolidated Unaudited Financial Statements
Item 2.       Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 3.       Quantitative and Qualitative Disclosure about Market Risk
Item 4.       Controls and Procedures

PART II.      OTHER INFORMATION

Item 1.       Legal Proceedings
Item 2.       Changes in Securities
Item 3.       Defaults Upon Senior Securities
Item 4.       Submission of Matters to a Vote of Security Holders
Item 5.       Other Information
Item 6.       Exhibits and Reports on Form 8-K

SIGNATURES

                         PART I - FINANCIAL INFORMATION

                    ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                   VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                    SEPTEMBER 30,         SEPTEMBER 30,          DECEMBER 31,
                                                                        2003                  2002                  2002
                                                                    -------------         -------------         -------------
                                                                     (UNAUDITED)           (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                        $  25,178,136         $   7,109,748         $   4,437,814
   Trade accounts receivable, less allowance for doubtful
     accounts of $460,114 at September 30, 2003, $475,085 at
     September 30, 2002 and December 31, 2002                          59,855,196            51,592,886            49,140,939
   Inventories                                                         20,848,248            31,039,647            32,037,590
   Income taxes refundable                                                     --             1,451,211             1,610,764
   Deferred income taxes                                                2,509,104             1,955,392             2,492,145
   Prepaid expenses                                                     1,747,153             1,158,761             1,057,038
                                                                    -------------         -------------         -------------
                                                                      110,137,837            94,307,645            90,776,290

Deferred debt issuance cost, net of accumulated amortization of $4,999,226 at September 30, 2003, $2,747,540 at
   September 30, 2002, and $3,362,918 at December 31, 2002              9,489,884            11,606,556            11,123,569

Property, plant, and equipment:
   Buildings and improvements                                          46,220,502            47,027,635            45,907,423
   Machinery and equipment                                            229,672,579           224,195,015           225,624,848
   Transportation equipment                                               794,600               841,600               841,600
   Furniture and fixtures                                               7,293,503            10,773,401             6,633,872
                                                                    -------------         -------------         -------------
                                                                      283,981,184           282,837,651           279,007,743
   Allowance for depreciation and amortization                       (174,475,234)         (156,696,912)         (158,552,832)
                                                                    -------------         -------------         -------------
                                                                    -------------         -------------         -------------
                                                                      109,505,950           126,140,739           120,454,911
   Installation in process                                              3,457,244             1,677,345             3,016,871
   Land                                                                 4,894,397             4,894,397             4,894,397
                                                                    -------------         -------------         -------------
                                                                      117,857,591           132,712,481           128,366,179

Goodwill                                                              189,854,557           189,854,558           189,854,557

Covenant not to compete, net of accumulated amortization
   of $945,555 at September 30, 2002                                           --                54,546                    --
                                                                    -------------         -------------         -------------
                                                                    $ 427,339,869         $ 428,535,786         $ 420,120,595
                                                                    =============         =============         =============

SEE NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTs.

                                                                         SEPTEMBER 30,       SEPTEMBER 30,        DECEMBER 31,
                                                                             2003                2002                 2002
                                                                         -------------       -------------       -------------
                                                                          (UNAUDITED)         (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Trade accounts payable                                                $  12,420,491       $  15,046,568       $  13,907,327
   Other accrued expenses                                                   12,996,397          15,824,681          14,898,413
   Salaries and wages                                                        5,880,837           5,444,586           5,864,837
   Taxes, other than income taxes                                            1,337,228           1,376,033             427,305
   Income taxes payable                                                      5,613,012                  --                  --
                                                                         -------------       -------------       -------------
                                                                            38,247,965          37,691,868          35,097,882

Long-term liabilities and reserves:
   Deferred income taxes                                                     9,323,134          12,413,157          11,383,698
   Senior secured credit agreement - revolving loan                                 --           4,000,000                  --
   Senior notes                                                            215,000,000         215,000,000         215,000,000
   Senior subordinated notes                                               100,000,000         100,000,000         100,000,000
   Subordinated exchange debentures                                         39,731,960          34,411,425          35,681,157
                                                                         -------------       -------------       -------------
                                                                           364,055,094         365,824,582         362,064,855

Stockholders' equity:
   Common stock; $0.01 par value per share; 150,000,000
     shares authorized; 71,594,444 shares issued at
     September 30, 2003, September 30, 2002 and December 31, 2002              715,944             715,944             715,944
   Additional paid-in capital                                               86,434,271          86,434,271          86,434,271
   Accumulated deficit                                                     (53,126,851)        (53,219,471)        (55,240,233)
   Treasury stock; at cost, 8,440,000 shares at September 30, 2003,
     8,290,000 shares at September 30, 2002 and 8,440,000 shares at
     December 31, 2002                                                      (8,470,000)         (8,320,000)         (8,470,000)
   Notes receivable from the sale of stock and accrued interest               (516,554)           (591,408)           (482,124)
                                                                         -------------       -------------       -------------
                                                                            25,036,810          25,019,336          22,957,858
                                                                         -------------       -------------       -------------

                                                                         $ 427,339,869       $ 428,535,786       $ 420,120,595
                                                                         =============       =============       =============

SEE NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS.

                   VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                             -------------------------------------
                                                                 2003                    2002
                                                             -------------           -------------
Net sales                                                    $ 107,180,359           $ 108,054,283
Cost of products and services                                   88,250,021              91,743,442
                                                             -------------           -------------
Gross profit                                                    18,930,338              16,310,841

Operating expenses:
   Selling and administrative expenses                           5,795,351               5,864,034
   Special consulting expenses                                     246,841                 518,469
                                                             -------------           -------------
                                                                 6,042,192               6,382,503
                                                             -------------           -------------
Income from operations                                          12,888,146               9,928,338

Interest income                                                     55,513                  66,417
Loss on disposal of depreciable assets                              (3,795)               (423,525)
Gain on debt extinguishment                                             --               3,404,466
Interest expense - subsidiary                                   (8,803,960)             (9,043,234)
Interest expense - subordinated exchange debentures             (1,391,861)               (981,562)
                                                             -------------           -------------
                                                               (10,144,103)             (6,977,438)
                                                             -------------           -------------
Income before income taxes                                       2,744,043               2,950,900

Income tax provision                                             3,117,400               2,701,454
                                                             -------------           -------------

Net income (loss)                                            $    (373,357)          $     249,446
                                                             =============           =============

Net income (loss) per common share:
   Basic                                                     $       (0.01)          $        0.00
                                                             =============           =============
   Diluted                                                   $       (0.01)          $        0.00
                                                             =============           =============

Average number of shares outstanding:
   Basic                                                        63,154,444              63,750,488
                                                             =============           =============
   Diluted                                                      63,154,444              68,700,488
                                                             =============           =============

SEE NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS.

                   VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                     NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                             -------------------------------------
                                                                 2003                    2002
                                                             -------------           -------------
Net sales                                                    $ 305,294,479           $ 302,745,750
Cost of products and services                                  250,151,422             257,194,450
                                                             -------------           -------------
Gross profit                                                    55,143,057              45,551,300

Operating expenses:
   Selling and administrative expenses                          16,884,646              20,028,719
   Special consulting expenses                                     580,776               2,231,441
                                                             -------------           -------------
                                                                17,465,422              22,260,160
                                                             -------------           -------------
Income from operations                                          37,677,635              23,291,140

Interest income                                                    100,215                 224,029
Gain (loss) on disposal of depreciable assets                     (291,656)              2,587,903
Gain on debt extinguishment                                             --                 279,818
Interest expense - subsidiary                                  (26,466,126)            (24,686,960)
Interest expense - subordinated exchange debentures             (4,050,803)             (4,259,968)
                                                             -------------           -------------
                                                               (30,708,370)            (25,855,178)
                                                             -------------           -------------
Income (loss) before income taxes                                6,969,265              (2,564,038)

Income tax provision                                             4,855,883                 711,523
                                                             -------------           -------------

Net income (loss)                                            $   2,113,382           $  (3,275,561)
                                                             =============           =============

Net income (loss) per common share:
   Basic                                                     $        0.03           $       (0.05)
                                                             =============           =============
   Diluted                                                   $        0.03           $       (0.05)
                                                             =============           =============

Average number of shares outstanding:
   Basic                                                        63,154,444              62,701,697
                                                             =============           =============
   Diluted                                                      68,104,444              62,701,697
                                                             =============           =============

SEE NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS.

                   VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                        -------------------------------------
                                                                            2003                    2002
                                                                        -------------           -------------
OPERATING ACTIVITIES
Net income (loss)                                                       $   2,113,382           $  (3,275,561)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
     Depreciation                                                          17,029,558              23,631,094
     Amortization of intangibles                                                   --                 163,636
     Amortization of debt issuance costs                                    1,636,308               1,517,701
     Loss (gain) on disposal of depreciable assets                            291,656              (2,587,903)
     Gain on debt extinguishment                                                   --                (279,818)
     Provision for deferred income taxes                                   (2,077,523)               (347,955)
     Accrued interest on subordinated exchange debentures                   3,849,440               4,018,818
     Accretion of discount on subordinated exchange debentures                201,363                 241,150
     Accrued interest on notes from the sale of stock                         (34,430)                (81,489)
     Changes in operating assets and liabilities:
        Trade accounts receivable                                         (10,714,257)             (5,427,027)
        Inventories                                                        11,189,342              (7,617,046)
        Income taxes refundable/payable                                     7,223,776               1,055,362
        Prepaid expenses                                                     (690,115)               (150,583)
        Trade accounts payable                                             (1,486,836)              5,269,197
        Other accrued expenses                                             (1,902,014)              7,642,615
        Salaries and wages                                                     16,000                (600,402)
        Taxes, other than income taxes                                        909,923                 992,585
                                                                        -------------           -------------
Net cash provided by operating activities                                  27,555,573              24,114,374

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                                (6,957,828)            (10,201,555)
Proceeds from sale of equipment                                               145,200               4,922,692
                                                                        -------------           -------------
Net cash used in investing activities                                      (6,812,628)             (5,278,863)
                                                                        -------------           -------------

FINANCING ACTIVITIES
Payments of debt issuance costs                                                (2,623)            (10,781,800)
Net (payments) borrowings - revolving loan                                         --             (19,000,000)
Net (payments) borrowings - acquisition loan                                       --             (21,000,000)
Payments on senior secured debt - term loans                                       --            (197,554,923)
Proceeds from issuance of senior notes                                             --             215,000,000
Payments on subordinated exchange debentures                                       --              (9,460,210)
Purchase of treasury stock                                                         --              (8,230,000)
Repayment of notes on sale of stock                                                --                 981,247
Issuance of common stock                                                           --              20,000,000
                                                                        -------------           -------------
Net cash used in financing activities                                          (2,623)            (30,045,686)
                                                                        -------------           -------------
Net increase (decrease) in cash and cash equivalents                       20,740,322             (11,210,175)
Cash and cash equivalents at beginning of period                            4,437,814              18,319,923
                                                                        -------------           -------------
Cash and cash equivalents at end of period                              $  25,178,136           $   7,109,748
                                                                        =============           =============

SEE NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS.

                   VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

       The accompanying consolidated financial statements of Von Hoffmann Holdings Inc. (formerly known as Von Hoffmann Corporation) and its wholly owned subsidiaries (the "Company") have been prepared in accordance with instructions to Form 10-Q and reflect all adjustments which management believes necessary to present fairly the results of operations. These statements, however, do not include all information and footnotes necessary for a complete presentation of the Company's financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States. The consolidated unaudited financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

       Diluted earnings per share for the three months ended September 30, 2003 and nine months ended September 30, 2002 did not include 4,950,000 common stock equivalents because they were anti-dilutive.

       The Company's business is subject to seasonal influences, therefore, interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole.

PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Von Hoffmann Corporation (formerly known as Von Hoffmann Press, Inc.) (the "Subsidiary"), and its wholly owned subsidiaries: Von Hoffmann Graphics, Inc., H&S Graphics, Inc., Preface, Inc., One Thousand Realty and Investment Company, and Precision Offset Printing Company, Inc. Effective February 25, 2002, Von Hoffmann Graphics, Inc. was merged into the Subsidiary. Effective December 20, 2002, One Thousand Realty and Investment Company was merged into the Subsidiary. Intercompany accounts and transactions have been eliminated.

INCOME TAXES

       The provision for income taxes is computed using the liability method. Differences between the effective tax rate for financial reporting purposes and statutory tax rate result primarily from the nondeductible portion of interest expense-subordinated exchange debentures.

       In the third quarter of 2003, the Company's forecasted effective tax rate was adjusted to reflect forecasted changes in full year pre-tax income/(loss) and the proportional impact of non-deductible interest expense-subordinated exchange debentures. Changes in full year forecasted pre-tax income/(loss) were directly associated with current business conditions and incremental interest expense to be incurred during the fourth quarter.

EMPLOYEE STOCK OPTIONS

       As permitted by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company follows APB Opinion No. 25 and related interpretations in accounting for its stock compensation awards. No stock-based employee compensation cost is reflected in net income, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. Based on the Company's calculations, pro forma net income and earnings per share under the fair value method of SFAS No. 123 would not have been materially different from reported amounts for the three months and nine months ended September 30, 2003 and 2002.

RECLASSIFICATIONS

       Certain reclassifications have been made to the 2002's financial statements to conform with the 2003 presentation.

2.   INVENTORIES

       The Company values substantially all of its inventory at the lower of cost, as determined using the last-in, first-out (LIFO) method, or market. The remainder of inventory is valued at the lower of cost, as determined using the first-in, first-out (FIFO) method, or market. The Company does not anticipate a material adjustment to the year-end LIFO reserve and thus, no quarterly LIFO adjustment has been made.

       Inventories are comprised of the following amounts:

                                  SEPTEMBER 30,         SEPTEMBER 30,        DECEMBER 31,
                                      2003                  2002                 2002
                                  -------------         -------------        ------------
       Raw Materials               $14,887,054          $18,620,709          $14,602,196
       Work In Process               7,651,188           14,210,883           19,125,388
                                   -----------          -----------          -----------
                                    22,538,242           32,831,592           33,727,584
       Less:  LIFO Reserve           1,689,994            1,791,945            1,689,994
                                   -----------          -----------          -----------
                                   $20,848,248          $31,039,647          $32,037,590
                                   ===========          ===========          ===========

3.     LONG TERM DEBT AND GAIN ON DEBT EXTINGUISHMENT

       On March 26, 2002, the Subsidiary entered into a Senior Secured Credit Agreement (the "New Credit Agreement") that includes a revolving loan commitment of $90,000,000. The New Credit Agreement is secured by accounts receivable and inventory as well as by property, plant and equipment. At the Subsidiary's one-time option, the available borrowing base may be increased to provide borrowings of up to $100,000,000, subject to finding lenders to provide such increase. The New Credit Agreement expires November 15, 2006.

       In addition, on March 26, 2002, the Subsidiary issued $215 million aggregate principal amount of Senior Notes, due March 15, 2009 (the "2009 Senior Notes") at an interest rate of

10.25 percent. The proceeds from the New Credit Agreement and the 2009 Senior Notes were used to pay off all outstanding balances under the Subsidiary's prior credit agreement.

       As a result of the extinguishment of the prior credit agreement in the first quarter of 2002, the Company recognized a loss of $3.1 million, reflected within the loss on debt extinguishment. The loss represents the write-off of deferred debt issuance costs associated with the prior credit agreement.

       In the third quarter of 2002, the Company purchased approximately 28.3 percent of its outstanding Subordinated Exchange Debentures for approximately $9.5 million. The purchase price of these debt instruments was less than the carrying value, resulting in a gain on the transaction of approximately $3.4 million, which is reflected within gain on debt extinguishment.

4.     ADOPTION OF SFAS NO. 145

       In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB statement No. 13, and Technical Corrections" ("SFAS 145"). Under SFAS 145, gains and losses on extinguishments of debt are to be classified as income or loss from continuing operations rather than extraordinary items. Adoption of this Statement is required for fiscal years beginning after May 15, 2002. We adopted SFAS 145 effective for interim periods subsequent to September 30, 2002, which required reclassification of all comparative periods presented. The Statement of Operations for the nine-months ended September 30, 2002 reflects the reclassification of previously recorded extraordinary loss of approximately $3.1 million, classified as loss on debt extinguishment.

5.     RELATED PARTY TRANSACTION

       As part of the financing activity in 2002 discussed in Note 3, the Company paid consulting fees associated with formulation of financial strategies, as reflected in special consulting expenses for the nine months ended September 30, 2002, to Credit Suisse First Boston Corporation ("Credit Suisse"), an affiliate of the majority stockholder in the Company, of approximately $1.0 million. In addition, the Subsidiary paid fees associated with the offering of the 2009 Senior Notes and New Credit Agreement, as reflected in deferred debt issuance cost at September 30, 2002, to Credit Suisse of approximately $8.2 million. The Subsidiary believes the amount paid to Credit Suisse in these transactions was no more favorable than an amount it would have paid to independent third parties for the same service.

6.     UHLENHOP AGREEMENT

       On June 21, 2002, the Company and Robert Uhlenhop ("Uhlenhop"), former President and CEO, amended his employment agreement, and at that time, the Company paid Uhlenhop a one-time cash payment on an after-tax basis of $1.0 million. The Company recorded an expense, as reflected in selling and administrative expenses in 2002, of approximately $1.8 million.

7.     SUBSEQUENT EVENTS

       On September 5, 2003 the Subsidiary entered into a definitive agreement to acquire all of the outstanding shares of The Lehigh Press, Inc. ("Lehigh Press") for $110.0 million in cash, subject to certain adjustments ("Lehigh Press Acquisition"). Lehigh Press is a leading provider of book covers and other components, and a provider of digital premedia and direct marketing printing services, operating through its Lehigh Lithographers and Lehigh Direct divisions.

       On October 22, 2003 the Subsidiary consummated the Lehigh Press Acquisition, which was financed by the borrowing of funds under the New Credit Agreement and cash on hand. The estimated excess purchase price over estimated fair value of net assets acquired will be approximately $40.0 million and will be accounted for as goodwill. The acquisition will be accounted for under the purchase method of accounting in accordance with the SFAS No. 141, "Business Combinations" and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, "Goodwill and Other Intangible Assets." We are in the process of obtaining third party valuations of property, plant and equipment and certain intangible assets (i.e., non-compete agreements, customer agreements, etc.); accordingly the allocation of the purchase price in excess of the net assets acquired is subject to adjustment.

       Prior to the consummation of the Lehigh Press Acquisition, the Subsidiary amended the New Credit Agreement primarily to permit the offering and issuance of 10.25% Senior Notes due 2009 in the amount $60.0 million principal notional ("Tack-On Senior Notes") as well as the acquisition of Lehigh Press.

       The Subsidiary issued the Tack-On Senior Notes on October 22, 2003 at a premium of 104.75. These proceeds from the issuance were used to reduce outstanding borrowings under the New Credit Agreement.

       On October 22, 2003 the Company's principal stockholders, DLJ Merchant Banking Partners II, L.P. and certain of its affiliates, purchased 20 million shares of the Company's common stock for an aggregate purchase price of $20.0 million. The proceeds from this issuance will be used by the Company for general corporate purposes, which may include the repurchase of existing Subordinated Exchange Debentures.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

       Von Hoffmann Corporation ("Von Hoffmann") is a wholly-owned subsidiary of Von Hoffmann Holdings Inc. ("Holdings" and together with its subsidiaries, the "Company"). Unless otherwise stated or to the context otherwise requires, the terms "we," "us" and "our" refer to the Company. This discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements, including the notes thereto, included in Item 1 of this quarterly report. Certain statements in this discussion constitute forward-looking statements. See "Forward-Looking Statements."

GENERAL

       We manufacture case-bound and soft-cover instructional materials in the United States. Our products are sold principally to educational publishers who, in turn, sell them into the elementary and high school ("ELHI") and college instructional materials markets. In addition to instructional materials manufacturing, we provide our customers with a full range of value-added printing and design services, including early design processes, final manufacture and distribution of our products. We additionally manufacture products sold to the commercial marketplace where we target business-to-business catalog manufacturers, the federal government printing office, trade publishers, health-care catalog manufacturers, the financial services industry and numerous other small niches.

       Our sales of products and services are affected by a number of factors, including the ELHI textbook adoption process, general economic conditions and market seasonality. Our sales of instructional materials, from which we derived 71% of our net sales in 2002, are also affected over the long term by demographic trends in ELHI and college enrollment.

       The textbook adoption process, around which ELHI book publishers schedule the timing of new textbook introductions, is typically limited to a small number of disciplines in any state in any given year. Adoptions in core disciplines such as reading, mathematics or science in larger states such as California, Texas or Florida, however, can lead to significant increases in net sales in a given year. Additionally, orders for reprints associated with a textbook awarded through the adoption process can generate significant revenues during the adoption cycle, which can range from four to eight years, depending on the subject matter and the state. Non-adoption, or open territory states, tends to follow the lead provided by adoption states as many new titles are brought to the market in specific response to the adoption schedule.

       Our net sales of products and services are also affected by general economic conditions. In particular, net sales to the instructional materials market are affected as the majority of public funding for education comes from state and local tax revenues, which have a direct correlation with prevailing economic activity levels. Product demand and our sales in the segments of the non-educational market we serve is also sensitive to economic conditions

       We experience seasonal market fluctuations in our net sales and production for the educational textbook and commercial markets. State and local textbook purchasing and delivery

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schedules significantly influence the seasonality of the demand for our products in these areas. The purchasing schedule for the ELHI markets usually starts in the spring and peaks in the summer months preceding the start of the school year. The majority of college textbook sales occur from June through August and November through January. Our net sales to the commercial markets tend to peak in the third and fourth quarters, with the fourth quarter representing the strongest quarter. Net sales of our digital pre-press and composition businesses tend to precede the peak production periods for textbook manufacturing by a quarter with our business peaking in the first and second quarters of our calendar fiscal year.

LEHIGH PRESS ACQUISITION

       On September 5, 2003, Von Hoffmann entered into a definitive agreement to acquire all of the outstanding shares of The Lehigh Press, Inc. for $110.0 million in cash, subject to certain adjustments (the "Lehigh Press Acquisition"). Lehigh Press is a leading provider of book covers and other components, and a provider of digital premedia and direct marketing printing services, operating through its Lehigh Lithographers and Lehigh Direct divisions.

       On October 22, 2003, Von Hoffmann consummated the Lehigh Press Acquisition, which was financed by the borrowing of funds under its senior credit facility and cash on hand. The estimated excess purchase price over estimated fair value of net assets acquired will be approximately $40.0 million and will be accounted for as goodwill. The acquisition will be accounted for under the purchase method of accounting in accordance with the SFAS No. 141, "Business Combinations" and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, "Goodwill and Other Intangible Assets." We are in the process of obtaining third party valuations of property, plant and equipment and certain intangible assets (i.e., non-compete agreements, customer agreements, etc.); accordingly, the allocation of the purchase price in excess of the net assets acquired is subject to adjustment.

DEBT AND EQUITY TRANSACTIONS

       Prior to the consummation of the Lehigh Press Acquisition, Von Hoffmann amended its senior credit facility to, among other things, permit the offering and issuance of $60.0 million in aggregate principal amount of 10 1/4% Senior Notes due 2009 (the "Tack-On Senior Notes") as well as the acquisition of Lehigh Press.

       Von Hoffmann issued the Tack-On Senior Notes on October 22, 2003, at a premium of 104.75%, under the indenture governing its existing 10 1/4% Senior Notes due 2009 (the "2002 Senior Notes"). The proceeds from this offering were used to reduce outstanding borrowings under Von Hoffmann's senior credit facility.

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       On October 22, 2003 the Company's principal stockholders, DLJ Merchant
Banking Partners II, L.P. and certain of its affiliates, purchased 20 million shares of the Company's common stock for an aggregate purchase price of $20.0 million. The proceeds from this transaction will be used by the Company for general corporate purposes, which may include the repurchase of the Company's existing 13.5% Subordinated Exchange Debentures due 2009 (the "Subordinated Exchange Debentures").

RESULTS OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2003 COMPARED TO QUARTER ENDED SEPTEMBER 30, 2002

       NET SALES. Net sales decreased by $0.9 million, or 0.01%, to $107.2 million for the quarter ended September 30, 2003, from $108.1 million for the quarter ended September 30, 2002. The decrease in net sales was primarily driven by the reduction of activity within our one and two-color non-educational markets. These non-educational markets were adversely impacted in the third quarter of 2003 by on-going stagnant economic conditions resulting in a 16.3% decline. The decline in net sales to the one and two-color non-educational markets was partially offset by the continued increased performance in the four-color non-educational market as well as growth in the core four-color education market.

       COST OF PRODUCTS AND SERVICES. Costs of products and services decreased $3.4 million from $91.7 million for the quarter ended September 30, 2002, to $88.3 million for the quarter ended September 30, 2003. As a percentage of net sales, costs of products and services decreased from 84.9% for the quarter ended September 30, 2002, to 82.3% for the quarter ended September 30, 2003. The reduction in costs of products and services as a percentage of net sales was driven by operational improvements in our Jefferson City facility as compared to the prior year as well as by a higher mix of four-color products, which are generally higher margin, sold in the current year.

       GROSS PROFIT. Gross profit increased $2.6 million, or 16.0%, from $16.3 million for the quarter ended September 30, 2002, to $18.9 million for the quarter ended September 30, 2003. As a percentage of net sales, gross margin was 17.7% for the third quarter of 2003 as compared to 15.1% for the corresponding period in 2002. The increase in gross margin is the result of the factors discussed above in net sales and costs of products and services.

       OPERATING EXPENSES. Operating expenses decreased $0.4 million, or 6.2%, from $6.4 million for the quarter ended September 30, 2002, to $6.0 million for the quarter ended September 30, 2003. The decrease in operating expenses reflected reduced special consulting expenses by $0.3 million associated with the integration of Von Hoffmann Press, Inc. and Von Hoffmann Graphics, Inc. in 2002.

       GAIN ON DEBT EXTINGUISHMENT. In the third quarter of 2002, Holdings purchased approximately 28.3% of its outstanding Subordinated Exchange Debentures for approximately $9.5 million. The purchase price of these debt instruments was less than the carrying value, resulting in a gain on the transaction of $3.4 million.

       INTEREST EXPENSE - SUBSIDIARY. Interest expense - Subsidiary, which reflects interest incurred by Von Hoffmann and its consolidated subsidiaries, decreased $0.2 million, or 2.6%, from $9.0 million for the quarter ended September 30, 2002, to $8.8 million for the quarter ended September 30, 2003. The decrease was primarily attributable to minimal use of our revolving credit facility in 2003 compared to an average revolver balance of $30.0 million in 2002.

       INTEREST EXPENSE - SUBORDINATED EXCHANGE DEBENTURES. Interest expense -Subordinated Exchange Debentures relates to interest on the Subordinated Exchange Debentures, which bear interest at 13.5% per annum. Interest expense -- Subordinated Exchange Debentures increased $0.4 million from $1.0 million for the quarter ended September 30, 2002, to $1.4 million for the quarter ended September 30, 2003. The increase arose from the interest compounding effect on the accretion of the outstanding Subordinated Exchange Debentures.

       INCOME TAX PROVISION. During the third quarter of 2003, we recorded a $3.1 million tax provision, compared to $2.7 million for 2002. The third quarter of 2003 tax provision exceeds the quarter's income before income taxes as a result of the change in the forecasted effective tax rate for the full year. The current year's effective tax rate was impacted as a result of changes in increased interest expense from the issuance of additional debt in October 2003. In addition, the effective tax rate was impacted by the proportional impact of interest expense relating to the Subordinated Exchange Debentures not being deductible.

       During the third quarter of 2002, the Company recognized approximately $1.3 million in additional tax provision as a result of the determination that certain interest expense associated with the Subordinated Exchange Debentures will not be deductible. Excluding the impact of this additional provision, the effective tax rate was 47.5% for the third quarter of 2002.

       NET INCOME (LOSS). Net loss for the quarter ended September 30, 2003 was $0.4 million compared to net income of $0.2 million for the quarter ended September 30, 2002. The decrease was primarily attributable to the gain on debt extinguishment recognized in 2002 offset by the improved operating performance in 2003 outlined in gross profit.

NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

       NET SALES. Net sales increased $2.6 million, or 0.8%, to $305.3 million for the nine months ended September 30, 2003, from $302.7 million for the nine months ended September 30, 2002. The increase in net sales was driven primarily by significant growth in both the supplementary educational and the four-color non-educational markets. Net sales levels were supported further by improved sales to the four-color ELHI and college materials market. These increases were offset by reduced activity within the one and two-color commercial markets as a result of on-going stagnant economic conditions.

       COST OF PRODUCTS AND SERVICES. Costs of products and services decreased $7.0 million from $257.2 million for the nine months ended September 30, 2002, to $250.2 million for the nine months ended September 30, 2003. As a percentage of net sales, costs of products and services decreased from 85.0% for the nine-months ended September 30, 2002, to 81.9% for the nine months ended September 30, 2003. The decrease in costs of products and services as a percentage of net sales primarily represents the impact of a reduction in depreciation expense of approximately $5.8 million in 2003 over 2002. The reduction reflects the significant amount of assets within our Jefferson City facility that became fully depreciated in the third quarter of 2002.

       GROSS PROFIT. Gross profit increased $9.5 million, or 21.1%, from $45.6 million for the nine months ended September 30, 2002, to $55.1 million for the nine months ended September 30, 2003. As a percentage of net sales, gross margin was 18.1% for the nine-month period ended September 30, 2003 as compared to 15.0% for the corresponding period in 2002. The increase in gross margin is the result of the factors discussed above in net sales and costs of products and services.

       OPERATING EXPENSES. Operating expenses decreased $4.8 million, or 21.5%, from $22.3 million for the nine months ended September 30, 2002, to $17.5 million for the nine months ended September 30, 2003. Prior year results included a one-time $1.8 million payment to Robert Uhlenhop, the former President and Chief Executive Officer of Von Hoffmann and Holdings, as part of an amendment to his employment agreement and special consulting expense of $1.0 million paid to Credit Suisse First Boston LLC (an affiliate of our principal stockholders), in connection with the formulation of financial strategies. In addition, we reduced other special consulting expenses and personnel costs by $1.0 million as a result of the integration of Von Hoffmann Press, Inc. and Von Hoffmann Graphics, Inc. The remaining change reflects the impact of several cost initiatives undertaken throughout the organization.

       GAIN (LOSS) ON DISPOSAL OF DEPRECIABLE ASSETS. During the nine months ended September 30, 2003, we reflected a loss on disposal on depreciable assets of $0.3 million as compared to a gain on disposal of $2.6 million during the nine months ended September 30, 2002. The 2002 gain reflected the disposition of the corporate aircraft, which resulted in a gain of $4.2 million, offset by losses incurred on the sale of certain non-performing manufacturing equipment.

       GAIN ON DEBT EXTINGUISHMENT. On March 26, 2002, Von Hoffmann entered into a Senior Secured Credit Agreement, dated as of March 26, 2002, which provides for loans of up to $90.0 million. Concurrently, Von Hoffmann issued $215.0 million in aggregate principal amount of the 2002 Senior Notes. The proceeds from these transactions were used to pay off all outstanding balances under our prior credit agreement. As a result of these transactions, we incurred a loss from the write-off of deferred debt issuance costs of $3.1 million in the first quarter of 2002.

       The above loss was offset by a gain recorded on debt extinguishment when Holdings purchased approximately 28.3% of its outstanding Subordinated Exchange Debentures for approximately $9.5 million. The purchase price of these debt instruments was less than the carrying value, resulting in a gain on the transaction of $3.4 million. The combination of these transactions resulted in a $0.3 million gain on debt extinguishment.

       INTEREST EXPENSE - SUBSIDIARY. Interest expense - Subsidiary, which reflects interest incurred by Von Hoffmann and its consolidated subsidiaries, increased $1.8 million, or 7.2%, from $24.7 million for the nine months ended September 30, 2002, to $26.5 million for the nine months ended September 30, 2003. The increase was primarily attributable to a higher average borrowing rate of 10.27% in the 2003 period as compared to an average borrowing rate of 8.87% in the 2002 period. The higher average borrowing rate reflected Von Hoffmann's issuance of the 2002 Senior Notes in March 2002. The proceeds of this debt were used to repay our prior credit facility which was advanced principally on a floating LIBOR rate basis.

       INTEREST EXPENSE - SUBORDINATED EXCHANGE DEBENTURES. Interest expense -Subordinated Exchange Debentures relates to interest on the Subordinated Exchange Debentures, which bear interest at 13.5% per annum. Interest expense - Subordinated Exchange Debentures decreased $0.2 million, or 4.9%, from $4.3 million for the nine months ended September 30, 2002, to $4.1 million for the nine months ended September 30, 2003. The decrease resulted from Holdings' repurchase of approximately 28.3% of the Subordinated Exchange Debentures in the third quarter of 2002, which was partially offset by a period to period increase arising from the interest compounding effect on the accretion of the remaining outstanding Subordinated Exchange Debentures.

       INCOME TAX PROVISION. During the nine-month period of 2003, the Company recorded a $4.9 million tax provision which represents an estimated effective tax rate for 2003 of 69.7 %. The high effective rate is driven by the proportional impact of deductible interest expense associated with the Subordinated Exchange Debentures that is not deductible as compared to income before income taxes.

       For the nine months ended September 30, 2002, the Company recorded a $0.7 million provision despite a loss before income taxes. In the third quarter of 2002, the Company recognized approximately $1.3 million in additional tax provision as a result of the determination that certain interest expense associated with the Subordinated Exchange Debentures will not be deductible. Excluding the impact of this additional provision, the effective tax rate was 23.0%.

       NET INCOME (LOSS). Net income for the nine months ended September 30, 2003 was $2.1 million compared to a net loss of $3.3 million for the nine months ended September 30, 2002. The increase in net income was primarily attributable to improved operating results offset by higher interest costs and reduced levels of gain (loss) on disposal of depreciable assets.

LIQUIDITY AND CAPITAL RESOURCES

       CASH PROVIDED BY OPERATING ACTIVITIES. Cash provided in operations for the nine months ended September 30, 2003, was $27.6 million compared to $24.1 million provided for the nine months ended September 30, 2002, an increase of $3.5 million. The increase in operating cash flow primarily relates to improved operating results for the nine months ended September 30, 2003. In addition, cash provided in operations improved due to the lower working capital requirements at the end of the third quarter of 2003 as compared to prior year.

       CASH USED IN INVESTING ACTIVITIES. Net cash used in investing activities for the nine months ended September 30, 2003, was $6.8 million compared to $5.3 million for the nine months ended September 30, 2002. We had purchases of property, plant and equipment of $7.0 million in 2003 compared to purchases of $10.2 million in 2002. In 2002, the higher capital expenditures were offset by proceeds from the sale of equipment, principally our corporate aircraft.

       CASH USED IN FINANCING ACTIVITIES. Net cash used in financing activities for the nine months ended September 30, 2003, was minimal compared to $30.0 million used in the nine months ended September 30, 2002. Cash provided by operations funded all investing activities, therefore, eliminating the need to use our revolver as of September 30, 2003. During the nine months ended September 30, 2003, our financial activity was restricted to revolver borrowings for working capital requirements all of which were repaid by the end of the period.

       During the nine months ended September 30, 2002, our financing activities related primarily to our 2002 refinancing. As part of that refinancing, on March 26, 2002, Von Hoffmann entered into its senior credit facility, which incorporates a revolving loan commitment of $90.0 million. Concurrently, Von Hoffmann also issued the 2002 Senior Notes raising proceeds of $215.0 million. The borrowings from the senior credit fFacility and the proceeds from the 2002 Senior Notes were used to pay off all outstanding balances under our prior senior credit facility. In addition, Holdings issued 20,000,000 shares of common stock to DLJ Merchant Banking Partners II, L.P. and its affiliates, Holdings' principal stockholders, for $20.0 million on March 26, 2002. The Company also purchased approximately 28.3% of its outstanding Subordinated Exchange Debentures for approximately $9.5 million during the third quarter of 2002.

CAPITAL EXPENDITURE REQUIREMENTS

       Capital expenditures for the nine months ended September 30, 2003, were $7.0 million compared to $10.2 million for the nine months ended September 30, 2002. These capital expenditures focused on manufacturing efficiencies in order to improve operating performance. We expect our capital expenditures for 2003 to be approximately $9.0 million to $12.0 million, based on a capital expenditure program directed at increasing productivity throughout the entirety of our operations. We believe that current capacity is adequate in the near term based on anticipated utilization rates. Accordingly, our focus is directed at capital expenditures that will improve our cost position.

DEBT SERVICE REQUIREMENTS

       Our senior credit facility provides for revolving loans of up to $90.0 million. The facility is secured by accounts receivable, inventory and property, plant and equipment and at our option, may be increased to provide for borrowings of up to $110.0 million, subject to finding lenders to provide such increase. The facility is subject to borrowing base availability and includes covenants restricting the incurrence of additional indebtedness, liens, certain payments and the sale of assets. Von Hoffmann also has outstanding $275.0 million aggregate principal amount of 2002 Senior Notes (after taking into account the Tack-On Senior Notes described below), which bear interest at a rate of 10.25%, and $100.0 million aggregate principal amount of senior subordinated notes due 2007 (the "Senior Subordinated Notes"), which bear interest at 10.375%. The Subordinated Exchange Debentures bear interest at 13.5% per annum, and while cash interest payments are prohibited, interest on the Subordinated Exchange Debentures accretes to principal. Holdings' obligation to make cash interest payments with respect to the Subordinated Exchange Debentures is subject to the terms of its and its subsidiaries' then-outstanding indebtedness and any other applicable contractual provisions limiting their ability to declare and pay cash interest. Our senior credit facility prohibits the payment of such cash interest. The principal amount outstanding on the Subordinated Exchange Debentures as of September 30, 2003 was $41.3 million (on a fully accreted basis). As of September 30, 2003, we had total indebtedness of $354.7 million and had $77.3 million of additional borrowings available under our senior credit facility, after excluding $2.3 million of letters of credit outstanding under that facility.

       On October 22, 2003, we amended our senior credit facility in order to, among other things, permit the offering and issuance of the Tack-On Senior Notes as well as the acquisition of Lehigh Press. The amendment allows us to increase its borrowings up to $110.0 million, subject to borrowing base availability, within a 60 day period as well as adjusts the leverage and fixed charge ratio covenants due to the acquisition of Lehigh Press.

       Von Hoffmann issued the Tack-On Senior Notes on October 22, 2003, at a premium of 104.75%, under the indenture governing its the 2002 Senior Notes. The proceeds from this offering were used to reduce outstanding borrowings under its senior credit facility.

       On October 22, 2003 the Company's principal stockholders, DLJ Merchant Banking Partners II, L.P. and certain of its affiliates, purchased 20 million shares of the Company's common stock for an aggregate purchase price of $20.0 million. The proceeds from this transaction will be used by the Company for general corporate purposes, which may include the repurchase of existing Subordinated Exchange Debentures.

       Based on our current level of operations along with the addition of Lehigh Press, we believe our cash flows from operations, available cash and available borrowings under our senior credit facility will be adequate to meet our liquidity needs for the foreseeable future, including scheduled payments of interest on the 2002 Senior Notes and Senior Subordinated Notes and payments of interest on the borrowings under our senior credit facility. Our ability to make payments on our indebtedness, including our senior credit facility, the 2002 Senior Notes and Senior Subordinated Notes, and to fund our business initiatives, however, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic,

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financial, competitive, legislative, and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or under any future financings on satisfactory terms in an amount sufficient to enable us to pay our indebtedness, including our senior credit facility, the 2002 Senior Notes and Senior Subordinated Notes, or to fund our other liquidity needs.

       In the future, we may use proceeds from our indebtedness, excess cash, borrowings under our senior credit facility or proceeds from issuances of equity securities to repurchase some of our outstanding debt through open market purchases, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions, our liquidity, contractual restrictions and other factors. The amounts involved may be material.

CRITICAL ACCOUNTING POLICIES

       Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, management evaluates its estimates and judgments, including those related to the recovery of inventories, property, plant and equipment and goodwill. Management bases its estimates and judgments on historical experience, current and expected economic conditions and other factors believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results may differ from these estimates. The significant accounting policies which management believes are most critical to aid in fully understanding and evaluating our reported financial results include the following:

       INVENTORIES

       We value substantially all of our inventory at the lower of cost, as determined using the last-in, first-out (LIFO) method, or market. The remainder of inventory is valued at the lower of cost, as determined using the first-in, first-out (FIFO) method, or market. Inventories include material, labor and manufacturing overhead. We record a reserve for excess and obsolete inventory based primarily upon historical and forecasted demand. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

       REVENUE RECOGNITION

       Revenues are recognized when the products are shipped FOB shipping point, risk of loss transfers or as services are performed as determined by the contractual agreement.

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       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost. We capitalize all repair and maintenance costs which result in significant increases in the useful life of the underlying asset. All other repair and maintenance costs are expensed. Depreciation is computed using straight-line or accelerated methods over various lives, dependent on the asset. Management assesses long-lived assets for impairment under Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Changes in market conditions or poor operating results could result in a decline in value thereby potentially requiring an impairment charge in the future.

       GOODWILL

       Effective January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under this new rule, goodwill is no longer amortized, but is subject to annual impairments. Other intangible assets continue to be amortized over their useful lives. In addition to the annual impairment reviews, goodwill is reviewed for impairment whenever events and changes in market conditions or poor operating results indicate a decline in value thereby potentially requiring an impairment charge. If we determine the carrying value of goodwill may not be recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of goodwill exceeds its fair value. Fair value is measured based on an earnings multiple method using current industry standards and current internal operating performance. We believe that the estimates used in determining fair values are reasonable, however, changes in these current factors used to determine fair values could materially effect the evaluations.

       In 2002, we performed a transitional test upon adoption as well as its annual test during the fourth quarter. We did not recognize any impairment of goodwill in connection with these tests. Although our annual test of impairment will not be performed until the fourth quarter, based on our improved operating performance for the nine-months ended September 30, 2003, management anticipates that no impairment will be present.

FORWARD-LOOKING STATEMENTS

       From time to time, we make forward-looking statements. Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto.

       We may include forward-looking statements in this and our other periodic reports to the Securities and Exchange Commission on Forms 10-K, 10-Q, and 8-K, in our press releases, in other written materials, and in statements made by employees to analysts, investors, representatives of the media, and others.

       By their very nature, forward-looking statements are subject to uncertainties, both general and specific, and risks exist that prediction, forecasts, projections and other forward-looking statements will not be achieved. Actual results may differ materially due to a variety of factors, including without limitation those discussed elsewhere in this report. Investors and others should carefully consider these and other uncertainties and events, whether or not the statements are described as forward-looking.

       Forward-looking statements made by us are intended to apply only at the time they are made, unless explicitly stated to the contrary. Moreover, whether or not stated in connection with a forward-looking statement, we undertake no obligation to correct or update a forward-looking statement should we later become aware that it is not likely to be achieved. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISK.

       We are exposed to market risk from changes in interest rates. At December 31, 2002, we did not have outstanding borrowings against our senior credit facility at variable rates. As of September 30, 2003, we had no outstanding borrowings under the senior credit facility. Substantially all of our outstanding long-term debt is at fixed interest rates. Therefore, our exposure to interest rate fluctuations is immaterial.

       Two customers and their affiliates accounted for approximately 27.9% of 2002 net sales and approximately 15.6% of December 31, 2002 accounts receivable. For the nine months ended September 30, 2003, these two customers and their affiliates continued to account for a significant amount of our net sales and accounts receivable. The loss of either of these customers or a significant reduction in order volumes from them would have a material adverse effect on us. We manage credit risk by continually reviewing creditworthiness of our customer base as well as thoroughly analyzing new accounts to effectively manage our exposure.

ITEM 4.    CONTROLS AND PROCEDURES.

a.  EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

       (a) Based on their evaluation of our disclosure controls and procedures conducted within 90 days of the date of filing this report on Form 10-Q, our Chief Executive Officer and our Chief Financial Officer have concluded that, as of the date of their evaluation, our disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) promulgated under the Securities Exchange Act of 1934, as amended) are effective.

       (b) There have been no significant changes in our internal controls or in other factors that could significantly affect the internal controls subsequent to the date of their evaluation in connection with the preparation of this quarterly report on Form 10-Q.

                           PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

We are not currently a party to any material lawsuit or proceeding.

ITEM 2.  CHANGES IN SECURITIES

On October 22, 2003, the Company's principal stockholders, DLJ Merchant Banking Partners II, L.P. and certain of its affiliates, purchased 20 million shares of the Company's common stock for an aggregate purchase price of $20.0 million. The proceeds from this transaction will be used by the Company for general corporate purposes, which may include the repurchase of existing Subordinated Exchange Debentures. The company sold these shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

Exhibit 2.1(2) - Stock Purchase Agreement, dated as of September 5, 2003, by and among Von Hoffmann Corporation, as Buyer, The Lehigh Press, Inc., and each of John D. DePaul, Raymond A. Frick, Jr., Barbara A. DePaul, as trustee, and John
R. DePaul, as Sellers.

Exhibit 3.11(1) - Articles of Incorporation of The Lehigh Press, Inc.

Exhibit 3.12(1) - By-Laws of The Lehigh Press, Inc.

Exhibit 4.4(1) - Registration Rights Agreement, dated October 22, 2003 among Von Holdings, Inc., Von Hoffmann Corporation, H&S Graphics, Inc., Preface, Inc., Precision Offset Printing Company, Inc. and Credit Suisse First Boston LLC.

Exhibit 4.13(1) - Stock Purchase Agreement, dated October 22, 2003, among Von Hoffmann Holdings, Inc., DLJ Merchant Banking Partners II, L.P. and certain of its affiliates.

Exhibit 4.14(1) - Fourteenth Supplemental Indenture, dated October 22, 2003 among Von Hoffmann Holdings Inc., Von Hoffmann Corporation, Precision Offset Printing Company, Inc. H&S Graphics Inc., Preface Inc., The Lehigh Press, Inc. and HSBC Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

Exhibit 4.15(1) - First Supplemental Indenture, dated December 19, 2002 between Von Hoffmann Corporation, Precision Offset Printing Company, Inc., H & S Graphics, Inc., Preface, Inc., and U.S. National Bank Association, as Trustee, with respect to the 10 1/4% Senior Notes due 2009.

Exhibit 4.16(1) - Second Supplemental Indenture, dated October 22, 2003 between Von Hoffmann Corporation, Precision Offset Printing Company, Inc. H&S Graphics Inc., Preface Inc., The Lehigh Press, Inc. and U.S. National Bank Association, as Trustee, with respect to the 10 1/4% Senior Notes due 2009

Exhibit 10.7(1) - Amendment No. 2, dated as of October 7, 2003 to Credit Agreement, dated March 26, 2002, as amended, among Von Hoffmann Holdings Inc., Von Hoffmann Corporation, H&S Graphics, Inc., Precision Offset Printing Company, Inc., Preface, Inc., One Thousand Realty & Investment Company and certain other subsidiaries of Von Hoffmann Corporation, as borrowers, the lenders party thereto, The CIT Group/Business Credit, Inc., as administrative agent, Credit Suisse First Boston, Cayman Islands Branch, as syndication agent, sole lead arranger and sole book running manager and U.S. Bank National Association, as documentation agent.

Exhibit 10.13(1)+ - Employment Agreement, dated as of September 5, 2003 and effective as of October 22, 2003, between Von Hoffmann Corporation and John R. DePaul.

Exhibit 31.1(1) - Certification by Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.2(1) - Certification by Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1(1) - Certification by Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.2(1) - Certification by Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

----------
(1) Filed herewith.

(2) Incorporated by reference to the Registrants' Current Report on Form 8-K, dated September 9, 2003.

+ Management contract or compensatory plan or arrangement.

(b)    Reports on Form 8-K

The Company filed a current report on Form 8-K on September 9, 2003, regarding the execution of a stock purchase agreement to purchase all the outstanding capital stock of Lehigh Press.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  November 10, 2003

                                 VON HOFFMANN HOLDINGS INC.


                                 By: /s/ Robert S. Mathews
                                     -----------------------------------------
                                     Name:  Robert S. Mathews
                                     Title: Chief Executive Officer, President
                                              and Director

                                 By: /s/ Gary Wetzel
                                     -----------------------------------------
                                     Name:  Gary Wetzel
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                 VON HOFFMANN CORPORATION


                                 By: /s/ Robert S. Mathews
                                     -----------------------------------------
                                     Name:  Robert S. Mathews
                                     Title: Chief Executive Officer, President,
                                            Chief Operating Officer and Director

                                 By: /s/ Gary Wetzel
                                     -----------------------------------------
                                     Name:  Gary Wetzel
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
----------- --------------------------------------------------------------------

2.1(2) Stock Purchase Agreement, dated as of September 5, 2003, by and among Von Hoffmann Corporation, as Buyer, The Lehigh Press, Inc., and each of John D. DePaul, Raymond A. Frick, Jr., Barbara A. DePaul, as trustee, and John R. DePaul, as Sellers.

3.11(1)     Articles of Incorporation of The Lehigh Press, Inc.

3.12(1)     By-Laws of The Lehigh Press, Inc.

4.4(1) Registration Rights Agreement, dated October 22, 2003 among Von Holdings, Inc., Von Hoffmann Corporation, H&S Graphics, Inc., Preface, Inc., Precision Offset Printing Company, Inc. and Credit Suisse First Boston LLC.

4.13(1) Stock Purchase Agreement, dated October 22, 2003, among Von Hoffmann Holdings, Inc., DLJ Merchant Banking Partners II, L.P. and certain of its affiliates.

4.14(1) Fourteenth Supplemental Indenture, dated October 22, 2003 among Von Hoffmann Holdings Inc., Von Hoffmann Corporation, Precision Offset Printing Company, Inc. H&S Graphics Inc., Preface Inc., The Lehigh Press, Inc. and HSBC Bank, as trustee, with respect to the 10 3/8% Senior Subordinated Notes due 2007.

4.15(1) First Supplemental Indenture, dated December 19, 2002 between Von Hoffmann Corporation, Precision Offset Printing Company, Inc., H & S Graphics, Inc., Preface, Inc., and U.S. National Bank Association, as Trustee, with respect to the 10 1/4% Senior Notes due 2009.

4.16(1) Second Supplemental Indenture, dated October 22, 2003 between Von Hoffmann Corporation, Precision Offset Printing Company, Inc. H&S Graphics Inc., Preface Inc., The Lehigh Press, Inc. and U.S. National Bank Association, as Trustee, with respect to the 10 1/4% Senior Notes due 2009

10.7(1) Amendment No. 2, dated as of October 7, 2003 to Credit Agreement, dated March 26, 2002, as amended, among Von Hoffmann Holdings Inc., Von Hoffmann Corporation, H&S Graphics, Inc., Precision Offset Printing Company, Inc., Preface, Inc., One Thousand Realty & Investment Company and certain other subsidiaries of Von Hoffmann Corporation, as borrowers, the lenders party thereto, The CIT Group/Business Credit, Inc., as administrative agent, Credit Suisse First Boston, Cayman Islands

            Branch, as syndication agent, sole lead arranger and sole book running manager and U.S. Bank National Association, as documentation agent.

10.13(1) Employment Agreement, dated as of September 5, 2003, between Von Hoffmann Corporation and John R. DePaul.

31.1(1) Certification by Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2(1) Certification by Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(1) Certification by Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2(1) Certification by Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


----------
(1) Filed herewith.

(2) Incorporated by reference to the Registrants' Current Report on Form 8-K, dated September 9, 2003.

                                                                   Exhibit 3.11

                            ARTICLES OF INCORPORATION

TO THE DEPARTMENT OF STATE:
COMMONWEALTH OF PENNSYLVANIA:

     In compliance with the requirements of the "BUSINESS CORPORATION LAW," (Act No. 106), approved the 5th day of May, A.D. 1933, the undersigned 2/3 of whom are citizens of the United States, desiring that they may be incorporated as a business corporation, do hereby certify:

     1st.    The name of the corporation is THE LEHIGH PRESS, INC.,

     2nd. The location and post office address of its initial registered office in this Commonwealth is

     2026 N. 11th Street                       Philadelphia     Philadelphia
----------------------------------------------------------------------------
     (number)               (Street)           (city)           (County)

     3rd.    The purpose or purposes of the corporation are:

                  To carry on the business of stationers, printers,
             lithographers, stereotypers, electrotypers, photographic printers, engravers, photo-lithographers, die-sinkers, book-printers, account book manufacturers, dealers in parchment, dealers in stamps, advertising agents, designers, draftsmen, ink manufacturers, book sellers, publishers, paper manufacturers, and dealers in the materials used in the manufacture of paper and dealers in or manufacturers of any article of things of a character similar or amalgamous to the foregoing, or any of them, or connected therewith.


     4th.    The term of its existence is Perpetual

     5th. The authorized capital stock of the corporation is 105 shares of stock,* having a par value of $100.00 per share.


     6th. The amount of paid in capital with which the corporation will begin business is $1100.00.

----------
* Note: There should be set forth the number and par value of all shares having par value, the number of shares without par value, and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class, and a statement of the preferences, qualifications, ________, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

     7th. The names and addresses of the first directors and their terms of office are:

NAME                               ADDRESS               TERM OF OFFICE
John R. DePaul        1219 W. Somerset St., Phila.          One Year

Francis DePaul        6227 Hasbrook Ave., Phila.            One Year

Myrtle DePaul         6150 N. 7th St., Phila.               One Year

     8th. The name and addresses of the incorporators and the number and class of shares subscribed by each are:

NAME                               ADDRESS               NO. AND CLASS OF SHARES
John R. DePaul        1219 W. Somerset St., Phila.                  5

Francis DePaul        6227 Hasbrook Ave., Phila.                    5

Myrtle DePaul         6150 N. 7th St., Phila.                       1

/s/                             (SEAL)                                    (SEAL)
   -----------------------------              ----------------------------

/s/                             (SEAL)                                    (SEAL)
   -----------------------------              ----------------------------

/s/                             (SEAL)                                    (SEAL)
   -----------------------------              ----------------------------


  COMMONWEALTH OF PENNSYLVANIA
                                SS
  County of Philadelphia

          Before me, a Notary Public in and for the county aforesaid, personally came the above named, John R. DePaul, Francis DePaul and Myrtle DePaul _______________________________________ who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

          Witness my hand and seal of office the 30th day of December A. D. 1936

                                          /s/
                                          --------------------------------------

                                          --------------------------------------


          Approved and filed in the Department of State, on the 7th day of Jan.
A. D. 1937.

          Charter Book No. 373, Page 44   /s/
                                          --------------------------------------
                                           DEPUTY Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]

                               DEPARTMENT OF STATE

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     Whereas, In and by the Business Corporation Law (Act No. 106), approved the 5th day of May, Anno Domini, one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the provisions of that law.

     And Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                             THE LEHIGH PRESS, INC.

     Therefore, Know Ye, That subject to the Constitution of this Commonwealth and, under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Create Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen and hereinbefore specified, which shall exist

                                   Perpetually
and shall be invested with, and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.


[SEAL] Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 3rd day of January in the year of our Lord one thousand nine hundred and fifty and of the Commonwealth the one hundred and seventy-fourth

                        /s/ Gerard Smith
                    -----------------------------------------
                            Acting SECRETARY OF THE
                        COMMONWEALTH


                            J. Warren Mickie
                    -----------------------------------------
                        Deputy   SECRETARY OF THE COMMONWEALTH

                          AFFIDAVIT OF PAID IN CAPITAL

STATE OF PENNSYLVANIA
                          SS:
COUNTY OF PHILADELPHIA

     ON THIS 12TH DAY OF JANUARY, A. D. 1987, BEFORE ME, A NOTARY PUBLIC, IN AND FOR THE STATE AND COUNTY ABOVE NAMED, PERSONALLY APPEARED JOHN R. DEPAUL, MYRTLE DEPAUL AND FRANCIS DEPAUL who being duly sworn, did depose and say that they are a majority of the Board of Directors of The Lehigh Press, Inc. a corporation incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania by a Certificate of Incorporation granted on the sixth day of January, A. D. 1937; that $1100.00, the amount of capital with which the Corporation will begin business as stated in the Articles of Incorporation has been fully paid in, to the Treasury of the Corporation, in cash.

   Sworn and subscribed to before me the
day and year above written.                   /s/
                                            ------------------------------------

                                              /s/
                                            ------------------------------------

                                              /s/
                                            ------------------------------------

                                  Notary Public

My Commission Expires March 9, 1939

     Filed in the Department of State on the 16 day of Feb., 1937.

                                              /s/
                                            ------------------------------------
                                            Deputy Secretary of the Commonwealth

Recorded in Miscellaneous Corporation Record Book No. 225, Page 35.

                               FILING FEE: $10.00

                              ARTICLES OF AMENDMENT

     In compliance with the requirements of Article VIII of the Act of the General Assembly of the Commonwealth of Pennsylvania, known as the "Business Corporation Law" approved May 5, 1933, P.L. 364, and amendments thereto, providing for amendments to the Articles of Incorporation of corporations, THE LEHIGH PRESS, INC. hereby certifies, under its corporate seal:

     1.  That its name is THE LEHIGH PRESS, INC. _______________________________
and that its registered office is located at 2926 N. 11TH STREET, PHILADELPHIA, PA.

     2. That it is a corporation incorporated and existing under the Act of the General Assembly of the Commonwealth of Pennsylvania, as shown by its Certificate of Incorporation dated the 7th day of January, 1937, and recorded in the Office of the Secretary of the Commonwealth in Charter Book No. 373, page 44 in _____________

     3. (a) That a meeting of the Board of Directors of said corporation held on December 29th, 1949, a resolution was adopted authorizing an amendment to Paragraph 5th of the Articles of Incorporation of the said corporation, and directing that such amendment be submitted to a vote of the shareholders entitled to vote thereon at a meeting to be held on December 29th, 1949.

         (b) That a meeting of the shareholders of said corporation to take action upon the proposed amendment was held on DECEMBER 29TH, 1949, at the registered office of the corporation, pursuant to* A WRITTEN WAIVER OF NOTICE SIGNED BY ALL THE SHAREHOLDERS.

     4. That at the time of the meeting of the shareholders on DECEMBER 29TH, 1949, the authorized number of all shares of the capital stock of the corporation (whether voting or non-voting) was 105 of which 105 shares were then issued and outstanding and 105 shares were entitled to vote on the proposed amendment.

     5. That at the meeting of the shareholders, held DECEMBER 29TH, 1949, the amendment herein set forth was adopted; 105 shares were voted in favor of the resolution amending the Articles of Incorporation of the corporation in the manner hereinafter set forth, and NO shares were voted against the resolution, viz.:


----------
* Set forth the kind and period of notice given to the shareholders, whether 10 days or 60 days or whether notice was waived in writing by all shareholders certified to vote thereon.

     "RESOLVED that Paragraph 5TH of the Articles of Incorporation of this corporation which reads as follows:

     '5TH. THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION IS 105 SHARES OF STOCK, HAVING A PAR VALUE OF $100.00 PER SHARE.'


Be and the same is hereby amended to read as follows:

     '5TH. THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION IS 350 SHARES OF STOCK, HAVING A PAR VALUE OF $100.00 PER SHARE.'

     "RESOLVED FURTHER that the PRESIDENT and SECRETARY of this corporation be and they are hereby authorized, empowered and directed to execute, under the corporate seal of this corporation, Articles of Amendment to the Articles of Incorporation and to file such Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania."

     IN TESTIMONY WHEREOF, THE LEHIGH PRESS, INC. has caused these Articles of Amendment to be signed by its PRESIDENT and its corporate seal, duly attested by its SECRETARY, to be hereunto affixed this 29TH day of DECEMBER, 1949.

                                       THE LEHIGH PRESS, INC.

                                       By       /s/
                                         ----------------------------------
                                                           President.


---------------------------------
                    Secretary


Commonwealth of Pennsylvania
County of PHILADELPHIA           SS:

     On this 29TH day of DECEMBER, 1949, before me a NOTARY PUBLIC in and for the State and County aforesaid, personally appeared FRANK DEPAUL, the President, and Val R. DePaul the Secretary, of the above named corporation, who, being duly sworn, or affirmed, did depose and say that they are respectively PRESIDENT and SECRETARY of said corporation; that the foregoing Articles of Amendment were duly signed and sealed by them as the act and deed of the corporation; that the seal affixed thereto is the common and corporate seal of the corporation; and that the statements therein are true to the best of the knowledge and belief of each deponent.

                                                /s/
                                       ------------------------------------
                                                           President
                                                /s/
                                       ------------------------------------
                                                           Secretary

   Sworn and subscribed to before me this

29TH day of DECEMBER, 1949

     Approved and filed in the Department of State, on the 3rd day of January A.
D. 1950.

                                       ------------------------------------
                                       Acting Secretary of the Commonwealth

Amendment Book No._______, page ________.

                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]

                               DEPARTMENT OF STATE


               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, IN AND BY ARTICLE VIII OF THE BUSINESS CORPORATION LAW, APPROVED THE FIFTH DAY OF MAY, ANNO DOMINI ONE THOUSAND NINE HUNDRED AND THIRTY-THREE, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                            CERTIFICATE OF AMENDMENT

EVIDENCING THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF A BUSINESS CORPORATION ORGANIZED UNDER OR SUBJECT TO THE PROVISIONS OF THAT LAW, AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW PERTAINING TO THE AMENDMENT OF ARTICLES OF INCORPORATION HAVE BEEN FULLY COMPLIED WITH BY

                             THE LEHIGH PRESS, INC.

     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, EXTEND THE RIGHTS AND POWERS OF THE CORPORATION NAMED ABOVE, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE ARTICLES OF AMENDMENT PRESENTED BY IT TO THE DEPARTMENT OF STATE, WITH FULL POWER AND AUTHORITY TO USE AND ENJOY SUCH RIGHTS AND POWERS, SUBJECT TO ALL THE PROVISIONS AND RESTRICTIONS OF THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

[SEAL]                 GIVEN   UNDER MY HAND AND THE GREAT SEAL OF THE
                              COMMONWEALTH, AT THE CITY OF HARRISBURG, THIS 3RD DAY OF JANUARY IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND FIFTY AND OF THE COMMONWEALTH THE ONE HUNDRED AND SEVENTY-FOURTH

                                  /s/ Gerard Smith
                       ---------------------------------------------------------
                              ACTING SECRETARY OF THE COMMONWEALTH

                           CHANGE OF REGISTERED OFFICE

TO THE DEPARTMENT OF STATE
COMMONWEALTH OF PENNSYLVANIA:

     In compliance with the provisions of Section 307 of the Business Corporation Law (Act of May 5, 1933, P. L. 364), the following named Pennsylvania business corporation certifies under its corporate seal:

1st:   The name of the corporation is:

                             THE LEHIGH PRESS, INC.

2d:    The address of its registered office is 2926 North 11th Street,
                                              ----------------------------------
                                                    (Number)            (Street)

            Philadelphia                                      Philadelphia
--------------------------------------------------------------------------------
              (City)                                           (County)

3d:    The address to which the registered office is to be changed is:

       2400 E. Huntingdon Street, Philadelphia,                  Philadelphia
--------------------------------------------------------------------------------
        (Number)                (Street)              (City)       (County)

4th: Such change was authorized by resolution duly adopted by a majority of the members of the board of directors on the 31st day of October, 1950.

In Witness Whereof, the corporation has caused this statement to be signed in its name and on its behalf by its President and by its Secretary and its corporate seal to be hereto affixed on the 12th day of November, 1952.

                                                 /s/      Francis Depaul
                                    --------------------------------------------
                                                               President

                                                 /s/      Val R. Depaul
                                    --------------------------------------------
                                                               Secretary

COMMONWEALTH OF PENNSYLVANIA         ss:
COUNTY OF Philadelphia

       On this 12 day of November, 1952 before me, the undersigned authority, personally appeared /s/ Francis Depaul,

President and /s/ Val R. Depaul, Secretary, of the above named corporation, who, being duly sworn or affirmed according to law, depose and say that the seal affixed to the foregoing statement of change of registered office is the common or corporate seal of the aforenamed corporation, that the statements contained in such statement of change of registered office are true and correct and that they desire the same to be recorded as their act and deed and the act and deed of such corporation for the purposes therein specified.

                                                 /s/      Francis Depaul
                                    --------------------------------------------
                                                               President

                                                 /s/      Val R. Depaul
                                    --------------------------------------------
                                                               Secretary

Sworn and subscribed before me the day and year above written.
        SEAL

                                                 /s/      Anne C. Mcdonald
                                    --------------------------------------------
                                                         NOTARY PUBLIC
                                             My Commission Expires Mar. 10, 1953

Filed in the Department of State on the 14th day of November, 1952.

                                                 /s/      Gerard Smith
                                    --------------------------------------------
                                                   Secretary of the Commonwealth

FEE:  $10.00--CERTIFIED CHECK

                   RETURN OF ACTUAL INCREASE OF CAPITAL STOCK
                        ACT OF 1927, P. L. 322 AS AMENDED

TO THE SECRETARY OF THE COMMONWEALTH:

1.   Name of Corporation: THE LEHIGH PRESS, INC.

2.   Registered Office: 2400 E. Huntingdon Street, Philadelphia, Pa.

3.   Date of Incorporation: January 7th, 1937.

4. By virtue of an amendment of articles authorizing the increase of authorized capital of said corporation ... or ... from $ 10,500.00 to $ 35,000.00, filed in the Office of the Secretary of the Commonwealth on the 3rd day of January, 1950 the following ACTUAL INCREASE has been made in the capital stock or stated capital:

                                                                       INCREASED FROM     INCREASED TO
                                                       STATED CAPITAL  TOTAL PRIOR        TOTAL PRESENT
CLASS OF STOCK                       PAR VALUE PER     APPLICABLE TO   ACTUAL ISSUE (IN   ACTUAL ISSUE (IN
ISSUED            NUMBER OF SHARES   SHARE             NO PAR SHARES   DOLLARS)            DOLLARS)
   Common               151          $     100.00           X            $  10,500.00     $   25,600.00
   ______            __________      ____________        _______         ____________     _____________
   ______            __________      ____________        _______         ____________     _____________
   ______            __________      ____________        _______         ____________     _____________

5. Itemize here amount of Bonus or interest payable at time of filing this return. (Bonus is charged at rate of 1/5 of 1% on capital stock or stated capital. Interest is charged on unpaid bonus at the rate of 6% per annum for a period computed from 30 days after issuance of the stock until date of payment.)

CLASS OF STOCK    DATE OF            VALUE OF
ISSUED            ISSUANCE           STOCK                 BONUS         INTEREST           TOTAL
   Common          Jan. 7, 1949      $  15,100.00        $  30.20        $  3.17            $ 33.37
   ______         ______________     ____________        ________        _______            _______
   ______         ______________     ____________        ________        _______            _______
   ______         ______________     ____________        ________        _______            _______

6. After giving effect to the above return of actual increase in capital stock, the issued and outstanding capital stock at the time of filing this return is as follows:

                                                                       STATED CAPITAL
                                                                       APPLICABLE TO     TOTAL PAR VALUE AND
CLASS OF STOCK ISSUED   NUMBER OF SHARES           PAR VALUE           NO PAR SHARES     STATED CAPITAL
      Common                  256                  $  100.00                X               $ 25,600.00
      ______                ________               _________              _______           ___________
      ______                ________               _________              _______           ___________
      ______                ________               _________              _______           ___________

                                                 /s/      Val R. Depaul
                                    --------------------------------------------
                                                               President

CORPORATE
SEAL

COMMONWEALTH OF PENNSYLVANIA                ss:
COUNTY OF Philadelphia


/s/ Val R. Depaul President of the above named corporation, being duly sworn, says that the facts set forth in the above certificate are true and correct.

Sworn and subscribed before me this 31st day of October 1950.

SEAL

                                                 /s/      Albert G. Bauer
                                    --------------------------------------------
                                                         NOTARY PUBLIC
                                              My Commission Expires Jan. 1, 1951

Filed in the Department of State on the 20th day of November, 1952.


                                                 /s/      Gerard Smith
                                    --------------------------------------------
                                                  Secretary of the Commonwealth

THIS RETURN MUST BE MADE BY PRESIDENT OR TREASURER. FILING FEE $5.00. MAKE CHECK OR MONEY ORDER PAYABLE TO COMMONWEALTH OF PENNSYLVANIA.

     "RESOLVED that Paragraph 5th of the Articles of Incorporation of this corporation as amended which reads as follows:

     '5th. The authorized capital stock of the corporation is 350 shares of stock, having a par value of $100.00 per share.'


Be and the same is hereby amended to read as follows:

     '5th. The authorized capital stock of the Corporation is Two Hundred Fifty Thousand Dollars ($250,000.00), divided into Four Hundred (400) shares of Preferred Stock of the par value of One Hundred Dollars ($100.00) each and Twenty-one Hundred (2100) shares of Common Stock of the par value of One Hundred Dollars ($100.00) each.

     The Preferred Stock may be issued as and when the Board of Directors shall determine and shall entitle the holder thereof to receive out of the net surplus, and the corporation shall be bound to pay a fixed cumulative dividend at the rate of but not exceeding six per centum (6%) per annum, payable annually on the 15th day of May in each year before any dividend shall be set apart or paid on the Common Stock.

     The holders of Preferred Stock shall, in case of liquidation or dissolution of the corporation, before any amount shall be paid to the holders of the Common Stock, be entitled to be paid in full, as to par, plus an amount equal to any accrued and accumulated unpaid dividends and no more.

     The Preferred Stock, or any part thereof, at the discretion of the corporation, shall be subject to redemption and cancellation at par, plus an amount equal to any accrued and accumulated unpaid dividends, at any time upon 30 days notice to the registered holder thereof.

     The voting powers of the shareholders shall be vested exclusively in the holders of the Common Stock, and the holders of the Preferred Stock, as such, shall be entitled to no voting powers whatsoever nor shall they be entitled to notice of any meetings.'"


  * Attach rider if space is insufficient.

     "RESOLVED FURTHER that the President and Secretary of this corporation be and they are hereby authorized, empowered and directed to execute, under the corporate seal of this corporation, Articles of Amendment to the Articles of Incorporation and to file such Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania."

     IN TESTIMONY WHEREOF, THE LEHIGH PRESS, INC. has caused these Articles of Amendment to be signed by its President and its corporate seal, duly attested by its Secretary, to be hereunto affixed this 6th day of May, 1953.

                                                 THE LEHIGH PRESS, INC.

                                            By   /s/ Frank Depaul
                                               ------------------------------
                                                                   President.

   /s/  Val R. Depaul
---------------------------------------
                             Secretary.

SEAL

Commonwealth of Pennsylvania
County of Philadelphia           SS:

     On this 6th day of May, 1953, before me a Notary Public in and for the State and County aforesaid, personally appeared Frank DePaul, the
President, and Val R. DePaul the  Secretary, of the of the above named
(state corporate officer)         (state corporate officer)
corporation, who, being duly sworn, or affirmed, did depose and say that they are respectively President and Secretary of said corporation; that the foregoing Articles of Amendment were duly signed and sealed by them as the act and deed of the corporation; that the seal affixed thereto is the common and corporate seal of the corporation; and that the statements therein are true to the best of the knowledge and belief of each deponent.

                                            /s/  Francis DePaul
                                     -------------------------------------------
                                                      President

                                            /s/  Val R. DePaul
                                     -------------------------------------------
                                                     Secretary

Sworn and subscribed before me this

6th day of May 1953.

SEAL

    /s/ Albert G. Bauer
--------------------------------------------
           NOTARY PUBLIC
 My Commission Expires Jan. 7, 1955

Approved in the Department of State, on the 12th day of May, 1953.

                                            /s/  Gerard Smith
                                     -------------------------------------------
                                              Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]

                               DEPARTMENT OF STATE

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, IN AND BY ARTICLE VIII OF THE BUSINESS CORPORATION LAW, APPROVED THE FIFTH DAY OF MAY, ANNO DOMINI ONE THOUSAND NINE HUNDRED AND THIRTY-THREE, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                            CERTIFICATE OF AMENDMENT

EVIDENCING THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF A BUSINESS CORPORATION ORGANIZED UNDER OR SUBJECT TO THE PROVISIONS OF THAT LAW, AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW PERTAINING TO THE AMENDMENT OF ARTICLES OF INCORPORATION HAVE BEEN FULLY COMPLIED WITH BY

                             THE LEHIGH PRESS, INC.

     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY of THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, EXTEND THE RIGHTS AND POWERS OF THE CORPORATION NAMED ABOVE, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE ARTICLES of AMENDMENT PRESENTED BY IT TO THE DEPARTMENT OF STATE, WITH FULL POWER AND AUTHORITY TO USE AND ENJOY SUCH RIGHTS AND POWERS, SUBJECT TO ALL THE PROVISIONS AND RESTRICTIONS OF THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

[SEAL]             GIVEN         UNDER MY HAND AND THE GREAT SEAL OF THE
                             COMMONWEALTH, AT THE CITY OF HARRISBURG, THIS 12TH DAY OF MAY IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND FIFTY-THREE AND OF THE COMMONWEALTH THE ONE HUNDRED AND SEVENTY-SEVENTH

                                                     /s/ Gerard Smith
                                               ---------------------------------
                                                   SECRETARY OF THE COMMONWEALTH

                   RETURN OF ACTUAL INCREASE OF CAPITAL STOCK
                        Act 150 as approved July 25, 1953

TO THE SECRETARY OF THE COMMONWEALTH:

1.     Name of Corporation: The Lehigh Press, Inc.

2.     Registered Office: 2400 E. Huntingdon Street, Philadelphia 25, Pa.

3.     Date of Incorporation: January 7, 1937

4. By virtue of an amendment of articles authorizing the increase of Par Value capital of said corporation...____________________________________________
from $35,000.00 to $250,000.00 filed in the Office of the Secretary of the Commonwealth on the 12th day of May 19 53 the following ACTUAL INCREASE has been made in the capital stock or stated capital:

                                                                           INCREASED FROM     INCREASED TO
                                                      STATED CAPITAL       TOTAL PRIOR        TOTAL PRESENT
CLASS OF STOCK       NUMBER OF      PAR VALUE PER     APPLICABLE TO NO     ACTUAL ISSUE (IN   ACTUAL ISSUE (IN
ISSUED               SHARES         SHARE             PAR SHARES           DOLLARS)           DOLLARS)
     Common             400         $      100.00                          $  25,600.00       $  65,600.00
______________       _________      _____________     ______________       ____________       _____________
______________       _________      _____________     ______________       ____________       _____________

5. Itemize here amount of Excise Tax or interest payable at time of filing this return. Excise Tax is charged at rate of 1/5 of 1% on capital stock or stated capital. Interest is charged on unpaid tax at the rate of 6% per annum for a period computed from 30 days after issuance of the stock until date of payment.)

CLASS OF STOCK       DATE OF        VALUE OF
ISSUED               ISSUANCE       STOCK             EXCISE TAX           INTEREST             TOTAL
    Common            5/12/53       $   40,000.00     $        80.00       $       4.56      $       84.56
______________       _________      _____________     ______________       ____________      _____________
______________       _________      _____________     ______________       ____________      _____________
______________       _________      _____________     ______________       ____________      _____________

6. After giving effect to the above return of actual increase in capital stock, the issued and outstanding capital stock at the time of filing this return is as follows:

                                                                       STATED CAPITAL
                                                                       APPLICABLE TO       TOTAL PAR VALUE
CLASS OF STOCK ISSUED      NUMBER OF SHARES        PAR VALUE           NO PAR SHARES       AND STATED CAPITAL
     Common                      656               $  65,600.00                            $     65,600.00
_____________________     ___________________      ___________         ______________      _______________
_____________________     ___________________      ___________         ______________      _______________

                                                    /s/ Francis Depaul
                                             -----------------------------------
                                                             President

CORPORATE SEAL

Commonwealth of Pennsylvania                ss:
County of  Philadelphia
Frank Depaul President of the above named corporation, being duly sworn, says that the facts set forth in the above certificate are true and correct.

          Sworn and subscribed before me this 28th day of May 1954.

SEAL

                                                    /s/ Alma M. Dailey
                                             -----------------------------------
                                                        NOTARY PUBLIC
                                              My Commission Expires Jan. 7, 1955

          Filed in the office of the Secretary of the Commonwealth on the 9th day of June, 1954.

                                                    /s/ Gerard Smith
                                             -----------------------------------
                                                Secretary of the Commonwealth

THIS RETURN MUST BE MADE BY PRESIDENT OR TREASURER. FILING FEE $5.00. MAKE CHECK OR MONEY ORDER PAYABLE TO COMMONWEALTH OF PENNSYLVANIA.

                                  COMMONWEALTH OF PENNSYLVANIA
Report of Increase                    DEPARTMENT OF STATE
of Stated Capital                      CORPORATION BUREAU

       In compliance with the requirements of the Act of July 25, 1953, P. L. 564, the undersigned corporation hereby certifies as follows:

1.     Name of Corporation: THE LEHIGH PRESS, INC.

2.     Registered Office: 2400 E. Huntingdon Street, Phila. 25, Pa.

3. The following INCREASE has been made in the stated capital of the corporation:

                                        Par Value per share or
     No. and Class of additional        consideration received for no par     Date of Issuance
            shares issued               shares
                 656                             Par $100.00                        1/9/57
     ___________________________        __________________________________    ________________
     ___________________________        __________________________________    ________________
     ___________________________        __________________________________    ________________
     ___________________________        __________________________________    ________________

4. After giving effect to the above increase, the stated capital of the corporation at the time of filing this return is as follows:

       Total Number and                   Total Par Value or consideration
       Class of Shares                      received for no par shares
             1312                           $ 131,200.00
________________________________          __________________________________
________________________________          __________________________________
________________________________          __________________________________
________________________________          __________________________________

5. The highest amount of stated capital upon which excise tax has previously been paid is: 65,600.00

6. Total amount of Excise Tax (and interest if any) payable at time of filing this report. (Excise Tax is charged at the rate of 1/5 of 1% on stated capital. Interest is charged on unpaid Excise Tax at the rate of 6% per annum for a period computed from 30 days after issuance of the stock until date of payment)

       Excise Tax                Interest (if any)               Total
        $ 131.20                       $ 37.38                  $ 165.30
________________________    ___________________________    ___________________

                                                    THE LEHIGH PRESS, INC.
                                               ---------------------------------
                                           By      /s/ George D. Kline
                                               ---------------------------------
                                                         (Treasurer)
CORPORATE SEAL

Commonwealth of Pennsylvania
County of Philadelphia           ss:

       George D. Kline Treasurer of the above named corporation, being duly sworn says that the facts set forth in the above certificate are true and correct.

       Sworn before me this 3rd day of November, 1961.

SEAL

                                                /s/ Yvette S. Schaeffer
                                           -------------------------------------
                                               My Commission Expires 5-23-64

       Filed in the office of the Secretary of the Commonwealth on the 6th day of November, 1961.

                                               /s/ E. James Trumarichi Jr.
                                           -------------------------------------
                                                Secretary of the Commonwealth

FILING FEE - $5.00
This report must be made by the President or Treasurer of the corporation.

                                                                    EXHIBIT 3.11

                               ARTICLES OF MERGER

     In compliance with the requirements of Article IX of the Business Corporation Law of the Commonwealth of Pennsylvania, providing for the merger of business corporations, The Lehigh Press, Inc., Lehigh Bindery & Mailing Service, Inc. and Lehigh Plate Making Service, Inc., being all Pennsylvania corporations, hereby certify under their respective corporate seals:

     (1) The Surviving Corporation shall be The Lehigh Press, Inc., the location of its registered office is 2400 E. Huntingdon Street, Philadelphia 25, Pennsylvania;

     (2) The Joint Plan of Merger hereinafter set forth has been approved and adopted pursuant to Section 513 of the Business Corporation Law by the unanimous written consent dated October 30, 1961 of all the shareholders of The Lehigh Press, Inc. which consent was duly filed on said date with the Secretary of said corporation and by the unanimous written consent dated October 30, 1961 of all the shareholders of Lehigh Bindery & Mailing Service, Inc. which consent was duly filed with the Secretary of said corporation on said date and by the unanimous written consent dated October 30, 1961 of all the shareholders of Lehigh Plate Making Service, Inc. which consent was duly filed with the Secretary of said corporation on said date;

     (3)  The following changes are to be made in the Articles of the Surviving
Corporation:

          (a)  Paragraph Three of said Articles which reads as follows:

               "The purpose or purposes of the corporation are:

          "To carry on the business of stationers, printers, lithographers, stereotypers, electrotypers, photographic printers, engravers, photo-lithographers, die-sinkers, book-printers, account book manufacturers, dealers in parchment, dealers in stamps, advertising agents, designers, draftsmen, ink manufacturers, booksellers, publishers, paper manufacturers. and dealers in the materials used in the manufacture of paper, dealers in or manufacturers of any articles or things of a character similar or analagous to the foregoing or any of them, or connected therewith.

is amended to read as follows:

               "The purpose or purposes of the corporation are:

               "To carry on the business of stationers, printers, lithographers, stereotypers, electrotypers, photographic printers, engravers, photo-lithographers, die-sinkers, book-printers, account book manufacturers, dealers in parchment, dealers in stamps, advertising agents, designers, draftsmen, ink manufacturers, booksellers, publishers, paper manufacturers, and dealers in the materials used in the manufacture of paper, dealers in or manufacturers of any articles or things of a character similar or analagous to the foregoing or any of them, or connected therewith; to maintain and operate a direct mail advertising service; to render, conduct and operate such special services as may be required by customers in the handling of a mailing service including the cutting, finishing, folding, binding, wrapping, mailing, collating, and delivery of printed matter, and printed material of every class and description including letter press, printing, and type composition and to have all powers essential thereto; to manufacture, process, create, distribute and deal in photographic negatives, art work illustrations, engravings and kindred products and to have all powers necessary and essential to the carrying on of a plate making service.

               (b) Paragraph Five of said Articles is hereby amended to read as follows:

               "The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) all of which are of one class and are without par value and the stated capital applicable thereto is One Hundred Fifty Thousand ($150,000) Dollars."

     (4) The first directors of the Surviving Corporation shall be three in number and their names and addresses are as follows:

     NAME                             RESIDENCE
     ----
     John D.  DePaul                  84 Kynlyn Road, Radnor, Pa.

     Valentine R.  DePaul             433 W.  Sixth Avenue, Conshohocken, Pa.

     George D.  Kline                 246 W.  Upsal Street, Philadelphia, Pa.

(5)  The Joint Plan of Merger adopted by each of the corporations is as follows:

                              JOINT PLAN OF MERGER

                                       of

                     LEHIGH BINDERY & MAILING SERVICE, INC.
                                       and
                        LEHIGH PLATE MAKING SERVICE, INC.

                                      into

                             THE LEHIGH PRESS, INC.

     Lehigh Bindery & Mailing Service, Inc., a Pennsylvania corporation, and Lehigh Plate Making Service, Inc., a Pennsylvania corporation (hereinafter sometimes called the Merging Corporations), shall merge into The Lehigh Press, Inc., a Pennsylvania corporation (hereinafter sometimes called the Surviving Corporation). The terms and conditions of the merger and the mode of carrying the same into effect the manner and basis of converting the shares of each corporation into the shares of the Surviving Corporation, and such other details and provisions as are deemed necessary, are as follows:

     FIRST. The authorized capital stock of each of the Merging Corporations is 100 shares of Preferred Stock, par value $100 per share and 400 shares of Common Stock, par value $100 per share. Neither Merging Corporation has issued any preferred shares and 240 shares of Common Stock are issued and outstanding in each of the Merging Corporations.

     SECOND. The authorized capital stock of the Surviving Corporation is 400 shares of Preferred Stock, par value $100 per share and 2,100 shares of Common Stock, par value $100 per share; none of the preferred shares have been issued and 840 shares of the Common Stock are issued and outstanding. The authorized capital stock of the Surviving Corporation, as of the effective date of the merger, shall be 1,000,000 of Common Stock, without par value, and the stated capital applicable thereto is One Hundred Fifty Thousand ($150,000) Dollars.

     THIRD. The manner and basis of converting the outstanding shares of each corporation into the shares of the Surviving Corporation shall be as follows:

     (a) Upon the merger becoming effective, the 240 shares of Common Stock presently outstanding in Lehigh Bindery & Mailing Service, Inc. shall be changed and converted into an aggregate of 75, 000 shares of the Common Stock, without par value, of the Sur-viving Corporation.

     (b) Upon the merger becoming effective, the 240 shares of Common Stock presently outstanding in Lehigh Plate Making Service, Inc. shall be changed and convened into an aggregate of 75, 000 shares of the Common Stock, without par value, of the Surviving Corporation.

     (c) Upon the merger becoming effective, the aggregate of 840 shares of Common Stock, par value $100 per share, of The Lehigh Press, Inc. shall be divided and exchanged for an aggregate of 230,000 shares of the Common Stock, without par value, of the Surviving Corporation.

     (d) Upon the merger becoming effective, the shareholders of the Merging Corporations and the Surviving Corporation who are in each instance identical and who in each instance own the same percentage of stock in the Merging and Surviving Corporations shall receive that number of shares of the Common Stock, without par value, of the Surviving Corporation which would maintain the same percentages of ownership as existed prior to the merger.

     (e) Upon the merger becoming effective and upon the exchange of the 840 shares of Common Stock, par value $100 per share, for 230,000 shares of Common Stock, without par value, of the Surviving Corporation; pursuant to resolutions adopted by the Board of Directors of the Surviving Corporation, the sum of $47,584 will be attributed to the capital account and the sum of $38,452 will be attributed to capital surplus.

     (f) Upon the merger becoming effective and pursuant to the program of consolidation of the various business entities engaged in the commercial printing business which will now be operated by the Surviving Corporation, the assets of a limited partnership known as The Lehigh Press shall be acquired by the Surviving Corporation subject to the assumption of the partnership liabilities. This acquisition shall not entail the issuance of any stock of the Surviving Corporation. The assets and liabilities of the partnership as acquired by the Surviving Corporation shall be as of the certified accountants' report dated August 31, 1961. As of that latter date, the liabilities of the partnership exceeded its assets by the amount of $36,452. This deficiency in assets shall be charged to capital surplus.

     FOURTH. Upon the merger becoming effective, the various profit sharing plans and retirement plans covering employees of the Merging Corporations, the partnership and the Surviving Corporation shall be combined into one profit sharing plan and one retirement plan covering all the participants who now shall be deemed to be employees of the Surviving Corporation. The various profit sharing funds and retirement funds accumulated under the individual profit sharing plans and retirement plans shall be combined into one fund for the profit sharing plan and one fund for the retirement plan. All employees shall receive full credit for the length of their employment with the Merging Corporations and the partnership so that their eligibility for participation and percentage of vestiture in either the profit sharing plan or the retirement plan shall remain the same under the combined plan. The administration of the combined profit sharing plan and the combined retirement plan shall be governed in accordance with the plans as amended of the Surviving Corporation and the respective trust agreements as part of these plans.

     FIFTH. The location and post office address of the Surviving Corporation's registered office in this Commonwealth is 2400 E. Huntingdon Street, Philadelphia, Pennsylvania.

     SIXTH. The purpose or purposes of the Surviving Corporation shall be:

     To carry on the business of stationers, printers, lithographers, stereotypers, electrotypers, photographic printers, engravers, photo-lithographers, die-sinkers, book-printers, account book manufacturers, dealers in parchment, dealers in stamps. advertising agents, designers, draftsmen, ink manufacturers, booksellers, publishers, paper manufacturers, and dealers in the materials used in the manufacture of paper, dealers in or manufacturers of any articles or things of a character similar or analagous to the foregoing or any of them, or connected therewith; to maintain and operate a direct mail advertising service; to render, conduct and operate such special services as may be required by customers in the handling of a mailing service including the cutting, finishing, folding, binding, wrapping, mailing, collating, and delivery of printed matter, and printed material of every class and description including letter press, printing, and type composition and to have all powers essential thereto; to manufacture, process, create, distribute and deal in photographic negatives, art work, illustrations, engravings and kindred products and to have all powers necessary and essential to the carrying on of a plate making service.

     SIXTH. For the purposes of internal management, the Surviving Corporation shall assume the operation of the businesses, acquire all the assets and assume all the liabilities of the Merging Corporations as of the close of business at 12:00 midnight on November 30, 1961.

     SEVENTH. The merger is to be effected as soon as the requirements of the Business Corporation Law of the Commonwealth of Pennsylvania have been met.

     IN WITNESS WHEREOF, the Lehigh Bindery & Mailing Service, Inc., Lehigh Plate Making Service, Inc. and The Lehigh Press, Inc. have nausea these Articles of Merger to be executed under the seal of each corporation, and signed by the President and Secretary of each corporation, this 31st day of October, 1961.

                                      LEHIGH BINDERY & MAILING SERVICE, INC.

                                      By:            /s/
                                         ---------------------------------------
                                                              President


                                  Attest:            /s/
                                         ---------------------------------------
                                                              Secretary


                                      LEHIGH PLATE MAKING SERVICE, INC.

                                      By:            /s/
                                         ---------------------------------------
                                                              President


                                  Attest:            /s/
                                         ---------------------------------------
                                                              Secretary


                                      THE LEHIGH PRESS, INC.

                                      By:            /s/
                                         ---------------------------------------
                                                              President


                                  Attest:            /s/
                                         ---------------------------------------
                                                              Secretary


Approved and filed in the Department of State on the 6th day of November, 1961.


                                  ----------------------------------------------
                                  Deputy Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                                     [LOGO]
                               DEPARTMENT OF STATE

                               DEPARTMENT OF STATE

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

          WHEREAS, under the terms of the Business Corporation Law, approved May 5, 1933, P.L. 364, as amended, the Department of State is authorized and required to issue a

                              CERTIFICATE OF MERGER

evidencing the merger of one or more corporations into one of such corporations under the provisions of that law:

          AND WHEREAS, The stipulations and conditions of that law relating to the merger of such corporations have been fully complied with by LEHIGH BINDERY & MAILING SERVICE, INC., LEHIGH PLATE MAKING SERVICE, INC., and THE LEHIGH PRESS, INC.

          THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth, and under the authority of the Business Corporation Law, approved May 5, 1933, P.L. 364, as amended, I DO BY THESE PRESENTS, which I have caused to be sealed with the Great Seal of the Commonwealth, merger the above named

                     LEHIGH BINDERY & MAILING SERVICE, INC.

                        LEHIGH PLATE MAKING SERVICE, INC.

                                  into and with

                THE LEHIGH PRESS, INC., the Surviving Corporation

which shall continue to be invested with and have and enjoy all the powers, privileges and franchises incident to a domestic business corporation, and be subject to all the duties, requirements and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

[SEAL]                     Given    under my Hand and the Great Seal of the
                                    Commonwealth, at the City of Harrisburg this
                                    6th day of November in the year of our Lord
                                    one thousand nine hundred and sixty-one and
                                    of the Commonwealth the one hundred and
                                    eighty-sixth.
                                                     /s/
                                    --------------------------------------------
                                        SECRETARY OF THE COMMONWEALTH

Change of Registered                          COMMONWEALTH OF PENNSYLVANIA
Office - Pennsylvania                             DEPARTMENT OF STATE
Business Corporation                               CORPORATION BUREAU

          In compliance with the requirements of Section 307 of the Business Corporation Law approved May 5, 1933, P.L. 364, as amended, the following named Pennsylvania business corporation makes the following statement under its corporate seal:

1.        The name of the corporation is:

                             THE LEHIGH PRESS, INC.
--------------------------------------------------------------------------------

2.        The address of its present registered office is:

        2400 East Huntington Street       Philadelphia         Philadelphia
--------------------------------------------------------------------------------
 (Number)                   (Street)          (City)             (County)

3.       The address to which the registered office is to be changed is:

         929 Land Title Building          Philadelphia         Philadelphia
--------------------------------------------------------------------------------
(Number)                    (Street)          (City)             (County)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors.

         IN TESTIMONY WHEREOF, the corporation has caused this statement to be signed by its President or Vice-President and its corporate seal, duly attested by its Secretary or Treasurer to be hereunto affixed this 16th day of Dec., 1962.


                                               THE LEHIGH PRESS, INC.
                                          -------------------------------


                                          By:  /s/
                                               ---------------------------------
                                                  (President or Vice-President)
Attest:

/s/
-----------------------------------
      (Secretary or Treasurer)

(CORPORATE)
(  SEAL   )

Approved and filed in the Department of State on the 13th day of April A.D.
1964.


                                           /s/
                                          --------------------------------------
                                               Secretary of the Commonwealth

  ARTICLES                   COMMONWEALTH OF PENNSYLVANIA
     OF                           DEPARTMENT OF STATE
  AMENDMENT                       CORPORATION BUREAU

               In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:

1.   The name of the corporation is:

          The Lehigh Press, Inc.

2.   The location of its registered office is:

          2400 East Huntingdon Street, Philadelphia, Pennsylvania  19125

3.   The corporation was formed under the Act of May 5, 1933

4.   Its date of incorporation is: January 17, 1937

5.   (Strike out (a) or (b) below, whichever is not applicable)

     (a) The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

                  Time:  The 28th  day of  April, 1969.

                  Place: The Fidelity Building, 123 South Broad Street,
                         Philadelphia, Pa.

                  Kind and period of notice: Annual Meeting; 20 days' written notice

6.   At the time of the action of the shareholders:

      (a)  The total number of shares outstanding was:  768,437

      (b)  The number of shares entitled to vote was:*  768,437

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:**

          560,646

     (b)  The number of shares voted against the amendment was:**

          4,863

     *If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth.

     **If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendment is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/5 of 1% on the amount of increase will be due and payable with the filing of the amendment.

NOTE: Filing fee-$30.00. (In addition to any amount of excise tax due and owing)

8.   The amendment adopted by the shareholders, set forth in full follows:

                  See attached papers

     IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this 29th day of April, 1969


                                                  THE LEHIGH PRESS, INC.
                                          --------------------------------------


                                          By: /s/
                                              ----------------------------------
                                                  (President or Vice-President)
Attest:


/s/
------------------------------------
       (Secretary or Treasurer)


(CORPORATE)
(  SEAL   )

Approved and filed in the Department of State on the 1st day of May A.D. 1969.


                                           /s/
                                          --------------------------------------
                                           Secretary of the Commonwealth

     Article Five of the Articles of Incorporation, as amended, which presently reads as follows:

          The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000), all of which are of one class and are without par value and the stated capital applicable thereto is One Hundred Fifty Thousand ($150,000.00) Dollars.

is hereby amended to read as follows:

                                  ARTICLE FIVE

                                   I. CAPITAL

          (A)  The authorized capital stock of this corporation is:

               1) 50,000 shares of Preferred Stock without par value, having an aggregate stated capital assigned thereto of $2,250,000;

               2) 2,000,000 shares of Common Stock without par value, having an aggregate stated capital assigned thereto of $235,000.

                               II. PREFERRED STOCK

     (A) Any unissued shares of Preferred Stock may be divided and issued at any time and from time to time, in one or more series as authorized by the Board of Directors, subject to the limitations of this Article. Subject to variations with respect to relative rights and preferences between the series to be fixed by resolution of the Board of Directors as hereinafter provided, the shares of Preferred Stock shall be identical and relative preferences, participations, options and other special rights and qualifications, limitations and restrictions in each series of the Preferred Stock shall be such as are stated and expressed in this Article Fifth and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors who are hereby expressly granted authority to do so. Such variations with respect to such relative rights and preferences between series of Preferred Stock to be fixed by the Board of Directors shall be expressly stated in a resolution or resolutions adopted at any time and from time to time by the Board of Directors providing for the issuance of shares of Preferred Stock of such series. Such resolution or resolutions shall specify:

          1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution or resolutions adopted by the Board of Directors;

          2) the stated value assigned to such series, (which value may be different for different series) provided however, that the total stated value for all series of Preferred Stock shall not exceed the amount set forth in paragraph I(A)1 above;

          3) the rate of dividends, if any, payable on shares of such series, the date, if any, from which such dividends shall be payable, the conditions upon which and the date when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative and if cumulative, the date from which they shall accumulate;

          4) whether the Preferred Stock of such series shall be redeemable, and, if redeemable, at what time and under what conditions and the amount or amounts payable to the holders of all shares of such series in the event of redemption;

          5) the amount or amounts which the holders of Preferred Stock of such series may be entitled to receive in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which amounts need not be the same for each such event);

          6) provide whether a sinking fund for the redemption or purchase of shares of such series is required, and if required the terms and conditions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation of any such sinking fund, and may further provide that so long as the Corporation is in default as to any such sinking fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon purchased or redeemed shares or Common Stock.

          7) whether the Preferred Stock of such series shall have the privilege of conversion, and if such privilege shall be granted, the terms and conditions on which such shares may be converted into shares of another series of Preferred Stock or into shares of Common Stock, or into shares of a Class or Series of capital stock which are then authorized for issue;

          8) the order of priority or seniority between shares of different Series which order may differ for each of the following purposes: (a) dividends, (b) redemption, (c) conversion, and (d) distribution in the event of liquidation, dissolution or similar event;

          9) may, in a manner not inconsistent with the provisions of this Article Fifth, (i) grant voting rights to the holders of shares of such series, in addition to and not inconsistent with those granted by this Article Fifth to the holders of Preferred Stock; impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation; (iii) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisitions of, Common Stock.

          The term "fixed for such series" and similar terms shall mean as stated and expressed in this Article Fifth or as stated in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

          (B) Subject to any limitations imposed by the resolution or resolutions providing for the issuance thereof, the holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable at quarter-yearly, half-yearly, or yearly intervals, and on such dates as may be specified in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such respective series, to shareholders of record on a date preceding each such dividend payment date, fixed by the Board of Directors as record date in advance of the payment of the particular dividend.

          (C) So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividend whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any Common Stock, nor shall any shares of Common Stock be purchased, retired or otherwise acquired for a valuable consideration by the Corporation, unless all accumulated dividends on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set aside. Nothing contained herein shall, however, be deemed to restrict the right of conversion of the shareholders of the Preferred Stock, if such right was provided in the resolution or resolutions of the Board of Directors providing for such series. For purposes of this Article Fifth, dividends shall not be deemed to have "accrued" for any dividend period on the shares of Preferred Stock of any series unless such shares were outstanding during such period and either (i) the resolution or resolutions of the Board of Directors providing for such series shall expressly state that dividends on shares thereof accrue whether or not earned or declared, and are cumulative, or (ii) any and all contingencies to which the accrual of dividends on shares of such series shall by the terms of the resolution or resolutions of the Board of Directors providing for such series be subject shall have been satisfied; and the term "accrued and unpaid dividends" with respect to Preferred Stock of any series shall mean accrued dividends on all outstanding shares of Preferred Stock of such series, from the date or dates from which dividends accrued thereon to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

          (D) The Corporation at the option of the Board of Directors may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the resolution or resolutions of the Board of Director providing for such series, by paying therefor in cash the sum fixed for such series together in each case, with an amount equal to all accumulated and unpaid dividends thereon, and, if the resolution or resolutions of the

Board of Directors providing for such series so provides, dividends accrued thereon to the date of redemption. The resolution or resolutions of the Board of Directors providing for a series may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares together with accumulated and/or accrued dividends to the date fixed as the redemption date (which shall be a date after the date of such notice) has been set aside by the Corporation, or deposited with a suitable depository, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding and all rights with respect to such shares including the accumulation and/or accrual of further dividends, other than the right to receive the redemption price of such shares, without interest, and the right to convert such shares into shares of another series or class, if such right was provided for in the resolution or resolutions of the Board of Directors providing for such series, shall cease. Such resolution or resolutions may further provide, in any case where funds are deposited with a depository other than the Corporation, that any funds held by such depository in respect of shares not presented for redemption within such period as may be fixed in such resolution or resolutions, but not less than six months, after the date on which such funds were first available to holders of such shares against presentation thereof shall be repaid to the Corporation, and that thereafter the holder of such shares shall look solely to the Corporation for the funds payable upon redemption thereof.

          (E.) Except as herein or by law expressly provided or except as may be provided for any series of Preferred Stock by the resolution or resolutions of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or any proceedings, or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

          1) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either by writing or by vote at any annual meeting or any special meeting called for the purpose, amend, alter or repeal any of the provisions of this Article Fifth so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof. So long as the shares of any particular series of Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least majority of the number of shares of the Preferred Stock of such series at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any provisions of this Article Fifth or of any resolution or resolutions relating exclusively to the shares of Preferred Stock of such series, so as to effect adversely the rights, powers or preferences of the Preferred Stock of such series or of the holders thereof.

          2) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the consent of at least a majority of the number of the shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting or any special meeting calling for the purpose, purchase, redeem or otherwise acquire for value any shares of Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.

          3) Any action specified in this subdivision (E) as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such additional vote or consent, if any, of stockholders as may be from time to time required by law.

          (F) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, then before any distributions or payments shall be made to the holders of the Common Stock, the holders of the Preferred Stock of the respective series shall be entitled to be paid, in the order of seniority of the respective series fixed therefor, in full the respective amounts fixed with respect to liquidation, dissolution or winding up, voluntary or involuntary, as the case may be, in the resolution or resolutions of the Board of Directors providing for the issuance of the shares of such series, plus a sum equal to all accumulated and unpaid dividends thereon to the date of payment, and if the resolution or resolutions of the Board of Directors providing for such series so provides, dividends accrued thereon to the date of payment. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the Common Stock of the Corporation. In the event that the assets of the Corporation available for distribution to the holders of the Preferred Stock shall not be sufficient to make the payment in full to all series of Preferred Stock as herein required to be made, such assets shall be distributed to the holders of the Preferred Stock in the order of priority or seniority of the respective series fixed therefor by the resolution or resolutions of the Board of Directors providing for the issuance of the shares of such series, so that the holders of the respective series in descending order of seniority shall receive payment in full or receive a pro rata distribution of available assets before any distribution is made, in full or pro rata, to the holders of any other series.

          (G) Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the Preferred Stock redeemed or otherwise retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provision of this Article Fifth and any restrictions contained in any such resolution, be reissued in the same manner as other authorized but unissued Preferred Stock.

                                III. COMMON STOCK

          (A) Subject to the limitations stated in Part II hereof, and any further limitation prescribed in accordance therewith, the holders of the Common Stock shall be entitled to participate in, equally per share, and to receive dividends if, as and when, the same may be, from time to time, declared upon such stock by the Board of Directors.

                                IV. VOTING RIGHTS

          (A) Expect as provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, and except as expressly provided in part II hereof, the holders of the Common Stock, voting as one class, shall have the inclusive right to vote on all matters before the stockholders.

          1) Such voting rights of the Common Stock shall be cumulative in the case of election of directors and one vote for each share thereof on all other matters submitted to them; provided however, that no change in the amended Articles of Incorporation which would affect the Common Stock adversely shall be made without the affirmative vote of not less than two-thirds in interest of the total number of shares entitled to vote thereon.

          2) Except as provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, a majority of the issued and outstanding Common Stock shall constitute a quorum for the election of directors.

                          COMMONWEALTH OF PENNSYLVANIA
                                     [LOGO]
                               DEPARTMENT OF STATE

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

          Whereas, IN AND BY ARTICLE VIII OF THE BUSINESS CORPORATION LAW, APPROVED THE FIFTH DAY OF MAY, ANNO DOMINI ONE THOUSAND NINE HUNDRED AND THIRTY-THREE, P. L. 364, AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                            CERTIFICATE OF AMENDMENT

EVIDENCING THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF A BUSINESS CORPORATION ORGANIZED UNDER OR SUBJECT TO THE PROVISIONS OF THAT LAW, AND

          Whereas, THE STIPULATIONS AND CONDITIONS OF THAT LAW PERTAINING TO THE AMENDMENT OF ARTICLES OF INCORPORATION HOVE BEEN FULLY COMPLIED WITH BY

                             THE LEHIGH PRESS, INC.

          Therefore, Know Ye, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH 1 HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, EXTEND THE RIGHTS AND POWERS OF THE CORPORATION NAMED ABOVE, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE ARTICLES OF AMENDMENT PRESENTED BY IT TO THE DEPARTMENT OF STATE, WITH FULL POWER AND AUTHORITY TO USE AND ENJOY SUCH RIGHTS AND POWERS, SUBJECT TO ALL THE PROVISIONS AND RESTRICTIONS OF THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

                                Given UNDER MY HAND AND THE GREAT SEAL OF THE
                                     COMMONWEALTH  OF THE CITY OF  HARRISBURG,
                                     THIS 1ST DAY OF MAY IN THE YEAR OF OUR LORD
                                     ONE THOUSAND NINE HUNDRED AND SIXTY-NINE
                                     AND OF THE COMMONWEALTH THE ONE HUNDRED AND
                                     NINETY-THIRD


                                     -------------------------------------------
                                           SECRETARY OF THE COMMONWEALTH

                      STATEMENT AFFECTING SERIES OF SHARES

                             THE LEHIGH PRESS, INC.

          In compliance with the requirements of Article VI of the Business Corporation Law, P.L. 364, as amended, and in accordance with Section 602 thereof, The Lehigh Press, Inc. hereby certifies under its corporate seal as follows:

          1.   The name of the corporation is The Lehigh Press, Inc.

          2. The Resolutions amending prior resolutions establishing and designating a Series A and Series B Preferred Stock and fixing and determining the relative rights and preferences thereof are attached hereto and filed hereby.

          3. The aggregate number of shares established and designated by (i) these Resolutions are 10,684 shares of Series A preferred Stock and 6000 shares of Series B Preferred Stock, (ii) no shares having been issued under prior resolutions, such prior resolutions are repealed, revoked and rendered of no effect by the Resolutions attached hereto, (iii) under Article V of the Articles of Incorporation, as amended on May 1, 1969, the company is authorized to issue a total of 50,000 shares of Preferred Stock without par value, having a stated capital assigned of $2,250,000.00, and the Board of Directors is expressly authorized to adopt Resolutions from time to time setting forth the relative rights and preferences of such Preferred Stock.

          4. The attached Resolutions were adopted by unanimous vote of the Board of Directors taken at a duly convened meeting held on June 27, 1969.

          In testimony whereof the Applicant has caused this Statement to be signed by its Vice president, and its corporate seal, duly attested by its Secretary, to be affixed hereto this 10th day of July, 1969.

                                              THE LEHIGH PRESS INC.


                                              By
                                                --------------------------------
                                                           Vice President


Attest:


---------------------------------
             Secretary

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                          ESTABLISHING SERIES OF SHARES

                              ADOPTED JUNE 27, 1969

                                   ----------

          RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, the Board hereby creates a series of the Preferred Stock of the corporation to consist of 10,684 shares and hereby fixes the designations, powers, privileges, preferences and other special rights and qualifications, limitations, and restrictions thereof of the shares of such series (in addition to the designations, powers, preferences and other special rights and qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, which are applicable to the Preferred Stock of all series) as follows:

          A. The series of Preferred Stock created by this Resolution shall be designated "Series A, 6% Cumulative Convertible Voting Preferred Stock".

          B. The Series A Preferred shall be without par value and shall have a stated value of $125.00 per share.

          C. The holders of the Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion, out of funds lawfully available for dividends, cumulative dividends at the rate of 6% of the stated value per share per annum, and no more, payable quarterly on the last Friday of November, February, May and August in each year to stockholders of record on the respective dates fixed from time to time by the Board of Directors in advance of the date of payment of each dividend. The dividends on the Series A Preferred, whether or not earned or declared, shall be cumulative and shall accrue from the date of issue.

          D. The holders of the Series A Preferred shall be entitled to receive dividends thereon at the rate specified hereinabove and no more, for all past dividend periods subsequent to the issuance of Series A Preferred and for the current dividend period, all of which shall be paid, or shall be declared and a sum sufficient for the payment thereof set aside, before any dividends may be declared or paid or set apart for payment, to the holders of the Common Stock.

          E. In case of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, holders of the shares of the Series A Preferred shall first be entitled to receive, before the holders of Common Stock, out of the net assets of the Company, the stated value of their shares plus any accumulated but unpaid dividends, without interest.

          F. At any time after the issuance thereof, but before the close of business on the day prior to the day fixed for any redemption, the shares of this Series A Preferred shall be convertible, at the option of the respective owners of record thereof, upon surrender of the certificates representing the shares to be converted at the office of any transfer agent for the shares of this Series A Preferred, into fully paid and non-assessable shares of Common Stock of the corporation at the ratio of 2-1/2 shares of Common Stock for each share of Series A Preferred; subject, however, to increase or decrease in the number of Common Stock shares to be issued if the number of shares of issued Common Stock shall be increased or reduced by changing stated value, split-up, reclassification, stock dividend or the like. Provided, however, that no certificates for Common Stock shall be issued for fractional shares, but rather cash shares based on the value of $50 for one full share of Common Stock.

          1. Any holder of shares of this Series A Preferred desiring to convert the same into Common Stock shall surrender the certificates representing the shares of Series A Preferred so to be converted at the office of the transfer agent of the company duly endorsed in blank or accompanied by proper instruments of transfer in such form as the company may require, and shall give written notice to the corporation at the office of such transfer agent that he elects to convert such shares of Series A Preferred into Common Stock, and shall set forth in such notice the name or names in which the certificate or certificates of Common Stock are to be issued.

          2. The company, as soon as practicable after surrender of certificates for shares of Series A Preferred, accompanied by the notice above prescribed, will deliver at the office of the said transfer agent to the person by whom or for whose account such certificate for shares of Series A Preferred were so surrendered, certificates for the number of shares of Common Stock deliverable upon such conversion, which shall be in lieu and in conversion thereof and in lieu of any unpaid dividends theretofor accrued. Such conversion shall be deemed to have been made as of the date of such surrender of the certificates for the shares of Series A preferred to be converted, and the person or persons entitled to receive the Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

          3. Shares of Series A Preferred surrendered for conversion shall be canceled and shall not be reissued.

          4. The company shall, at all times, keep available out of its authorized but unissued and unreserved Common Stock, for the purpose of effecting the conversion of shares of Series A Preferred, such number of shares of its Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of this series.

          5. All shares of Common Stock issued or delivered upon conversion of the shares of Series A Preferred shall be duly and validly issued and fully paid and non-assessable.

          6. The company shall pay the amount of any and all taxes imposed in respect to the issuance or delivery of shares of the Common Stock upon conversion of any of the shares of Series A Preferred in the name or names of the respective owners of record of the shares of Series A Preferred surrendered for conversion.

          C. The Series A Preferred shall be issued in certificates of whole shares, and no fraction thereof.

          H. The company at the option of the Board of Directors may redeem, at any time and from time to time, after the fifth anniversary date of issuance of shares of Series A Preferred, the whole or any part of this Series A Preferred at any time outstanding by paying to the respective stockholders the stated value of shares so to be redeemed plus dividends accrued thereon at the date fixed for redemption, without interest. The term "dividends accrued" when used herein with reference to any particular date of redemption of or distribution on the Series A preferred shall be deemed to mean the excess, if any, of the annual dividend on such Series A Preferred at the rate of six per cent per annum for each full year, and a pro rata portion thereof for any fraction of a year, from the date on which dividends on such stock became cumulative, to the date of redemption or distribution, as the case may be, over the total dividends actually paid upon such shares.

          1. If less than all of the Series A Preferred is to be redeemed at any particular time, the redemption shall be in such amounts and by such methods, whether by lot or pro rata, and subject to such other provisions as may from time to time be determined by the Board of Directors.

          2. The company shall give notice to the holders of record of Series A preferred which are called for redemption by certified mail, postage prepaid, at their respective addresses as the same appear on the Stock Transfer Records of the Company, and such notice shall be mailed at least thirty days prior to the date set for payment.

          3. Such notice shall advise each holder of Series A Preferred called for redemption of the name and address of the transfer agent to whom the share certificate shall be delivered, the certificate numbers of the certificates to be redeemed, and the date set for payment.

          4. If notice of redemption is given as provided above, prior to the date set for payment the company shall deposit sums sufficient for such redemption with a bank or trust company doing business in the City of New York or the City of Philadelphia, which funds shall be applied to the redemption of the shares of the Series A Preferred called for redemption. From and after the time of such deposit, all shares of the Series A Preferred called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall cease and terminate except only the right to convert any of the shares of Series A Preferred in accordance with the provisions hereinbefore set forth, and the right of the holders thereof to receive the redemption price, without interest, at any time after the time of such deposit upon surrender of the certificates for the shares called for the redemption duly endorsed in blank or accompanied by proper instruments of transfer.

               (i) Any funds so set apart or deposited which, at the end of six years after the redemption date, remain unclaimed, shall be released and returned to the company upon demand, and shall thereafter be available for general corporate purposes, and the depository, if any, shall thereon be relieved of all responsibility therefor to such holders.

          FURTHER RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the corporation, by the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of

Preferred Stock of the corporation to consist of 6,000 shares and hereby fixes the designations, powers, privileges, preferences, and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, (in addition to the designations, powers, preferences and other special rights and qualifications, limitations and restrictions thereof set forth in the Certificate of Incorporation, as amended, which are applicable to the Preferred Stock of all Series) as follows:

          A. The designation of the series of Preferred Stock created by this Resolution shall be "Series B 6% Cumulative Convertible Voting Preferred Stock".

          B. The Series B Preferred shall be without par value and shall have a stated value of $125 per share.

          C. The holders of the Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion, out of funds lawfully available for dividends, cumulative dividends at the rate of 6% of the stated value per share per annum and no more, payable quarterly on the last Friday of November, February, May and August in each year to stockholders of record on the respective dates fixed from time to time by the Board of Directors in advance of the date of payment of each dividend. The dividends on the Series B preferred, whether or not earned or declared, shall be cumulative and shall accrue from the date of issue, or from such other date fixed by the Board of Directors at the time of issue.

          D. The holders of the Series B Preferred shall be entitled to receive dividends thereon at the rate specified hereinabove and no more, for all past dividend periods subsequent to the respective dates of issue of each such share of Series B Preferred and for the current dividend period, all of which shall be paid or shall be declared and a sum sufficient for the payment thereof set aside, before any dividends may be declared or paid or set apart for payment, to the holders of the Common Stock.

          E. In case of liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive out of the net assets of the company, prior to any distribution to the holders of Common Stock, the stated value of their shares of Series B preferred plus any accumulated but unpaid dividends, without interest.

          F. The company, at the option of the Board of Directors, may, at any time, and from time to time, after the fifth anniversary date of issuance of shares of this series, redeem the whole or any part of this Series B Preferred at any time outstanding by paying to the respective stockholders the stated value of shares so to be redeemed plus dividends accrued thereon at the date fixed for redemption, without interest. The term "dividends accrued" when used herein with reference to any particular date of redemption of or distribution on the Series B preferred shall be deemed to mean the excess, if any, of the annual dividend on such Series B preferred at the rate of six per cent per annum for each full year, and a pro rata portion thereof for any fraction of a year, from the date on which dividends on such stock became cumulative, to the date of redemption or distribution, as the case may be, over the total dividends actually paid upon such shares.

          1. If less than all of the Series B preferred is to be redeemed at any particular time, the redemption shall be in such amounts and by such methods, whether by lot or pro rata, and subject to such other provisions as may from time to time be determined by the Board of Directors.

          2. The company shall give notice to the holders of record of Series B preferred which are called for redemption by certified mail, postage prepaid, at their respective addresses as the same appear on the Stock Transfer Records of the company, and such notice shall be mailed at least thirty days prior to the date set for payment.

          3. Such notice shall advise each holder of Series B Preferred shares called for redemption, of the name and address of the transfer agent to whom the share certificate shall be delivered, the certificate numbers of the certificates to be redeemed, and the date set for payment.

          4. If notice of redemption is given as provided above, prior to the date set for payment the company shall deposit sums sufficient for such redemption with a bank or trust company doing business in the City of New York or the City of Philadelphia, which funds shall be applied to the redemption of the shares of the Series B Preferred called for redemption. From and after the time of such deposit, all shares of the Series B Preferred called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall cease and terminate, except only the right to convert any of the shares of Series B Preferred in accordance with the provisions hereinafter set forth and the right to receive the redemption price, without interest, at any time after the time of such deposit, upon surrender of the certificates for the shares called for the redemption duly endorsed in blank or accompanied by proper instruments of transfer.

          (i) Any funds so set apart or deposited which, at the end of six years after the redemption date, remain unclaimed, shall be released and returned to the company upon demand, and shall thereafter be available for general corporate purposes, and the depository, if any, shall thereon be relieved of all responsibility therefor to such holders.

          G. At any time after the issuance thereof, but before the close of business on the day prior to the day fixed for any redemption, the shares of this Series B Preferred shall be convertible, at the option of the respective owners of record thereof, upon surrender of the certificates representing the shares to be converted at the office of any transfer agent for the shares of Series B Preferred, into fully paid and non-assessable shares of Common Stock of the corporation at the ratio of 2-1/2 shares of Common Stock for each share of Series B Preferred; subject, however, to increase or decrease in the number of Common Stock shares to be issued if the number of shares of issued Common Stock shall be increased or reduced by changing stated value, split-up, reclassification, stock dividend or the like. Provided, however, that no certificates for Common Stock shall be issued for fractional shares, but rather cash shares based on the value of $50 for one full share of Common Stock.

          1. Any holder of shares of this Series B Preferred desiring to convert the same into Common Stock shall surrender the certificates representing the shares of Series B preferred so to be converted at the office of the transfer agent of the company duly endorsed in blank or accompanied by proper instruments of transfer in such form as the company may require, and shall give written notice to the corporation at the office of such transfer agent that he elects to convert such shares of this series into Common Stock, and shall set forth in such notice the name or names in which the certificate or certificates of Common Stock are to be issued.

          2. The company, as soon as practicable after surrender of certificates for shares of this Series B Preferred, accompanied by the notice above prescribed, will deliver at the office of the said transfer agent to the person by whom or for whose account such certificate for shares of this series were so surrendered, certificates for the number of shares of Common Stock deliverable upon such conversion, which shall be in lieu and in conversion thereof and in lieu of any unpaid dividends theretofor accrued. Such conversion shall be deemed to have been made as of the date of such surrender of the certificates for the shares of Series B Preferred to be converted, and the person or persons entitled to receive the Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

          3. Shares of Series B Preferred surrendered for conversion shall be canceled and shall not be reissued.

          4. The company shall, at all times, keep available out of its authorized but unissued and unreserved Common Stock, for the purpose of effecting the conversion of shares of Series B Preferred, such number of shares of its Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Series B Preferred.

          5. All shares of Common Stock issued or delivered upon conversion of the shares of Series B Preferred shall be duly and validly issued and fully paid and non-assessable.

          6. The company shall pay the amount of any and all taxes imposed in respect to the issuance or delivery of shares of the Common Stock upon conversion of any of the shares of Series B Preferred in the name or names of the respective owners of record of the shares of this series surrendered for conversion.

          H. The Series B preferred shall be issued in certificates of whole shares, and no fraction thereof.

          FURTHER RESOLVED, that the holders of the Common Stock, Series A Preferred and Series B Preferred, shall, voting, as a single class, be each entitled to one vote for each share of such stock standing in such holders' names on the books of the company, with the following exceptions only:

          1. At all elections for members of the Board of Directors of the company, each holder of any share of Common Stock, Series A Preferred or Series B Preferred, shall vote cumulatively:

          2. No change in the Articles of Incorporation of the company which would affect the Series A Preferred or Series B Preferred and Common Stock adversely and/or unequally, shall be made without the affirmative vote of not less than a majority of the number of shares then outstanding in each such class.

          Filed in the Department of State on the 17th day of July, A.D. 1969.


                                              ----------------------------------
                                                Secretary of the Commonwealth

APPLICANT'S ACCOUNT NO.                                   Filed this 1st day of
                       -------------                      June, A.D. 1976
DSCB:BCL-806 (Rev. 8-72)                                  Commonwealth of Pennsylvania
                                  3-1-76:23 162           Department of State
                         -------------------------------
FILING FEE: $40
AB-2

                                     202583
                          COMMONWEALTH OF PENNSYLVANIA    /s/
ARTICLES OF                    DEPARTMENT OF STATE
AMENDMENT -                    CORPORATION BUREAU
DOMESTIC BUSINESS CORPORATION

                                                          Secretary of the Commonwealth   dag

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

     THE LEHIGH PRESS, INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                  929                             Land Title Building
--------------------------------------------------------------------------------
                (NUMBER)                              (STREET)

       Philadelphia              Pennsylvania                   19110
--------------------------------------------------------------------------------
          (CITY)                                              (ZIP CODE)

3.   The statute by or under which it was incorporated is:

     Business Corporation Law, Act of May 5, 1933

4.   The date of its incorporation is:  January 7, 1937

5.   (Check, and if appropriate, complete on of the following):

     /X/      The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

      Time:    The 30th day of April, 1976.

      Place:   The Fidelity Bank, 123 South Broad Street, Philadelphia,
               Pennsylvania

      Kind and period of notice   Annual Meeting; 20 days' written notice

     / /      The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)      The total number of shares outstanding was:

              820,921

     (b)      The number of shares entitled to vote was

              820,921

7.   In the action taken by the  shareholders:

     (a)      The number of shares voted in favor of the amendment was:

              511,954

     (b)      The number of shares voted against the amendment was:

              10,095

8. The amendment adopted by the shareholders, set forth in full, is as follows:

Article Five, Section IV(A)1 now reads as follows:

     "1) Such voting rights of the Common Stock shall be non-cumulative and each shareholder shall have one vote for each share of Common Stock on all matters submitted to them, including the election of directors; provided, however, that no change in the Amended Articles of Incorporation which would affect the Common Stock adversely shall be made without the affirmative vote of not less than two-thirds in interest of the total number of common shares entitled to vote thereon."

Paragraph H1 of the "Statement Affecting Series of Shares - The Lehigh Press, Inc." now reads as follows:

     "1. At all elections for members of the Board of Directors, each holder of any share of Series A Preferred or Series B Preferred shall vote cumulatively."

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 27th day of MAY , 19 76 .

                                                       THE LEHIGH PRESS, INC.
                                                      --------------------------
                                                       (NAME OF CORPORATION)

Attest:                                           By:  /s/
                                                      --------------------------
                                                              (SIGNATURE)
/s/ Marie Kathleen White
--------------------------------------
                  (SIGNATURE)                          President
                                                      --------------------------
                                                         (TITLE: PRESIDENT, VICE
                                                          PRESIDENT, ETC.)
Vice President and Secretary
--------------------------------------
  (TITLE: SECRETARY,
   ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.       Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL Section 807 (15 P.S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]
                               DEPARTMENT OF STATE

     TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, IN AND BY ARTICLE VIII OF THE BUSINESS CORPORATION LAW, APPROVED THE FIFTH DAY OF MAY, ANNO DOMINI ONE THOUSAND NINE HUNDRED AND THIRTY-THREE, P.L. 364, AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                            CERTIFICATE OF AMENDMENT

EVIDENCING THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF A BUSINESS CORPORATION ORGANIZED UNDER OR SUBJECT TO THE PROVISIONS OF THAT LAW, AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW PERTAINING TO THE AMENDMENT OF ARTICLES OF INCORPORATION HAVE BEEN FULLY COMPLIED WITH BY

                             THE LEHIGH PRESS, INC.


     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, EXTEND THE RIGHTS AND POWERS OF THE CORPORATION NAMED ABOVE, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE ARTICLES OF AMENDMENT PRESENTED BY IT TO THE DEPARTMENT OF STATE, WITH FULL POWER AND AUTHORITY TO USE AND ENJOY SUCH RIGHTS AND POWERS, SUBJECT TO ALL THE PROVISIONS AND RESTRICTIONS OF THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

                          GIVEN UNDER MY HAND AND THE GREAT SEAL OF THE COMMONWEALTH, AT THE CITY OF HARRISBURG, THIS 1ST DAY OF JUNE IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND SEVENTY-SIX AND OF THE COMMONWEALTH THE TWO HUNDREDTH

                                          /s/ C. De Lores Tucker
                                     -----------------------------------
                                              SECRETARY OF THE COMMONWEALTH

DSCB:BCL-307 (Rev. 8-72)                                  Filed this 26th day of
                                                          April, A.D. 1978
FILING FEE: $40                                           Commonwealth of
                                                          Pennsylvania
AB-2                                                      Department of State
                                3-1-78:18    105
                              --------------------------
STATEMENT OF        202583                                Barton A. Fields
CHANGE OF REGISTERED      COMMONWEALTH OF PENNSYLVANIA
OFFICE-DOMESTIC                DEPARTMENT OF STATE                     WF/he
BUSINESS CORPORATION           CORPORATION BUREAU

                                                          Secretary of the
                                                          Commonwealth

     In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933, (P. L. 364) (15 P.S. Section 1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1. The name of the corporation is:

                             THE LEHIGH PRESS, INC.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                             929 Land Title Building
--------------------------------------------------------------------------------
             (NUMBER)                                     (STREET)

            Philadelphia,                    Pennsylvania          19110
--------------------------------------------------------------------------------
               (CITY)                                       (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

          1098 Welsh Road
--------------------------------------------------------------------------------
              (NUMBER)                                    (STREET)

          Huntingdon Valley                   Pennsylvania        19006
--------------------------------------------------------------------------------
               (CITY)                                       (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed this 18th day of April , 1978.

                                                  THE LEHIGH PRESS, INC.
                                      ------------------------------------------
                                                      (NAME OF CORPORATION)

                                      By /s/      William F. Love
                                      ------------------------------------------
                                                           (SIGNATURE)

                                                  Vice President
                                      ------------------------------------------
                                       (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

/s/    Marie K. White
-------------------------------
        (SIGNATURE)
Marie K. White
Secretary
-------------------------------
  (TITLE:  SECRETARY,
   ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                                          Filed this 26TH day of
APPLICANT'S ACC'T NO.                                     APRIL, 1978
                                                          Commonwealth of Pennsylvania
DSCB:BCL-903 (Rev. 8-72)                                  Department of State
                             3-1-78:18    106
FILING FEE: $80 PLUS $20                                  EFFECTIVE: May 1, 1978
FOR EACH PARTY CORPORATION
IN EXCESS OF TWO        ---------------------------------
AMB-9          202583          (Line for numbering)       Barton A. Fields

                          COMMONWEALTH OF PENNSYLVANIA                     WF/he
ARTICLES OF MERGER--           DEPARTMENT OF STATE        Secretary of the Commonwealth
BUSINESS CORPORATION           CORPORATION BUREAU

                                                            (Box for Certification)

     In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. Section 1903), the undersigned corporations, desiring to effect a merger, hereby certify that:

1. The name of the corporation surviving the merger is:

                      THE LEHIGH PRESS, INC.

2. (Check and complete one of the following):

     /X/ The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

    1098 Welsh Road
--------------------------------------------------------------------------------
      (Number)                                                   (Street)

   Huntingdon Valley,                Pennsylvania                  19006
--------------------------------------------------------------------------------
       (City)                                                    (Zip Code)


     / / The surviving corporation is a foreign corporation incorporated under the laws of _____________________________ and the location of its office
               (NAME OF JURISDICTION)
registered with such domiciliary jurisdiction is:


________________________________________________________________________________
      (Number)                                                    (Street)

________________________________________________________________________________
      (City)                            (State)                  (Zip Code)

3. The name and the location of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

               Rocappi, Inc. a Pennsylvania corporation
               1098 Welsh Road, Huntingdon Valley, PA  19006

                                Page 1 of 4 Pages

DSCB:BCL-903 (Rev. 8-72)-2

4. (Check, and if appropriate, complete one of the following):

          / / The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.


          /X/  The plan of merger shall be effective on May 1, 1978 at 10:00
               a.m..                                       (DATE)       (HOUR)

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

NAME OF CORPORATION                                                    MANNER OF ADOPTION
-------------------------------------------------------------------------------------------------
Rocappi, Inc.                                             Approved by a consent, in writing, setting forth
                                                          the action so taken signed by the sole shareholder
                                                          of Rocappi, Inc. entitled to vote thereon and
                                                          filed with the Secretary of the Corporation.
                                                          Approved by a consent, in writing, setting forth
                                                          the action so taken signed by all of the Directors
                                                          of Rocappi, Inc. and filed with the Secretary of
                                                          the Corporation.

The Lehigh Press, Inc.                                    The Plan of Merger was adopted by The Lehigh
                                                          Press, Inc. pursuant to Section 902.1 of the
                                                          Pennsylvania Business Corporation Law as The
                                                          Lehigh Press, Inc. is the owner of all the issued
                                                          and outstanding stock of Rocappi, Inc. and no
                                                          sales, securities or other obligations or cash
                                                          shall be issued by The Lehigh Press, Inc. by
                                                          reason of the Plan of Merger.

                                                          Approved by a consent, in writing, setting forth
                                                          the action so taken signed by all the Directors of
                                                          The Lehigh Press, Inc. and filed with the
                                                          Secretary of The Lehigh Press, Inc.

6.  [Redacted]

7. The plan of merger is set forth in Exhibit A, attached hereto and made a part hereof.

8.  [Redacted]

                                Page 2 of 4 Pages

                                                                   3-1-78:18 108

DSCB:BCL-903 (Rev. 8-72)-3

     IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 18th day of April, 1978 .

                                      ROCAPPI, INC.
                                  ----------------------------------------------
                                      (NAME OF CORPORATION)

                             By:      /s/ Carl J. Buehler, Jr.
                                  ----------------------------------------------
                                               (SIGNATURE)
                                      Carl J. Buehler, Jr.
                                      President
                                  ----------------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

   /s/ Marie K. White
------------------------------------------------
          (SIGNATURE)

Marie K. White
Secretary
------------------------------------------------
   (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

   (CORPORATE SEAL)

                                      THE LEHIGH PRESS, INC.
                                  ----------------------------------------------

                             By:      /s/ William F. Love
                                  ----------------------------------------------
                                                       (SIGNATURE)
                                      William F. Love
                                      Vice President - Finance
                                  ----------------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

   /s/  Marie K. White
------------------------------------------------
             (SIGNATURE)

Marie K. White
Secretary
------------------------------------------------
   (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                Page 3 of 4 Pages

                                                                   3-1-78:18 109

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     FIRST: Rocappi, Inc. shall be merged with and into The Lehigh Press, Inc., and Rocappi, Inc. shall thereupon cease to exist.

     SECOND: The assets of Rocappi, Inc. shall become the assets of the surviving corporation, The Lehigh Press, Inc.

     THIRD: The surviving corporation shall be subject to all the liabilities of Rocappi, Inc. and The Lehigh Press, Inc.

     FOURTH: The present 784,322 shares of issued and outstanding common stock of The Lehigh Press, Inc. and the present 804 shares of Class B 6% cumulative, no par value, stated value $125 per share preferred stock of The Lehigh Press, Inc. shall not be changed or affected by reason of this merger but shall constitute the issued and outstanding shares of any class in the surviving corporation.

     FIFTH: The present 25,916 shares of issued and outstanding common stock, without par value, of Rocappi, Inc. shall be cancelled by reason of this merger and no shares or other securities, obligations or cash of the surviving corporation shall be issued in lieu thereof.

     SIXTH: The effective date of the merger shall be as of May 1, 1978.

                          COMMONWELATH OF PENNSYLVANIA

                                     [LOGO]
                               DEPARTMENT OF STATE

        TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, UNDER THE TERMS OF THE BUSINESS CORPORATION LAW, APPROVED MAY 5, 1933, P. L. 364, AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                              CERTIFICATE OF MERGER

EVIDENCING THE MERGER OF ONE OR MORE CORPORATIONS INTO ONE OF SUCH CORPORATIONS UNDER THE PROVISIONS of THAT LAW; AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW RELATING TO THE MERGER OF SUCH CORPORATIONS HAVE BEEN FULLY COMPLIED WITH BY ROCAPPI, INC. and THE LEHIGH PRESS, INC.

     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, APPROVED MAY 5, 1933,
P. L 364, AS AMENDED, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, MERGE THE ABOVE NAMED

          ROCAPPI, INC.
          into and with
          THE LEHIGH PRESS, INC., the surviving corporation

WHICH SHALL CONTINUE TO BE INVESTED WITH AND HAVE AND ENJOY ALL THE POWERS, PRIVILEGES AND FRANCHISES INCIDENT TO A DOMESTIC BUSINESS CORPORATION, AND BE SUBJECT TO ALL THE DUTIES, REQUIREMENTS AND RESTRICTIONS SPECIFIED AND ENJOINED IN AND BY THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

                               Given   under my Hand and the Great Seal of
                                       the Commonwealth, at the City of
                                       Harrisburg, this 26th day of April
                                       in the year of our Lord one thousand
                                       nine hundred and seventy-eight and
                                       of the Commonwealth the two hundred
                                       and second.
                                       Effective: May 1, 1978.

                                       /s/  Barton A. Fields
                                       ------------------------------------
                                           SECRETARY OF THE COMMONWEALTH

Applicant's Account No.____________                                 Filed this ______ day of
                                                                    May 20, 1985 , A.D. 19
DSCB:BCL-806 (Rev. 8-72)                                            Commonwealth of Pennsylvania
                                                    85420295        Department of State
Filing Fee: $40
AB-2                         -------------------------------------
                                    COMMONWEALTH OF PENNSYLVANIA    /s/  William R. Davis
Articles of                             DEPARTMENT OF STATE
Amendment -                              CORPORATION BUREAU
Domestic Business Corporation
                                                     202583         Secretary of the Commonwealth

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

     The Lehigh Press, Inc.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                1098                                    Welsh Road
--------------------------------------------------------------------------------
              (NUMBER)                                   (STREET)

     Huntingdon Valley              Pennsylvania                  19006
--------------------------------------------------------------------------------
          (CITY)                                               (ZIP CODE)

3.   The statute by or under which it was incorporated is:

     Business Corporation Law, Act of May 5, 1933

4.   The date of its incorporation is:  January 7, 1937

5.   (Check, and if appropriate, complete on of the following):

     /X/ The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time: The 15th day of May , 1985.

     Place: The Fidelity Bank, 123 South Broad Street, Philadelphia, PA

     Kind and period of notice: Written notice mailed to stockholders of record 29 days prior to the meeting.

     / / The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

          1,620,478 shares of Common Stock; 588 shares of Series B Preferred
          Stock

     (b)  The number of shares entitled to vote was

          1,620,478 shares of Common Stock; 588 shares of Series B Preferred
          Stock

Copyright 1977 Printed and Sold by John C. Clark Co., 1326 Walnut St.,
Phila., Pa.

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:

          1,138,214

     (b)  The number of shares voted against the amendment was:

          25,376

8. The amendment adopted by the shareholders, set forth in full, is as follows:

Article 5, Section 1(a)(2) now reads as follows:

     "(2) 8,000,000 shares of Common Stock, without par value, having an aggregate stated value assigned thereto of $800,000.00."


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 15th day of May, 1985 .

                                                 THE LEHIGH PRESS, INC.
                                         ---------------------------------------
                                                 (NAME OF CORPORATION)

Attest:                               By:   /s/ John D. DePaul
                                         ---------------------------------------
/s/  Marie K. White                         John D. DePaul (SIGNATURE)
-----------------------------------         President
            (SIGNATURE)                  ---------------------------------------
                                                (TITLE: PRESIDENT)
Marie K. White
             Secretary
-----------------------------------
        (TITLE: SECRETARY)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A.   Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
          Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.   Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL Section 807 (15 P.S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          COMMONWELATH OF PENNSYLVANIA

                                     [LOGO]
                               DEPARTMENT OF STATE

        TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, IN AND BY ARTICLE VIII OF THE BUSINESS CORPORATION LAW, APPROVED THE FIFTH DAY OF MAY, ANNO DOMINI ONE THOUSAND NINE HUNDRED AND THIRTY-THREE, P.
L. 364, AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE
A

                            CERTIFICATE OF AMENDMENT

EVIDENCING THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF A BUSINESS CORPORATION ORGANIZED UNDER OR SUBJECT TO THE PROVISIONS OF THAT LAW, AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW PERTAINING TO THE AMENDMENT OF ARTICLES OF INCORPORATION HAVE BEEN FULLY COMPLIED WITH BY

                             THE LEHIGH PRESS, INC.

     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, EXTEND THE RIGHTS AND POWERS OF THE CORPORATION NAMED ABOVE, IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE ARTICLES OF AMENDMENT PRESENTED BY IT TO THE DEPARTMENT OF STATE, WITH FULL POWER AND AUTHORITY TO USE AND ENJOY SUCH RIGHTS AND POWERS, SUBJECT TO ALL THE PROVISIONS AND RESTRICTIONS OF THE BUSINESS CORPORATION LAW AND ALL OTHER APPLICABLE LAWS OF THIS COMMONWEALTH.

                                Given  UNDER MY HAND AND THE GREAT SEAL OF
                                       THE COMMONWEALTH, AT THE CITY OF
                                       HARRISBURG, THIS 20TH DAY OF MAY IN
                                       THE YEAR OF OUR LORD ONE THOUSAND
                                       NINE HUNDRED AND EIGHTY FIVE AND OF
                                       THE COMMONWEALTH THE TWO HUNDRED AND
                                       NINTH.

                                       /s/ William R. Davis
                                       ------------------------------------
                                              Secretary of the Commonwealth
                                                                        vod

                                                          Filed this Jan 22 1986 day of
                                                          __________________, A.D. 19
DSCB:BCL-307 (Rev. 8-72)                                  Commonwealth of Pennsylvania
                                    86081129              Department of State
                          ------------------------------
FILING FEE: $40                      202583
AB-2                                                      Robert A. Gleason

STATEMENT OF              COMMONWEALTH OF PENNSYLVANIA
CHANGE OF REGISTERED           DEPARTMENT OF STATE
OFFICE - DOMESTIC              CORPORATION BUREAU
BUSINESS CORPORATION
                                                          Secretary of the Commonwealth

     In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1307), the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.   The name of the corporation is:

     THE LEHIGH PRESS, INC.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                   1098 Welsh Road
--------------------------------------------------------------------------------
                       (NUMBER)                      (STREET)

     Huntingdon Valley            Pennsylvania                    19006
--------------------------------------------------------------------------------
           (CITY)                                               (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

 c/o Abrahams & Lowenstein, Allen I. Rosenberg, Esq.,   1430 Land Title Bldg.
--------------------------------------------------------------------------------
                    (NUMBER)                                  (STREET)

        Philadelphia              Pennsylvania                    19110
--------------------------------------------------------------------------------
           (CITY)                                               (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed this 16th day of January, 1986 .

                                                                   THE LEHIGH PRESS, INC.
                                                                    (NAME OF CORPORATION)

Attest:                                             By:  /s/  William F. Love
                                                        ----------------------------------------------
                                                                         (SIGNATURE)
/s/  Marie K. White
-------------------------------------------------
                   (SIGNATURE)                           Executive Vice President - Finance
                                                        ----------------------------------------------
                                                           (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Vice President and Secretary
-------------------------------------------------
  (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

Copyright 1977 Printed and Sold by John C. Clark Co., 1326 Walnut St.,
Phila., Pa.

APPLICANT'S ACC'T NO.                                     Filed this ____ day of ____
                                                          Feb 2, 1987
DSCB:BCL--307 (Rev. 8-72)                                 Commonwealth of Pennsylvania
                                                          Department of State
FILING FEE: $40                     87131160
AB-2                      ------------------------------
                              (Line for numbering)
                                             202583       James J. Haggerty

STATEMENT OF              COMMONWEALTH OF PENNSYLVANIA
CHANGE OF REGISTERED           DEPARTMENT OF STATE
OFFICE - DOMESTIC              CORPORATION BUREAU
BUSINESS CORPORATION

                                                          Secretary of the Commonwealth

                                                                       (Box for Certification)

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1307), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

     The Lehigh Press, Inc.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1430 Land Title Building
--------------------------------------------------------------------------------
(NUMBER)                                              (STREET)

Philadelphia                        Pennsylvania                  19110
--------------------------------------------------------------------------------
(CITY)                                                          (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

14th Floor, United Engineers Building        30 South 17th Street
--------------------------------------------------------------------------------
(NUMBER)                                              (STREET)

Philadelphia                        Pennsylvania                  19110
--------------------------------------------------------------------------------
                    (CITY)                                       (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed this 21st day of January, 1987.

                                                                 THE LEHIGH PRESS, INC.
                                                        --------------------------------------------
                                                                  (NAME OF CORPORATION)

Attest:                                             By:  /s/
                                                        --------------------------------------------
                                                                       (SIGNATURE)

/s/  Marie K. White                                      CHAIRMAN AND PRESIDENT
-------------------------------------------------        CHIEF EXECUTIVE OFFICER
                   (SIGNATURE)                          --------------------------------------------
                                                          (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Vice President and Secretary
-------------------------------------------------
  (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)


M. BURR KEIM COMPANY, PHILADELPHIA

APPLICANT'S ACC'T NO.                                     Filed this _____ day of ____
                                                          Feb 26, 1987
DSCB:BCL--903 (Rev. 7-70)-2                               Commonwealth of Pennsylvania
                                                          Department of State
FILING FEE: $80 PLUS $20             8718 683
FOR EACH PARTY CORPORATION  --------------------------
IN EXCESS OF TWO              (Line for numbering)
AMB-9
                                               202583     James J. Haggerty

                            COMMONWEALTH OF PENNSYLVANIA
ARTICLES OF                     DEPARTMENT OF STATE
MERGER --                         CORPORATION BUREAU
BUSINESS CORPORATION

                                                          Secretary of the Commonwealth
                                                                    (Box for Certification)

     In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. Section 1903), the undersigned corporations, desiring to effect a merger, hereby certify that:

1. The name of the corporation surviving the merger is:

          The Lehigh Press, Inc.

2. (Check and complete one of the following):

          /X/ The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          c/o Abrahams & Loewenstein
          14th Floor, United Engineers Building, 30 South 17th Street
--------------------------------------------------------------------------------
          (NUMBER)                                            (STREET)

          Philadelphia                     Pennsylvania           19103
--------------------------------------------------------------------------------
          (CITY)                                                (ZIP CODE)

          / / The surviving corporation is a foreign corporation incorporated under the laws of ________________________
                                  (NAME OF JURISDICTION)

___________ and the location of its office registered with such domiciliary jurisdiction is:

________________________________________________________________________________
          (NUMBER)                                                      (STREET)

________________________________________________________________________________
          (CITY)                       (STATE)                        (ZIP CODE)

3. The name and the location of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

           Lehigh Steck-Warlick, Inc. (IX Corp. not qualified in Pa.)


M. BURR KEIM COMPANY, PHILADELPHIA

                                Page 1 of 3 Pages

4.   (Check and if appropriate, complete one of the following):

     /X/ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

     / /  The plan of merger shall be effective on ______________ at ___________
                                                        (DATE)          (HOUR)

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

NAME OF CORPORATION                     MANNER OF ADOPTION
--------------------------------------------------------------------------------
The Lehigh Press, Inc.                  Adopted by action of the Board of Directors
                                        pursuant to Section 902.1 of the Business
                                        Corporation Law.

6. (Strike out this paragraph if no foreign corporation is party to the merger.) The plan was authorized, adopted or approved, as the case may be, by the foreign corporation (or each of the foreign corporations) in accordance with the laws of the jurisdiction in which it was formed.

7. The plan of merger is set forth in Exhibit A, attached hereto and made a part hereof.

                                Page 2 of 3 Pages

     IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 20th day of February, 1987.


                                                       THE LEHIGH PRESS, INC.
                                                    ----------------------------
                                                        (NAME OF CORPORATION)

                                                By:  /s/ John D. DePaul
                                                    ----------------------------
                                                     John D. DePaul (SIGNATURE)

                                                     Chairman and President/CEO
                                                    ----------------------------
                                                         (TITLE: PRESIDENT)

Attest:

 /s/ Marie K. White
----------------------------
     (SIGNATURE)

     SECRETARY
----------------------------
  (TITLE: SECRETARY)

(CORPORATE SEAL)


                                                     LEHIGH STECK-WARLICK, INC.
                                                    ----------------------------
                                                       (NAME OF CORPORATION)

                                                By:  /s/ Arthur S. McGinn
                                                    ----------------------------
                                                    ARTHUR S. McGINN (SIGNATURE)

                                                    ----------------------------
                                                    PRESIDENT (TITLE: PRESIDENT)

Attest:

 /s/ Marie K. White
----------------------------
              (SIGNATURE)

     SECRETARY
----------------------------
      (TITLE: SECRETARY)

(CORPORATE SEAL)

                                Page 3 of 3 Pages

                                    EXHIBIT A


                          PLAN AND AGREEMENT OF MERGER

          PLAN AND AGREEMENT OF MERGER, dated as of the 18th day of February, 1987, pursuant to Section 902 of the Business Corporation Law of the Commonwealth of Pennsylvania, between THE LEHIGH PRESS, INC. ("Lehigh"), a Pennsylvania corporation, and LEHIGH STECK-WARLICK INC. ("Steck"), a Texas corporation.

               WHEREAS, Lehigh was duly incorporated under the laws of the Commonwealth of Pennsylvania on January 7, 1937, and has authorized common stock consisting of Eight Million (8,000,000) shares of common stock, no par value, of which 1,648,280 shares are presently issued and outstanding;

               WHEREAS, Steck was duly incorporated under the laws of the State of Texas on December 23, 1932, and has authorized common stock consisting of Ten Thousand (10,000) shares of common stock, par value of One Dollar ($1.00) per share, of which 1,624 shares are presently issued and outstanding, and has an authorized preferred stock consisting of One Hundred Fifty Thousand (150,000) shares, par value Twelve Dollars and Fifty Cents ($12.50) per share, of which 102,844 shares are presently issued and outstanding; and

               WHEREAS, Lehigh is the sole shareholder of Steck and holds all issued and outstanding shares of common and preferred stock of Steck and desires to merge Steck with and into Lehigh.

               NOW, THEREFORE, the parties to this agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree as follows:

          1. At the Effective Date (as hereinafter defined), Steck shall be merged with and into Lehigh, and Lehigh shall be the surviving corporation. The name of the surviving corporation (hereinafter referred to as the "Surviving Corporation") shall, after the Effective Date, continue to be THE LEHIGH PRESS, INC.

          2. The Surviving Corporation shall be governed by the laws of the Commonwealth of Pennsylvania and the registered office in the Commonwealth shall be c/o Abraham & Loewenstein, 14th Floor, United Engineers Building, 30 South 17th Street, Philadelphia, Pennsylvania 19103.

          3. The Articles of Incorporation of Lehigh in effect on the Effective Date shall continue in force and effect as the Articles of Incorporation of the Surviving Corporation.

          4. The By-laws of Lehigh as they exist on the Effective Date shall be and remain the By-laws of the Surviving Corporation, until the same shall be altered or amended or repealed as therein provided.

          5. Each share of common stock and each share of preferred stock of Steck issued and outstanding prior to the Effective Date of the merger, all of which are presently held by Lehigh, shall be cancelled and extinguished and shall be marked "cancelled in merger" as of the Effective Date and no shares of stock shall be issued or payment be made in exchange therefor. The Merger shall have no effect upon the shares of common stock of Lehigh issued and outstanding prior to the Effective Date, and such shares shall continue to be the common stock of the Surviving Corporation.

          6. The directors of the Surviving Corporation on and after the Effective Date shrill be and remain those persons who are the directors of Lehigh, and such persons shall serve as directors until their respective successors are duly elected and qualified. The officers of the Surviving Corporation after the Effective Date shall be and remain those persons who are the officers of Lehigh, and such officers shall serve as officers of the Surviving Corporation until their respective successors are duly elected and qualified.

          7. Upon the Effective Date, the separate existence of Steck shall cease and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Steck, and the Surviving Corporation shall be subject to all debts, liabilities, obligations, restrictions, disabilities and duties of Steck, without further act or deed, as provided by Section 907 of the Pennsylvania Business Corporation Law and Section 516 of the Texas Business Corporation Act.

          8. The proper officers of Steck and Lehigh shall make and execute, under the corporate seal of each corporation, whatever certificates and documents are required by the Commonwealth of Pennsylvania and the State of Texas to effect such merger, and to cause the same to be filed, in the manner provided by law, and to do all things whatsoever, whether within or without the Commonwealth of Pennsylvania and the State of Texas, which may be necessary or proper to effect such merger.

          9. The Effective Date shall be the date and time the Articles of Merger are filed by the Department of State of the Commonwealth of Pennsylvania.

          10. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date. In the event of termination or abandonment, this Plan shall become void and of no effect, without any liability to Lehigh or Steck or their directors, officers, representatives or agents.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed by the President arid attested by the Secretary of each party hereto as of the year and date first above written.

ATTEST:                                                THE LEHIGH PRESS, INC.


/s/ Marie K. White                              By          John D. DePaul
------------------------------------              ------------------------------
Secretary                                          President

[Corporate Seal]

ATTEST:                                         LEHIGH STECK-WARLICK INC.


/s/  Marie K. White                             By    /s/
------------------------------------              ------------------------------
Secretary                                          President

[Corporate Seal]

                          COMMONWELATH OF PENNSYLVANIA

                                     [LOGO]
                               DEPARTMENT OF STATE

        TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, UNDER THE PROVISIONS OF ARTICLE IX OF THE BUSINESS CORPORATION LAW (ACT OF MAY 5, 1933, P.L. 364), AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO A ISSUE A

                              CERTIFICATE OF MERGER

EVIDENCING THE MERGER OF ANY ONE OR MORE DOMESTIC CORPORATIONS, AND ANY ONE OR MORE FOREIGN CORPORATIONS INTO ONE OF SUCH CORPORATIONS UNDER THE PROVISIONS OF THAT LAW; AND

     WHEREAS, THE STIPULATIONS AND CONDITIONS OF THAT LAW RELATING TO THE MERGER OF SUCH CORPORATIONS HAVE BEEN FULLY COMPLIED WITH BY LEHIGH STECK-WARLICK, INC., a Texas corporation and THE LEHIGH PRESS, INC., a Pennsylvania corporation.

     IT IS, THEREFORE, CERTIFIED, THAT FROM THE ARTICLES OF MERGER FILED WITH THE DEPARTMENT OF STATE, IT APPEARS THAT LEHIGH STECK-WARLICK, INC., the Texas corporation HAS BEEN MERGED INTO THE LEHIGH PRESS, INC., the Pennsylvania corporation.

     THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH, AND UNDER THE AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, HEREBY DECLARE THAT THE LEHIGH PRESS, INC., the Pennsylvania corporation shall be the surviving corporation.

                                GIVEN  UNDER MY HAND AND THE GREAT SEAL OF
                                       THE COMMONWEALTH, AT THE CITY OF
                                       HARRISBURG, THIS 26TH DAY OF
                                       FEBRUARY IN THE YEAR OF OUR LORD ONE
                                       THOUSAND NINE HUNDRED AND
                                       EIGHTY-SEVEN AND OF THE COMMONWEALTH
                                       THE TWO HUNDRED ELEVENTH.

                                            /s/ James J. Haggerty
                                       ------------------------------------
                                       Secretary of the Commonwealth

                                                         Filed this ______day of
                                                         ________________, 19__.
                                                         Commonwealth of
                                    87261249             Pennsylvania
                         ------------------------------- Department of State
FILING FEE $28 PLUS $25       (Line for numbering).      James J. Haggerty
FOR EACH PARTY                       202583
CORPORATION
IN EXCESS OF TWO AMB-9       COMMONWEALTH OF
                               PENNSYLVANIA
                            DEPARTMENT OF STATE
ARTICLES OF MERGER--         CORPORATION BUREAU          Secretary of the
BUSINESS CORPORATION                                     Commonwealth
                                                         (Box for Certification)
     In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1903), the undersigned corporations, desiring to effect a merger, hereby certify that:

1.   The name of the corporation surviving the merger is:

     The Lehigh Press, Inc.

2.   (Check the complete one of the following):

       /X/ The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

     c/o  Abrahams & Lowenstein     30 South 17th Street           14th floor
--------------------------------------------------------------------------------
          (NUMBER)                                                  (STREET)

     Philadelphia                                   Pennsylvania          19103
--------------------------------------------------------------------------------
     (CITY)                                                           (ZIP CODE)

     / / The surviving corporation is a foreign corporation incorporated under the laws of ____________________________________ and the location of its office
                  (NAME OF JURISDICTION)
registered with such domiciliary jurisdiction is:

________________________________________________________________________________
     (NUMBER)                                                  (STREET)

________________________________________________________________________________
     (CITY)                          (STATE)                   (ZIP CODE)

3. The name and the location of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

                             Page 2 of 3 Pages

4.   (Check, and if appropriate, complete one of the following):

        /X/ The plan of merger shall be effective upon filling these Articles of Merger in the Department of State.

        / /  The plan of merger shall be effective on _____________ at _________
                                                          (DATE)          (HOUR)

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows.

       NAME OF CORPORATION              MANNER OF ADOPTION
--------------------------------------------------------------------------------
The Lehigh Press, Inc.                  Approved by the affirmative vote of the
                                        shareholders entitled to vote thereon at a meeting called after at least ten days written notice to all shareholders of record, whether or not entitled to vote thereon, setting forth such purpose.

6. The plan was authorized, adopted or approved, as the case may be, by the foreign corporation in accordance with the laws of the jurisdiction in which it was formed.

7. The plan of merger is set forth in Exhibit A, attached hereto and made a part hereof.

                             Page 2 of 3 Pages

IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 6th day of March, 1987.

                                             The Lehigh Press, Inc.
                                      ------------------------------------------
                                             (NAME OF CORPORATION)


                                      By:       /s/ William F. Love
                                         ---------------------------------------
                                                   (SIGNATURE)


                                                 Vice President
                                      ------------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT ETC.)


Attest,

        /s/ Marie K. White
-----------------------------------
        (SIGNATURE)

-----------------------------------
     (TITLE: SECRETARY)

(CORPORATE SEAL)

                                               LP Acquisition Corp.
                                      ------------------------------------------
                                              (NAME OF CORPORATION)


                                      By:       /s/ William F. Love
                                         ---------------------------------------
                                                   (SIGNATURE)


                                      ------------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT ETC.)


Attest,

          /s/ Marie K. White
-----------------------------------
          (SIGNATURE)

-----------------------------------
        (TITLE:  SECRETARY)

(CORPORATE SEAL)

                             Page 3 of 3 Pages

                                                                       EXHIBIT A

                                                                [CONFORMED COPY]

                          AGREEMENT AND PLAN OF MERGER


                                   AS AMENDED


                                   DATED AS OF


                                NOVEMBER 10, 1986


                                AND AMENDED AS OF


                                NOVEMBER 25, 1986


                                      AMONG


                             THE LEHIGH PRESS, INC.


                                LP HOLDING CORP.


                                       AND


                              LP ACQUISITION CORP.

                               TABLE OF CONTENTS*

                                                                                       PAGE
                                                                                       ----
                                                   ARTICLE I
                                                   THE OFFER
SECTION  1.01.    The Offer .............................................................1
         1.02.    Company Action ........................................................2
         1.03.    Directors .............................................................2

                                                  ARTICLE II
                                                  THE MERGER

SECTION  2.01.    The Merger ............................................................3
         2.02.    Consummation of the Merger ............................................3
         2.03.    Conversion of Outstanding Shares ......................................3
         2.04.    Stock Options .........................................................4
         2.05.    Exchange of Certificates ..............................................4
         2.06.    Articles of Incorporation .............................................5
         2.07.    By-laws ...............................................................6
         2.08.    Directors and Officers ................................................6

                                                  ARTICLE III
                                        REPRESENTATIONS AND WARRANTIES
                                                OF THE COMPANY

SECTION  3.01.    Corporate Existence and Power .........................................6
         3.02.    Corporate Authorization ...............................................6
         3.03.    Governmental Authorization ............................................6
         3.04.    Non-Contravention .....................................................7
         3.05.    Binding Effect ........................................................7
         3.06.    Capitalization ........................................................7
         3.07.    Subsidiaries ..........................................................8
         3.08.    SEC Filings ...........................................................8
         3.09.    Financial Statements ..................................................9
         3.10.    Offer Documents, Proxy Materials. etc .................................9
         3.11.    Absence of Certain Changes ............................................10
         3.12.    Properties ............................................................11
         3.13.    No Undisclosed Material Liabilities ...................................11
         3.14.    Litigation ............................................................11
         3.15.    Board Recommendation ..................................................11
         3.16.    Taxes .................................................................12
         3.17.    Employee Benefit Plans ................................................12
         3.18.    Certain Payments ......................................................12
         3.19.    Material Contracts ....................................................13
         3.20.    Licenses ..............................................................13
         3.21.    Finders' Feet .........................................................13
         3.22.    Fairness Opinion ......................................................13

                                                  ARTICLE IV
                                         REPRESENTATION AND WARRANTIES
                                                 OF THE BUYER

SECTION  4.01.    Corporate Existence ...................................................13
         4.02.    Corporate Authorization ...............................................14

*The Table Of Contents is not a part of this Agreement.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
                                                                                         ----
         4.03.    Governmental Authorization ............................................14
         4.04.    Non-Contravention .....................................................14
         4.05.    Binding Effect ........................................................14
         4.06.    Financing .............................................................14
         4.07.    Agreement Concerning Certain Shares ...................................15

                                                   ARTICLE V
                                           COVENANTS OF THE COMPANY

SECTION  5.01.    Conduct of  the Company ...............................................15
         5.02.    Shareholders' Meeting; Proxy Material .................................16
         5.03.    No Shopping ...........................................................17
         5.04.    Fees and Expenses .....................................................18
         5.05.    Access to Information .................................................19
         5.06.    Schedule 13E-3 ........................................................19
         5.07.    Redemption of Preferred Stock .........................................19
         5.08.    Reports, Taxes, etc ...................................................19
         5.09.    Amendment of Company's Employee Benefit Plans .........................20
         5.10.    Employment Contracts and Related Matters ..............................20
         5.11.    Antitakeover Statutes .................................................20
         5.12.    Compliance with New Jersey Statute ....................................20

                                                  ARTICLE VI
                                            COVENANTS OF THE BUYER

SECTION  6.01.    Obligations of Buyer and Acquisition Subsidiary .......................20
         6.02.    Confidentiality .......................................................20

                                                  ARTICLE VII
                                           COVENANTS OF THE COMPANY,
                                               THE BUYER AND THE
                                            ACQUISITION SUBSIDIARY

SECTION 7.01.     Best Efforts ..........................................................21
         7.02.    Proxy Material; Schedule 13E-3 ........................................21
         7.03.    Certain Filings .......................................................21
         7.04.    Public Announcements ..................................................22
         7.05.    Notification of Certain Matters .......................................22
         7.06.    Indemnification .......................................................22
         7.07.    Further Assurances ....................................................24

                                                 ARTICLE VIII
                                           CONDITIONS TO THE MERGER

SECTION  8.01.    Conditions to the Obligations of Each Party ...........................24
         8.02.    Conditions to the Obligation of the Company ...........................24
         8.03.    Conditions to the Obligations of the Buyer Acquisition Subsidiary .....25

                                                  ARTICLE IX
                                                  TERMINATION

SECTION  9.01.    Termination ...........................................................26
         9.02.    Effect of Termination .................................................26

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
                                                                                         ----
                                    ARTICLE X
                                  MISCELLANEOUS

SECTION  10.01.   Notices ...............................................................27
         10.02.   Survival of Representations and Warranties ............................28
         10.03.   Amendments ............................................................28
         10.04.   Waivers ...............................................................28
         10.05.   Successors and Assigns; Binding Effect ................................28
         10.06.   Governing Law .........................................................28
         10.07.   Counterparts; Effectiveness ...........................................28
         10.08.   Headings and References ...............................................29

ANNEX I - CERTAIN CONDITIONS OF THE OFFER

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT dated as of November 10, 1986 among THE LEHIGH PRESS, INC., a Pennsylvania corporation (the "Company"), LP HOLDING CORP., a Delaware corporation (the "Buyer"), and LP ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Acquisition Subsidiary").

     WHEREAS, the boards of directors of the Company, the Buyer and the Acquisition Subsidiary have approved the acquisition of the Company pursuant to the terms of this Agreement; and

     WHEREAS, in furtherance of such acquisition the Buyer will commence a tender offer (the "Offer") to purchase all of the outstanding shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Company for $45.00 per Share net to the seller in cash, which offer shall be subject to a minimum of 539,495 Shares being validly tendered and not withdrawn; and

     WHEREAS, the board of directors of the Company has approved the making of the Offer and resolved to recommend its acceptance by the Company's shareholders; and

     WHEREAS, the boards of directors of the Company, the Buyer and the Acquisition Subsidiary have approved the merger (the "Merger") of the Acquisition Subsidiary into the Company following consummation of the Offer in accordance with the General Corporation Law of the State of Delaware, the Pennsylvania Business Corporation Law and upon the terms and conditions herein set forth;

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

     Section 1.01. THE OFFER. Provided that no event shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto (except any such condition that shall have been waived by the Buyer or the Acquisition Subsidiary in accordance with Annex I), the Buyer shall promptly, and in no event later than the fifth business day after the date on which the Agreement is announced, which announcement will be made within twenty-four hours of the execution and delivery hereof, commence the Offer to purchase all of the outstanding Common Stock for $45.00 per Share net to the seller in cash. The Offer shall be subject to the condition that not less than 539,495 Shares shall have been validly tendered and not withdrawn prior to the expiration or termination of the Offer (the "Minimum Condition") and to the other conditions set forth in Annex I (except any such condition that shall have been waived by the Buyer or the Acquisition Subsidiary in accordance with Annex
I). Subject to the conditions referred to in the preceding sentence, and unless the Offer has been terminated in accordance with its terms prior to December 31, 1986, the Buyer will pay for, no later than such date, all Shares which are validly tendered and not withdrawn. The Buyer expressly reserves the right to purchase fewer than the Minimum Number pursuant to the Offer or to make any change in the terms or conditions of the Offer; provided that no change may be made which decreases the price per Share or which imposes additional conditions to the Offer from those set forth in Annex I thereto.

     Section 1.02. COMPANY ACTION. The Company hereby consents to the Offer and represents that its board of directors (the "Board of Directors") has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to the Company's shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend acceptance of the Offer and approval of this Agreement and the Merger by its shareholders. The Company will promptly furnish the Buyer with a list of its shareholders, mailing labels containing the names and addresses of all record holders of Shares, record holders of shares of Preferred Stock (as hereinafter defined) and all participants in the Company's Investment Opportunity Plan who have pass-through tender rights with respect to Shares held for their benefit in the Plan and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to the Buyer such additional information (including, without limitation, updated lists of shareholders, record holders of shares of Preferred Stock (as hereinafter defined) and all participants in the

Company's Investment Opportunity Plan who have pass-through tender rights with respect to Shares held for their benefit in the Plan, mailing labels and lists of securities positions) and such other assistance as the Buyer may reasonably request in connection with the Offer.

     Section 1.03. DIRECTORS. Promptly upon the payment by the Buyer for any Shares in the Offer, and from time to time thereafter as additional Shares may be acquired by the Buyer, the Buyer shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors that equals the product of (i) the total number of directors on the Board of Directors (giving effect to the election of directors pursuant to this sentence) and (ii) the percentage that the number of Shares so accepted for payment bears to the total number of Shares outstanding, and the Company shall, at such time, take all action necessary to cause the Buyer's designees to be to elected, including without limitation increasing the number of directors, accepting resignations of incumbent directors and, if necessary, mailing to its shareholders the information required by Section 14(f) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 14f-1 promulgated thereunder. Notwithstanding the foregoing, the affirmative vote of a majority of the directors of the Company who are directors on the date hereof shall be required to amend, modify or waive any provision of this Agreement in any material respect or to approve any action by th6e Company which materially and adversely affects the interests of the shareholders of the Company with respect to the transactions contemplated hereby.

                                   ARTICLE II

                                   THE MERGER

     Section 2.01. THE MERGER. On the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall be merged into the Company at the Effective Time (as defined below) in accordance with the General Corporation Law of the State of Delaware and the Pennsylvania Business Corporation Law, whereupon the separate existence of the Acquisition Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and the Acquisition Subsidiary, all as more fully described in the Pennsylvania Business Corporation Law.

     Section 2.02. CONSUMMATION OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VIII has been satisfied or waived, the Company and the Acquisition Subsidiary will file, or cause to be filed, with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Pennsylvania a certificate or articles of merger for the Merger, which certificate or articles of merger shall be in the form required by and executed in accordance with applicable provisions of Delaware or Pennsylvania law, as the case may be. The Merger shall become effective at the time the last such filing is made (the "Effective Time").

     Section 2.03.    CONVERSION OF OUTSTANDING SHARES.  (a)  At the Effective
Time:

              (i) except for Shares held by the Buyer each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in paragraph (b) of this Section, be converted into the right to receive $45.00 in cash without interest;

              (ii) each Share held by the Company as treasury stock immediately prior to the Effective Time or owned by the Acquisition Subsidiary or any direct or indirect subsidiary of the Buyer or the Company immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto; and

              (iii) each share of common stock of the Acquisition Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

     (b) Notwithstanding clause (a)(i) of this Section, each Share outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised rights to demand fair value for such shares in accordance with Section 515 or Section 910 of the Pennsylvania Business Corporation Law shall not be converted into a right to receive cash pursuant to clause (a)(i), unless such holder fails to perfect or withdraws or loses his right to demand fair value. If after the Effective Time such holder fails to perfect or withdraws or loses his right to demand fair value, such shares shall be treated as if they had been converted into a right to receive cash pursuant to such clause (a)(i). The Company shall give the Buyer prompt notice of any demands received by the Company for fair value of shares of capital stock or the Company, and the Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 2.04. STOCK OPTIONS. (a) At or immediately prior to the Effective Time, each outstanding employee stock option (an "Option") other than a Management Stock Option (as defined in Section 2.04(b)) to purchase Common Stock heretofore granted under any employee stock option or compensation plan or arrangement of the Company (collectively, the "Option Plans") shall be cancelled, and each holder of an Option, whether or not such Option is then currently exercisable, shall be entitled to receive from the Surviving Corporation an amount equal to the product of (i) the excess, if any, of $45.00 over the per Share exercise price of such Option and (ii) the number of shares of Common Stock covered by such Option. Promptly after the later of (x) the Effective Time and (y) surrender of such Option to the Surviving Corporation by such holder, the Surviving Corporation shall pay to each holder of such Option an amount determined in accordance with the preceding sentence. The Company shall promptly obtain the consent of such holders to the payment of such amount in full satisfaction and cancellation of such Options. In lieu of such payment, the Company may deliver to holders of such Options the notice contemplated by
Section 14 of the Company's Incentive Stock Option Plan, which will cause such Options to expire on the 10th day after such notice if not exercised prior thereto.

     (b) At the Effective Time, each Option held by individuals who are currently members of management of the Company (a "Management Stock Option") shall, in the sole discretion of Buyer, be exchanged for either (i) an option to purchase shares of Buyer common stock, $.01 par value (a "Substitute Option") or
(ii) cash in the amount payable to holders of Options, as set forth in clause
(a) above. The number of shares of Buyer common stock subject to the Substitute Option of each member of the management of the Company will be equal to ten times the number of shares subject to such person's Management Stock Option being exchanged. The exercise price per share for each share of Buyer common stock subject to a Substitute Option to be granted to a member of the management of the Company shall be equal to the average of the exercise prices of those of the Management Stock Option(s) being so exchanged by such person divided by ten.

     Section 2.05. EXCHANGE OF CERTIFICATES. (a) Prior to the Effective Time, the Buyer shall appoint an agent (the "Exchange Agent") for the purpose of exchanging for the consideration set forth in Section 2.03 certificates representing Shares entitled to payment pursuant to Section 2.03. Promptly after the Effective Time, the Exchange Agent will send to each holder at the Effective Time of Shares which may be exchanged for the right to receive a payment pursuant to Section 2.03 a letter of transmittal and instructions for use in such exchange. Each holder of Shares which are converted into a right to receive cash pursuant so Section 2.03, upon surrender to the Exchange Agent of the certificate or certificates representing such Shares, will be entitled to receive the cash which such Shares have become a right to receive pursuant to
Section 2.03, without interest. Until so surrendered, each such certificate shall after the Effective Time represent for all purposes only the right to receive the consideration specified in Section 2.03. If any cash payment is to be made pursuant so Section 2.03 to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such payment shall (i) pay to the Exchange Agent any transfer or other taxes required as a result of payment to a person other than the registered holder of such shares or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the Effective Time, there shall be no further registration of transfers of the shares of capital stock of the Company which were outstanding immediately prior to the Effective Time.

     (b) The Buyer shall make available to the Exchange Agent when and as needed sufficient funds to make all payments required to be made by the Exchange Agent pursuant to paragraph (a) of this Section. Any portion of the funds so made available to the Exchange Agent that shall not have been exchanged for Shares pursuant to paragraph (a) of this Section within six months after the Effective Time shall be repaid to the Buyer promptly thereafter (together with any certificates representing exchanged shares and any other instruments in its possession relating to the transactions described in this Agreement), and the Exchange Agent's duties shall thereupon terminate. Any holder of certificates representing shares of Common Stock entitled to payment pursuant to Section 2.03 who has not surrendered such certificates to the Exchange Agent in accordance with paragraph (a) of this Section prior to that time shall thereafter look only to the Buyer for payment for his Shares. Notwithstanding the foregoing, neither the Exchange Agent nor the Buyer nor any other party hereto shall be liable to a holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. If any certificates representing Shares entitled to payment pursuant to Section 2.03 shall not have been surrendered for such payment prior to the fifth anniversary of the Effective Time (or prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental agency or other governmental entity) the amount payable in respect of such Shares shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     Section 2.06. ARTICLES OF INCORPORATION. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until further amended in accordance with applicable law.

     Section 2.07. BY-LAWS. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended or repealed in accordance with the articles of incorporation of the Surviving Corporation and applicable law.

     Section 2.08. DIRECTORS AND OFFICERS. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, and Thomas R. Cochill, M. Edward Rosenblum, William F. Love, Lawrence S. Hewlett, Marie K. White and John D. De Paul shall be directors of the Surviving Corporation, in each case until successors are duly elected or appointed in accordance with applicable law and the articles of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

              The Company represents and warrants to the Buyer and the Acquisition Subsidiary that:

     Section 3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has the requisite corporate power to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for failures to be so qualified which would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Copies of the articles of incorporation and by-laws of the Company heretofore delivered to the Buyer are true and correct as of the date hereof.

     Section 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby are within the Company's corporate powers. Resolutions authorizing such execution, delivery, performance and consummation have been duly and validly adopted by the Board of Directors, and, except for the adoption of this Agreement by the shareholders of the Company at the meeting referred to in Section 5.02, no other corporate proceedings on the part of the Company are necessary to authorize such execution, delivery, performance and consummation.

     Section 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental body, agency or official or any other person other than (i) the filing of a certificate or articles of merger in accordance with applicable Delaware law and Pennsylvania law, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) any necessary filings with the Securities and Exchange Commission (the "SEC") and (iv) the filing of a "negative declaration" or "cleanup plan" or the entering into of an

Administrative Consent Order with the New Jersey Department of Environmental Protection in accordance with the New Jersey Environmental Cleanup Responsibility Act.

     Section 3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the transactions contemplated hereby do not and will not contravene or constitute a default under any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 3.03) or of the articles of incorporation or by-laws of the Company or of any material agreement (other than (i) the Loan Agreement between Trinity River Industrial Development Authority and Lehigh Steck-Warlick, Inc., dated as of November 1, 1980; (ii) the Guarantee Agreement between Trinity River Industrial Development Authority and The Lehigh Press, Inc., dated as of November 1, 1980; (iii) the Loan Agreement between New Jersey Economic Development Authority and The Lehigh Press, Inc., dated December 21, 1984; (iv) the Authority Loan Agreement - Series A, between New Jersey Economic Development Authority and The Lehigh Press, Inc., dated June 21, 1982;
(v) the Authority Loan Agreement - Series B, between New Jersey Economic Development Authority and The Lehigh Press, Inc., dated June 21, 1982; (vi) the Loan Agreement between Illinois Development Finance Authority and The Lehigh Press, Inc., dated as of December 1, 1984; and (vii) the Revolving Credit-Term Loan Agreement dated February 22, 1981), judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary (as defined in Section 3.07) or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     Section 3.05. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights or by principles governing the availability of equitable remedies.

     Section 3.06. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 8,000,000 shares of Common Stock and 50,000 shares of Preferred Stock, Series A and B, 6% Cumulative, stated value $125 per share, of which, as of November 9, 1986, 1,647,880 shares of Common Stock and 588 shares of Series B Preferred Stock, 6% Cumulative, stated value $125 per share (the "Preferred Stock"), were outstanding, and 3,508 shares of Common Stock and no shares of Preferred Stock were held in the treasury of the Company. As of September 30, 1986, 2,940 shares of Common Stock of the Company were reserved for issuance upon conversion of the Preferred Stock, 160,000 shares of Common Stock of the Company were reserved for issuance pursuant to outstanding Options granted under the Option Plans and 20,738 shares of Common Stock of the Company were reserved for issuance pursuant to other outstanding options. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except for the Preferred Stock, Options with respect to 111,786 shares granted under the Option Plans and other outstanding options with respect to 20,738 shares as contemplated above, there are no other outstanding shares of, no securities of the Company convertible directly or indirectly into or exchangeable directly or indirectly for, no options or other rights (including any preemptive rights) to acquire directly or indirectly from the Company, and no other contracts, understandings, arrangements or obligations (whether or not contingent) by which the Company is or may be bound to issue, any capital stock or other equity security of the Company.

     Section 3.07. SUBSIDIARIES. (a) Each entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company is named in Exhibit 22 to the Company's Annual Report on Form 10-K for the year ended December 31, 1985, as filed with the SEC and delivered to the Buyer (the "1985 Form 10-K"). The subsidiaries not included in such Exhibit would not, in the aggregate, constitute a material subsidiary.

     (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power to carry on its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified which in the aggregate would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. For purposes of this Agreement, "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     (c) Except as set forth in Exhibit 22 to the 1985 Form 10-K, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction or agreement with respect to the right to vote or sell the same). There are no securities of the Company or any Subsidiary convertible into or exchangeable for, no options or other rights to acquire from the Company or any Subsidiary, no other obligation of the Company or any Subsidiary to issue, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary.

     Section 3.08.    SEC FILINGS. (a) The Company has delivered to the Buyer
(i) its annual reports on Form 10-K for its fiscal years ended December 31, 1983, 1984 and 1985, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1986 and June 30, 1986, (iii) its proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1983 and (iv) all of its other reports or registration statements and other filings filed with the SEC since January 1, 1983.

     (b) As of its filing date, each such report, statement or other filing (including all documents incorporated by reference therein) filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each such registration statement (including all documents incorporated by reference therein), as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), when such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.09. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.08 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated assets, liabilities and financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1985 set forth in the 1985 Form 10-K and "Balance Sheet Date" means December 31, 1985.

     Section 3.10.   OFFER DOCUMENTS, PROXY MATERIALS. ETC. (a) Neither the
Schedule 14D-9 (as defined in Section 5.02(a)), nor any of the information supplied by the Company for inclusion in the Schedule 13E-3 (as defined in Section 5.06), nor any of the information supplied by the Company for inclusion in the Offer to Purchase and the related Letter of Transmittal (the "Offer Documents"), nor any amendments of or supplements to any of the foregoing, will, at the respective times the Schedule 13E-3, the Schedule 14D-9, the Offer Documents or any such amendments or supplements are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) The Proxy Statement (as defined in Section 5.02(b)) will not, on the date the original Proxy Statement or any amendment thereof or supplement thereto is first mailed to the Company's shareholders, at the time of the meeting of the Company's shareholders to adopt this Agreement or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such meeting which has become false or misleading.

     (c) The Schedule 14D-9 and the Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder.

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     Section 3.11.    ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date,
the Company and the Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

              (a) any material adverse change in the condition (financial or otherwise), assets, business, financial position, results of operations or prospects of the Company and the Subsidiaries taken as a whole;

              (b) any damage, destruction or other casualty loss (whether or not covered by insurance) which in the aggregate have had or may reasonably be expected to result in a material adverse effect on the Company and the Subsidiaries taken as a whole;

              (c) any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company by the Company or any Subsidiary;

              (d) any declaration, setting aside or payment of any dividend (whether in cash, property or stock) with respect to any shares of the capital stock of the Company other than regular quarterly dividends of $.125 per share of Common Stock and $1.875 per share of Preferred Stock;

              (e) any transaction or commitment made by the Company and the Subsidiaries relating to their assets or business (including the acquisition or disposition of any substantial assets) material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice or those contemplated by this Agreement;

              (f) any change in any method of accounting or accounting practice by the Company or a Subsidiary, except any such change required by reason of a concurrent change in generally accepted accounting principles;

              (g) any grant of any severance or termination pay to any executive officer or director of the Company or any Subsidiary or any increase in benefits payable under any existing severance or termination pay policies or employment agreements, other than grants, merit increases or cost-of-living increases in the ordinary course of business consistent with past practice; or

              (h) any agreement or arrangement made by the Company or any Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty in this Section untrue or incorrect.

     Section 3.12. PROPERTIES. The Company and the Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all properties and assets (whether real or personal, and whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with pass practice. None of such properties or assets is subject to any Liens, except:

              (i)     Liens disclosed on the Balance Sheet;

              (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate allowances have been established on the Balance Sheet); or

              (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

     Section 3.13. NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

              (a)     liabilities disclosed or provided for in the Balance
Sheet;

              (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

              (c) liabilities under this Agreement and liabilities which are otherwise expressly disclosed to the Buyer in Article III of this Agreement.

     Section 3.14. LITIGATION. There are no actions, suits or proceedings pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official other than matters which in the aggregate, if adversely decided, would not have a material adverse affect on the Company and the Subsidiaries taken as a whole and which do not in any manner seek to prevent or to enjoin the Merger.

     Section 3.15. BOARD RECOMMENDATION. The Board of Directors has duly and validly approved and adopted this Agreement and the Merger and has recommended tat the Company's shareholders approve and adopt this Agreement and the Merger and accept the Offer.

     Section 3.16. TAXES. United States Federal income tax returns of the Company and the Subsidiaries have been examined and closed through the fiscal year ended December 31, 1975. Such returns fee the fiscal years ended December 31, 1976 through December 31, 1980 had been closed, but have been re-opened to the extent of net operating loss carrybacks in such years. The Company and the Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes or other governmental charges are adequate.

     Section 3.17. EMPLOYEE BENEFIT PLANS. Each funded employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Subsidiary except for the Investment Opportunity Plan has heretofore been determined by the Internal Revenue Service to qualify under
Section 401(a) of the Internal Revenue Code of 1954, it amended (the "Code"), and the trusts created thereunder have heretofore been determined by the Internal Revenue Service to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. With respect to the Investment Opportunity Plan, a request for such determination has been filed and is pending. No "reportable event", within the meaning of Section 4043 of ERISA, has occurred with respect to any employee benefit plan maintained by the Company or any Subsidiary that is subject to Title IV of ERISA (a "Title IV Plan"), other than a "reportable event" with respect to which the provision for 30-day notice to the Pension Benefit Guaranty Corporation (the "PBGC") has been waived by PBGC regulation or such as will not have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has incurred or reasonably expects to incur any liability to the PBGC or a plan under Title IV of ERISA with respect to any Title IV Plan which could have a material adverse effect on the Company and the Subsidiaries taken as a whole. No "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement maintained by the Seller or any Subsidiary which is subject to Title I of ERISA which could have a material adverse effect on the Company and the Subsidiaries taken as a whole.

     Section 3.18. CERTAIN PAYMENTS. Other than as provided pursuant to Sections 2.03 and 2.04, no employee of the Company will become entitled to any payment or benefit under any contract, plan, understanding, agreement or arrangement, whether written or oral, between such employee and the Company or any third party as a result of or otherwise in connection with the Offer or the Merger.

     Section 3.19. MATERIAL CONTRACTS. All agreements, contracts, plans, leases, arrangements and commitments material to the Company and the Subsidiaries taken as a whole are valid and binding agreements of the Company or a Subsidiary, are in full force and effect, and neither the Company, any Subsidiary nor, to the knowledge of the Company, any other party thereto is in default in any material respect or, with the giving of notice or lapse of time or both, would be in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. Except as set forth in Section 3.04, no such agreement, contract, plan, lease, arrangement or commitment will become terminable or be terminated, impaired or breached, and no obligation thereunder of the Company or any Subsidiary will be accelerated or become capable of being accelerated, by reason of the transactions contemplated in this Agreement.

     Section 3.20. LICENSES. No license, franchise, permit or other similar authorization held by the Company or any Subsidiary will be terminated or impaired as a result of the transactions contemplated by this Agreement where such termination or impairment would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

     Section 3.21. FINDERS' FEET. Except for Morgan Stanley & Co. Incorporated ("MS") and Sanford C. Bernstein & Co., Inc. ("SCB"), whose fees will be paid by the Company as specified in Section 5.04 of this Agreement there is no investment banker, broker, finder or ocher intermediary who might be entitled to any fee or commission from the Buyer or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 3.22. FAIRNESS OPINION. The Company has received from Dillon, Read & Co., Inc. an opinion to the effect that the transaction contemplated hereby is fair to the shareholders of the Company from a financial point of view. A condition of the commencement of the Offer by the Buyer shall be that the Company shall have received in form reasonably satisfactory to the Buyer an executed copy of such opinion (the "Fairness Opinion") and that such Fairness Opinion shall not have been withdrawn or materially modified. The Company has been advised by Dillon, Read & Co., Inc. that it is authorized to include the Fairness Opinion in the Proxy Statement.

                                   ARTICLE IV

                          REPRESENTATION AND WARRANTIES
                                  OF THE BUYER

          The Buyer represents and warrants to the Company that:

     Section 4.01. CORPORATE EXISTENCE. Each of the Buyer and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of us jurisdiction of incorporation.

     Section 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Buyer and the Acquisition Subsidiary of this Agreement and the consummation of the Merger and the other transactions contemplated hereby are within the respective corporate powers of the Buyer and the Acquisition Subsidiary. Resolutions authorizing such execution, delivery, performance and consummation have been duly and validly adopted by the boards of directors of the Buyer and the Acquisition Subsidiary, and, except for the adoption of this Agreement by the Buyer as sole shareholder of the Acquisition Subsidiary, no other corporate proceedings on the part of the Buyer and the Acquisition Subsidiary are necessary to authorize execution, delivery, performance and consummation. The Buyer, as sole shareholder of Acquisition Subsidiary, hereby agrees and covenants to take such steps as are necessary to approve the adoption of this Agreement.

     Section 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Buyer and the Acquisition Subsidiary of this Agreement and the consummation of the Merger by the Acquisition Subsidiary require no action by or in respect of, or filing with, any governmental body, agency or official or any other person other than (i) the filing of a certificate or articles of merger in accordance with applicable Delaware law, and Pennsylvania law, (ii) compliance with any applicable requirements of the HSR Act and (iii) any necessary filings with the SEC.

     Section 4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Buyer and the Acquisition Subsidiary of this Agreement and the consummation of the Merger and the transactions contemplated hereby do not and will not contravene or constitute a default under any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 4.03) or of the certificate of incorporation or by-laws of the Buyer or the Acquisition Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Buyer or the Acquisition Subsidiary.

     Section 4.05. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Buyer and the Acquisition Subsidiary, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights or by principles governing the availability of equitable remedies.

     Section 4.06. FINANCING. The Buyer has received and provided the Company with a copy of each of the (i) Note Purchase Agreement dated as of November 10, 1986 among the Buyer, the Acquisition Subsidiary, The Morgan Stanley Leveraged Mezzanine Fund, L.P. (the "Mezzanine Fund") and the Morgan Stanley Leveraged Senior Debt Fund, L.P. (the "Senior Fund"), (ii) Credit Facility Agreement dated as of November 10, 1986 among the Acquisition Subsidiary, Fidelity Bank, National Association, as Agent, and the Banks listed therein, (iii) Letter from the Morgan Stanley Advisory Partnership to the Buyer and the Acquisition Subsidiary dated November 10, 1986 and (iv) Letter from Fidelity Bank, as Agent, and the Banks listed therein dated November 10, 1986.

     Section 4.07. AGREEMENT CONCERNING CERTAIN SHARES. The Buyer and the Acquisition Subsidiary have entered into an agreement with John D. DePaul pursuant to which Mr. DePaul has agreed to sell or contribute at least 352,178 Shares to the Buyer or the Acquisition Subsidiary.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

              The Company agrees that:

     Section 5.01. CONDUCT OF THE COMPANY. From the date hereof until the Effective Time, unless the Buyer shall otherwise give its prior written consent or unless otherwise contemplated by this Agreement, the Company and the Subsidiaries shall conduct their business in the ordinary course consistent with past practice and will use their best efforts to preserve intact their business organization and relationships with third parties. Without limiting the generality of the foregoing, without the prior written consent of the Buyer, from the date hereof until the Effective Time:

              (i) neither the Company nor any Subsidiary shall enter into any transaction or make any commitment relating to its assets or business (including the acquisition or disposition of any substantial assets) material to the Company and the Subsidiaries taken as a whole;

              (ii) neither the Company nor any Subsidiary shall create, assume or suffer to exist any Lien on any material asset of the Company or any Subsidiary to secure Indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice;

              (iii) neither the Company nor any Subsidiary shall (a) amend its articles of incorporation or by-laws, (b) split, combine or reclassify any shares of its capital stock or (c) declare, set aside or pay any dividend with respect to any shares of its capital stock;

              (iv) except as provided in this Agreement, neither the Company nor any Subsidiary shall (a) issue or agree to issue any additional shares of, or securities convertible into or exchangeable for, or options or other rights of any kind to acquire, any shares of its capital stock; (b) acquire directly or indirectly by redemption or otherwise any shares of capital stock of the Company; (c) incur, assume, guarantee or secure any indebtedness for borrowed money other than in the ordinary course of business; (d) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing; (e) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary; (f) change in any manner the vesting schedule of any option to purchase securities of the Company granted prior to the date of this Agreement, or
     (g) except in the ordinary course of business and consistent with past business practice, mortgage or pledge any of its assets, tangible or intangible;

              (v) neither the Company nor any Subsidiary shall grant any severance or termination pay to, or enter into any employment agreement with any executive officer or director of the Company or any

     Subsidiary or increase benefits payable under any existing severance or termination pay policies or employment agreements;

              (vi) neither the Company nor any Subsidiary shall adopt any new collective bargaining or compensation arrangement for the benefit of employee;

              (vii) neither the Company nor any Subsidiary shall make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; and

              (viii) neither the Company nor any Subsidiary shall, except in the ordinary course of business and consistent with past business practice
     (a) purchase, lease or otherwise acquire, or enter into any contract for the purchase, lease or other acquisition of machinery, equipment, material, products, supplies, other personal property or rights or services, or (b) sell, lease, transfer, abandon or otherwise dispose of, or enter into any contract or license for the sale, lease or other disposition of, or grant any preferential right to purchase, lease or otherwise acquire any of the properties, rights or other assets or any interest therein, or cancel, release or assign any claim, license or permit held by it, or release, abandon or terminate any lease.

     Section 5.02. SHAREHOLDERS' MEETING; PROXY MATERIAL. (a) Unless a shareholder vote is not required under the provisions of applicable law, the Company shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable after completion of the Offer for the purpose of voting on the adoption of this Agreement. The Directors of the Company shall, except to the extent otherwise required by their fiduciary obligations under applicable law in the written opinion of counsel for the Company (which opinion shall promptly be provided to the Buyer), recommend acceptance of the Offer and adoption of this Agreement by the Company's shareholders in a Solicitation/Recomendation Statement on Schedule 14D-9 to be filed with the SEC upon commencement of the Offer (in the form so filed, the "Schedule 141D-9"). The Buyer and its counsel shall be given an opportunity to review the Schedule 14D-9 prior to such filing with the SEC. The Company shall use its best efforts to solicit proxies in connection with a meeting of shareholders called pursuant to this Section 5.02(a) and, except to the extent otherwise required by the fiduciary obligations of the Board of Directors under applicable law in the written opinion of counsel for the Company (which opinion shall promptly be provided to Buyer) the Company shall solicit such proxies in favor of such acceptance and adoption and take all other action necessary or reasonably believed by the Buyer to be useful to secure the shareholder approval required to effect the Merger under applicable law.

     (b) The Company will prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to such meeting (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form initially mailed to the Company's shareholders, is herein called the "Proxy Statement"). The Company (i) will use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable, (ii) will promptly thereafter mail the Proxy Statement to shareholders of the Company and (iii) will otherwise comply with all applicable legal requirements in respect of such meeting. Except to the extent otherwise required by the fiduciary duties of the Board of Directors under applicable law in the written opinion of counsel for the Company (which opinion shall promptly be provided to the Buyer), the Proxy Statement shall contain the recommendation of the Board of Directors in favor of the Merger and the recommendation that the shareholders vote for and adopt the Merger and this Agreement.

     Section 5.03. NO SHOPPING. (a) From the date hereof until the termination hereof, the Company will not, and will not permit any Subsidiary or any officer, director, employee or other agent of the Company or any Subsidiary to, directly or indirectly (i) take any action to seek, initiate or encourage any offer from any person, entity or group to acquire any shares of capital stock of the Company, to merge or consolidate with the Company or to acquire otherwise any significant portion of the assets of the Company or any Subsidiary or (ii) except to the extent otherwise required by their fiduciary obligations under applicable law in the written opinion of counsel for the Company (which opinion shall promptly be provided to the Buyer), engage in negotiations concerning or disclose financial information relating to the Company or any Subsidiary or any confidential or proprietary trade or business information relating to the business of the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to any third party that may be considering any merger or consolidation with the Company or any acquisition of any shares of capital stock of the Company or any significant portion of the assets of the Company or any Subsidiary; PROVIDED that if the Company or any Subsidiary shall become legally obligated to disclose any such information, the Company or any Subsidiary may disclose such information only if it has used its best efforts, and shall have afforded the Buyer the reasonable opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed. Except to the extent inconsistent with the fiduciary responsibilities of the Board of Directors under applicable law as advised in writing by counsel for the Company (which opinion shall promptly be provided to the Buyer), the Company will immediately cease or cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) The Company will orally notify the Buyer immediately, followed by prompt written notice, of any offer from any person, entity or group (other than from the Buyer), or any request for information with respect to, any merger or consolidation with the Company or any acquisition of any shares of capital stock of the Company or any significant portion of the assets of the Company or any Subsidiary or any indication from any person, entity or any group that it or another person, entity or group is considering making such an offer or such a request.

     Section 5.04. FEES AND EXPENSES. (a) Concurrently with the execution and delivery of this Agreement, the Company shall pay to MS the amount of $400,000 in immediately available funds for certain services rendered to Buyer and Acquisition Subsidiary in connection with arranging the financing and providing other advisory services in connection with the transactions contemplated hereby.

     (b) Concurrently with the execution and delivery of this Agreement, the Company shall pay to SCB the amount of $400,000 in immediately available funds for financial advisory services rendered to Buyer and Acquisition Subsidiary in connection with the financing arrangements for the transactions contemplated hereby.

     (c) The Company agrees to pay a cancellation fee in immediately available funds equal to an aggregate of $200,000 to the Morgan Stanley Leveraged Mezzanine Fund, LP. and the Morgan Stanley Leveraged Senior Debt Fund, L.P. (together, the "Funds") and $200,000 to SCB if prior to, or within 12 months following, the termination (other than as a result of a material breach by Buyer) of this Agreement for any reason, (x) a competing acquisition proposal (as hereinafter defined) is proposed, and any competing acquisition proposal is completed within one year of the competing acquisition proposal initially proposed, or (y) the Company enters into an agreement with respect to a competing acquisition proposal with any party, or (z) the Company or any of its material Subsidiaries adopts a voluntary plan of liquidation with respect to a substantial portion of its respective assets which directly or indirectly represents the acquisition of the Company or such Subsidiary by a third party. Such fee shall be payable promptly, but in no event later than two business days after the occurrence of any of the foregoing events. As used herein, "competing acquisition proposal" means any proposal for a merger or other business combination involving the Company or any of its material Subsidiaries or for the acquisition of substantially all of the assets of, the Company or any of its material Subsidiaries other than the one contemplated by this Agreement.

     (d) In addition, within two business days following the termination of this Agreement for any reason the Company shall (provided that neither the Buyer nor the Acquisition Subsidiary is then in material breach of its obligations hereunder) reimburse Buyer and Acquisition Subsidiary for all reasonable out-of-pocket expenses and fees incurred by them (including, without limitation, legal fees and expenses and fees payable to all banks and other financial institutions and financial advisors (other than fees payable to MS and SCB, which shall not exceed the amounts specified in Sections 5.04(a), 5.04(b) and 5.04(c) hereof) for arranging or providing the financing of or providing advisory services with respect to the Offer and the Merger, including their respective agents and legal counsel) or on their behalf in connection with the Offer and the Merger and the consummation of the transactions contemplated by this Agreement and the financing of such transactions, or incurred by banks, financial institutions or financial advisors and assumed by Buyer or Acquisition Subsidiary in connection with the negotiation, preparation, execution and performance of this Agreement and agreements relating to such financing. As long as this Agreement is in effect, the Company shall reimburse Buyer and Acquisition Subsidiary for all such reasonable out-of-pocket expenses and fees, payable as such expenses and fees are incurred, including without limitation any fees and expenses payable to banks, other financial institutions and financial advisors (other than fees payable to MS and SCB, which shall not exceed the amounts specified in Sections 5.04(a), 5.04(b) and 5.04(c) hereof for services rendered in connection with the financing arrangements and for providing the financing of or providing advisory services with respect to the Offer or the Merger which are payable on the date of the execution and delivery of this Agreement or thereafter.

     Section 5.05. ACCESS TO INFORMATION. The Company will, and will cause each Subsidiary to, give the Buyer, the Acquisition Subsidiary and each institution arranging or providing financing for the Offer or the Merger and their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries and will instruct the Company's employees, counsel and financial advisors to cooperate with the Buyer and each such institution in its investigation of the business of the Company and the Subsidiaries; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to the Buyer hereunder.

     Section 5.06. SCHEDULE 13E-3. Nothing contained in this Agreement shall constitute the Buyer or the Acquisition Subsidiary an "affiliate" of the Company within the meaning of Rule 13e-3 promulgated under the 1934 Act. Notwithstanding the preceding sentence, either the Buyer or Acquisition Subsidiary will prepare and file with the SEC a Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by this Agreement (in the form so filed, the "Schedule 13E-3"), which Schedule 13E.3 shall comply as to form with the 1934 Act and the regulations promulgated thereunder.

     Section 5.07. REDEMPTION OF PREFERRED STOCK. Not later than the date of the commencement of the Offer, the Company will call for redemption, with the minimum permitted notice period, all of the then outstanding shares of Preferred Stock pursuant to the terms of such Preferred Stock.

     Section 5.08. REPORTS, TAXES, ETC. (a) The Company will, and will cause each Subsidiary to, duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other authorities; and

     (b) The Company will, and will cause each Subsidiary to, (i) promptly pay all taxes as are shown by such returns or otherwise lawfully levied or assessed upon it or any of its properties or interests and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

     Section 5.09. AMENDMENT OF COMPANY'S EMPLOYEE BENEFIT PLANS. The Company will cause any of the Plans to be amended, to the extent requested by Buyer, for the purpose of permitting the plans to continue to operate in conformity with ERISA and the Internal Revenue Code of 1954, as amended ("Code"), subsequent to the Merger.

     Section 5.10. EMPLOYMENT CONTRACTS AND RELATED MATTERS. The Company will not enter into any employment or consulting agreements or agree to pay any special bonus payment to any employee.

     Section 5.11. ANTITAKEOVER STATUTES. Company will not take any action to enforce the provisions of any state antitakeover statutes which may apply to the Offer.

     Section 5.12. COMPLIANCE WITH NEW JERSEY STATUTE. The Company will use its best efforts to meet the requirements, including the provision of reasonable financial security, of the New Jersey Environmental Cleanup Responsibility Act applicable to the transactions contemplated hereby.

                                   ARTICLE VI

                             COVENANTS OF THE BUYER

              The Buyer agrees that:

     Section 6.01. OBLIGATIONS OF BUYER AND ACQUISITION SUBSIDIARY. The Buyer will take all action necessary to cause the Acquisition Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. In connection therewith, at any meeting of shareholders of the Company held to vote on the Merger, the Buyer and the Acquisition Subsidiary will vote, or cause to be voted, all Shares then owned by the Buyer or the Acquisition Subsidiary in favor of the Merger.

     Section 6.02. CONFIDENTIALITY. The Buyer will hold, and will cause its consultants and advisors to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries furnished to the Buyer in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by the Buyer, (ii) in the public domain through no fault of the Buyer or (iii) later lawfully acquired by the Buyer from other sources; PROVIDED that the Buyer may disclose such information to its consultants and advisors in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Buyer of the confidential nature of such information and are directed by the Buyer to treat such information confidentially. The Buyer's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, such confidence shall be maintained and the Buyer will, and will cause its consultants and advisors to, destroy all documents and other materials, and all copies thereof, obtained by the Buyer or on its behalf from the Company in connection with this Agreement that are subject to such confidence.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY,
                    THE BUYER AND THE ACQUISITION SUBSIDIARY

              The parties hereto agree that:

     Section 7.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible. Without limiting the generality of the foregoing, each party will use its best efforts to cause the financing contemplated by Section 4.06 to be made available to the Buyer.

     Section 7.02. PROXY MATERIAL; SCHEDULE 13E-3. The Buyer and the Acquisition Subsidiary, on the one hand, and the Company, on the other hand, will cooperate with each other in connection with the preparation of any proxy materials that may be required in connection with any meeting of stockholders held for the purpose of voting on the adoption of this Agreement and of the
Schedule 13E-3. It any party is required by the 1934 Act or any other applicable law to include in its proxy materials or in the Schedule 13E-3 information relating to another party hereto, such other party shall, upon request, furnish the required information to the party preparing the proxy material. If at any time prior to the Effective Time any party becomes aware that any event has occurred relating to it or its affiliates or associates or of any other information that has not been but should in accordance with applicable laws or regulations be set forth in an amendment of or supplement to the Proxy Statement or the Schedule 13E-3, it will promptly inform each of the other parties of all information with respect thereto that should be so set forth.

     Section 7.03. CERTAIN FILINGS. The Company and the Acquisition Subsidiary shall (i) promptly make any required filings, and shall thereafter promptly make any required submissions, under the HSR Act with respect to the Offer and the Merger and (ii) cooperate with one another (a) in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or any consents, approvals or waivers are required to be obtained from other parties to contracts material to the Company's business in connection with the consummation of the Offer or the Merger and (b) in making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers.

     Section 7.04. PUBLIC ANNOUNCEMENTS. The Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to the Merger and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 7.05. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, the Buyer and the Acquisition Subsidiary agrees to give prompt notice to each other party hereto of (i) the occurrence, or failure to occur, of any event in circumstances where such occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided. however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations to the parties hereunder.

     Section 7.06. INDEMNIFICATION. The parties hereto agree to cooperate and use their best efforts to defend against and respond to any action, suit, proceeding or investigation relating to this Agreement or to the transactions contemplated hereby, including arranging the financing and providing other advisory services by MS and the financial advisory services provided in connection with the financing arrangements by SCB, whether commenced before or after the Effective Time. To the fullest extent permitted under applicable law and regardless of whether the Merger is consummated, the Company shall, prior to the Effective Time, and the Surviving Corporation shall, after the Effective Time, indemnify and hold harmless, each director, officer, employee, fiduciary and agent of the Company and any Subsidiary, and MS, The Morgan Stanley Advisory Partnership, SCB, the Buyer, the Funds and their respective subsidiaries and affiliates, and each other person, if any, controlling them, including, without limitation, officers and directors serving as such on the date hereof and each employee, fiduciary and agent of each of them (collectively, the "Indemnified Parties") against any can or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities (or actions in respect thereof) and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including the Merger, the Offer and the financing thereof including, without limitation, liabilities arising under the 1933 Act, or the 1934 Act, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), an Indemnified Party shall promptly notify the Company or the Surviving Corporation (as the case may be) in writing, and the Company or the Surviving Corporation (as the case may be), upon request of such Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Company or the Surviving Corporation (as the case may be) may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company or the Surviving Corporation (as the case may be) and such Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company or the Surviving Corporation (as the case may be) and an Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; PROVIDED, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); PROVIDED FURTHER that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel in addition to counsel to the Company or the Surviving Corporation, if any, for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall use its reasonable efforts to provide officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers' and directors' liability insurance policy on terms no less favorable than those in effect on the date hereof in terms of coverage and amounts; provided such insurance is then available at an annual cost comparable to the annual cost (together with such increases in cost as are not unreasonable in the judgment of the Buyer in light of market conditions) of such insurance as in effect on the date hereof. The Buyer shall continue in effect the indemnification provisions currently provided by the Articles of Incorporation and By-Laws of the Company, or provisions providing at least the same scope and extent of coverage, for a period or six years after the Effective Time. This Section shall survive the consummation of the Merger. Notwithstanding the foregoing, neither the Company nor the Surviving Corporation shall have any obligation under this Section to indemnify any Indemnified Party against any cost, expense, judgment, fine, loss, claim, damage, liability or settlement amount which is found to have resulted principally from such Indemnified Person's own gross negligence or willful misconduct, nor shall the Company or the Surviving Corporation have any right to settle any claim on behalf of an Indemnified Party in which it is alleged that any Indemnified Party's action or inaction constituted gross negligence or willful misconduct without such Indemnified Party's prior written consent. No Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or Surviving Corporation for or in connection with transactions contemplated hereby except for any such liability for losses, claims, damages, liabilities or expenses incurred by such Indemnified Party that result from such party's gross negligence or willful misconduct. This Section is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein. In any claim covered pursuant to this Section 7.06 wherein any settlement is proposed that is unsatisfactory to an Indemnified Party, such Indemnified Party may take over the defense of such action and shall become liable for all costs and expenses above the legal fees and expenses expended and the amount of the settlement up to such time, provided that all such Indemnified Parties may settle as to themselves.

     Section 7.07. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Acquisition Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Acquisition Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     Section 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, the Buyer and the Acquisition Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

              (i) adoption of this Agreement by the shareholders of the Company in accordance with applicable Pennsylvania law;

              (ii) any waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or have been terminated;

              (iii) no provision of any applicable law or regulation or executive order and no judgment, injunction, order or other decree of any court or governmental body, agency or official shall prohibit or otherwise prevent the consummation of the Merger;

              (iv)    Shares shall have been purchased pursuant to the Offer;
     and

              (v) funds necessary to consummate the Offer and the Merger shall have been made available to the Buyer and the Acquisition Subsidiary as contemplated in Section 4.06.

     Section 8.02. CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

              (i) the Buyer and the Acquisition Subsidiary shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time;

              (ii) the representations and warranties of the Buyer contained in this Agreement shall have been true in all material respects at and as of the date when made; and

              (iii) receipt by the Company of a certificate signed by an appropriate executive officer of the Buyer to the effect set forth in clauses (i) and (ii) of this Section.

The condition set forth in clause (ii) above shall not be applicable in the event that the Buyer shall have purchased Shares pursuant to the Offer.

     Section 8.03. CONDITIONS TO THE OBLIGATIONS OF THE BUYER ACQUISITION SUBSIDIARY. The obligations of the Buyer and the Acquisition Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

              (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

              (ii) the representations and warranties of the Company contained in this Agreement shall have been true in all material respects when made and in addition that the representations and warranties contained in Section 3.11 shall be true in all material respects at and as of the Effective Time;

              (iii) receipt by the Buyer of a certificate signed by an appropriate executive officer of the Company to the effect set forth in clauses (i) and (ii) of this Section;

              (iv) receipt by the Buyer and the Acquisition Subsidiary of, or the Buyer's satisfaction that it will receive, all approvals of any governmental body, agency or official required so that the Surviving Corporation shall be able to continue to carry on the business of the Company and its Subsidiaries substantially in the manner now conducted; and

              (v) receipt by the Buyer of all documents it may reasonably request relating to the existence of the Company and its corporate authority for this Agreement, all in form and substance satisfactory to the Buyer.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether before or after approval of this Agreement by the shareholders of the Company):

              (a)     by mutual written consent of the Company and the Buyer;

              (b) by either the Company or the Buyer, if the Merger has not been consummated by June 30, 1987 by reason of a condition to the obligation of such party not having been satisfied;

              (c) by the Company, if the Buyer or the Acquisition Subsidiary deliberately fails in any material respect to perform any of their respective obligations under this Agreement or if any representation or warranty made by the Buyer or the Acquisition Subsidiary herein or pursuant hereto shall not have been true and correct in all material respects when made;

              (d) by the Buyer, if the Company deliberately fails in any material respect to perform any of its obligations under this Agreement or if any representation or warranty made by the Company herein or pursuant hereto shall not have been true and correct in all material respects when made;

              (e) by the Buyer, if because of the occurrence of an event that results or would result in a failure to satisfy any of the conditions set forth in Annex I hereto the Buyer shall have failed to commence the Offer on or before November 18, 1986, shall have failed to purchase Shares prior to the expiration of the Offer or shall have terminated the Offer;

              (f) by the Buyer, if the Board of Directors shall have withdrawn or modified in a manner adverse to the Buyer its approval or recommendation of the Offer, this Agreement or the Merger, or shall have resolved to do so;

              (g) by the Buyer, if (i) no Shares have previously been purchased in the Offer and (ii) any change has occurred since the Balance Sheet Date which has caused, or is reasonably likely to cause, a material adverse effect on the business, financial condition or results of operations or prospects of the Company and the Subsidiaries taken as a whole.

     Section 9.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that t60he agreements contained in Sections 5.04, 6.02 and 7.06 shall survive the termination hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telex or similar writing) and shall be given,

              if to the Buyer or the Acquisition Subsidiary, to:

                      LP Holding Corp.
                      c/o Shereff, Friedman, Hoffman & Goodman
                      919 Third Avenue, 20th Floor
                      New York, N.Y.  10022
                      Attention:  John D. DePaul
                                    c/o Martin Nussbaum

                      with a copy to:

                      Shereff, Friedman, Hoffman & Goodman
                      919 Third Avenue, 20th Floor
                      New York, N.Y.  10022
                      Attention:  Martin Nussbaum; and

              if to the Company, to:

                      The Lehigh Press, Inc.
                      Cooper Parkway Building West
                      North Park Drive & Airport Highway
                      Pennsauken, New Jersey  08109
                      Attention:  John D. DePaul

                      with copies to:

                      Schnader, Harrison, Segal & Lewis
                      1600 Market Street, Suite 3600
                      Philadelphia, Pa.  19103
                      Attention:  Jeffrey L. Schulte


                      Saul, Ewing, Remick & Saul
                      3800 Centre Square West
                      Philadelphia, Pa.  19102-2186
                      Attention:  Thomas J. Sharbaugh

or such other address as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

     Section 10.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained herein made by any party shall survive the Effective Time or the termination of this Agreement.

     Section 10.03. AMENDMENTS. Any provision of this Agreement may be amended by the boards of directors of the parties hereto at any time prior to the Effective Time; PROVIDED that any such amendment made after the adoption of this Agreement by the stockholders of any constituent corporation shall not (i) alter or change the amount or kind of consideration to be received in exchange for any of the shares of capital stock of such constituent corporation, (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of such constituent corporation. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

     Section 10.04. WAIVERS. At any time prior to the Effective Time, the Buyer and the Acquisition Subsidiary, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any agreement of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and delivered to the other party.

     Section 10.05. SUCCESSORS AND ASSIGNS; BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or otherwise transfer any of its rights under this Agreement without the consent of each of the other parties hereto. Sections 5.04(a), 5.04(b), 5.04(c) and 7.06 are intended to be for the benefit of and grant to the third parties identified therein the rights specified therein whether or not such parties are party to this Agreement, and each of such third parties shall be entitled to enforce the covenants contained therein or in such Sections. Except as provided in the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.06. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

     Section 10.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each parry hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 10.08. HEADINGS AND REFERENCES. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

       IN WITNESS WHEREOF, the parties caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         THE LEHIGH PRESS, INC.

                                         By:    /s/ William O. Krenkler
                                            ----------------------------------
                                                       Title:  VICE CHAIRMAN


Attest:

        /s/ Marie K. White
-----------------------------------
        ASSISTANT SECRETARY


                                         LP ACQUISITION CORP.

                                         By:    /s/ John D. Depaul
                                            ----------------------------------
                                         Title: PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER


Attest:

        /s/ Martin Nussbaum
-----------------------------------
        ASSISTANT SECRETARY


                                         LP ACQUISITION CORP.

                                         By:    /s/ John D. Depaul
                                            ----------------------------------
                                         Title: PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER

Attest:

        /s/ Martin Nussbaum
-----------------------------------
        ASSISTANT SECRETARY

                                                                         ANNEX I

                         CERTAIN CONDITIONS OF THE OFFER

     Terms defined in the Agreement and Plan of Merger dated as of November 10, 1986 (the "Merger Agreement") among The Lehigh Press, Inc., LP Holding Corp. and LP Acquisition Corp. are used herein as therein defined. Notwithstanding any other provisions of the Offer, and in addition to the condition that not less than 539,495 Shares are validly tendered and not withdrawn, the Buyer shall not be required to accept for payment or pay for any Shares pursuant to the Offer, may postpone the purchase of or payment for Shares tendered and to be purchased by it, and may terminate or amend the Offer if at any time on or after November 7, 1986 and before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following shall occur:

               (a) There shall be instituted or pending any action or proceeding before any domestic or foreign court, legislative body or governmental agency or other regulatory or administrative agency or commission (i) challenging the acquisition in whole or in part of the Shares, seeking to restrain or prohibit the making or consummation of the Offer or seeking to obtain any material damages or otherwise directly or indirectly relating to the transaction contemplated by the Offer, (ii) seeking to prohibit or restrict the Buyer's (or any of its affiliates' or subsidiaries') ownership or operation of any material portion of its or the Company's business or assets, or to compel the Buyer (or any of its affiliates or subsidiaries) to dispose of or hold separate all or any material portion of the Company's business or assets as a result of the Offer, (iii) making the purchase of, or payment for, some or all of the Shares illegal, (iv) resulting in a delay in the ability of the Buyer or the Acquisition Subsidiary to accept for payment or pay for some or all of the Shares except for a delay resulting from a second request for information pursuant to the HSR Act, (v) imposing material limitations on the ability of the Buyer or the Acquisition Subsidiary effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by the Acquisition Subsidiary on all matters properly presented to the shareholders of the Company, (vi) imposing any limitations on the ability of the Acquisition Subsidiary or any of its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company, (vii) adversely affecting the financing of the Offer or the Merger, or (viii) which otherwise, in the sole judgment of the Acquisition Subsidiary, has or may have material adverse significance with respect to either the value of the Company or any of its subsidiaries or affiliates or the value of the Shares to the Buyer or the Acquisition Subsidiary;

               (b) Any statute, rule, regulation or order shall be enacted, promulgated, entered or deemed applicable to the Offer, or any other action shall have been taken, proposed or threatened, by any domestic or foreign government or governmental authority or by any court, domestic or foreign, which, in the sole judgment of the Acquisition Subsidiary, is likely, directly or indirectly, to result in any of the consequences referred to in clause (i) through (viii) or paragraph (a) above;

               (c) Any change (actual or prospective) shall have occurred or be threatened in the financial condition, assets, capitalization, prospects, properties, business or results of operations of the Company and its subsidiaries which in the sole judgment of the Acquisition Subsidiary is or is likely to be materially adverse to the Company and its subsidiaries taken as a whole, or the Buyer or the Acquisition Subsidiary shall become aware of any fact (including, but not limited to, any such change or development) which in the sole judgment of the Acquisition Subsidiary has or is likely to have materially adverse significance with respect to the Company and its subsidiaries taken as a whole;

               (d) There shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the American Stock Exchange, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which, in the sole judgment of the Acquisition Subsidiary, might affect the extension of credit by banks or other lending institutions, or (v) in the case of any of the foregoing existing at the time of the Offer, any material acceleration thereof;

               (e) Any Person (other than John D. DePaul, the Buyer or any of its affiliates or subsidiaries) shall make a proposal which is or is required to be publicly announced or carry out (i) a tender or exchange offer for 35% or more (or which, assuming the maximum amount of securities which could be purchased in such offer, would result in any such Person beneficially owning 35% or more) of the outstanding voting securities of the Company or (ii) a transaction or transactions involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership of or to vote securities (or which could result in the acquisition of beneficial ownership of or the right to vote securities representing), 35% or more of the outstanding voting securities of the Company (other than acquisitions for bona fide arbitrage purposes);

               (f) Any Person (other that John D. DePaul, the Buyer or any of its affiliates or subsidiaries) shall acquire, or shall publicly declare that such person has or has previously acquired and continues to have, or the Buyer shall otherwise learn that such person has or has previously acquired and continues to have beneficial ownership (as defined in Rule 13d-3 promulgated under the 1934 Act), of at least 20% of the outstanding voting securities of the Company or be granted any option or right to acquire at least 20% of such voting securities (other that acquisitions for bona fide arbitrage purposes);

               (g) The Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement or the representations and warranties of the Company set forth in the Merger Agreement shall not be true and complete in all material respects when made or at any time prior to the consummation of the Offer as if made at and as of such time;

               (h) The Merger Agreement shall have been terminated by the Company or the Buyer or the Acquisition Subsidiary pursuant to its terms; or

               (i) The funds necessary to consummate the Offer shall not have been made available to it as contemplated in Section 4.06 of the Merger Agreement;

which, in the sole judgment of the Acquisition Subsidiary with respect to each and every matter referred to above, and regardless of the circumstances (including any action or inaction by the Buyer or the Acquisition Subsidiary) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of the Buyer and the Acquisition Subsidiary and may be asserted by the Buyer and the Acquisition Subsidiary in their sole discretion regardless of the circumstances giving rise to any such conditions (including any action or inaction by the Buyer or the Acquisition Subsidiary) or may be waived by the Buyer or the Acquisition Subsidiary in their sole discretion in whole or in part. The failure by the Buyer or the Acquisition Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Any determination by the Buyer or the Acquisition Subsidiary with respect to the foregoing conditions shall be final and binding on the parties.

                          COMMONWEALTH OF PENNSYLVANIA
                                     [LOGO]
                               DEPARTMENT OF STATE

To All To Whom These Presents Shall Come, Greeting:

     Whereas, UNDER THE PROVISIONS OF ARTICLE IX OF THE BUSINESS CORPORATION LAW (ACT OF MAY 5, 1933, P.L. 364), AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                              CERTIFICATE OF MERGER

EVIDENCING THE MERGER OF ANY ONE OF MORE DOMESTIC CORPORATIONS, AND ANY ONE OR MORE FOREIGN CORPORATIONS INTO ONE OF SUCH CORPORATIONS UNDER THE PROVISIONS OF THAT LAW; AND

     Whereas, THE STIPULATIONS AND CONDITIONS of THAT LAW RELATING TO THE MERGER OF SUCH CORPORATIONS HAVE BEEN FULLY COMPLIED WITH BY LP ACQUISITION CORP., a Delaware corporation and THE LEHIGH PRESS, INC., a Pennsylvania corporation

     It is, Therefore, CERTIFIED, THAT FROM THE ARTICLES OF MERGER FILED WITH THE DEPARTMENT OF STATE, IT APPEARS THAT LP ACQUISITION CORP., the Delaware corporation has been merged into THE LEHIGH PRESS, INC., the Pennsylvania corporation

     Therefore, Know Ye, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH, AND UNDER AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, HEREBY DECLARE THAT THE LEHIGH PRESS, INC., the Pennsylvania corporation shall be the surviving corporation.

                                   Given  UNDER MY HAND AND THE GREAT SEAL OF
                                          THE COMMONWEALTH, AT THE CITY OF
                                          HARRISBURG, THIS 6TH DAY OF MARCH IN
                                          THE YEAR OF OUR LORD ONE THOUSAND NINE
                                          HUNDRED AND EIGHTY-SEVEN AND OF THE
                                          COMMONWEALTH THE TWO HUNDRED ELEVENTH.

                                                  /s/ James J. Haggerty
                                          --------------------------------------
                                              SECRETARY OF THE COMMONWEALTH

APPLICANT'S ACC'T NO.                                                          FILED THIS _______ DAY
DSCB:BCL-903 (Rev. 7-78)                                                       OF DEC 21, 1988, 19__.
                                              8895 707
                                        --------------------                   COMMONWEALTH OF
FILING FEE: $80 PLUS                    (Line for numbering)                   PENNSYLVANIA
$20                                            202583                          DEPARTMENT OF STATE
FOR EACH PARTY
CORPORATION                              COMMONWEALTH OF
IN EXCESS OF TWO                           PENNSYLVANIA
AMB-9                                   DEPARTMENT OF STATE                    James J. Haggerty
                                        CORPORATION BUREAU
ARTICLES OF MERGER--
BUSINESS                                                                       SECRETARY OF THE
CORPORATION                                                                    COMMONWEALTH
                                                                               (Box for Certification)

In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933, (P. L. 364) (15 P.S. Section 1903), the undersigned corporations, desiring to effect a merger, does hereby certify that:

1. The name of the corporation surviving the merger is:

             THE LEHIGH PRESS, INC.

2. (Check and complete one of the following):

   /X/ The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

ABRAHAMS, LOEWENSTEIN, BUSHMAN & KAUFFMAN              14th Fl. United Engineers Bldg. 305 17th St.
-----------------------------------------------------------------------------------------------------------------------
            (NUMBER)                                                                                 (STREET)

         PHILADELPHIA                               Pennsylvania                            19103-4123
-----------------------------------------------------------------------------------------------------------------------
            (CITY)                                                                                   (ZIP CODE)

   / / The surviving corporation is a foreign corporation incorporated under the laws of ________________________
                                                                                          (NAME OF JURISDICTION)
________________ and the location of its office registered with such domiciliary jurisdiction is:

_______________________________________________________________________________________________________________________
            (NUMBER)                                                                                  (STREET)

_______________________________________________________________________________________________________________________
            (CITY)                              (STATE)                                              (ZIP CODE)

3. The name and the location of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

4. (Check, and if appropriate, complete one of the following):

   /X/ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

   / / The plan of merger shall be effective on _________ at _________.
                                                 (DATE)       (HOUR)

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

NAME OF CORPORATION                                  MANNER OF ADOPTION
--------------------------------------------------------------------------------
THE LEHIGH PRESS, INC.                Approved by a consent or consents in
                                      writing, setting forth the action so
                                      taken, signed by all of the shareholders
                                      entitled to vote thereon, and filed with
                                      the secretary of the corporation.

6. (Strike out this paragraph if no foreign corporation is party to the merger.) The plan was authorized, adopted or approved, as the case may be, by the foreign corporation (or each of the foreign corporations) in accordance with the laws of the jurisdiction in which it was formed.

7. The plan of merger is set forth in Exhibit A, attached hereto and made a part hereof.

     IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized office and its corporate seal, duly attested by another such officer, to be hereunto affixed this 16th day of December, 1988.


                                              THE LEHIGH PRESS, INC.
                               -------------------------------------------------
                                               (NAME OF CORPORATION)

                               By  /s/            William F. Love
                               -------------------------------------------------
                                                   (SIGNATURE)

                                                 Vice President
                               -------------------------------------------------
                                    (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

/s/      Marie K. White
-------------------------------
           (SIGNATURE)

         Secretary
-------------------------------
    (TITLE: SECRETARY,
 ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                                   LP HOLDING CORP.
                               -------------------------------------------------
                                            (NAME OF CORPORATION)

                               By  /s/           William F. Love
                               -------------------------------------------------
                                               (SIGNATURE)

                                          Vice President
                               -------------------------------------------------
                                  (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

/s/      Marie K. White
-------------------------------
           (SIGNATURE)

         Secretary
-------------------------------
    (TITLE: SECRETARY,
 ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of the 16th day of December, 1988, between LP Holding Corp., a Delaware corporation ("LP Corp."), and The Lehigh Press, Inc., a Pennsylvania corporation ("Lehigh").

                              W I T N E S S E T H:

          WHEREAS, Lehigh has authorized capital stock consisting of 8,000,000 shares of common stock, without par value ("Lehigh Common"), 579,841 shares of which, as of the date hereof, are issued and outstanding and held of record by LP Corp. and 50,000 shares of preferred stock, without par value ("Lehigh Preferred"), no shares of which, as of date hereof, are issued and outstanding; and

          WHEREAS, LP Corp. has authorized capital stock consisting of 500,000 shares of common stock, par value $.10 per share ("LP Corp. Common"), 141,519 shares of which, as of the date hereof, are issued and outstanding and held of record by John D. DePaul ("DePaul"); and

          WHEREAS, the respective Boards of Directors of Lehigh and LP Corp. deem it advisable and in the best interests of each of such corporations and their respective stockholders that LP Corp. be merged with and into Lehigh (the "Merger") upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and in accordance with the laws of the States of Delaware and Pennsylvania, the parties hereto agree that LP Corp. shall be merged with and into Lehigh and that the terms and conditions of the Merger shall be as follows:

                                    ARTICLE 1

                         MERGER OF LP CORP. INTO LEHIGH
                                 EFFECTIVE DATE

          SECTION 1.01. On the Effective Date (as defined in Section 1.02 below), LP Corp. shall be merged with and into Lehigh, the separate existence of LP Corp. shall cease, and Lehigh, as the surviving corporation, shall continue its corporate existence under the laws of the State of Pennsylvania and shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of LP Corp. in accordance with the Business Corporation Law of the State of Pennsylvania (the "PBCL").

          SECTION 1.02. As soon as practicable after each of the conditions set forth in Article 4 has been satisfied or waived, LP Corp. and Lehigh will file, or cause to be filed, with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Pennsylvania a certificate or articles of merger for the Merger, which certificate or articles of merger shall be in the form required by and executed in accordance with applicable provisions of Delaware or Pennsylvania law, as the case may be. The Merger shall become effective upon filing with the Secretary of State (the "effective date").

                                    ARTICLE 2

                           ARTICLES OF INCORPORATION;
                          BY-LAWS; CONVERSION OF SHARES

          SECTION 2.01. The Articles of Incorporation, By-Laws and name of Lehigh in existence and in effect immediately prior to the Effective Date shall be the Articles of Incorporation, By-Laws and name, respectively, of the surviving corporation unless and until the same shall thereafter be altered, amended or repealed.

          SECTION 2.02. On and as of the Effective Date, each share of LP Corp. Common issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of

Lehigh Common. On and as of the Effective Date, each share of Lehigh Common issued and outstanding immediately prior thereto shall be cancelled.

                                    ARTICLE 3

                                    COVENANTS

          SECTION 3.01. LP Corp. agrees that it will not, prior to the Effective Date, (a) authorize or issue any additional shares of LP Corp. Common, any security convertible into, or exchangeable for, shares of LP Corp. Common or any warrants, options or other rights to purchase or subscribe for any shares of LP Corp. Common or (b) hypothecate, transfer or otherwise dispose of any shares of Lehigh Common held by it.

          SECTION 3.02. Lehigh agrees that it will not, prior to the Effective Date, issue any additional shares of Lehigh Common or Lehigh Preferred, any security convertible into, or exchangeable for, shares of Lehigh Common or Lehigh Preferred, or any warrants, options or other rights to purchase or subscribe for shares of Lehigh Common or Lehigh Preferred.

          SECTION 3.03. Each party agrees that it will make every reasonable effort to obtain such consents or approvals and to take such further actions as may be necessary or appropriate in furtherance of the transactions contemplated hereby.

                                    ARTICLE 4

                                   CONDITIONS

          The obligations of the parties hereto are subject to the satisfaction of the following conditions, which shall have been satisfied on or prior to the Effective Date:

          SECTION 4.01. All approvals and consents necessary to consummate the Merger shall have been obtained.

          SECTION 4.02. The obligations of each party hereunder shall be subject to the performance, by the other party, of its respective agreement and obligations pursuant hereto. Each party to whom performance is owed may waive, as to itself, the performance of any agreement or obligation of the other party.

          SECTION 4.03. Notwithstanding satisfaction of the conditions contained in Sections 4.01 and 4.02 hereof, the Board of Directors of LP Corp. shall have the right not to proceed with the transactions contemplated by this Agreement if, in its judgment, it determines that such transactions would, for any reason, not be in the best interests of LP Corp. or its stockholder(s).

                                    ARTICLE 5

                                  MISCELLANEOUS

          SECTION 5.03. This Agreement shall be construed under and in accordance with, and be governed by, the laws of the State of Pennsylvania applicable to contracts made and to be performed entirely within the State of Pennsylvania.

          SECTION 5.03. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.

          SECTION 5.03. Subject to Sections 4.01, 4.02 and 4.03 hereof, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                           LP HOLDING CORP.


                                           By:
                                              ------------------------------
                                              John D. DePaul, President

                                           THE LEHIGH PRESS, INC.


                                           By:
                                              ------------------------------
                                              John D. DePaul, President

                          COMMONWEALTH OF PENNSYLVANIA

                           [DEPARTMENT OF STATE LOGO]

To All To Whom These Presents Shall Come, Greeting:

     Whereas, UNDER THE PROVISIONS OF ARTICLE IX OF THE BUSINESS CORPORATION LAW (ACT OF MAY 5, 1933, P.L. 364), AS AMENDED, THE DEPARTMENT OF STATE IS AUTHORIZED AND REQUIRED TO ISSUE A

                              CERTIFICATE OF MERGER

EVIDENCING THE MERGER OF ANY ONE OF MORE DOMESTIC CORPORATIONS, AND ANY ONE OR MORE FOREIGN CORPORATIONS INTO ONE OF SUCH CORPORATIONS UNDER THE PROVISIONS OF THAT LAW; AND

     Whereas, THE STIPULATIONS AND CONDITIONS OF THAT LAW RELATING TO THE MERGER OF SUCH CORPORATIONS HAVE BEEN FULLY COMPLIED WITH BY LP HOLDING CORP., a Delaware corporation and THE LEHIGH PRESS, INC., a Pennsylvania corporation

     It is, Therefore, CERTIFIED, THAT FROM THE ARTICLES OF MERGER FILED WITH THE DEPARTMENT OF STATE, IT APPEARS THAT LP HOLDING CORP., the Delaware corporation has been merged into and with THE LEHIGH PRESS, INC., the Pennsylvania corporation,

     Therefore, Know Ye, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH, AND UNDER AUTHORITY OF THE BUSINESS CORPORATION LAW, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, HEREBY DECLARE THAT THE LEHIGH PRESS, INC., the Pennsylvania corporation shall be the surviving corporation.

                                      Given   UNDER MY HAND AND THE GREAT
                                             SEAL OF THE COMMONWEALTH, AT THE
                                             CITY OF HARRISBURG, THIS 21ST DAY
                                             OF DECEMBER IN THE YEAR OF OUR LORD
                                             ONE THOUSAND NINE HUNDRED AND
                                             EIGHTY-EIGHT AND OF THE
                                             COMMONWEALTH THE TWO HUNDRED
                                             THIRTEENTH.

                                                    /s/ James J. Haggerty
                                             -----------------------------------
                                                SECRETARY OF THE COMMONWEALTH

                                                        ------------------------
                                                        FILED THIS________DAY OF
                                                        ________
APPLICANT'S ACC'T
NO.                                  8895 698           DEC 22, 1988, 19
DSCB:BCL-903 (Rev. 7-78)    --------------------------  ______.
FILING FEE: $80 PLUS $20       (Line for numbering)     COMMONWEALTH OF
FOR EACH PARTY CORPORATION          202583              PENNSYLVANIA
IN EXCESS OF TWO                                        DEPARTMENT OF STATE
AMB-9                     COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU       James J. Haggerty

ARTICLES OF MERGER--                                    EFF:  DEC 31, 1998 -
BUSINESS CORPORATION                                    11:59 P.M.
                                                        SECRETARY OF THE
                                                        COMMONWEALTH
--------------------------------------------------------------------------------
                                                        (Box for Certification)

     In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933, (P.L. 364) (15 P.S. ss.1903) the undersigned corporations, desiring to effect a merger, hereby certify that:

1. The name of the corporation surviving the merger is:

          THE LEHIGH PRESS, INC.
--------------------------------------------------------------------------------

2. Check and complete one of the following):

   /X/ The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department)

ABRAHAMS, LOEWENSTEIN, BUSHMAN & KAUFFMAN        14TH FL. UNITED ENGINEERS BLDG. 305 17TH ST.
---------------------------------------------------------------------------------------------
              (NUMBER)                                              (STREET)

              PHILADELPHIA                                         19103-4123
----------------------------------------------------Pennsylvania----------------
                (CITY)                                             (ZIP CODE)


   / / The surviving corporation is a foreign corporation incorporated under the laws of_____________________________
                                                                                           (NAME OF JURISDICTION)
__________________ and the location of its office registered with such domiciliary jurisdiction is:

----------------------------------------------------------------------------------------------------------------------
          (NUMBER)                                                                                          (STREET)

----------------------------------------------------------------------------------------------------------------------
           (CITY)                                          (STATE)                                          (ZIP CODE)

3. The name and the location of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. (Check, and if appropriate, complete one of the following):

   /X/ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

   /X/ The plan of merger shall be effective on     December 31, 1988     at 11:59 p.m.   .
                                                  ------------------------------------------
                                                        (DATE)                 (HOUR)

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

NAME OF CORPORATION                                     MANNER OF ADOPTION
--------------------------------------------------------------------------------
THE LEHIGH PRESS, INC.                       Adopted by action of the board of
                                             directors pursuant to Section 902.1
                                             of the Business Corporation Law.

6. (Strike out this paragraph if no foreign corporation is party to the merger.) The plan was authorized, adopted or approved, as the case may be, by the foreign corporation (or each of the foreign corporations) in accordance with the laws of the jurisdiction in which it was formed.

7. The plan of merger is set forth on Exhibit A, attached hereto and made a part hereof.

   IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized office and its corporate seal, duly attested by another such officer, to be hereunto affixed this 16th day of DECEMBER , 1988.

                                                                THE LEHIGH PRESS, INC.
                                                        --------------------------------------------
                                                                (NAME OF CORPORATION)

                                                By  /s/         William F. Love
                                                        --------------------------------------------
                                                                      (SIGNATURE)

                                                                Vice President
                                                        --------------------------------------------
                                                            (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

/s/  Marie K. White
-----------------------------------------------
       (SIGNATURE)

       Secretary
-----------------------------------------------
 (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                                                LEHIGH PRESS-PUERTO RICO, INC.
                                                        --------------------------------------------
                                                                   (NAME OF CORPORATION)

                                                By /s/          William F. Love
                                                        --------------------------------------------
                                                                       (SIGNATURE)

                                                                Vice President
                                                        --------------------------------------------
                                                           (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attest:

/s/    Marie K. White
------------------------------------------------
       (SIGNATURE)

       Secretary
------------------------------------------------
  (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

                                                                      EXHIBIT A

                                                                      8895 700

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OP MERGER dated as of the 16th day of December, 1988, between Lehigh Press-Puerto Rico, Inc., a Delaware corporation ("LPPR"), and The Lehigh Press, Inc., a Pennsylvania corporation ("Lehigh").

                                   WITNESSETH:

          WHEREAS, LPPR has authorized capital stock consisting of 3,000 shares of common stock, without par value ("LPPR Common"), 3,000 shares of which, as of the date hereof, are issued and outstanding and held of record by Lehigh; and

          WHEREAS, the respective Boards of Directors of Lehigh and LPPR deem it advisable and in the best interests of each of such corporations and their respective stockholders that LPPR be merged with and into Lehigh (the "Merger") upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and in accordance with the laws of the States of Delaware and Pennsylvania, the parties hereto agree that LPPR shall be merged with and into Lehigh and that the terms and conditions of the Merger shall be as follows:

                                    ARTICLE 1

                           MERGER OF LPPR INTO LEHIGH
                                 EFFECTIVE TIME

          SECTION 1.01. At the Effective Time (as defined in Section 1.02 below), LPPR shall be merged with and into Lehigh, the separate existence of LPPR, which is a wholly-owned subsidiary of Lehigh, shall cease, and Lehigh, as the surviving corporation, shall continue its corporate existence under the laws of the State of Pennsylvania and shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of LPPR in accordance with the Business Corporation Law of the State of Pennsylvania (the "PBCL").

          SECTION 1.02. As soon as practicable after each of the conditions set forth in Article 4 has been satisfied or waived, LPPR and Lehigh will file, or cause to be filed, with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Pennsylvania, a certificate or articles of merger for the Merger, which certificate or articles of merger shall be in the form required by and executed in accordance with applicable provisions of Delaware or Pennsylvania law, as the case may be. The Merger shall become effective at 11:59 p.m. on December 31, 1988 (the "Effective Time").

                                    ARTICLE 2

                           ARTICLES OF INCORPORATION;
                          BY-LAWS; CONVERSION OF SHARES

          SECTION 2.01. The Articles of Incorporation, By-Laws and name of Lehigh in existence and in effect immediately prior to the Effective Time shall be the Articles of Incorporation, By-Laws and name, respectively, of the surviving corporation unless and until the same shall thereafter be altered, amended or repealed.

          SECTION 2.02. The issued and outstanding shares of LPPR shall not be converted or exchanged in any manner inasmuch as Lehigh presently owns directly all of the issued and outstanding shares of LPPR and will continue to own said shares prior to the adoption of this Agreement and Plan of Merger and prior to the Effective Time thereof. Each of the issued and outstanding shares of LPPR shall be surrendered and extinguished at the Effective Time of the Merger. The issued and outstanding shares of Lehigh shall not be converted or exchanged in any manner, but each said share which is issued and outstanding as of the Effective Time of the Merger shall continue to represent one issued and outstanding share of Lehigh.

                                    ARTICLE 3

                                    COVENANTS

          SECTION 3.01. LPPR agrees that it will not, prior to the Effective Time, authorize or issue any additional shares of LPPR Common, any security convertible into, or exchangeable for, shares of LPPR Common or any warrants, options or other rights to purchase or subscribe for any shares of LPPR Common.

          SECTION 3.02. Each party agrees that it will make every reasonable effort to obtain such consents or approvals and to take such further actions as may be necessary or appropriate in furtherance of the transactions contemplated hereby.

                                    ARTICLE 4

                                   CONDITIONS

          The obligations of the parties hereto are subject to the satisfaction of the following conditions, which shall have been satisfied at or prior to the Effective Time:

          SECTION 4.01. All approvals and consents necessary to consummate the Merger shall have been obtained.

          SECTION 4.02. The obligations of each party hereunder shall be subject to the performance, by the other party, of its respective agreements and obligations pursuant hereto. Each party to whom performance is owed may waive, as to itself, the performance of any agreement or obligation, of the other party.

          SECTION 4.03. Notwithstanding satisfaction of the conditions contained in Sections 4.01 and 4.02 hereof, the Board of Directors of Lehigh shall have the right not to proceed with the transactions contemplated by this Agreement if, in its judgment, it determines that such transactions would, for any reason, not be in the best interests of Lehigh or its stockholder(s).

                                    ARTICLE 5

                                  MISCELLANEOUS

          SECTION 5.01. This Agreement shall be construed under and in accordance with, and be governed by, the laws of the State of Pennsylvania applicable to contracts made and to be performed entirely within the State of Pennsylvania.

          SECTION 5.02. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.

          SECTION 5.03. Subject to Sections 4.01, 4.02 and 4.03 hereof, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           LEHIGH PRESS-PUERTO RICO, INC.


                                           By:
                                               ---------------------------------
                                               William F. Love, Vice president


                                           THE LEHIGH PRESS, INC.

                                           By:
                                               ---------------------------------
                                               John D. DePaul, President

                          COMMONWEALTH OF PENNSYLVANIA

                           [DEPARTMENT OF STATE LOGO]

To All To Whom These Presents Shall Come, Greeting:

          Whereas, Under the provisions of Article IX of the Business Corporation Law (Act of May 5, 1933, P.L. 364), as amended, the Department of State is authorized and required to issue a

                              CERTIFICATE OF MERGER

evidencing the merger of any one or more domestic corporations, and any one or more foreign corporations into one of such corporations under the provisions of that law; and

          Whereas, The stipulations and conditions of that law relating to the merger of such corporations have been fully complied with by LEHIGH PRESS-PUERTO RICO, INC., a Delaware corporation and THE LEHIGH PRESS, INC., the Pennsylvania corporation,

          It is Therefore, Certified, That from the Articles of Merger filed with the Department of State, it appears that LEHIGH PRESS-PUERTO RICO, INC., the Delaware corporation has been merged into and with THE LEHIGH PRESS, INC., the Pennsylvania corporation,

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under authority of the Business Corporation Law, I DO BY THESE PRESENTS, which I have caused to be sealed with the Great Seal of the Commonwealth, hereby declare that THE LEHIGH PRESS, INC. the Pennsylvania corporation shall be the surviving corporation.

                    Given Effective: December 31, 1988 - 11:59 P.M. under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 22nd day of December in the year of our Lord one thousand nine hundred and eighty-eight and of the Commonwealth the two hundred thirteenth.

                                              /s/James J. Haggerty
                           -----------------------------------------------------
                                          SECRETARY OF THE COMMONWEALTH

Microfilm Number __________    Filed with the Department of State on MAR 23 1992

Entity Number     202583       -------------------------------------------------
                                         Secretary of the Commonwealth

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                    DSCB:15-1507/4144/5507/6144/8506 (REV 90)

Indicate type of entity (check one):

/X/  Domestic Business Corporation (15 Pa.C.S. Section 1507)

/ /  Foreign Business Corporation (15 Pa.C.S. Section  4144)

/ /  Domestic Nonprofit Corporation (15 Pa.C.S. Section  5507)

/ /  Foreign Nonprofit Corporation (15 Pa.C.S. Section  6144)

/ /  Domestic Limited Partnership (15 Pa.C.S. Section  8506)

          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the Corporation or limited partnership is: The Lehigh Press, Inc.

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  30 S. 17th Street, 14th Floor, Philadelphia, PA     19103 Philadelphia
          ----------------------------------------------------------------------
          Number and Street              City          State  Zip   County

     (b)  c/o: _________________________________________________________________
               Name of Commercial Registered Office Provider

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.   (Complete part (a) or (b)):

     (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

          c/o Vincent P. Haley
          1600 Market Street, Suite 3600, Philadelphia, PA   19103  Philadelphia
          ----------------------------------------------------------------------
          Number and Street               City         State  Zip   County

     (b) The registered office of the corporation or limited partnership shall be provided by:
          c/o:__________________________________________________________________
              Name of Commercial Registered Office Provider

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4. (STRIKE OUT IF A LIMITED PARTNERSHIP): Such change was authorized by the Board of Directors of the corporation.

          IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 17TH day of JANUARY, 1992


                                           THE LEHIGH PRESS, INC.
                           -----------------------------------------------------
                                   Name of Corporation/Limited Partnership

                           BY:   /s/
                              --------------------------------------------------
                                 (Signature)

                           TITLE: Chairman, President & Chief Executive Officer
                                  ----------------------------------------------

Microfilm Number  None         Filed with the Department of State on MAR 18 1998

Entity Number     202583       -------------------------------------------------
                                         Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1918 (REV 90)

          In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the Corporation is: The Lehigh Press, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  c/o Vincent P. Haley, 1600 Market Street, Suite 3600, Philadelphia, PA    19103,  Philadelphia
          -------------------------------------------------------------------------------------------------
          Number and Street                                     City          State  Zip    County

     (b)  c/o:__________________________________________________________________
              Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The statute by or under which it was incorporated is: Business Corporation Law (Act No. 106) approved the 5th day of May, A.D. 1933

The date of its incorporation is: Pennsylvania

(Check, and if appropriate complete, one of the following):

/X/ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

/ /  The amendment shall be effective on: _________________ at _________________
                                                 Date                 Hour

(Check one of the following):

/X/ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

/ /  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
     Section 1914(c).

(Check , and if appropriate complete, one of the following):

/ /  The amendment adopted by the corporation, set forth in full, is as follows:

/X/ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

3.   (Check if the amendment restates the Articles):

/X/ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18TH day of MARCH, 1998.

                                           THE LEHIGH PRESS, INC.
                           -----------------------------------------------------
                                           (Name of Corporation)

                           By:            /s/ Maria K. White
                              --------------------------------------------------
                                                 (Signature)

                           Title:         Vice President and Secretary
                                 -----------------------------------------------

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             THE LEHIGH PRESS, INC.

          1.   NAME. The name of the corporation is:

                             The Lehigh Press, Inc.

          2. REGISTERED OFFICE. The commercial registered office in Dauphin County, Pennsylvania is Corporation Service Company.

          3. STATUTE. The corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended.

          4. TERM. The term for which the Corporation is to exist is perpetual.

          5. CAPITAL STOCK. The aggregate number of common shares which the Corporation shall have authority to issue is One Million (1,000,000) shares of stock with no par value.

          6. AUTHORITY OF BOARD OF DIRECTORS. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any class or any series of any class that may be desired.

          7. CUMULATIVE VOTING. The shareholders of the Corporation shall not have the right to cumulate their votes in the elections of directors.

          8. BYLAWS. All conditions, qualifications, requirements, privileges and regulations regarding the Board of Directors and the shareholders, including voting rights, shall be fixed and governed by the Bylaws of the Corporation.

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

                                DECEMBER 03, 2002

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

                             THE LEHIGH PRESS, INC.

          I, C. Michael Weaver, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department.

                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and caused the Seal of the
                                        Secretary's Office to be affixed, the
                                        day and year above written.

                                                  /s/ C. Michael Weaver
                                        ----------------------------------------
                                                Secretary of Commonwealth

                                                                    Exhibit 3.12


================================================================================



                           AMENDED AND RESTATED BYLAWS

                                       OF

                             THE LEHIGH PRESS, INC.
                         (ADOPTED ON FEBRUARY 19, 1998)




                           INCORPORATED UNDER THE LAWS

                                     OF THE

                          COMMONWEALTH OF PENNSYLVANIA

                                       ON

                                 JANUARY 7, 1937



                                   LAW OFFICES

                                       OF

                      SCHNADER, HARRISON, SEGAL & LEWIS LLP
                         1600 MARKET STREET, SUITE 3600
                        PHILADELPHIA, PENNSYLVANIA 19103



================================================================================

                                TABLE OF CONTENTS

ARTICLE I             OFFICES...........................................................................1

         Section 1.01.         Registered Office........................................................1
         Section 1.02.         Other Offices............................................................1


ARTICLE II            SEAL..............................................................................1

         Section 2.01.         Corporate Seal...........................................................1


ARTICLE III           SHAREHOLDERS' MEETINGS............................................................1

         Section 3.01.         Place of Meetings........................................................1
         Section 3.02.         Annual Meeting...........................................................1
         Section 3.03.         Special Meetings.........................................................1
         Section 3.04.         Notice of Meetings.......................................................2
         Section 3.05.         Exception to Notice......................................................2
         Section 3.06.         Waiver of Notice.........................................................2
         Section 3.07.         Quorum...................................................................3
         Section 3.08.         Shareholders Entitled to Vote............................................3
         Section 3.09.         Shareholders May Vote in Person or by Proxy..............................3
         Section 3.10.         Elections of Directors...................................................4
         Section 3.11.         Voting...................................................................4
         Section 3.12.         Voting Expenses..........................................................4
         Section 3.13.         Voting Lists.............................................................4
         Section 3.14.         Judges of Election.......................................................4
         Section 3.15.         Adjournments; Notice of Adjournments.....................................5
         Section 3.16.         Informal Action by Shareholders..........................................5


ARTICLE IV            DIRECTORS.........................................................................5

         Section 4.01.         Number and Term of Office................................................5
         Section 4.02.         Vacancies................................................................6
         Section 4.03.         Resignation..............................................................6
         Section 4.04.         Place of Meetings........................................................6
         Section 4.05.         First Meeting............................................................6
         Section 4.06.         Regular Meetings.........................................................6
         Section 4.07.         Special Meetings.........................................................6
         Section 4.08.         Notice of Meetings.......................................................7
         Section 4.09.         Exception to Notice......................................................7
         Section 4.10.         Waiver of Notice.........................................................7
         Section 4.11.         Quorum...................................................................8
         Section 4.12.         Voting Rights of Directors...............................................8
         Section 4.13.         Adjournment..............................................................8
         Section 4.14.         Informal Action..........................................................8


                                       2

         Section 4.15.         General Powers...........................................................8
         Section 4.16.         Executive Committee and Other Committees.................................8
         Section 4.17.         Compensation of Directors................................................9
         Section 4.18.         Removal of Directors.....................................................9
         Section 4.19.         Liability of Directors...................................................9


ARTICLE V             OFFICERS, AGENTS AND EMPLOYEES...................................................10

         Section 5.01.         Officers................................................................10
         Section 5.02.         Agents or Employees.....................................................10
         Section 5.03.         Salaries................................................................10
         Section 5.04.         Removal of Officers, Agents or Employees................................10
         Section 5.05.         Chairman of the Board and President; Powers and Duties..................11
         Section 5.06.         Vice President; Powers and Duties.......................................11
         Section 5.07.         Secretary; Powers and Duties............................................11
         Section 5.08.         Treasurer; Powers and Duties............................................11
         Section 5.09.         Delegation of Officer's Duties..........................................12


ARTICLE VI            SHARES OF CAPITAL STOCK..........................................................12

         Section 6.01.         Certificates of Shares..................................................12
         Section 6.02.         Registered Shareholders.................................................12
         Section 6.03.         Transfer of Shares......................................................12
         Section 6.04.         Restrictions on Transfer................................................13
         Section 6.05.         Replacement of Certificates.............................................13


ARTICLE VII           RECORD DATE......................................................................13

         Section 7.01.         Directors May Fix Record Date...........................................13
         Section 7.02.         Determination When No Record Date Fixed.................................13
         Section 7.03.         Certification By Nominee................................................13


ARTICLE VIII          DISTRIBUTIONS AND WORKING CAPITAL................................................14

         Section 8.01.         Distributions...........................................................14
         Section 8.02.         Reserve Fund............................................................14


ARTICLE IX            MISCELLANEOUS PROVISIONS.........................................................14

         Section 9.01.         Corporate Records.......................................................14
         Section 9.02.         Execution of Written Instruments........................................14
         Section 9.03.         Financial Report........................................................15
         Section 9.04.         Indemnification of Directors and Officers...............................15
         Section 9.05.         Telecommunications......................................................16
         Section 9.06.         Masculine to Include Feminine and Neuter................................17


                                       3

ARTICLE X             AMENDMENT OF BYLAWS..............................................................17

         Section 10.01.        Amendments..............................................................17

                           AMENDED AND RESTATED BYLAWS

                                       of

                             THE LEHIGH PRESS, INC.
                          (a Pennsylvania corporation)

                                   ARTICLE I
                                    OFFICES

       Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Pennsylvania shall be at the place designated in the Articles of Incorporation, subject to change upon notice to the Department of State as may be permitted by law.

       Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                                   ARTICLE II
                                      SEAL

       Section 2.01. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE III
                             SHAREHOLDERS' MEETINGS

       Section 3.01. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the registered office of the corporation or at such other place, within or without the Commonwealth of Pennsylvania, as the Board of Directors or shareholders may from time to time determine.

       Section 3.02. ANNUAL MEETING. An annual meeting of the shareholders shall be held in each calendar year at such time and on such date as shall be designated by resolution of the Board of Directors, not later than five (5) months after the end of the corporation's fiscal year, for the election of directors and the transaction of such other business as may properly be brought before the meeting. If a meeting for the election of directors shall not be called or held within six (6) months after the designated time, any shareholder may call such meeting at any time thereafter.

       Section 3.03. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, or a majority of the Board of Directors, or the holder or holders of not less than one-fifth (or such smaller fraction as may be provided by law in particular cases) of all the shares of the corporation outstanding and entitled to vote at the particular meeting. If called by shareholders, such request shall be in writing delivered to the Secretary of the corporation and shall state the general nature of the proposed business to be transacted at the meeting. It shall be the duty of the Secretary of the corporation to call such meeting to be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

       Section 3.04. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders shall be given by or at the direction of the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice need not be given to shareholders not entitled to vote at the meeting unless such shareholders are entitled by law to such notice in a particular case. Notice shall be deemed to have been properly given to a shareholder when delivered to such shareholder personally, or when sent by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the corporation. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima fade evidence of the giving of any notice required by these Bylaws. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person or, in the case of telex, telecopier or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, shall state the general nature of the business to be transacted if and to the extent required by law.

       Section 3.05. EXCEPTION TO NOTICE. Whenever any notice or communication is required to be given to a shareholder and communication with that shareholder is then unlawful, the giving of the notice or communication to that shareholder shall not be required and there shall be no duty to apply for a license or other permission to do so. If the action taken is such as to require the filing of any document with respect thereto, it shall be sufficient, if such is the fact and if notice or communication is required, to state therein that notice or communication was given to all shareholders entitled to receive notice or communication except persons with whom communication was unlawful. This exception shall also be applicable to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, this exception shall cease to be applicable to the shareholder.

       Section 3.06. WAIVER OF NOTICE. Whenever any written notice is required to be given to a shareholder under the provisions of applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Except as otherwise required by law, neither the business to be transacted at the meeting, nor the purpose of the meeting, need be specified in the waiver of notice of such meeting. Attendance of any person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where a person entitled to notice attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

       Section 3.07. QUORUM. The presence, in person (including participation by telephone or similar communication as provided in Section 9-05 hereof) or by proxy, of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be requisite and shall constitute a quorum for the purpose of considering such matter at any meeting of the shareholders for the election of directors or for the transaction of other business except as otherwise required by statute or in these Bylaws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting to such time and place as they may determine, except that those shareholders entitled to vote who attend a meeting for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed by law or in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

       Section 3.08. SHAREHOLDERS ENTITLED TO VOTE. Unless otherwise provided in or pursuant to the Articles of Incorporation, every shareholder shall be entitled to one vote for every share standing in his name on the books of the corporation. In the event the Board of Directors shall fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, such time, except in the case of an adjourned meeting, shall not be more than ninety
(90) days prior to the date of the meeting of shareholders. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting not withstanding any transfer of shares on the books of the corporation after such record date. If a record date shall not be fixed by the Board of Directors for a particular shareholders' meeting, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

       Section 3.09. SHAREHOLDERS MAY VOTE IN PERSON OR BY PROXY. Every shareholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by a shareholder, or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

       Section 3.10. ELECTIONS OF DIRECTORS. Elections for directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins. In all elections of directors every shareholder entitled to vote shall have the right in person or by proxy to one vote for each share of stock standing in his name on the record date.

       Section 3.11. VOTING. Except as otherwise required by law or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon at a duly organized meeting of shareholders.

       Section 3.12. VOTING EXPENSES. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise, and may pay the reasonable expenses of a solicitation by or on behalf of other persons.

       Section 3.13. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting, except that if the corporation has five thousand or more shareholders, in lieu of the making of such list the corporation may make the information therein available by any other means.

       Section 3.14. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a Judge. In case any person appointed as Judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as Chairman. The Judges of Election shall do all such acts as may be proper to ascertain the existence of a quorum and the number of votes cast, and to conduct the election or vote with fairness to all shareholders. They shall, if requested by the Chairman of the meeting or any shareholder or his proxy, make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Judges of Election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

       Section 3.15. ADJOURNMENTS; NOTICE OF ADJOURNMENTS. Adjournments of any regular or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Upon adjournment of an annual or special meeting of shareholders it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

       Section 3.16. INFORMAL ACTION BY SHAREHOLDERS.

       (a) UNANIMOUS WRITTEN CONSENT. Except as may be otherwise required by statute or in the Articles of Incorporation, notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if prior or subsequent to the action a consent thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the corporation.

       (b) PARTIAL WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

                                   ARTICLE IV
                                    DIRECTORS

       Section 4.01. NUMBER AND TERM OF OFFICE. The business and affairs of the corporation shall be managed under the direction of a board consisting of one or more members who shall be natural persons of full age. The number of directors shall be such number as shall have been last specified by resolution (if any) of the Board of Directors or shareholders. The number of directors may at any time be increased or decreased (subject to the minimum of one director as stated above) by a resolution duly adopted by the Board of Directors or shareholders, provided, however, that no decrease will have the effect of shortening the term of any incumbent director. Directors need not be residents of Pennsylvania or shareholders in the corporation. At each annual meeting the directors shall be elected by the shareholders to serve for the term of one (1) year and until their respective successors shall have been elected and qualified, or until such director's earlier death, resignation or removal.

       Section 4.02. VACANCIES. Vacancies in the Board of Directors, whether or not caused by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term.

       Section 4.03. RESIGNATION. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

       Section 4.04. PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the directors may from time to time by resolution appoint, or as may be designated in the notice or waiver of notice of a particular meeting; in the absence of specification, such meetings shall be held at the registered office of the corporation.

       Section 4.05. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of the shareholders at the place where the shareholders' meeting was held, for the purpose of organization, the election of officers and the transaction of other business; or such meeting may convene at such other time and place as may be fixed by resolution of the shareholders adopted at the meeting at which the directors were elected, or by the call of any director or incorporator, who shall give at least five (5) days' written notice thereof to each other director or incorporator, which notice shall set forth the time and place of the meeting. Any incorporator may act in person, by written consent or by proxy signed by him or his attorney-in-fact. If a designated director or an incorporator dies or is for any reason unable to act at the meeting, the other or others may act. If there is no other designated director or incorporator able to act, any person for whom an incorporator was acting as agent may act or appoint another to act in his stead.

       Section 4.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times as the Board may by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the next succeeding secular day.

       Section 4.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and shall be called upon the written request of any director delivered to the Secretary. Any such request by a director shall state the time and place of the proposed meeting, and upon receipt of such request it shall be the duty of the Secretary to issue the call for such meeting promptly. If the Secretary shall neglect to issue such call, the director making the request may issue the call.

       Section 4.08. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. If such meeting is to be held at other than the usual time or place, written notice of such meeting shall be given in the manner described herein. Notice of all special meetings shall be given at least five (5) days before the time named for such meeting. Notice of all regular meetings shall be given by mailing the same, or by telegraphing or telephoning the same, or by giving personal notice thereof at least forty-eight
(48) hours before the time named for such meeting. Any written notice herein required may be given to a director either personally, or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the corporation or, supplied by such director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person or, in the case of telex, TWX or facsimile transmission, when dispatched. Such notice shall specify the place, day and hour of the meeting and any other information required by law.

       Section 4.09. EXCEPTION TO NOTICE. Whenever any notice or communication is required to be given to a director under the provisions of applicable law or by the Articles of Incorporation or these Bylaws, or by the terms of any agreement or other instrument, or as a condition precedent to taking any corporate action, and communication with that director is then unlawful, the giving of the notice or communication to that director shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that director shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication is required, to state therein that notice or communication was given to all directors entitled to receive notice or communication except directors with whom communication was unlawful.

       Section 4.10. WAIVER OF NOTICE. Whenever any written notice is required by law or the Articles of Incorporation or these Bylaws to be given to a director, a waiver thereof in writing, signed by the director entitled to notice either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Attendance of any director at any meeting shall constitute a waiver of notice of such meeting except where such director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

       Section 4.11. QUORUM. At all meetings of the Board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present (including participants by telephone or similar communication as provided in Section 9-05 hereof) at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or by these Bylaws.

       Section 4.12. VOTING RIGHTS OF DIRECTORS. Every director shall be entitled to one vote. Any requirement of law or of these Bylaws for the presence of or vote or other action by a specified percentage of directors shall be satisfied by the presence of or vote or other action by directors entitled to cast the specified percentage of the votes that all voting directors in office are entitled to cast.

       Section 4.13. ADJOURNMENT. Adjournment or adjournments of any regular or special meetings may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called.

       Section 4.14. INFORMAL ACTION. Notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken at a meeting of the directors or the members of the executive or other committee may be taken without a meeting, if, prior or subsequent to the action, a consent or consents thereto by all of the directors or the members of the executive or other committee, as the case may be, is filed with the Secretary of the corporation.

       Section 4.15. GENERAL POWERS. All such powers of the corporation and all such lawful acts and things as are not by statute, or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders, shall be exercised by or under the authority of the Board of Directors.

       Section 4.16. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority prohibited by law. Vacancies in the membership of the committees shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive or other committee shall keep regular minutes of its proceedings and report the same to the Board at each regular meeting of the Board. Each committee of the Board shall serve at the pleasure of the Board.

       Section 4.17. COMPENSATION OF DIRECTORS. Directors may receive such reasonable compensation for their services as shall be provided by a resolution adopted by a majority of the whole Board.

       Section 4.18. REMOVAL OF DIRECTORS.

       (a) REMOVAL BY THE BOARD. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year, or for any other proper cause, or if, within sixty (60) days after notice of his election, such director does not accept the office either in writing or by attending a meeting of the Board.

       (b) REMOVAL BY THE SHAREHOLDERS. In the case of a classified Board, the entire Board of Directors, or any class of the Board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. The entire Board may be removed at any time, with or without cause, by the unanimous vote or consent of the shareholders entitled to vote thereon. Any individual director or the entire Board, where the Board is not classified, may be removed from office without assigning any cause by vote of the shareholders entitled to vote thereon. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting. If shareholders are entitled to vote cumulatively to elect directors, then, unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for the removal of such director, which if cumulatively voted at an annual election would be sufficient to elect one or more directors.

       (c) REMOVAL BY THE COURT. Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The corporation shall be made a party to the action and as a prerequisite to the maintenance of such an action a shareholder must comply with requirements of Pennsylvania law relating to derivative actions.

       (d) EFFECT OF REINSTATEMENT. An act of the Board done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board or by the final judgment of a court.

       Section 4.19. LIABILITY OF DIRECTORS. To the fullest extent permitted by Pennsylvania law, now in effect and as amended from time to time, a director of the corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action.

                                    ARTICLE V
                         OFFICERS, AGENTS AND EMPLOYEES

       Section 5.01. OFFICERS. The officers of the corporation shall be elected annually by the Board of Directors and shall be a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed. A Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed at such time, in such manner and for such terms as may be determined by or pursuant to resolutions of the Board of Directors. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. Any number of offices may be held by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties in the management of the corporation as may be determined by or pursuant to resolutions of the Board of Directors. The officers and assistant officers of the corporation shall hold office for a term of one year, or as specified in the resolution electing or appointing such officer and until such officer's successor has been selected and qualified or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled, in the case of the Chairman of the Board, if any, President, Secretary or Treasurer, by the Board of Directors, or in the case of any other officer or assistant officer, in such manner as may be determined by or pursuant to resolutions of the Board of Directors.

       Section 5.02. AGENTS OR EMPLOYEES. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

       Section 5.03. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

       Section 5.04. REMOVAL OF OFFICERS, AGENTS OR EMPLOYEES. Any officer, assistant officer, agent or employee of the corporation may be removed or his authority revoked by resolution of the Board of Directors, or in such manner as may be determined by or pursuant to resolutions of the Board of Directors, with or without cause, but such removal or revocation shall be without prejudice to the contracts rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any employee, other than an officer or agent of the corporation, may be removed by the President or, subject to his supervision, by the person having authority with respect to the appointment of such employee, whenever in such person's judgment the best interests of the corporation will be served thereby.

       Section 5.05. CHAIRMAN OF THE BOARD AND PRESIDENT; POWERS AND DUTIES.

       (a) The Chairman of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the senior officer of the corporation and shall have such powers and duties as the Board may prescribe.

       (b) The President shall be the chief executive officer of the corporation. He shall have general charge and supervision of the business of the corporation and shall exercise or perform all the powers and duties usually incident to the office of President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall from time to time make such reports of the affairs of the corporation as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year.

       (c) The Chairman of the Board and President shall be, ex officio, members of the executive committee (if any) and of every other committee appointed by the Board.

       Section 5.06. VICE PRESIDENT; POWERS AND DUTIES. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

       Section 5.07. SECRETARY; POWERS AND DUTIES. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee (if any) and of other committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the President. The Secretary shall keep in his custody the corporate seal of the corporation, and may affix the same to any instrument requiring it and attest the same.

       Section 5.08. TREASURER; POWERS AND DUTIES. The Treasurer shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the corporation. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the President and to the directors, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and financial condition of the corporation. If required by the Board, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       Section 5.09. DELEGATION OF OFFICER'S DUTIES. Any officer may delegate duties to his duly elected or appointed assistant, if any; and in case of the absence of any officer or assistant officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

                                   ARTICLE VI
                             SHARES OF CAPITAL STOCK

       Section 6.01. CERTIFICATES OF SHARES. Subject to requirements prescribed by law, the shares of the corporation shall be represented by share certificates in such form as shall be approved by the Board of Directors. Every shareholder shall be entitled to a share certificate representing the shares owned by him. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Every share certificate shall be executed by facsimile or otherwise, by a corporate officer or assistant officer on behalf of the corporation. In case any officer, assistant officer, transfer agent or registrar whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if he had not ceased to be such at the date of its issue.

       Section 6.02. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

       Section 6.03. TRANSFER OF SHARES. Shares of the corporation shall be transferred only on its books upon proper evidence of succession, assignment or authority to transfer such shares. Subject to Section 6-04 hereof, upon transfer the surrendered certificate or certificates shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the corporation.

       Section 6.04. RESTRICTIONS ON TRANSFER. Transfers of shares may be restricted in any lawful manner by law, or by contract if a copy of the contract is filed with the corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.

       Section 6.05. REPLACEMENT OF CERTIFICATES. The Board of Directors may direct a new share certificate to be issued in place of any share certificate theretofore issued by the corporation and claimed to have been lost, destroyed or mutilated, upon the claimant's furnishing an affidavit of the facts and, if required by the Board of Directors, a bond of indemnity in such amount or in open penalty and in such form, with such surety thereon, as the Board may approve for the protection of the corporation and its officers and agents.

                                  ARTICLE VII
                                  RECORD DATE

       Section 7.01. DIRECTORS MAY FIX RECORD DATE. The Board of Directors may fix a time prior to the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only the shareholders who are shareholders of record and entitled to vote on the date so fixed shall be entitled to notice of and to vote at such meeting notwithstanding any transfer of shares on the books of the corporation after the record date so fixed. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

       Section 7.02. DETERMINATION WHEN NO RECORD DATE FIXED. If a record date is not fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the day on which the first written consent or dissent is filed with the Secretary of the corporation. The record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

       Section 7.03. CERTIFICATION BY NOMINEE. The Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board may set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                  ARTICLE VIII
                        DISTRIBUTIONS AND WORKING CAPITAL

       Section 8.01. DISTRIBUTIONS. Subject to the limitations prescribed by law and the provisions of the Articles of Incorporation relating thereto, if any, the Board of Directors, at any regular or special meeting, may authorize and the corporation may make distributions out of assets legally available for such distributions to such extent as the Board may deem advisable. Distributions may be paid in cash, in property, or in shares of the corporation.

       Section 8.02. RESERVE FUND. Before the making of any distributions there may be set aside out of surplus or out of the net profits of the corporation such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may vary or abolish any such reserve fund in its absolute discretion.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

       Section 9.01. CORPORATE RECORDS. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names of the shareholders and showing their respective addresses and the number and classes of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

       Section 9.02. EXECUTION OF WRITTEN INSTRUMENTS. Any form of execution provided in the Articles of Incorporation or in these Bylaws notwithstanding, any note, mortgage, evidence of indebtedness, contract or other document or any assignment or endorsement thereof, executed and entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or a Vice President and attested by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, shall be held to have been properly executed for and in behalf of the corporation. All checks, notes, drafts and orders for the payment of money shall be signed by such one or more officers or agents as the Board of Directors may from time to time designate. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

       Section 9.03. FINANCIAL REPORT. Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements as required by law, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not been previously mailed. An agreement restricting the rights of a shareholder to receive such financial statements shall be set forth in a writing that is separate from the Articles of Incorporation, these Bylaws, or a share certificate. The agreement may provide that it is binding on the shareholder and all persons who are shareholders in the corporation solely by reason of acquiring shares directly or indirectly from the shareholder in one or more transactions that, if the corporation were a statutory close corporation, would be excepted by statute.

       Section 9.04. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       (a) THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (b) DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (c) PROCEDURE FOR EFFECTING INDEMNIFICATION. Indemnification under
Section 9-04(a) or (b) hereof shall be automatic and shall not require any determination that indemnification is proper, except that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

       (d) ADVANCING EXPENSES. Expenses incurred by a person who may be indemnified under Section 9-04(a) or (b) hereof shall be paid by the corporation in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

       (e) INDEMNIFICATION OF EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES. The corporation may, at the discretion and to the extent determined by the Board of Directors of the corporation, (1) indemnify any person who neither is nor was a director or officer of the corporation but who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether brought by or in the right of the corporation), by reason of the fact that the person is or was an employee, agent or other representative of the corporation; against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such threatened, pending or completed action, suit or proceeding and (ii) pay such expenses in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking of the kind described in
Section 9-04(d) hereof if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (f) RIGHTS TO INDEMNIFICATION. Any amendment or modification of these Bylaws that has the effect of limiting a person's rights to indemnification with respect to any act or failure to act occurring prior to the date of adoption of such amendment or modification shall not be effective as to that person unless he consents in writing to be bound by the amendment or modification. The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall inure to the benefit of the heirs, executors and administrators of such person.

       Section 9.05. TELECOMMUNICATIONS. One or more directors or shareholders may participate in a meeting of the Board, of a committee of the Board, or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

       Section 9.06. MASCULINE TO INCLUDE FEMININE AND NEUTER. Whenever in these Bylaws the words "he", "his" or "him" are used, they shall be deemed, where appropriate, to mean the comparable feminine or neuter pronoun.

                                   ARTICLE X
                               AMENDMENT OF BYLAWS

       Section 10.01. AMENDMENTS. Except as otherwise provided by law, these Bylaws may be altered, amended, supplemented or repealed by the affirmative vote of a majority of the whole Board of Directors or of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the Board, or of the shareholders, as the case may be, convened after notice which, in the case of a special meeting of shareholders, shall include notice of that purpose; or by unanimous action of all the directors or all of the shareholders entitled to vote thereon without a meeting. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                                                     Exhibit 4.4

                                                               EXECUTION VERSION

================================================================================








                          REGISTRATION RIGHTS AGREEMENT



                            VON HOFFMANN CORPORATION

                                    as Issuer

                           VON HOFFMANN HOLDINGS, INC.
                               H&S GRAPHICS, INC.
                                  PREFACE, INC.
                                       AND
                     PRECISION OFFSET PRINTING COMPANY, INC.

                                  as Guarantors

                               -------------------


                    $60,000,000 10 1/4% Senior Notes Due 2009
                          Dated as of October 22, 2003

                               -------------------


                         CREDIT SUISSE FIRST BOSTON LLC

                              as Initial Purchaser



================================================================================

       Von Hoffmann Corporation, a Delaware corporation (the "ISSUER"), proposes to issue and sell to Credit Suisse First Boston LLC (the "INITIAL PURCHASER"), upon the terms set forth in a purchase agreement dated October 7, 2003 (the "PURCHASE AGREEMENT"), $60,000,000 in aggregate principal amount of its 10 1/4% Senior Notes due 2009 (the "NOTES"), to be guaranteed (the "GUARANTEES", and together with the Notes, the "OFFERED SECURITIES") by Von Hoffmann Holdings, Inc. (so long as it is a guarantor under the Credit Facilities (as defined in the Offering Document (as defined in the Purchase Agreement)), a Delaware corporation; H&S Graphics, Inc., a Delaware corporation; Preface, Inc., a Delaware corporation; and Precision Offset Printing Company, Inc., a Delaware corporation (collectively, the "GUARANTORS" and, together with the Issuer, the "COMPANY"). The Offered Securities will be issued pursuant to an Indenture, dated as of March 26, 2002 and as supplemented on December 19, 2002 (the "INDENTURE"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "TRUSTEE"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Initial Purchaser and the holders of the Securities (as defined below) (collectively the "HOLDERS"), as follows:

       1. REGISTERED EXCHANGE OFFER. Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall prepare and, on or prior to 90 days (such 90th day being a "FILING DEADLINE") after the date on which the Initial Purchaser purchases the Offered Securities pursuant to the Purchase Agreement (the "CLOSING DATE"), file with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to a proposed offer (the "EXCHANGE OFFER") to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer, to issue and deliver to such Holders, in exchange for the Offered Securities, a like aggregate principal amount of debt securities of the Issuer and guarantees of the Guarantors issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE NOTES"). The Company shall (i) use its reasonable best efforts to have such Exchange Offer Registration Statement declared effective by the Commission under the Securities Act on or prior to 180 days after the Closing Date and (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will, following the declaration of the effectiveness of the Exchange Offer Registration Statement (a) commence the Exchange Offer and (b) use its reasonable best efforts to issue on or prior to 35 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes, in exchange for all Offered Securities tendered prior to thereto in the Exchange Offer (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD").

       Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder of Transfer Restricted Securities, electing to exchange the Offered Securities for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer), to trade such Exchange

Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

       The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Offered Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Securities (as defined below) acquired in exchange for Offered Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

       Subject to the next paragraph, for so long as any of the Securities are outstanding and if, in the reasonable judgment of the Initial Purchaser or its counsel, the Initial Purchaser or any of its affiliates (as defined in the rules and regulations under the Securities Act) is required to deliver a prospectus (any such prospectus, a "MARKET MAKING PROSPECTUS") in connection with sales of the Securities, to (i) provide the Initial Purchaser and its affiliates, without charge, as many copies of the Market Making Prospectus as they may reasonably request, (ii) periodically amend the Offering Document (as defined in the Purchase Agreement) and the Exchange Offer Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (iii) amend the Exchange Offer Registration Statement or amend or supplement the Market Making Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or supplement with the Commission, (iv) provide the Initial Purchaser and its affiliates with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as they may reasonably request and (v) indemnify the Initial Purchaser and its affiliates with respect to the Market Making Prospectus and, if applicable, contribute to any amount paid or payable by the Initial Purchaser and its affiliates in a manner substantially identical to that specified in Section 7 of the Purchase Agreement (with appropriate modifications). The Company consents to the use, subject to the provisions of the Securities Act and the state securities or "blue sky" laws of the jurisdictions in which the Offered Securities are offered by the Initial Purchaser, of each Market Making Prospectus.

       The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; PROVIDED, HOWEVER, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or the Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchaser have sold all

Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

       If, upon consummation of the Exchange Offer, the Initial Purchasers hold Offered Securities acquired by them as part of their initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Exchange Offer, shall issue and deliver to the Initial Purchasers upon the written request of the Initial Purchasers, in exchange (the "PRIVATE EXCHANGE") for the Offered Securities held by the Initial Purchasers, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Offered Securities (the "PRIVATE EXCHANGE NOTES"). The Offered Securities, the Exchange Notes and the Private Exchange Notes are herein collectively called the "SECURITIES."

       In connection with the Exchange Offer, the Company shall:

              (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

              (b) keep the Exchange Offer open for not less than 25 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

              (c) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

              (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

              (e) otherwise comply with all applicable laws.

       As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

              (x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

              (y) deliver to the Trustee for cancellation all the Offered Securities so accepted for exchange; and

              (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Offered Securities, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Offered Securities of such Holder so accepted for exchange.

       The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

       Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Offered Securities surrendered in exchange therefor or, if no interest has been paid on the Offered Securities, from August 15, 2003.

       Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Offered Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

       Notwithstanding any other provisions hereof, the Company will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer. The Company will pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company will take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered

Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

       2. SHELF REGISTRATION. If, (i) the Company is not: (a) required to file the Exchange Offer Registration Statement; or (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of Transfer Restricted Securities notifies the Issuer prior to the 20th day following consummation of the Exchange Offer that: (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (c) that it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) and (ii) occur, being a "TRIGGER DATE"):

              (a) The Company shall file a registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission and use its reasonable best efforts to cause such filing to be made on or prior to 35 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission under the Securities Act, on or prior to 75 days after such filing. The Shelf Registration Statement and the Exchange Offer Registration Statement are referred to herein as a "REGISTRATION STATEMENT." The Shelf Registration Statement shall be filed on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); PROVIDED, HOWEVER, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

              (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is in the judgment of counsel for the Company required by applicable law.

              (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       3. REGISTRATION PROCEDURES. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

              (a) The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchaser based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

              (b) The Company shall give written notice to the Initial Purchaser, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

              (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

              (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

              (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

              (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

              (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

       (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

       (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

       (e) The Company shall deliver to each Exchanging Dealer and the Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

       (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

              (g) The Company shall deliver to the Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

              (h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or
       (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

              (i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

              (j) Upon the occurrence of any event contemplated by paragraphs
       (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

              (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Offered Securities, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Offered Securities, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

              (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

              (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

              (n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

              (o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

              (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
       Section 11 of the Securities Act; PROVIDED, HOWEVER, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in
       Section 4 hereof.

              (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

              (r) In connection with a resale under the Exchange Offering Registration Statement, if requested by the Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to the Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

              (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Offered Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or caused to be marked, on the Offered Securities so exchanged that such Offered Securities are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Offered Securities be marked as paid or otherwise satisfied.

              (t) The Company will use its reasonable best efforts to (a) if the Offered Securities have been rated prior to the initial sale of such Offered Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Offered Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

              (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

              (v) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

       4. REGISTRATION EXPENSES.

              (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

                     (i) all registration and filing fees and expenses;

                     (ii) all fees and expenses of compliance with federal
              securities and state "blue sky" or securities laws; (iii) all expenses of printing (including printing certificates for the Securities to be issued in the Exchange Offer and the Private Exchange and printing of prospectuses), messenger and delivery services and telephone;

                     (iv) all fees and disbursements of counsel for the Company;

                     (v) all application and filing fees in connection with
              listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                     (vi) all fees and disbursements of independent certified
              public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

              (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Offered Securities in the Registered Exchange Offer and/or selling or reselling Securities pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

       5. INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; PROVIDED FURTHER, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

              (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such

       Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

              (c) Promptly after receipt by an indemnified party under this
       Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Transfer Restricted Securities, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5, the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
       (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

              (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

       6. LIQUIDATED DAMAGES.

              (a) Liquidated damages (the "LIQUIDATED DAMAGES") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "REGISTRATION DEFAULT"):

              (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing;

              (ii) any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "EFFECTIVENESS TARGET DATE");

              (iii) the Registered Exchange Offer has not been consummated within 35 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

              (iv) any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or
                     (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein.

              Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

              The Company shall pay Liquidated Damages to each Holder in the event of a Registration Default. Liquidated Damages shall accrue, at an annual rate of 1.0% of the aggregate principal amount of the Securities, on the date of such Registration Default, payable in cash semiannually in arrears on each interest payment date with respect to the Securities, commencing on the date of such Registration Default. All accrued Liquidated Damages will be paid by the Company in the same manner and at the times as interest is paid. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

              (b) A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; PROVIDED, HOWEVER, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

              (c) Any amounts of Liquidated Damages due pursuant to Section 6(a) will be the exclusive remedy available to holders of Transfer Restricted Securities for any Registration Default.

              (d) "TRANSFER RESTRICTED SECURITIES" means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Initial Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the

       Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act.

       7. RULES 144 AND 144A. The Company shall use its reasonable best efforts to, upon the request of any Holder of Securities, make publicly available any information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Offered Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder of Offered Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

       8. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

       No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

       9. MISCELLANEOUS.

              (a) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

              (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

              (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

              (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

              (2) if to the Initial Purchaser:

                            Credit Suisse First Boston LLC
                            Eleven Madison Avenue
                            New York, NY 10010-3629
                            Fax No.:  (212) 325-8278
                            Attention:  Transactions Advisory Group

                  with a copy to:

                            Latham & Watkins LLP
                            885 Third Avenue
                            New York, NY 10022-4802
                            Fax No.:  (212) 751-4864
                            Attention:  Peter M. Labonski

              (3) if to the Company, at its address as follows:

                            Von Hoffmann Corporation
                            1000 Camera Avenue
                            St. Louis, MO 63126
                            Fax No.:  (314) 966-0983
                            Attention:  Chief Financial Officer

                  with a copy to:

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, NY 10153
                            Fax No.:  (212) 310-8007
                            Attention:  Todd R. Chandler

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

              (d) THIRD PARTY BENEFICIARIES. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

              (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns.

              (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

              (i) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

              (j) SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser, the Issuer and the Guarantors in accordance with its terms.

                            Very truly yours,


                            Von Hoffmann Corporation


                            By: /s/ Gary C. Wetzel
                                --------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                            Von Hoffmann Holdings Inc.


                            By: /s/ Gary C. Wetzel
                                --------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                            H&S Graphics, Inc.


                            By: /s/ Gary C. Wetzel
                                --------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                            Preface, Inc.


                            By: /s/ Gary C. Wetzel
                                --------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                            Precision Offset Printing Company, Inc.


                            By: /s/ Gary C. Wetzel
                                --------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer

                                             The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC


By:  /s/ Marc Warm
     -------------------------------
     Name: Marc Warm
     Title:   Authorized Signatory

                                                                         ANNEX A


       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Offered Securities where such Offered Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

       Each broker-dealer that receives Exchange Notes for its own account in exchange for Offered Securities, where such Offered Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Offered Securities where such Offered Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ______ __, 200[_], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.1

       The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

       For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

--------
(1) In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.


               Name:
                    ------------------------------------------------------------
               Address:
                       ---------------------------------------------------------


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Offered Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                                    Exhibit 4.13










                            STOCK PURCHASE AGREEMENT


                                      AMONG


                            VON HOFFMANN CORPORATION,


                             THE LEHIGH PRESS, INC.


                             AND THE SHAREHOLDERS OF


                             THE LEHIGH PRESS, INC.

                          DATED AS OF SEPTEMBER 5, 2003

                                TABLE OF CONTENTS

                                                                                                              PAGE

1.       Definitions.............................................................................................1

2.       Purchase and Sale of Company Shares....................................................................10
         (a)      Basic Transaction.............................................................................10
         (b)      Purchase Price................................................................................11
         (c)      Purchase Price Definitions....................................................................11
         (d)      Estimated Purchase Price......................................................................13
         (e)      Payment from Buyer to Sellers and Option Payees...............................................13
         (f)      Determination of Purchase Price...............................................................13
         (g)      Closing.......................................................................................15
         (h)      Deliveries at Closing.........................................................................15

3.       Representations and Warranties Concerning Transaction..................................................15
         (a)      Sellers' Representations and Warranties.......................................................15
         (b)      Buyer's Representations and Warranties........................................................16

4.       Representations and Warranties Concerning the Company..................................................17
         (a)      Organization, Qualification and Corporate Power; Corporate Records............................18
         (b)      Capitalization................................................................................18
         (c)      Noncontravention; Authorization of Transaction................................................18
         (d)      Brokers' Fees.................................................................................19
         (e)      Title to Assets...............................................................................19
         (f)      Subsidiaries..................................................................................19
         (g)      Financial Statements..........................................................................20
         (h)      Events Subsequent to Most Recent Fiscal Year End..............................................20
         (i)      Undisclosed Liabilities.......................................................................22
         (j)      Legal Compliance; Permits.....................................................................22
         (k)      Tax Matters...................................................................................22
         (l)      Real Property.................................................................................24
         (m)      Intellectual Property.........................................................................26
         (n)      Tangible Assets...............................................................................28
         (o)      Inventory.....................................................................................28
         (p)      Contracts.....................................................................................28
         (q)      Notes and Accounts Receivable; Accounts Payable...............................................29
         (r)      Powers of Attorney............................................................................29
         (s)      Insurance.....................................................................................29
         (t)      Litigation....................................................................................30
         (u)      Employees.....................................................................................30
         (v)      Employee Benefits.............................................................................31
         (w)      Guaranties....................................................................................32
         (x)      Environmental Matters.........................................................................33


                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE

         (y)      Certain Business Relationships with Company...................................................34
         (z)      Customers and Suppliers.......................................................................34
         (aa)     Bank Accounts.................................................................................34
         (bb)     Product Quality and Warranty Claims...........................................................34
         (cc)     Books and Records.............................................................................35

5.       Pre-Closing Covenants..................................................................................35
         (a)      General.......................................................................................35
         (b)      Notices and Consents..........................................................................35
         (c)      Operation of Business.........................................................................36
         (d)      Preservation of Business......................................................................37
         (e)      Access........................................................................................37
         (f)      Notice of Developments........................................................................38
         (g)      Exclusivity...................................................................................38
         (h)      Updates to Environmental Assessments..........................................................39
         (i)      Repayment of Loans and Affiliate Transactions.................................................39
         (j)      Indebtedness..................................................................................39
         (k)      Transaction Expenses..........................................................................39
         (l)      Assistance with Financing.....................................................................39
         (m)      Company Stock Options.........................................................................40
         (n)      Restricted Stock Agreement; Corporate Governance Agreement....................................40
         (o)      Lehigh Puerto Rico; Puerto Rico Asset Purchase Agreement......................................40
         (p)      Split Dollar Life Insurance Assignment........................................................40
         (q)      Buyer's Financing.............................................................................40
         (r)      Release of Liens..............................................................................41
         (t)      SERP Payments.................................................................................41

6.       Post-Closing Covenants.................................................................................41
         (a)      General.......................................................................................41
         (b)      Litigation Support............................................................................41
         (c)      D & O Insurance...............................................................................42
         (d)      Severance Pay Plan............................................................................42
         (e)      Transition....................................................................................42
         (f)      Confidentiality...............................................................................42
         (g)      Covenant Not to Compete; Non-Solicitation.....................................................43

7.       Conditions to Obligation to Close......................................................................44
         (a)      Conditions to Buyer's Obligation..............................................................44
         (b)      Conditions to Sellers' Obligation.............................................................45

8.       Remedies for Breaches of this Agreement................................................................46
         (a)      Survival of Representations and Warranties....................................................46


                                       ii


                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE

         (b)      Indemnification Provisions for Buyer's Benefit................................................46
         (c)      Indemnification Provisions for Sellers' Benefit...............................................48
         (d)      Matters Involving Third Parties...............................................................48
         (e)      Direct Claims.................................................................................50
         (f)      Exclusive Remedy..............................................................................50
         (g)      Escrow Agreement..............................................................................50
         (h)      Adjustment to Purchase Price..................................................................50

9.       Termination............................................................................................51
         (a)      Termination of Agreement......................................................................51
         (b)      Effect of Termination.........................................................................51

10.      Miscellaneous..........................................................................................51
         (a)      Nature of Sellers' Obligations................................................................51
         (b)      Press Releases and Public Announcements.......................................................52
         (c)      No Third-Party Beneficiaries..................................................................52
         (d)      Entire Agreement..............................................................................52
         (e)      Succession and Assignment.....................................................................52
         (f)      Counterparts..................................................................................53
         (g)      Headings......................................................................................53
         (h)      Notices.......................................................................................53
         (i)      Governing Law; Jurisdiction; Waiver of Jury Trial.............................................54
         (j)      Amendments and Waivers........................................................................54
         (k)      Severability..................................................................................54
         (l)      Expenses......................................................................................54
         (m)      Construction..................................................................................55
         (n)      Incorporation of Exhibits, Annexes and Schedules..............................................55
         (o)      Governing Language............................................................................55
         (p)      Cooperation on Tax Matters....................................................................55
         (q)      Appointment of Sellers' Representative........................................................58

EXHIBIT A  -  Estimate of the Estimated Purchase Price
EXHIBIT B  -  Escrow Agreement
EXHIBIT C  -  Commitment Letters
EXHIBIT D  -  Financial Statements
EXHIBIT E  -  Option Termination Agreement

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement (this "AGREEMENT") dated as of September 5, 2003 by and among Von Hoffmann Corporation, a Delaware corporation ("BUYER"), The Lehigh Press, Inc., a Pennsylvania corporation (the "Company"), and each of John D. DePaul, Raymond A. Frick, Jr., individually and as Sellers' Representative, Barbara A. DePaul, as trustee, and John R. DePaul (each a Seller and collectively, "SELLERS"). Buyer, the Company and Sellers are referred to collectively herein as the "PARTIES."

       Sellers in the aggregate own all of the outstanding capital stock of the Company.

       This Agreement contemplates a transaction in which Buyer will purchase from Sellers and Sellers will sell to Buyer, all of the outstanding capital stock of the Company on the terms and for the consideration set forth below.

       Concurrently with the execution and delivery of this Agreement, Buyer John R. DePaul has executed an executive agreement (the "EXECUTIVE AGREEMENT").

       Concurrently with the execution and delivery of this Agreement, each Option Payee has executed and delivered to the Company an Option Termination Agreement.

       Now, therefore, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

       1. DEFINITIONS.

       "ACCOUNTANTS" has the meaning set forth in SECTION 2(F)(I) below.

       "ACCRUED OTHER TAXES" has the meaning set forth in SECTION 2(C)(XII) below.

       "ACCRUED OTHER TAXES ADJUSTMENT" has the meaning set forth in SECTION 2(C)(XIII) below.

       "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

       "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

       "AGREEMENT" has the meaning set forth in the preface above.

       "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

       "BASKET AMOUNT" has the meaning set forth in SECTION 8(B)(I)(A) below.

         "BUSINESS DAY" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 8(B)(I) below.

         "CASH" means cash and cash equivalents of the Company (including deposits in transit) less escrowed amounts or other restricted cash balances of the Company and less the amounts of any unpaid checks, drafts and wire transfers issued by the Company on or prior to the date and time of determination, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in SECTION 2(G) below.

         "CLOSING DATE" has the meaning set forth in SECTION 2(G) below.

         "CLOSING EBITDA" has the meaning set forth in SECTION 2(C)(IX) below.

         "CLOSING FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2(F)(I) below.

         "CLOSING INDEBTEDNESS" has the meaning set forth in SECTION 2(C)(VI) below.

         "CLOSING NET WORKING CAPITAL" has the meaning set forth in SECTION 2(C)(I) below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state Law.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT LETTERS" has the meaning set forth in SECTION 3(B)(VI) below.

         "COMPANY" has the meaning set forth in the preface above.

         "COMPANY SHARE" means any share of the common stock, no par value, of the Company.

         "COMPANY STOCK OPTIONS" has the meaning set forth in SECTION 4(B) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "CONFIDENTIALITY AGREEMENT" means that certain letter agreement, dated May 2, 2003, between Buyer and the Company, as amended, restated or supplemented from time to time.

         "CONTRACTS" has the meaning set forth in SECTION 4(P) below.

         "CORPORATE GOVERNANCE AGREEMENT" has the meaning set forth in SECTION 5(N) below.

         "CURRENT ASSETS" has the meaning set forth in SECTION 2(C)(II) below.

         "CURRENT LIABILITIES" has the meaning set forth in SECTION 2(C)(III) below.

         "DAMAGES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, deficiencies, assessments, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' and other professionals' fees and expenses, including such of the foregoing that relate to Direct Claims.

         "DIRECT CLAIM" has the meaning set forth in SECTION 8(E) below.

         "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 4 below.

         "DISPUTED ITEMS" has the meaning set forth in SECTION2(F)(I) below.

         "DLJMB BUYERS" means, collectively, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., and MBP II Plan Investors, L.P.

         "EBITDA" has the meaning set forth in SECTION 2(C)(X) below.

         "EBITDA DEDUCTION" has the meaning set forth in SECTION 2(C)(VII) below.

         "EBITDA SHORTFALL" has the meaning set forth in SECTION 2(C)(VIII) below.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement of any kind, including, but not limited to, any bonus or other incentive compensation, stock option, stock purchase, stock award or other equity-based compensation, severance, salary continuation, employee income tax indemnity (e.g. tax gross up) plan, program or arrangement.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL CLAIM" means any claim, demand, action, suit, or proceeding by any Person and/or by any federal, state or regulatory entity, incident to (i) the Release or threatened Release of any Hazardous Substance at or from the Real Property on or prior to the Closing Date; (ii) the ownership, operation or use of any site or facility by the Company on or prior to the Closing Date for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, or as a landfill or other waste disposal site; (iii) human exposure to any Hazardous Substance; (iv) a violation of any applicable Environmental Requirement or non-compliance with any environmental permit relating to the ownership, operation or use of any site or facility by the Company on or prior to the Closing Date; (v) any requests for information, notices of claim, demand letters or other notification received by the Buyer after the Closing Date from any Governmental Entity in connection with any investigation or clean-up of hazardous or polluting substances sent directly by the Company prior to the Closing Date to any site listed or formally proposed for listing on the National

Priority List ("NPL") promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up.

         "ENVIRONMENTAL REQUIREMENTS" shall mean all federal, state, local and foreign Laws, all judicial and administrative orders and determinations and all common law concerning pollution or protection of the environment, natural resources or human health and safety as it relates to environmental protection, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity that is treated as a single employer with Company for purposes of Code Section 414.

         "ESCROW AGENT" has the meaning set forth in SECTION 2(H) below.

         "ESCROW AGREEMENT" has the meaning set forth in SECTION 2(H) below.

         "ESCROW AMOUNT" has the meaning set forth in SECTION 2(E) below.

         "ESTIMATED PURCHASE PRICE" has the meaning set forth in SECTION 2(D) below.

         "EXECUTIVE AGREEMENT" has the meaning set forth in the preface above.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(G) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GIN" has the meaning set forth in SECTION 5(B) below.

         "GOVERNMENTAL ENTITY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HAZARDOUS SUBSTANCES" means, collectively, (i) any petroleum or petroleum products, flammable explosives, radioactive materials, radon gas, lead based paint, friable asbestos, in any form, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Requirements and (iii) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Environmental Requirements.

         "IMPROVEMENTS" has the meaning set forth in SECTION 4(L)(IV) below.

         "INCOME TAX" means any federal, state, local or foreign tax, charge, fee, impost, levy or other assessment which is based upon, measured by, or calculated with respect to (i) net income or profits or (ii) multiple bases, if one or more of the bases upon which the tax is based, by which it is measured, or with respect to which it is calculated is described in clause (i), together with any interest, penalty or addition thereto, whether disputed or not.

         "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "INDEBTEDNESS" of any Person means, without duplication, (i) the principal of (A) indebtedness of such Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) any liability or obligation that should be reflected as debt in accordance with GAAP; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; provided, however, that for the purposes hereof, the leases set forth on SECTION 1(A) OF THE DISCLOSURE SCHEDULE shall not be treated as Indebtedness; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all remaining cash contributions due on or before October 15, 2003, to satisfy the minimum required contributions for plan years 2002 and 2003 for any Employee Pension Benefit Plan sponsored by such Person; provided, however, that for the purposes hereof the Parties agree that as of the date of this Agreement, with respect to the Company, such remaining cash contributions are equal to $610,000; (vi) all negative Cash balances, (vii) all obligations of the type referred to in clauses
(i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); and (ix) any accrued but unpaid interest, fees, penalties, premiums and the like in respect of any of the foregoing; provided, however, except as set forth in clause (v) above, no deferred compensation or pension liability shall be treated as Indebtedness; and provided further, the items set forth on SECTION 1(B) OF THE DISCLOSURE SCHEDULE shall not be treated as Indebtedness.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8(D)(I) below.

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8(D)(I) below.

         "INDEMNITY ESCROW AMOUNT" has the meaning set forth in SECTION 2(E) below.

         "INDUSTRIAL SITE RECOVERY ACT" means the New Jersey Industrial Site Recovery Act, N.J. Stat. Ann.ss. 13:1K ET SEQ, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names, fictional business names (whether registered or unregistered, including any applications for registration of the foregoing), Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including inventions (whether or not reduced to practice), discoveries, concepts, ideas, methods, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(vi) all computer programs, including any and all computer software implementations of algorithms, models and methodologies (including source code, executable code, data, databases and related documentation), (vii) all databases and compilations including all data and collections of data, whether machine readable or otherwise, (viii) all material advertising and promotional materials, (ix) all other proprietary rights, and (x) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means, with respect to an individual, the actual knowledge of such individual after reasonable inquiry of the Company's directors and officers and, with respect to a Person (other than an individual), the actual knowledge of any director, officer or key employee of such Person after reasonable inquiry of such Person's directors and officers.

         "LAWS" shall have the meaning ascribed to such term in SECTION 3(A)(II) below.

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

         "LEASES" has the meaning set forth in SECTION 4(E)(I) below.

         "LEGAL PROCEEDING" has the meaning set forth in SECTION 4(T) below.

         "LEHIGH PUERTO RICO" means Lehigh Press Puerto Rico LLC together with Lehigh Press Puerto Rico, Inc.

         "LIABILITIES" has the meaning set forth in SECTION 4(I) below.

         "LIEN" means any mortgage, pledge, lien, security interest, claim, lease, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance, charge, or any other restriction or limitation, other than (i) statutory liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, provided an appropriate reserve therefor is reflected on the Most Recent Balance Sheet in accordance with GAAP, (ii) purchase money liens and (iii) mechanics', carriers', workers', repairers' and similar liens arising in the Ordinary Course of Business that are not material to the businesses, operations and financial condition of the property so encumbered or the Company and that are not incurred in connection with the borrowing of money.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results or operations of the Company, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(G) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in SECTION 4(G) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in SECTION 4(G) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in SECTION 4(V) below.

         "NET WORKING CAPITAL" has the meaning set forth in SECTION 2(C)(IV) below.

         "NET WORKING CAPITAL DEDUCTION" has the meaning set forth in SECTION 2(C)(XI) below.

         "NJDEP" has the meaning set forth in SECTION 5(B) below.

         "OPTION CASH CONSIDERATION" has the meaning set forth in SECTION 5(M) below.

         "OPTION TERMINATION AGREEMENT" has the meaning set forth in SECTION 5(M) below.

         "OPTION PAYEE" means any Person that holds a Company Stock Option who has not exercised such Company Stock Option prior to the Closing Date and who is entitled to receive a payment in connection with the cancellation of such Person's option rights.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto, owned in fee by the Company.

         "PARTIES" has the meaning set forth in the preface above.

         "PERMITTED ENCUMBRANCES" means with respect to each parcel of Real
Property: (i) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (A) not due and payable as of the Closing Date or (B) being contested in good faith and for which adequate reserves therefor are reflected on the Most Recent Balance Sheet in accordance with GAAP; (ii) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that (A) are not due and payable as of the Closing Date or (B) are being contested in good faith which would not, individually or in the aggregate, materially impair the use or occupancy of the Real Property or the operation of the business of the Company as currently conducted on such Real Property; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property and are not violated by the current use or occupancy of such Real Property or the operation of the business of the Company as currently conducted thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially detract from the value of or materially impair the use or occupancy of such Real Property in the operation of the business of the Company as currently conducted thereon.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or any Governmental Entity.

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PUERTO RICO ASSET PURCHASE AGREEMENT" has the meaning set forth in
SECTION 5(O) below.

         "PURCHASE PRICE" has the meaning set forth in SECTION 2(B) below.

         "PURCHASE PRICE ESCROW AMOUNT" has the meaning set forth in SECTION 2(E) below.

         "REAL PROPERTY" has the meaning set forth in SECTION 4(L)(III) below.

         "REAL PROPERTY LAWS" has the meaning set forth in SECTION 4(L)(VI) below.

         "REAL PROPERTY LEASES" means all leases, subleases, licenses, concessions and other Contracts (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property.

         "RESTRICTED PERIOD" has the meaning set forth in SECTION 6(H)(I) below.

         "RESTRICTED STOCK AGREEMENT" has the meaning set forth in SECTION 5(M) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 8(C) below.

         "SELLERS" has the meaning set forth in the preface above.

         "SELLERS' REPRESENTATIVE" has the meaning set forth in SECTION 10(Q) below.

         "SERP PAYMENTS" has the meaning set forth in SECTION 5(T) below.

         "SPECIAL BONUS PAYMENT" has the meaning set forth in SECTION 5(S) below.

         "SPECIALLY DESIGNATED EMPLOYEE" means the individual listed on SECTION 1(D) of the Disclosure Schedule.

         "SPECIFIED LIENS" has the meaning set forth in SECTION 5(R) below.

         "SPLIT DOLLAR LIFE INSURANCE ASSIGNMENT" has the meaning set forth in
SECTION 5(P) below.

         "STRADDLE PERIOD" has the meaning set forth in SECTION 10(P)(VIII) below.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, 50% or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), 50% or more of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a 50% or more ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated 50% or more of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

         "SWDA" has the meaning set forth in SECTION 4(X)(IV) below.

         "TARGET NET WORKING CAPITAL" has the meaning set forth in SECTION 2(C)(V) below.

         "TAX" or "TAXES" means (i) any federal, state, local, or foreign taxes, charges, fees, imports, levies or other assessments, including, without limitation, all net income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, sales, use, transfer, registration, ad valorem, inventory, value added, alternative or add-on minimum and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement required to be filed in respect of any Taxes, including any schedule or attachment thereto, and including any amendment thereto.

         "THIRD-PARTY CLAIM" has the meaning set forth in SECTION 8(D) below.

         "TRANSACTION EXPENSES" means the aggregate amount of fees and expenses and other payment obligations incurred by or on behalf of, or paid or to be paid by, the Company in connection with this Agreement or any of the transactions contemplated hereby, including, but not limited to, (i) all fees and expenses of counsel, advisors, brokers, finders, consultants (including environmental consultants), investment bankers, experts, actuaries, auditors and accountants,
(ii) all transaction, success or similar bonuses, or other amounts payable to any Person in connection with or upon the consummation of the transactions contemplated hereby whether payable on the Closing Date or thereafter, and whether or not contingent upon continued employment with the Company for a period following the Closing, (iii) all severance or other costs payable to any Person in connection with the consummation of the transactions contemplated herein unless such severance or other costs become payable only upon the termination by the Company of such Person's employment with the Company on or after the Closing Date, (iv) all severance and other amounts, including, but not limited to, the SERP Payments contempated by Section 5(t) below, payable to William Love, Raymond A. Frick, Jr. and John D. DePaul pursuant to any Contract, employee plan or other arrangement, whether payable prior to, on or after the Closing Date (other than as set forth on SECTION 1.1(C) OF THE DISCLOSURE SCHEDULE), (v) all costs, fees, penalties, premiums, payments or expenses incurred or paid (A) in obtaining any approvals or consents contemplated by
SECTION 4(C) hereof, (B) in connection with the repayment of Indebtedness under
SECTION 5(J) and (C) in connection with the release and termination of Liens under SECTION 5(R), and (vi) all fees and governmental charges described in
Section 10(p)(iv) hereof; provided, however, no amount shall be included as Transaction Expenses to the extent that such amount is included as Indebtedness; further, provided, however, that the fees, costs and expenses of Buyer's financing (including with respect to the financing contemplated under the Commitment Letters), shall not be included as Transaction Expenses.

         2. PURCHASE AND SALE OF COMPANY SHARES.

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, all of his, her, or its Company Shares free and clear of all Liens for the consideration specified below in this SECTION 2. The obligation of Buyer to purchase and pay for the Company Shares at

Closing is subject, INTER ALIA, to the condition that all of the Company Shares be delivered and available for purchase by Buyer on the terms set forth herein.

         (b) PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") to be paid by Buyer for all of the Company Shares (including payments made to all Option Payees with respect to the cancellation of all options to purchase Company Shares) shall be an amount equal to One Hundred and Ten Million Dollars ($110,000,000.00): (i) MINUS an amount equal to the Closing Indebtedness; (ii) MINUS an amount equal to the Net Working Capital Deduction; (iii) MINUS the EBITDA Deduction, if any; (iv) MINUS the amount of all Transaction Expenses which remain unpaid as of the Closing; and (v) MINUS an amount equal to the Accrued Other Taxes Adjustment.

         (c) PURCHASE PRICE DEFINITIONS. For purposes of calculating the Purchase Price, the following terms shall have the following meanings:

              (i) "CLOSING NET WORKING CAPITAL" means the Net Working Capital of the Company measured as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date.

              (ii) "CURRENT ASSETS" means accounts receivable, other receivables, inventory, deposits and prepaid expenses and other current assets, but excluding (A) Cash (including negative Cash balances), (B) any Income Tax assets or deferred Taxes, and (C) receivables from any of the Company's Affiliates, directors, employees, officers or Sellers and any of their Affiliates, in each case, as is determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

              (iii) "CURRENT LIABILITIES" means accounts payable, accrued compensation, accrued other expenses, Accrued Other Taxes and other current liabilities, but excluding (A) payables to any of the Company's Affiliates, directors, employees, officers or Sellers and any of their Affiliates (but only to the extent that the Company is released from such obligations on or prior to the Closing), (B) accrued Transaction Expenses, (C) the impact of any reclassification of any negative cash balances to a Liability, and (D) the current portion of Indebtedness, in each case, as is determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End. Current Liabilities shall also exclude deferred compensation recorded in the amount of $94,106 representing general ledger account number 280020 and pension liabilities related to the company's qualified and supplemental retirement plans recorded under SFAS Statement number 87. As of the Closing Date, the Liability for accrued bonuses shall be calculated as the pro rata portion of the annual 2003 bonus that is included in the Company's most recent 2003 forecast, assuming the Company achieves such 2003 forecast LESS that portion of the annual 2003 bonus that would have been allocated to Raymond A. Frick, Jr.

              (iv) "NET WORKING CAPITAL" means Current Assets of the Company less Current Liabilities of the Company.

              (v) "TARGET NET WORKING CAPITAL" means Eight Million Three Hundred Ninety Three Thousand Dollars ($8,393,000.00).

              (vi) "CLOSING INDEBTEDNESS" means the amount of Indebtedness of the Company, net of positive Cash balances, as of 11:59 p.m. (Eastern
       Time) on the day immediately preceding the Closing Date (not taking into account the debt incurred by the Buyer or the Company in connection with the financing of the transactions contemplated by this Agreement).

              (vii) "EBITDA DEDUCTION" shall be an amount, if any, equal to the EBITDA Shortfall times seven and one-half (7.5); provided, however, in no event shall such amount be in excess of Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000).

              (viii) "EBITDA SHORTFALL" shall be the amount, if any, by which Closing EBITDA is less than Fifteen Million Eight Hundred Thousand Dollars ($15,800,000); provided, however, in no event shall such amount be in excess of Five Hundred Fifty Thousand Dollars ($550,000).

              (ix) "CLOSING EBITDA" shall be an amount equal to the Company's EBITDA for the twelve month period ending on the last day of the fiscal month ended immediately prior to the Closing Date.

              (x) "EBITDA", as used in calculating the Closing EBITDA and EBITDA Shortfall, means operating profit (it being understood that bonus and profit sharing expense shall be deducted in determining operating profit, and gains and losses on asset sales and insurance recoveries shall be excluded from determining operating profit): (A) plus depreciation and amortization, (B) plus non-recurring expense items (limited to shareholder expenses, pro forma operating leases, and normalized bonus and profit sharing expenses as discussed between the Buyer and identified by management of the Company which shall not exceed $3.2 million in the aggregate for any twelve -month period, net of $277,000 SERP expense reversal recorded in December 2002), and (C) plus any Transaction Expenses taken into account in the determination of operating income, in each case, as is determined in accordance with GAAP applied on a consistent basis with preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

              (xi) "NET WORKING CAPITAL DEDUCTION" means the amount, if any, by which Target Net Working Capital EXCEEDS Closing Net Working Capital.

              (xii) "ACCRUED OTHER TAXES" means accrued Taxes of the Company as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date (excluding Liabilities relating to Income Taxes and deferred Taxes), which have an original due date that is on or after the Closing Date, determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

              (xiii) "ACCRUED OTHER TAXES ADJUSTMENT" means an amount equal to fifty percent (50%) of Accrued Other Taxes.

         (d) ESTIMATED PURCHASE PRICE. On or before the third (3rd) Business Day preceding the Closing Date, Sellers' Representative shall furnish to Buyer a pro forma calculation of the Purchase Price (the "ESTIMATED PURCHASE PRICE") with reasonable detail and support substantially in the form attached hereto as EXHIBIT A (which EXHIBIT A reflects a good faith estimate by the Sellers of the Estimated Purchase Price on the date hereof), determined in accordance with SECTIONS 2(B) and (C) above based upon Sellers' good faith estimate of the Closing Indebtedness, Transaction Expenses, Closing Net Working Capital, Accrued Other Taxes Adjustment and the EBITDA Deduction.

         (e) PAYMENT FROM BUYER TO SELLERS AND OPTION PAYEES. At the Closing, Buyer shall deliver and pay (A) an amount in cash, by wire transfer to an account designated in writing by the Sellers' Representative for further distribution by the Sellers' Representative to Sellers and Option Payees, equal to the Estimated Purchase Price, less Three Million Dollars ($3,000,000) (the "PURCHASE PRICE ESCROW AMOUNT") to be held in an interest-bearing escrow to satisfy any amounts payable to Buyer upon the final determination of the Purchase Price pursuant to SECTION 2(F)(II) hereof, and less Six Million Dollars ($6,000,000) (the "INDEMNITY ESCROW AMOUNT", and, together with the Purchase Price Escrow Amount, the "ESCROW AMOUNT") to be held in an interest-bearing escrow to satisfy any amounts payable to Buyer pursuant to SECTION 8 hereof, and
(B) an amount in cash, by wire transfer to a Company account equal to the amount of the Transaction Expenses as estimated in determining the Estimated Purchase Price pursuant to SECTION 2(D) above for further distribution to the Transaction Expenses payees at the Closing.

         (f) DETERMINATION OF PURCHASE PRICE.

              (i) Buyer will prepare (A) a balance sheet of the Company as of the Closing Date in accordance with GAAP applied on a consistent basis with the preparation of the Company's balance sheet for the Most Recent Fiscal Year End and (B) a detailed statement setting forth the Closing Indebtedness, Closing Net Working Capital, Transaction Expenses, Accrued Other Taxes Adjustment and EBITDA Deduction and the resulting Purchase Price (the "CLOSING FINANCIAL STATEMENTS") of the Company as 11:59 p.m. (Eastern Time) on the day immediately prior to the Closing Date, determined in accordance with SECTIONS 2(B) and 2(C) above. The Closing Financial Statements will also include a detailed statement prepared by Buyer setting forth Buyer's determination of the EBITDA Deduction. The Closing Financial Statements shall be fully supported by appropriate schedules and work papers. Buyer will deliver the Closing Financial Statements to the Sellers' Representative within sixty (60) days after the Closing Date. The Sellers' Representative shall have thirty (30) days following receipt of the Closing Financial Statements to give written notice to Buyer of any objection to the Closing Financial Statements. Any such written notice shall specify in reasonable detail those items or amounts as to which the Sellers' Representative disagrees (the "DISPUTED ITEMS") and Sellers' Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Financial Statements except for such other items or amounts which are impacted by any Disputed Item or the resolution of any Disputed

       Item. If, within such thirty (30) day period the Sellers' Representative has not given Buyer written notice of its objection to the Closing Financial Statements, then the Purchase Price reflected in the Closing Financial Statements shall be final and binding on the Parties. If the Sellers' Representative gives such notice of objection, then the Parties shall attempt in good faith to resolve the Disputed Items for a period not less than ten (10) days. If the parties are unable to resolve the Disputed Items after such ten (10) day period, then the Disputed Items will be submitted for resolution in accordance with the terms hereof, including SECTIONS 2(B) and (C), to the Chicago office of Deloitte & Touche, LLP, certified public accountants, or, if Deloitte & Touche, LLP is unwilling or unable to accept such appointment, then to a nationally recognized independent accounting firm which is mutually agreeable to Buyer and the Sellers' Representative (the "ACCOUNTANTS"). If Buyer and the Sellers' Representative cannot agree on a nationally recognized independent accounting firm to serve as the Accountants, then Buyer and Sellers' Representative shall request the American Arbitration Association appoint such firm, and such appointment shall be conclusive and binding on the Parties. If the Disputed Items are submitted to the Accountants for resolution, (A) the Accountants shall function as an expert and not as an arbitrator; (B) each Party will furnish to the Accountants such workpapers and other documents and information relating to the Disputed Items as the Accountants may request and are available to that Party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the Disputed Items and to discuss the Disputed Items with the Accountants; (C) the Accountants shall be bound by the provisions of this
       SECTION 2; (D) the Accountants shall make a determination only with respect to the Disputed Items and may not assign a value to any Disputed Item greater than the highest value for such Disputed Item claimed by either Party or less than the smallest value for such Disputed Item claimed by either Party; (E) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants, will be binding and conclusive on the Parties; and (F) Buyer and Sellers will each bear fifty percent (50%) of the fees of the Accountants for such determination.

              (ii) Not later than the fifth (5th) Business Day following the final determination of the Purchase Price in accordance with SECTION 2(F)(I), (A) if the Purchase Price is greater than the Estimated Purchase Price, Buyer will pay the difference thereof and the Escrow Agent will distribute the Purchase Price Escrow Amount in accordance with the terms of the Escrow Agreement, to an account designated by the Sellers' Representative for further distribution by the Sellers' Representative to Sellers and Option Payees, and (B) if the Estimated Purchase Price is greater than the Purchase Price, then such difference shall be deducted from the Purchase Price Escrow Amount and distributed by the Escrow Agent to Buyer in accordance with the terms of the Escrow Agreement; PROVIDED that (x) if the excess of the Estimated Purchase Price over the Purchase Price is greater than the Purchase Price Escrow Amount, then Sellers shall pay the difference thereof to Buyer in cash by wire transfer to an account designated by Buyer, and (y) all such amounts payable by Sellers to Buyer pursuant to clause (x) above shall be the joint and several obligation of Sellers; PROVIDED FURTHER, that if the excess of the Estimated Purchase Price over the Purchase Price is less than the Purchase Price Escrow Amount, then the remainder of the Purchase Price Escrow Amount not distributable to Buyer shall be distributed by the Escrow Agent to the Sellers'

       Representative for further distribution by the Sellers' Representative to Sellers and Option Payees. Buyer and Sellers will cause the Escrow Agent to disburse the Purchase Price Escrow Amount in accordance with the resolution or determination of the Purchase Price as set forth herein.

         (g) CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP in New York, New York commencing at 9:00 a.m. local time on the third
(3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers may mutually determine (the "CLOSING DATE").

         (h) DELIVERIES AT CLOSING. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments and documents referred to in SECTION 7(A) below, (ii) Buyer will deliver to Sellers the various certificates, instruments and documents referred to in SECTION 7(B) below, (iii) each Seller will deliver to Buyer stock certificates representing all of his, her, or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) Buyer will deliver and pay the Estimated Purchase Price, less the Escrow Amount, as specified in SECTION 2(E) above, (v) Sellers will deliver the Option Termination Agreements duly executed by the Option Payees, and (vi) Buyer, the Sellers' Representative and an escrow agent to be mutually agreed to by Sellers and Buyer (the "ESCROW AGENT") will execute and deliver the Escrow Agreement substantially in the form attached hereto as EXHIBIT B (with such changes as may be required by the Escrow Agent and reasonably acceptable to Buyer and Sellers) (the "ESCROW AGREEMENT"), and Buyer will deliver and pay to the Escrow Agent, the Escrow Amount to be held and distributed in accordance with the terms of the Escrow Agreement.

         3. REPRESENTATIONS AND WARRANTIES CONCERNING TRANSACTION.

         (a) SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller, for himself, herself or itself and not jointly and severally, represents and warrants to Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(A)) with respect to himself, herself, or itself, except as set forth in ANNEX I attached hereto.

              (i) AUTHORIZATION OF TRANSACTION. Such Seller has full power, legal capacity and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated herein or to be delivered in connection herewith and to perform his, her, or its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, or (B) by general equitable principles (whether enforcement is sought in law or equity). The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such Seller.

              (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) conflict with, violate or result in a default under any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity (collectively, "LAWS") to which such Seller is subject or, if such Seller is an entity, any provision of its governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or other arrangement to which such Seller is a party or by which he, she, or it is bound or to which any of his or its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to Company Shares. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of such Seller in connection with the execution and delivery of this Agreement, or any other Contract, document, instrument or certificate contemplated herein or to be delivered in connection herewith, or the compliance by such Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking of any other action contemplated hereby.

              (iii) BROKERS' FEES. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

              (iv) COMPANY SHARES. Such Seller holds of record and owns beneficially the number of Company Shares set forth next to his, her, or its name in SECTION 3(A) OF THE DISCLOSURE SCHEDULE, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims and demands. Except as set forth in SECTION 3(A) OF THE DISCLOSURE SCHEDULE, such Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement).

         (b) BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Sellers that the statements contained in this SECTION 3(B) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(B)), except as set forth in ANNEX II attached hereto.

              (i) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

              (ii) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate or other entity power and authority, including, without limitation, the approval of the board of directors of Buyer) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, or (B) by general equitable principles (whether enforcement is sought in law or equity). Except with respect to the Hart-Scott-Rodino Act, the Industrial Site Recovery Act or any state securities Laws, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for it to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

              (iii) NONCONTRAVENTION. Except as set forth on SECTION 3(B) OF ANNEX II, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Law to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, Contract or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

              (iv) BROKERS' FEES. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

              (v) INVESTMENT. Buyer is not acquiring Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

              (vi) FINANCIAL RESOURCES. To the extent Buyer will not be funding the Purchase Price from Buyer's cash on hand, Buyer has received commitment letters executed or entered into by and between Buyer and Credit Suisse First Boston, acting through its Cayman Islands branch, and by and between Buyer and the DLJMB Buyers (together, the "COMMITMENT LETTERS") which are in full force and effect, and which in accordance with the terms thereof are in an amount necessary to fund the Purchase Price in connection with the transactions contemplated hereby. True and correct copies of the executed Commitment Letters are attached hereto as EXHIBIT C. As of the date hereof, Buyer is not aware of any facts or circumstances with respect to the Company, Buyer or its lenders under the Commitment Letters that create a reasonable basis for Buyer to believe that Buyer would not be able to obtain the financing contemplated by the Commitment Letters.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company and Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4), except, with respect to any particular subsection of this SECTION 4, as set forth in the corresponding subsection of the disclosure schedule delivered by the Company and Sellers to Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 4. For purposes of this SECTION 4 (other than with respect to Section 4(b)--Capitalization) and any other provision in this Agreement that refers to the representations and warranties in this SECTION 4 all references to the "Company" shall be deemed to include the Company and any and all of its Subsidiaries.

         (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER; CORPORATE RECORDS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 4(A) OF THE DISCLOSURE SCHEDULE lists the directors and officers of the Company. The stock certificate books and stock transfer records of the Company previously made available to Buyer are true, correct and complete.

         (b) CAPITALIZATION. The entire authorized capital stock of Company consists of 1,000,000 Company Shares, of which 195,466 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held of record by the respective Sellers as set forth in SECTION 4(B) OF THE DISCLOSURE SCHEDULE. As of the date hereof, there are 19,917 outstanding options to purchase Company Shares, which have an aggregate option exercise price of $356,734 (the "COMPANY STOCK OPTIONS").
SECTION 4(B) OF THE DISCLOSURE SCHEDULE sets forth, with respect to each Company Stock Option, the holder thereof, the number of Company Shares exercisable under such Company Stock Option and the applicable exercise price per Company Share. Except as set forth in this SECTION 4(B) or in SECTION 4(B) OF THE DISCLOSURE SCHEDULE, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights exchange rights or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock, and there are no securities of the Company outstanding which upon conversion or exchange would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company.

         (c) NONCONTRAVENTION; AUTHORIZATION OF TRANSACTION.

              (i) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Law to which Company is subject or any provision of the charter or bylaws of the Company or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract or other material arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except with respect to the transfer of the Owned Real Property, the Hart-Scott-Rodino Act and the Industrial Site Recovery Act, the Company is not required to give any notice to, make any filing with, or obtain any material authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

              (ii) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (B) by general equitable principles (whether enforcement is sought in law or equity).

         (d) BROKERS' FEES. Other than fees payable to William Blair & Company, L.L.C. (which will constitute Transaction Expenses to the extent unpaid as of the Closing), the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) TITLE TO ASSETS.

              (i) SECTION 4(E) OF THE DISCLOSURE SCHEDULE sets forth all material leases of properties and assets (other than with respect to Leased Real Property) used by the Company or to which the Company is bound or by which any of its properties or assets are bound (the "LEASES"). The Company has delivered or otherwise made available to Buyer true, correct and complete copies of all Leases, together with all amendments, modifications or supplements thereto. The Company has a valid leasehold interest under each of the Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, and there is no default under any Lease by the Company or, to the Knowledge of the Company or Sellers by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

              (ii) The Company has good title to, or a valid leasehold interest in, the properties and assets, whether tangible or intangible, used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Such properties and assets comprise all of the assets necessary to operate the businesses of the Company as presently conducted in all material respects.

         (f) SUBSIDIARIES. Except as set forth in SECTION 4(F) OF THE DISCLOSURE SCHEDULE, the Company (i) is not a general partner or limited partner of, or party to any joint venture with any Person, and does not, directly or indirectly, own any interest, including, without limitation any direct or indirect equity or other investment or ownership interest in any corporation, partnership, company, joint venture, association or other Person or (ii) does not own or have any right to acquire, directly or indirectly, any outstanding capital stock or other equity interest of, or other investment or ownership interests in, any Person. SECTION 4(F) OF THE DISCLOSURE SCHEDULE sets forth, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all Liens. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary.

         (g) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT D are the following financial statements of the Company (collectively, the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of operations, retained earnings and cash flow as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the "MOST RECENT FISCAL YEAR END"); and
(ii) unaudited balance sheet and statements of income and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the six months ended July 5, 2003 (the "MOST RECENT FISCAL MONTH END"). Except as set forth in SECTION 4(G) OF THE DISCLOSURE Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (other than with respect to the Most Recent Financial Statements, the lack of footnotes and year-end adjustments) applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

         (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since December 31, 2002, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date through the date hereof:

              (i) the Company has not sold, leased, transferred, or assigned any assets, tangible or intangible, other than the sale of inventory in the Ordinary Course of Business;

              (ii) the Company has not entered into any Contract outside the Ordinary Course of Business;

              (iii) no party (including the Company) has outside of the Ordinary Course of Business accelerated, cancelled or terminated, nor have there been any amendments or modifications to, any material Contract, lease or license to which the Company is a party or by which it is bound;

              (iv) the Company has not imposed any Lien upon any of its assets, tangible or intangible;

              (v) the Company has not made, or failed to make, any capital expenditures outside the Ordinary Course of Business;

              (vi) the Company has not made any capital investment in any other Person;

              (vii) the Company has not created, incurred, assumed or guaranteed more than $100,000 in aggregate Indebtedness except as set forth on the face of the Most Recent Balance Sheet;

              (viii) the Company has not transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

              (ix) there has been no change made or authorized in the charter or bylaws of the Company;

              (x) the Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

              (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

              (xii) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its properties or assets in excess of $25,000 for any single loss or $100,000 for all such losses;

              (xiii) the Company has not entered into any other transaction with any of its directors, officers and employees outside the Ordinary Course of Business;

              (xiv) the Company has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing Contract;

              (xv) the Company has not increased the compensation or benefits of any of its directors, officers and employees, except for changes in the Ordinary Course of Business, which, for this purpose shall not include any increase in annual salary or similar rate of pay greater than two and one-half percent (2 1/2%) per year or material increases in benefits not applicable to eligible employees generally;

              (xvi) the Company has not entered into, adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

              (xvii) the Company has not made any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP;

              (xviii) the Company has not changed its Tax accounting or Tax reporting principles, methods or policies;

              (xix) the Company has not made or revoked any election relating to Taxes, settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;

              (xx) the Company has not instituted or settled any Legal Proceedings;

              (xxi) the Company has not loaned or advanced any money to any Person (other than advances to employees related to travel and expenses made in the Ordinary Course of Business); and

              (xxii) the Company has not committed or otherwise agreed to do any of the foregoing.

         (i) UNDISCLOSED LIABILITIES. The Company has no material liabilities, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes and any off-balance sheet liability (collectively, "LIABILITIES"), except for (A) Liabilities set forth in the Most Recent Balance Sheet, (B) Liabilities disclosed in SECTION 4(I) OF THE DISCLOSURE SCHEDULE, and (C) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, which are not expected to be individually, or in the aggregate, material.

         (j) LEGAL COMPLIANCE; PERMITS. The Company has complied and is in compliance in all material respects with all Laws applicable to its business or operations, and no Legal Proceeding has been filed or commenced against it alleging any failure to so comply, and, to the Knowledge of the Company and Sellers, there are no facts or circumstances that could form the Basis for any such violation. SECTION 4(J) OF THE DISCLOSURE SCHEDULE contains a list of all material permits, approvals, authorizations, consents, licenses or certificates from any Governmental Entity that are required for the operation of the businesses of the Company as presently conducted.

         (k) TAX MATTERS.

              (i) The Company has duly and timely filed all Income Tax Returns and all other Tax Returns which, if properly prepared and filed, would involve more than an immaterial amount of Tax due, that it was required to file with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns were true, correct and complete, in each case, in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been fully paid and all Taxes incurred as of the date of the Most Recent Balance Sheet but not yet due have been adequately reserved for on the Most Recent Balance

       Sheet (which reserves or accounts are set forth on the Company's detailed balance sheet). There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate taxing authorities all amounts to be so withheld and paid over for all periods under all applicable Laws.

              (ii) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of the Company have been fully paid or are being validly contested (which contested Taxes, if any, are listed in SECTION 4(K)(II) OF THE DISCLOSURE SCHEDULE), and there are no other audits or to the Knowledge of any Seller or the Company, other investigations by any taxing authority in progress other than those listed in SECTION 4(K)(II) OF THE DISCLOSURE SCHEDULE, nor has any Seller or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation or that any claim for unpaid Taxes has become a Lien of any kind against the property of the Company or is being asserted against the Company. No issue has been raised by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

              (iii) SECTION 4(K)(III) OF THE DISCLOSURE SCHEDULE lists all federal, state, local and foreign franchise, sales or Income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those franchise, sales and Income Tax Returns that have been audited and indicates those franchise, sales and Income Tax Returns that currently are the subject of audit. In addition,
       SECTION 4(K)(III) OF THE DISCLOSURE SCHEDULE lists all franchise, sales and Income Taxes paid for taxable periods ended on or after December 31, 2000. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction. Buyer has received complete copies of all franchise and Income Tax Returns and all audit reports issued within the last three (3) years with respect to such Tax Returns. The Company has not waived any statute of limitations in respect of Taxes or requested or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (iv) Neither the Company nor any other Person (including any Seller) on behalf of the Company has on or prior to the Closing Date (A) filed a consent under Code Section 341(f) concerning collapsible corporations, (B) agreed to or is required to make any adjustments pursuant to Code Section 481(a) or any similar provision of law or has any Knowledge that any taxing authority has proposed any such adjustment, or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the Company or (C) executed or entered into a closing agreement pursuant to Code Section 7121 or any similar provision of law with respect to the Company. Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to or bound by any Tax allocation, indemnity, sharing or similar arrangement or agreement. The Company (x) is not and has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) and (y) has no liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract, or otherwise. No Seller is a foreign person within the meaning of Code Section 1445.

              (v) Except as provided in SECTION 4(K)(V) OF THE DISCLOSURE SCHEDULE, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of
       Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
       (ii) "tax-exempt use property" within the meaning of Code Section 168(h)(1), (iii) "tax-exempt bond financed property" within the meaning of Code Section 168(g), (iv) subject to Code Section 168(g)(1)(A) or (v) "limited use property" within the meaning of Rev. Proc. 2001-28.

              (vi) The Company is not a party to or bound by (A) any Contract, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Buyer or its Affiliates by reason of Code Section 280G,
       (B) any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities or (C) any power of attorney with respect to any Tax matter that is currently in force.

              (vii) The Company has not constituted a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Code Section 355 (A) in the two (2) years prior to the date hereof or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Code Section 355(e)) in conjunction with the transactions contemplated by this Agreement.

              (viii) There is no taxable income of the Company that will be required under applicable Tax Law to be recognized by Buyer or its Affiliates, including the Company, for a taxable period beginning after the Closing Date which taxable income was realized and resulted in economic income (i.e., the receipt of cash or other property arising from such realization) prior to the Closing Date.

              (ix) SECTION 4(K)(IX) OF THE DISCLOSURE SCHEDULE sets forth the tax basis of the fixed assets of the Company, for each of the Company's operating divisions, as of the Most Recent Fiscal Year End as such tax bases are reflected on the books and records of the Company.

         (l) REAL PROPERTY.

              (i) SECTION 4(L)(I) OF THE DISCLOSURE SCHEDULE sets forth the address and legal description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

                     (A) Except as set forth in SECTION 4(L)(I)(A) OF THE
              DISCLOSURE Schedule, the Company has good and marketable fee simple title, free and clear of all Liens, except Permitted Encumbrances;

                     (B) except as set forth in SECTION 4(L)(I)(B) OF THE
              DISCLOSURE SCHEDULE, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                     (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

              (ii) SECTION 4(L)(II) OF THE DISCLOSURE SCHEDULE sets forth the address of each parcel of Leased Real Property and a true and complete list of all Real Property Leases for each such Leased Real Property (including the date and name of the parties to such Real Property Lease document). Sellers have delivered or made available to Buyer a true and complete copy of each such Real Property Lease document and in the case of any oral Lease, a written summary of the material terms of such Real Property Lease. Except as set forth in SECTION 4(L)(II) OF THE DISCLOSURE SCHEDULE, with respect to each of the Real Property Leases:

                     (A) such Real Property Lease is legal, valid, binding,
              enforceable and in full force and effect;

                     (B) the transaction contemplated by this Agreement does not require the consent of any other party to such Lease, will not result in a breach of or default under such Real Property Lease and will not otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                     (C) neither the Company nor, to the Knowledge of Sellers
              and the Company, any other party to the Real Property Lease is in material breach or default under such Lease; and

                     (D) the Company has not subleased, licensed or otherwise
              granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

              (iii) The Owned Real Property identified in SECTION 4(L)(I) OF THE DISCLOSURE SCHEDULE and the Leased Real Property identified in SECTION 4(L)(II) OF THE DISCLOSURE SCHEDULE (collectively, the "REAL PROPERTY") comprise all of the real property used in the business of the Company; and the Company is not a party to any agreement or option to purchase any real property or interest therein.

              (iv) All buildings, structures, fixtures, building systems and equipment and all components thereof, included in the Real Property (the "IMPROVEMENTS") are, in all material respects, sufficient for the operation of the business of the Company.

              (v) The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Real Property or any portion thereof or interest therein.

              (vi) To the Knowledge of the Company and Sellers, the Owned Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use Laws, and all insurance requirements affecting the Real Property (collectively, the "REAL PROPERTY LAWS"). The Company has not received any notice of violation of any Real Property Law and, to the Knowledge of the Company and Sellers, there is no reasonable Basis for the issuance of any such notice or the taking of any action for such violation.

              (vii) To the Knowledge of the Company and Sellers, the current use and occupancy of the Real Property and the operation of the business of Company as currently conducted thereon does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Real Property.

              (viii) To the Knowledge of the Company and Sellers, none of the Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

         (m) INTELLECTUAL PROPERTY.

              (i) Since December 31, 1997, the Company has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of any third Person in any material respect and, since December 31, 1997, neither the Company nor Sellers have received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the Company and Sellers, no Person has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

              (ii) SECTION 4(M)(II) OF THE DISCLOSURE SCHEDULE identifies each patent or other registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or other application for registration which the Company has made with respect to any of its Intellectual Property and identifies each material license, sublicense, agreement, or other permission which the Company has granted to any Person with respect to any of its Intellectual Property (together with any exceptions). SECTION 4(M)(II) OF THE DISCLOSURE SCHEDULE also identifies each material trade name or unregistered trademark, service mark, corporate name, fictional business name, Internet domain name and copyright used by the Company in connection with any of its businesses. With respect to each material item of Intellectual Property used by the Company in connection with any of its businesses:

                     (A) the Company possesses all right, title and interest in and to the item, free and clear of any Lien, license or other restriction;

                     (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                     (C) no Legal Proceeding is pending or, to the Knowledge of the Company and Sellers, threatened, and no opposition, cancellation proceeding or notice of such has been received, which challenges the legality, validity, enforceability, use or ownership of the item;

                     (D) the Company has taken reasonable steps to protect the
              Company's rights in and to each item and to prevent the unauthorized use thereof by any other person;

                     (E) all registrations have been effectively registered in
              accordance with all applicable legal requirements and are currently in compliance with all applicable legal requirements in all material respects (including as to payment of maintenance fees and the like);

                     (F) to the Knowledge of the Company and Sellers, there has been no prior use of any Intellectual Property by any Person which would confer upon such Person superior rights in the Intellectual Property.

              (iii) SECTION 4(M)(III) OF THE DISCLOSURE SCHEDULE identifies each material item of Intellectual Property that any other Person owns and that the Company uses pursuant to license, sublicense, agreement or permission. With respect to each item of Intellectual Property required to be identified in SECTION 4(M)(III) OF THE DISCLOSURE SCHEDULE:

                     (A) the license, sublicense, agreement or permission
              covering the item is legal, valid, binding, enforceable and in full force and effect in all material respects;

                     (B) no party to the license, sublicense, agreement or
              permission is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                     (C) no party to the license, sublicense, agreement or
              permission has repudiated any material provision thereof;

                     (D) the Company has not granted any sublicense or similar
              right with respect to the license, sublicense, agreement or permission; and

                     (E) no loss or expiration of the item is threatened,
              pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers or the Company, including without limitation, a failure by Sellers or the Company to pay any required maintenance fees).

         (n) TANGIBLE ASSETS. The buildings, machinery, equipment and other tangible assets that the Company owns or leases, taken as a whole, are free from material defects (patent and latent), have been maintained in accordance with normal industry practice and are, in all material respects, in good operating condition and repair (subject to normal wear and tear).

         (o) INVENTORY. The inventory of the Company consists of raw materials and supplies, manufactured and processed materials, work in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured. Adequate reserves have been reflected in the Most Recent Balance Sheet for obsolete or otherwise unusable inventory and were calculated in a manner consistent with past practice and in accordance with GAAP.

         (p) CONTRACTS. SECTION 4(P) OF THE DISCLOSURE SCHEDULE lists the following oral or written contracts, agreements, instruments, notes, bonds, indentures, leases, licenses, or binding commitments (collectively, "CONTRACTS") to which the Company is a party as of the date hereof:

              (i) any Leases the payments of which exceed $20,000 annually;

              (ii) any Contract (or group of related Contracts), including purchase orders for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, that involves consideration in excess of $250,000 in the aggregate;

              (iii) any Contract concerning a partnership or similar joint venture;

              (iv) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

              (v) any Contract containing covenants not to compete by the Company in any line of business or with any Person in any geographical area or any material Contracts with any Person not to compete with the Company (other than as contained in employment agreements);

              (vi) any Contract with any of Sellers or their Affiliates (other than the Company);

              (vii) any collective bargaining agreement or other Contract with any labor union or association representing any employee of the Company;

              (viii) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $150,000 or providing material severance benefits;

              (ix) any Contract under which it has advanced or loaned any amount to any of its directors, officers and employees (other than advances relating to travel and expenses made in the Ordinary Course of Business);

              (x) any Contract that relates to rebates, allowances or discounts outside the Ordinary Course of Business;

              (xi) any Contract providing for guarantee or surety by the Company;

              (xii) any Contract which provides for annual payments in excess of $250,000 pursuant to which, to the Knowledge of the Company or Sellers, the Company has agreed to indemnify another Person other than in connection with the sale of the Company's products; and

              (xiii) any Contract under which the Company has made advances or loans to any other Person amounts in the aggregate exceeding $25,000.

         With respect to each such Contract set forth on SECTION 4(P) OF THE DISCLOSURE SCHEDULE: (A) the agreement is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) the Company is not, nor, to the Knowledge of the Company or Sellers, is any other party, in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Contract; and (C) no party has repudiated any material provision of any such Contract.

         (q) NOTES AND ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

              (i) All notes and accounts receivable of the Company are reflected properly on its books and records in accordance with GAAP, and are valid receivables subject to no setoffs or counterclaims. All accounts receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business.

              (ii) All accounts payable of the Company reflected in the Most Recent Balance Sheet or arising after the date thereof are the result of bona fide transactions in accordance with GAAP applied on a consistent basis.

         (r) POWERS OF ATTORNEY. To the Knowledge of the Company and Sellers, there are no outstanding material powers of attorney executed on behalf of the Company.

         (s) INSURANCE. SECTION 4(S) OF THE DISCLOSURE SCHEDULE sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

              (i) the type of insurance coverage;

              (ii) the name, address and telephone number of the agent;

              (iii) the name of the insurer, the name of the policyholder and the name of each covered insured;

              (iv) the policy number and the period of coverage; and

              (v) the premium, scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) neither the Company nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any material provision thereof; (D) each are in such amounts and provide coverage that are reasonable and customary in light of the businesses, operations and properties of the Company; and (E) the insurer of such policy has not threatened to cancel such policy nor has any insurer cancelled a policy during the previous five years. SECTION 4(S) OF THE DISCLOSURE SCHEDULE describes any material self-insurance arrangements affecting the Company.

         (t) LITIGATION. SECTION 4(T) OF THE DISCLOSURE SCHEDULE sets forth each instance in which the Company or any of its officers, directors or employees of the Company with respect to their business activities on behalf of the Company
(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (ii) is a defendant or, to the Knowledge of the Company and Sellers, is threatened to be made a defendant to any action, suit, proceeding, hearing or investigation or (iii) is a plaintiff to any material action, suit, proceeding, hearing or investigation ("LEGAL PROCEEDING") of, in or before any Governmental Entity.

         (u) EMPLOYEES.

              (i) To the Knowledge of the Company, there is no dispute between the Company and any of its current and former employees or consultants related to compensation, severance pay, vacation benefits, pension benefits, or discrimination.

              (ii) Except as set forth in SECTION 4(U)(II) OF THE DISCLOSURE SCHEDULE, (A) the Company is not a party to or bound by any collective bargaining agreement, (B) none of the Company's employees is represented by any labor organization, (C) the Company has not experienced any strike or material grievance, claim of unfair labor practices or other collective bargaining dispute within the past three (3) years, and (D) to the Knowledge of the Company and Sellers, there is no material grievance currently pending or threatened by any employee against the Company. The Company has not committed any material unfair labor practice. The Company and Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Company. The Company is in compliance in all material respects with all currently applicable Laws respecting employment, equal employment opportunity, nondiscrimination, wages, hours and occupational health and safety. The Company is and, during the term of its current collective bargaining agreements, has been in compliance with all of its obligations under such collective bargaining agreements, except where any noncompliance could not reasonably result in material liability.

              (iii) Each individual who renders services to the Company who is or has been classified by the Company as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of Taxes and under Employee Benefit Plans) is and has been properly so characterized.

              (v) EMPLOYEE BENEFITS.

         SECTION 4(V) OF THE DISCLOSURE SCHEDULE lists each Employee Benefit Plan that the Company has any Liability, contingent or otherwise, and separately identifies each such plan which is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"). Except as set forth in SECTION 4(V) OF THE DISCLOSURE SCHEDULE:

              (i) Each such Employee Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws;

              (ii) All required reports and descriptions (including Form 5500 annual reports, summary annual reports and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate which is an Employee Welfare Benefit Plan subject to COBRA;

              (iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan;

              (iv) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a) is so qualified, and, to the Knowledge of the Company and Sellers, there are no facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan;

              (v) There have been no non-exempt Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. To the Knowledge of the Company and the Sellers, no Fiduciary has any Liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the investment of the assets or administration of any such Employee Benefit Plan. No Legal Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company or any Seller, threatened;

              (vi) Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments) and all related trust agreements, insurance contracts and other funding arrangements that implement each such Employee Benefit Plan;

              (vii) SECTION 4(V)(VII) OF THE DISCLOSURE SCHEDULE sets forth for each Employee Benefit Plan subject to Title IV of ERISA (other than any Multiemployer Plan) the amount, if any, by which the present value of the projected benefit obligations of such plan as shown on the January 1, 2003 Actuarial Valuation (calculated in accordance with the actuarial assumptions and methodologies used for GAAP financial disclosure purposes as set forth in the Financial Statements for the Most Recent Fiscal Year End, but adjusted for discount rates applicable as of the date hereof) exceed the fair market value of the assets (excluding any accrued and unpaid contributions) of such plan as of June 30, 2003;

              (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to or increase any amount payable to any current or former employee, director or consultant of the Company, (B) require to be established or any amount to be contributed to any trust, insurance policy or other funding vehicle for the benefit of any current or former employee, director or consultant of the Company, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any compensation or benefits under any such Employee Benefit Plan or any employment, consulting, severance or similar agreement;

              (ix) If the Company and all of its ERISA Affiliates made a complete withdrawal from each Multiemployer Plan, the Company and its ERISA Affiliates would not have any liability to such Multiemployer Plan under Title IV of ERISA or the terms of such Multiemployer Plan; and

              (x) All representations set forth in subsections (i) through (ix) of this SECTION 4(V) with respect to any Multiemployer Plan are made only to the extent of the Knowledge of the Company and Sellers.

         (w) GUARANTIES. The Company is not a guarantor or otherwise responsible for any Liability (including Indebtedness) of any other Person.

         (x) ENVIRONMENTAL MATTERS.

         The representations and warranties contained in this SECTION 4(X) are the sole and exclusive representations and warranties of the Company and Sellers, pertaining or relating to Environmental Requirements, Environmental Claims or Hazardous Substances.

         Except as disclosed in SECTION 4(X) OF THE DISCLOSURE SCHEDULE:

              (i) The Company and its predecessors have complied and are in compliance, in each case in all material respects, with all Environmental Requirements and, to the Knowledge of the Company and Sellers, there are no facts, circumstances or conditions that could reasonably be expected to prevent continued compliance with Environmental Requirements. There has been no release of Hazardous Substances at, on, under or from any property now or formerly owned, operated, or leased by or for the Company at concentrations exceeding those allowed by Environmental Requirements or requiring remedial activity under Environmental Requirements.

              (ii) Without limiting the generality of the foregoing, the Company has obtained, has complied with and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental Requirements for the occupation and use of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on SECTION 4(X)(II) OF THE DISCLOSURE SCHEDULE.

              (iii) Since December 31, 1997, the Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental Requirements, or any material Liabilities or potential material Liabilities, including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Requirements, and, to the Knowledge of the Company and Sellers, no facts, circumstances or conditions exist prior to December 31, 1997, regarding actual or alleged violations by or Liability or potential liability of the Company or the Subsidiaries under Environmental Requirements that individually or in the aggregate would reasonably be expected to result in the Company incurring material environmental Liabilities under Environmental Requirements.

              (iv) Neither the Company nor any of its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, or the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental Requirements.

              (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of Government Entities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Requirements, including, but not limited to the Industrial Site Recovery Act.

         (y) CERTAIN BUSINESS RELATIONSHIPS WITH COMPANY. None of Sellers, their Affiliates and the Company's directors, officers, employees and shareholders have been involved in any material business arrangement or relationship with Company within the past twelve (12) months and none of the Sellers, their Affiliates and Company's directors, officers, employees and shareholders owns any material asset, tangible or intangible, that is used in the business of the Company. Except as set forth in SECTION 4(Y) OF THE DISCLOSURE SCHEDULE, none of the Company's Affiliates, officers, directors, employees, stockholders or any of their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.

         (z) CUSTOMERS AND SUPPLIERS. SECTION 4(Z) OF THE DISCLOSURE SCHEDULE lists the ten (10) largest customers of the Company's Lehigh Direct division, the ten (10) largest customers of the Company's Lehigh Lithographers division and the ten (10) largest suppliers of the Company for the Most Recent Fiscal Year End and sets forth opposite the name of each such customer the dollar sales and approximate percentage of consolidated net sales attributable to such customer during such fiscal year and opposite the name of each such supplier the dollar purchases attributable to such supplier. Since the date of the Most Recent Fiscal Year End the customers listed on SECTION 4(Z) OF THE DISCLOSURE SCHEDULE have not indicated in writing that they shall stop, or materially decrease the rate of, buying materials, products or services from the Company. In addition, the Company has not received any written notice from any such supplier of any material adverse change in the price (excluding normal price fluctuations), quality and delivery terms and conditions on which such supplier will continue to make delivery of such item or in the financial condition of such supplier, and, to the Knowledge of the Company and Sellers, the consummation of the transactions contemplated by this Agreement will not cause any of such events to happen.

         (aa) BANK ACCOUNTS. SECTION 4(AA) OF THE DISCLOSURE SCHEDULE contains a complete and correct list of the names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto, and with respect to such accounts, the purpose for and the account number for each such account.

         (bb) PRODUCT QUALITY AND WARRANTY CLAIMS. All products and services sold, rented, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform or will conform in all material respects to applicable Contractual commitments, express and implied warranties, product and service specifications and quality standards, and, to the Knowledge of the Company and Sellers, the Company does not have any Liability for replacement or repair thereof or other damages in connection therewith, except for adjustments made in the Ordinary Course of Business consistent with past practice. To the Knowledge of the Company and Sellers, no product or service sold, leased, rented, provided or delivered by the Company to customers on or prior to the Closing Date pursuant to a Contract which provides for annual payments in excess of $250,000 is subject to any guaranty, warranty or other indemnity for consequential damages or other damages other than for the repair or replacement thereof.

         (cc) BOOKS AND RECORDS. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. The Company has established and maintains disclosure controls and procedures that are commercially reasonable and, to the Knowledge of the Company and Sellers, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer or its principal financial officer to material information which such principal officers and independent auditors deem necessary to be provided to them.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use his, her or its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 7 below).

         (b) NOTICES AND CONSENTS. The Company shall, and Sellers will cause the Company to, give any notices to third parties and will cause the Company to use its commercially reasonable efforts to obtain the third-party consents set forth in or contemplated by SECTIONS 3(A) AND 4(C) (unless otherwise indicated on SECTION 4(C) OF THE DISCLOSURE SCHEDULE). Buyer will give any notices to the third-parties and will use commercially reasonable efforts to obtain the third-party consents set forth on ANNEX II or contemplated by SECTION 3(B). Each of the Parties will give any notices to, make any filings with and use their respective commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to in SECTIONS 3(A)(II), 3(B)(III) and 4(C)(I) above. Without limiting the generality of the foregoing, within ten (10) Business Days after the date hereof, each of the Parties will file any Notification and Report Forms and related material that he, she or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, or any similar reports required to be filed with any foreign jurisdiction, will use his, her or its commercially reasonable efforts to obtain a waiver from the applicable waiting period and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor any of its Affiliates shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets or agree to any limitation on the operation or conduct of their respective businesses with respect to obtaining such authorization, consents, approvals and waivers referred to in this SECTION 5(B). Sellers shall submit to the New Jersey Department of Environmental Protection ("NJDEP"): (a) within five (5) Business Days of execution of this Agreement, an Initial Notice under ISRA (the "GIN"); and
(b) no later than ten (10) Business Days after the execution of this Agreement, a request for Expedited Review with supporting documentation, which shall include, but not be limited to (i) the previously submitted December 23, 2002 Preliminary Assessment, (ii) a Negative Declaration Affidavit, and (iii) the NJDEP Entire Site Unrestricted Use No Further Action Letter and Covenant Not to Sue dated January 6, 2003.

         (c) OPERATION OF BUSINESS. Between the date of this Agreement and the Closing Date , the Company shall not, and Sellers will cause the Company and its Subsidiaries not to, engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business except for such actions and transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Buyer or as set forth in SECTION 5(C) OF THE DISCLOSURE SCHEDULE or otherwise contemplated hereby, the Company shall not, and the Sellers will cause the Company and its Subsidiaries not to,

              (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock,

              (ii) take any action out of the Ordinary Course of Business to generate Cash or increase Net Working Capital;

              (iii) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables (whether or not past due) or failure to pay or delay payment of payables or other liabilities outside the Ordinary Course of Business;

              (iv) reduce the volume of production or purchases of inventory, other than as a result of then current reasonable business demands in the Ordinary Course of Business;

              (v) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company, or grant options, warrants, calls or other rights to purchase or otherwise acquire capital stock or other securities of the Company or amend any outstanding options, warrants, calls or other such rights;

              (vi) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

              (vii) incur, create, assume or guarantee any Indebtedness except as set forth on SECTION 5(C)(VII) OF THE DISCLOSURE SCHEDULE;

              (viii) cancel or compromise any debt or claim or waive or release any material right of the Company except in the Ordinary Course of Business;

              (ix) permit the Company to enter into or agree to enter into any merger or consolidation with, any Person, and not engage in any new business or invest in, make a loan, advance (other than advances to employees related to travel and expenses made in the Ordinary Course of Business) or capital contribution to, or otherwise acquire the securities of any other Person or to form any new Subsidiary;

              (x) make or revoke any election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable Law or GAAP, make any change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its Tax Return most recently filed prior to the date of this Agreement;

              (xi) agree to make any capital expenditures except for such capital expenditures which are set forth on SECTION 5(C)(XI) OF THE DISCLOSURE SCHEDULE;

              (xii) amend or modify the Company's articles of incorporation or by-laws;

              (xiii) terminate the employment or services of any officer or key employee of the Company;

              (xiv) except as set forth on SECTION 5(C)(XIV) OF THE DISCLOSURE SCHEDULE, adopt, enter into or amend any Employee Benefit Plan, or enter into any employment, consulting or severance agreement, except to the extent required to comply with applicable Law or the terms of any contract in effect prior to the date hereof; or

              (xv) otherwise engage in any practice, take any action or enter into any transaction of the sort described in SECTION 4(H) above.

         (d) PRESERVATION OF BUSINESS. The Company shall, and Sellers shall cause the Company, to use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with lessors, licensors, suppliers, customers, employees and others having a business relationship with the Company. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Buyer, the Company shall, and Sellers will cause the Company to: (i) (A) maintain the books, accounts and records of the Company in the Ordinary Course of Business and in accordance with GAAP, (B) continue to collect accounts or trade receivables and pay accounts payable in the Ordinary Course of Business, and (C) comply with all contractual and other obligations applicable to the operations of the Company in the Ordinary Course of Business; and (ii) continue to make capital expenditures in the Ordinary Course of Business consistent with the disclosure set forth on
SECTION 5(C)(XI) OF THE DISCLOSURE SCHEDULE.

         (e) ACCESS.

              (i) Between the date of this Agreement and the Closing Date, the Company shall permit, and Sellers will permit and will cause the Company to permit, upon prior notification and approval, representatives of Buyer (including legal counsel, accountants and other advisors) to have access at all reasonable times, during normal business hours, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), Contracts and documents of or pertaining to Company. Additionally, as reasonably requested by Buyer and subject to the approval of the Company's chief executive officer in each instance, the Company and Sellers will coordinate or will cause to be coordinated meetings (whether in person or by telephone) between representatives of customers of, or suppliers to, the Company and representatives of Buyer. All requests by Buyer for any access, for Confidential Information, meetings with Company personnel or the Company's customers or suppliers or inspection of the Company's properties shall be made to the Company's CEO. Buyer hereby confirms and agrees that it will observe the terms and conditions of the Confidentiality Agreement, and shall be deemed the signatory to the Confidentiality Agreement as if it had been an original signatory thereto. Between the date of this Agreement and Closing, the Company will provide Buyer with copies of unaudited balance sheets of the Company and the related unaudited statements of income and cash flows for each month end and quarter end after the date of the Most Recent Balance Sheet as promptly as practicable, but in any event within thirty (30) calendar days, after each such month end and quarter end, prepared in the Ordinary Course of Business in accordance with GAAP applied on a basis consistent with past practice.

              (ii) Notwithstanding anything to the contrary set forth herein or in any other agreement (including the Confidentiality Agreement) to which the Parties are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each Party (and any employee, representative or agent of any Party) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of such transactions; PROVIDED, HOWEVER, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any Person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         (f) NOTICE OF DEVELOPMENTS. The Company and Sellers will give prompt written notice to Buyer of any breach of any of the representations and warranties in SECTION 4 above. Each Party will give prompt written notice to the others of any breach of any of his, her or its own representations and warranties in SECTION 3 above. No disclosure by any Party pursuant to this
SECTION 5(F), however, shall be deemed to amend or supplement ANNEX I, ANNEX II or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         (g) EXCLUSIVITY. Neither the Company nor any Seller shall (and Sellers will cause the Company not to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation or share exchange), (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (iii) sell, transfer, assign, hypothecate, mortgage or pledge and of the Company Shares or sell, transfer or assign all or substantially all of the assets of the Company, or agree to do any of the foregoing.

         (h) UPDATES TO ENVIRONMENTAL ASSESSMENTS. Within thirty (30) days after the date hereof, the Company shall, and Sellers shall cause the Company to, use its commercially reasonable efforts to obtain and have delivered to Buyer at Buyer's expense updates of the Phase I Environmental Site Assessments previously prepared for the Company in December 2002, copies of which have previously been provided to Buyer.

         (i) REPAYMENT OF LOANS AND AFFILIATE TRANSACTIONS. On or prior to the Closing Date, the Company and Sellers shall cause (i) all loans or other advances made by the Company to any of Sellers or any Affiliate of the Company or any of Sellers, including any accrued and unpaid interest thereon, to be repaid in full in cash or by offset to the Company, and (ii) any and all Contracts or other arrangements between the Company and any Affiliate of the Company or any Affiliate of any Seller, other than those listed on SECTION 5(I) OF THE DISCLOSURE SCHEDULE, to be terminated.

         (j) INDEBTEDNESS. No later than three (3) Business Days prior to the Closing Date, the Company and Sellers shall use their commercially reasonable efforts to deliver to Buyer (i) forms of pay-off letters (if customarily available) in respect of all outstanding Indebtedness identified by Buyer reasonably in advance of the Closing that is anticipated to be repaid with financing supplied by the Buyer as part of the transactions contemplated by this Agreement and (ii) the notice setting forth the Estimated Purchase Price.

         (k) TRANSACTION EXPENSES. No later than three (3) Business Days prior to the Closing Date, the Company and Sellers shall use their commercially reasonable efforts to deliver to Buyer pay-off letters in respect of the Transaction Expenses which will remain unpaid as of the Closing from any and all third-party service providers to whom payments are required to be made by the Company in connection with the transactions contemplated by this Agreement and which third-party service providers customarily provide pay-off letters. The pay-off letters shall provide that the amounts set forth therein represent payment in full for all fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement through the Closing Date. At or prior to the Closing either the Company or Sellers shall pay and discharge all Transaction Expenses or such Transaction Expenses shall be deducted from the Purchase Price in accordance with SECTION 2(B).

         (l) ASSISTANCE WITH FINANCING. In order to assist with the financing of the transactions contemplated hereby, the Company shall, to the extent requested in writing by Buyer and at Buyer's expense, reasonably cooperate with Buyer and use its commercially reasonable efforts to assist Buyer in obtaining the financing contemplated under the Commitment Letters.

         (m) COMPANY STOCK OPTIONS. To the extent such Option Termination Agreements (as defined below) were not entered into in connection with the execution hereof, the Company shall, and Sellers will cause the Company to, notify all holders of Company Stock Options as soon as practicable after the date of this Agreement that this Agreement has been approved by the board of directors of the Company and executed by the Company and will, consistent with the Company Stock Options between the Company and the holders of such Company Stock Options, cause each holder of the Company Stock Options, in connection with and contingent upon Closing hereunder, to execute and deliver an agreement in the form attached hereto as EXHIBIT E (each an "OPTION TERMINATION AGREEMENT") pursuant to which such holder will agree not to exercise such Company Stock Option and to surrender and agree to the cancellation of such Company Stock Option in exchange for the right to receive the payment specified in the Option Termination Agreement (the "OPTION CASH CONSIDERATION").

         (n) RESTRICTED STOCK AGREEMENT; CORPORATE GOVERNANCE AGREEMENT. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, cause (i) the Restricted Stock Agreement (the "RESTRICTED STOCK AGREEMENT") by and among the Company, John D. DePaul and Raymond A. Frick, Jr., dated as of May 19, 1998, and (ii) the Agreement Regarding Corporate Governance (the "CORPORATE GOVERNANCE AGREEMENT") by and among the Company, John D. DePaul and Raymond A. Frick, Jr., dated as of May 19, 1998, to be terminated and be of no further force and effect and the Company to be released from all Liability thereunder.

         (o) LEHIGH PUERTO RICO; PUERTO RICO ASSET PURCHASE AGREEMENT. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, cause Lehigh Puerto Rico to obtain releases, in form and substance reasonably satisfactory to Buyer, pursuant to which Lehigh Puerto Rico and the Company shall be fully and unconditionally released from all outstanding Liabilities, including, but not limited to, all Liabilities created by or arising from that certain Asset Purchase Agreement, dated as of May 15, 2000, between Lehigh Puerto Rico and L.P.P.R., Inc. (the "PUERTO RICO ASSET PURCHASE AGREEMENT").

         (p) SPLIT DOLLAR LIFE INSURANCE ASSIGNMENT. Prior to the Closing, John
D. DePaul shall cause the split dollar life insurance agreement, described more fully on SECTION 5(P) OF THE DISCLOSURE SCHEDULE, to be terminated, and, in connection therewith, pay to the Company in cash an amount equal to the excess of the cash surrender value of such policy over any policy loans taken thereunder, and, the Company shall transfer ownership of the policy to John D. DePaul (subject to such policy loan) and release any collateral assignments and other security, and the Company shall be fully and unconditionally released from any Liabilities the Company may have had with respect to the split dollar life insurance policies on the life of John D. DePaul with respect to which such split dollar life insurance agreements relate, including, but not limited to, with respect to the payment of premiums for such policy (collectively, the "SPLIT DOLLAR LIFE INSURANCE ASSIGNMENT"). At or prior to Closing, John D. DePaul shall provide evidence, in form and substance reasonably satisfactory to Buyer, that the Split Dollar Life Insurance Assignment has been effected.

         (q) BUYER'S FINANCING. Buyer will use commercially reasonable efforts to obtain the financing contemplated by the Commitment Letters.

         (r) RELEASE OF LIENS. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, use its commercially reasonable efforts to cause the Liens identified by Buyer reasonably in advance of the Closing (but not including the Liens set forth on SECTION 5(R) OF THE DISCLOSURE SCHEDULE unless Buyer's Lenders require any of such Liens to be released at the Closing) to be released and terminated; provided that to the extent any of such Liens secure any Indebtedness which constitutes Closing Indebtedness (the "SPECIFIED LIENS"), Sellers shall only be obligated to use commercially reasonable efforts to have such Liens released and terminated to the extent that Buyer at Closing provides the funds to repay such Indebtedness. The Company shall, and the Sellers shall cause, the Company to use its commercially reasonable efforts to file, or cause to be filed, Form UCC-3 termination statements and obtain, or use its commercially reasonable efforts to cause to be obtained, any other releases, consents, waivers, or similar documents necessary to effect the release of such Liens as and to the extent contemplated in the previous sentence.

         (s) PAYMENT OF ACCRUED BONUSES. On the day following the Closing, the Buyer will cause the Company to pay the Specially Designated Employee an amount equal to the Specially Designated Employee's pro-rata portion (through the date of termination of employment) of the Company's accrued 2003 bonus (provided such annualized bonus does not exceed $50,000) as of the Closing Date (the "Special Bonus Payment"). The Special Bonus Payment shall not constitute a Transaction Expense and shall not result in any reduction to the Purchase Price. Other than the Special Bonus Payment that will be made pursuant to the previous sentence, the Company is not required to pay any employee any portion of the Company's accrued 2003 bonus at or prior to the Closing; however, Buyer agrees that it shall cause the Company to pay such accrued 2003 bonuses (to the extent accrued as of the Closing) to the Company's current employees following the end of the 2003 fiscal year in the Ordinary Course of Business but not later than 70 days following the Closing Date. Buyer shall consult with Sellers' Representative with respect to the allocation of such payments to such employees.

         (t) SERP PAYMENTS. On the Closing Date, the Company shall pay a lump sum payment ("SERP PAYMENT") to William Love and to Raymond A. Frick, Jr., in full satisfaction of the benefits accrued as of such date by William Love under the Company's Supplemental Executive Retirement Plan and by Raymond A. Frick, Jr. under the supplemental retirement benefit provisions of his employment agreement.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification thereof under SECTION 8 below or to the extent that such costs and expenses would constitute Transaction Expenses).

         (b) LITIGATION SUPPORT. In the event that and for so long as any Party actively is contesting or defending against any Legal Proceeding in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Company, each of the other Parties (if and only to the extent that neither (A) such other Party or Parties are not adverse to the contesting or defending party in such Legal Proceeding nor (B) the contesting or defending Party is entitled to indemnification therefor under SECTION 8 below), will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

         (c) D & O INSURANCE. Buyer will cause the Company to purchase a three
(3) year extension of the Company's existing directors' and officers' insurance policy; provided, that, the cost of such extension shall not exceed 150% of the current annual premium of such policy; provided, however, in the event the cost exceeds such amount, Buyer shall cause the Company to purchase as favorable a policy as possible at such price, or, at the election of Sellers, Sellers may pay such additional cost so that a three (3) year extension of the current policy is purchased.

         (d) SEVERANCE PAY PLAN. Buyer will cause the Company for a period of one (1) year following the Closing to maintain a severance pay plan substantially in the form of SECTION 6(D) OF THE DISCLOSURE SCHEDULE.

         (e) TRANSITION. For a period of two (2) years following the Closing, no Seller will, directly or indirectly, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         (f) CONFIDENTIALITY. Sellers will treat and hold as confidential all Confidential Information, refrain from using any Confidential Information except in connection with this Agreement and any other commercially reasonable non-competition purpose (including preparation of Tax Returns) and, at the request of Buyer, deliver promptly to Buyer or destroy all tangible embodiments (and all copies) of Confidential Information in their possession, other than with respect to Confidential Information being used solely for commercially reasonable non-competition purposes (including the preparation of Tax Returns), which may be retained for so long as such Confidential Information is being used solely for such purposes. In the event that any Seller is requested or required pursuant to oral or written question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
SECTION 6(F). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, such Seller will use her, his or its commercially reasonable efforts to obtain, at the reasonable request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer will designate.

         (g) COVENANT NOT TO COMPETE; NON-SOLICITATION.

              (i) For a period of five (5) years from and after the Closing Date (the "RESTRICTED PERIOD"), each Seller will not without the written consent of the Company and except on behalf of the Company, directly or indirectly, engage in, own (in whole or in part), manage, control, participate in, work for, permit his name to be used by, consult with, render services for, do business with or otherwise assist in any manner or maintain any interest (whether proprietary, financial or otherwise) in, or provide or arrange any financing for, any Person or entity (whether as director, officer, employee, agent, representative, security holder, equity owner, partner, member, consultant or otherwise) engaged in any way in any businesses currently conducted by the Company; provided, however, that ownership of less than three percent (3%) of the outstanding stock of any publicly-traded corporation will not be deemed engagement in any of its businesses; and, PROVIDED FURTHER, that nothing herein shall prohibit John D. DePaul from maintaining his ownership interest and other relationship with L.P.P.R., Inc., so long as L.P.P.R., Inc. (or any of its subsidiaries or Affiliates) does not, directly or indirectly, compete with the Company. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
       SECTION 6(G) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

              (ii) Without limiting the generality of SECTION 6(G)(I) above, each Seller further agrees that during the Restricted Period, such Seller will not, directly or indirectly, cause, solicit, induce or in any manner encourage (A) any independent contractor, producer, customer, licensor, supplier, agent or business partner of the Company, to terminate or adversely change her, his or its relationship with the Company or (B) any present employee of the Company or an employee during the Restricted Period, to leave the employ of the Company or hire, employ or otherwise engage any such individual; provided that the restrictions set forth in this paragraph (ii) shall not apply to William Love.

              (iii) The covenants and undertakings contained in this SECTION 6(G) relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this SECTION 6(G) will cause irreparable injury to the parties, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this SECTION 6(G). The rights and remedies provided by this SECTION 6(G) are cumulative and in addition to any other rights and remedies which Buyer may have hereunder or at law or in equity. Buyer and Sellers acknowledge that the Purchase Price represents fair and adequate consideration for all the Company Shares and accordingly, no portion of the Purchase Price is allocable to the foregoing covenant.

         7. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in SECTION 4 (other than the representations and warranties set forth in SECTIONS 4(A), (B) and (C)) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material", "Material Adverse Effect," and "Material Adverse Change" in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date, and the representations and warranties set forth in SECTION 3(A) and SECTIONS 4(A), (B) and (C) above shall be true and correct in all respects at and as of the Closing Date;

              (ii) the Company and Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except (A) to the extent that such covenants are qualified by terms such as "material", "Material Adverse Effect," and "Material Adverse Change" and (B) with respect to the covenants contained in SECTIONS 5(I), (J), (K), (M), (N), (O), (P), (R) and (S) in which case Sellers shall have performed and complied with all of such covenants in all respects through the Closing;

              (iii) the Company shall have procured all of the third-party consents specified in SECTION 5(B) above, each of which shall be reasonably satisfactory to Buyer in form and substance;

              (iv) no action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own Company Shares and to control Company or (D) affect materially and adversely the right of Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

              (v) Sellers shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in SECTIONS 7(A)(I) through (III) is satisfied in all respects;

              (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (vii) Buyer shall have received from the Company a Certificate of Secretary and incumbency certificate, including the following attachments
       (A) Articles of Incorporation, certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania, (B) bylaws of the Company, and (C) resolutions of directors and shareholders, if necessary, approving this Agreement and the transaction contemplated hereby;

              (viii) Sellers shall have delivered to Buyer copies of the certificate of good standing of Company issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the Commonwealth of Pennsylvania;

              (ix) each Seller shall have provided Buyer with an affidavit of non-foreign status that complies with Section 1445 of the Code;

              (x) Buyer shall have received financing under and in accordance with the terms of the Commitment Letters;

              (xi) the Executive Agreement shall not have been terminated by John R. DePaul and shall be in full force and effect;

              (xii) the Closing EBITDA shall not be less than Fifteen Million Two Hundred Fifty Thousand Dollars ($15,250,000); and

              (xiii) Provided that Buyer shall have provided the funds to do so, Buyer shall have received evidence satisfactory to Buyer that all Indebtedness of the Company identified by Buyer reasonably in advance of the Closing shall have been repaid and extinguished or will be repaid and extinguished at the Closing;

              (xiv) Provided that Buyer shall have provided the funds to do so, Buyer shall have received evidence satisfactory to Buyer that all Specified Liens on the assets and properties of the Company identified by Buyer reasonably in advance of the Closing have been unconditionally released and terminated;

              (xv) the updates to the Phase I Environmental Site Assessments referred to in SECTION 5(H) hereof shall have been obtained; and

              (xvi) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

              Buyer may waive any condition specified in this SECTION 7(A) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO SELLERS' OBLIGATION. Sellers' obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in SECTION 3(B) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as

       "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

              (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer shall have performed and complied with all of such covenants in all respects through the Closing;

              (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
       (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (iv) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified above in SECTIONS 7(B)(I) through (II) is satisfied in all respects;

              (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and other similar provisions required by any foreign jurisdiction shall have expired or otherwise been terminated.

              Sellers may waive any condition specified in this SECTION 7(B) if they execute a writing so stating at or prior to the Closing.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 4 above (other than SECTIONS 4(B), (D), (F), (K) and (X) and subsection (i)(A) of SECTION 4(L) above) shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter. The representations and warranties contained in subsection (i)(A) of SECTION 4(L) above shall survive the Closing and continue in full force and effect for a period of five (5) years. All of the other representations and warranties contained in this Agreement (including the representations and warranties contained in SECTION 3 above and the representations and warranties contained in SECTIONS 4(B), (D), (F), (K) and (X) above) shall survive the Closing and continue in full force and effect until thirty (30) days following the expiration of the applicable statutes of limitations (including any extension thereto, whether automatic or permissive).

         (b) INDEMNIFICATION PROVISIONS FOR BUYER'S BENEFIT.

              (i) Each Seller shall, jointly and severally, indemnify, defend and hold harmless Buyer, the Company and their respective directors, officers, employees, stockholders, Affiliates, successors and assigns (collectively the "BUYER INDEMNIFIED PARTIES") from and against:

                     (A) any and all Damages resulting from, arising out of or
              caused by the failure of any representation or warranty contained herein or in the Closing Certificate referred to in SECTION 7(A)(V) or the Disclosure Schedule (other than the representations and warranties contained in SECTION 3(A)), to be true and correct in all respects as of the date made; provided that Buyer makes a written claim for indemnification against the Sellers pursuant to
              SECTION 10(H) below within the applicable survival period, if any, set forth in SECTION 8(A); provided further, that (x) that all references to materiality, Material Adverse Effect and Material Adverse Change in the representations and warranties contained in
              SECTION 4 hereof shall be omitted and disregarded from this Agreement for the purpose of determining the amount of Damages hereunder; (y) Sellers shall not have any obligation to indemnify any Buyer Indemnified Party from and against any Damages resulting from or caused by the failure of any representation or warranty contained in SECTION 4 to be true and correct in all respects as of the date made (other than the representations and warranties contained in SECTIONS 4(B), (D), (F), (K) and (X) and subsection
              (i)(A) of SECTION 4(L) above) until the Buyer Indemnified Parties have suffered Damages by reason of such breach in excess of an amount equal to Five Hundred Thousand Dollars ($500,000) (the "BASKET AMOUNT") (after which, Sellers will only be obligated to indemnify the Buyer Indemnified Parties from and against all such Damages to the extent such Damages exceed, in the aggregate, the Basket Amount) and (z) the aggregate amount of all Damages for which Sellers shall be obligated to indemnify the Buyer Indemnified Parties with respect the failure of the representations and warranties of Sellers contained in Section 4 to be true and correct in all respects as of the date made (other than the representations and warranties contained in SECTIONS 4(B), (D), (F), (K) and (X) and subsection (i) (A) of SECTION 4(L) above) shall be limited to Ten Million Dollars ($10,000,000) and, with respect to the representations and warranties contained in
              SECTION 4(X), shall be limited to fifty percent (50%) of the Purchase Price and, further, with respect to the representations and warranties contained in SECTIONS 4(B), (D), (F) and (K) shall be limited to one hundred percent (100%) of the Purchase Price.

                     (B) any and all Damages resulting from, arising out of or
              caused by the breach of any covenant or other agreement contained in this Agreement (other than the covenants contained in SECTIONS 2(A) and SECTION 6 above);

                     (C) any and all Transaction Expenses (except to the extent that such are deducted from the Purchase Price in accordance with
              SECTION 2(B) or have been paid prior to the Closing); and

                     (D) any and all Taxes of the Company and its Subsidiaries
              with respect to any Tax period ending on or prior to the Closing Date and the pre-Closing portion of any Tax period beginning before and ending after the Closing Date (determined as provided in Section 10(p)(viii)), and any and all Damages with respect thereof; provided, however, that in the case of Taxes which would have constituted Accrued Other Taxes had such Taxes been finally determined to be due and payable as of the day before the Closing Date, such indemnity shall not exceed the excess, if any, of (x) fifty percent (50%) of such Taxes over (y) the Accrued Other Taxes Adjustment, and any and all Damages with respect thereof.

              (ii) Each Seller shall severally (and not jointly and severally) indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Damages resulting from, arising out of or caused by (A) the breach of such Seller's individual covenants contained in
       SECTION 2(A) or SECTION 6 above or (B) the failure of such Seller's representations and warranties contained in SECTION 3(A) above to be true and correct in all respects as of the date made; provided that Buyer makes a written claim for indemnification against such Seller pursuant to
       SECTION 10(H) below within the applicable survival period, if any, set forth in SECTION 8(A).

              (iii) Any Damages payable hereunder shall be (A) reduced for Income Tax benefits actually recognized by the Buyer Indemnified Parties as a result of the event giving rise to payments hereunder for such Damages and increased for any Taxes actually incurred by the Buyer Indemnified Parties as a result of the receipt of payments hereunder for such Damages, and (B) calculated net of any insurance proceeds actually received by Buyer or the Company in respect thereof.

              (iv) Sellers shall have no recourse against the Company or its directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors for any indemnification claims asserted by the Buyer Indemnified Parties.

         (c) INDEMNIFICATION PROVISIONS FOR SELLERS' BENEFIT. In the event Buyer breaches any of its representations, warranties and covenants contained herein and provided that any Seller makes a written claim for indemnification against Buyer pursuant to SECTION 10(H) below within the survival period (if there is an applicable survival period pursuant to SECTION 8(A) above), then Buyer agrees to indemnify, defend and hold harmless each Seller, its trustees, heirs and agents, and any successors to Seller's interests and their trustees, heirs and agents (the "SELLER INDEMNIFIED PARTIES") from and against the entirety of any Damages suffered resulting from or caused by the breach.

         (d) MATTERS INVOLVING THIRD PARTIES.

              (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD-PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually and materially prejudiced.

              (ii) (A) Except as provided in clause (B) below, any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within thirty (30) days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard.

                     (B) Buyer shall have the exclusive right to control the
              conduct of any Third Party Claim with respect to Taxes; PROVIDED, HOWEVER, that, in the case of a Third Party Claim with respect to Taxes that Sellers are liable or responsible for under SECTION 8 or otherwise, (i) Buyer shall keep the Sellers' Representative reasonably informed and consult seriously and in good faith with the Sellers' Representative and its tax advisors with respect to any issue relating to such Third Party Claim; (ii) Buyer shall promptly provide the Sellers' Representative with copies of all correspondence, notices and other written materials received from any taxing authorities and shall on a current basis otherwise keep the Sellers' Representative and its tax advisors advised of significant developments in the Third Party Claim and of significant communications involving representatives of the taxing authorities with respect to the Third Party Claim; (iii) the Sellers' Representative may request that Buyer take a position in respect of such Third Party Claim, and Buyer shall do so provided that (A) there exists substantial authority for such position within the meaning of the accuracy-related penalty provisions of
              Section 6662 of the Code and (B) the adoption of such position would not adversely affect the Tax liability of Buyer or any of its Affiliates for any post-Closing period or portion thereof (unless the Sellers' Representative agrees on behalf of Sellers to indemnify and hold harmless Buyer and its Affiliates from and against such adverse effect); (iv) Buyer shall provide the Sellers' Representative with a copy of any written submission to be sent to a taxing authority prior to the submission thereof (with reasonable time for review by the Sellers' Representative and its tax advisors) and shall give serious and good faith consideration to any comments or suggested revisions that the Sellers' representative or its tax advisors may have with respect thereto; and (v) there shall be no settlement, resolution, or closing or other agreement with respect thereto without the consent of the Sellers' Representative, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the withholding of consent will not be regarded as unreasonable if the Sellers' Representative receives, and provides Buyer a copy of, written advice from a tax advisor reasonably satisfactory to Buyer that there is a significant probability that, by pursuing the dispute further, Buyer could obtain a more favorable outcome (taking into account both pre-Closing and post-Closing Tax periods of the Company and its Affiliates) than that reflected in the proposed settlement, resolution, or closing or other agreement.

              (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with
       SECTION 8(D)(II) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment in full of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the

       Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably). The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Third Party Claim.

              (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third-Party Claim in accordance with SECTION 8(D)(II) above, however, (A) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this SECTION 8.

         (e) DIRECT CLAIMS. With respect to any claim by an Indemnified Party for Damages not involving a Third-Party Claim (a "DIRECT CLAIM") the Indemnified Party and Indemnifying Party shall attempt in good faith to resolve any issues in dispute with respect to such Direct Claim following the delivery of a notice relating to a Direct Claim. In the event the parties are unable to resolve the issues in dispute, the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this SECTION 8.

         (f) EXCLUSIVE REMEDY. Buyer and Sellers acknowledge and agree that, following the Closing, the foregoing indemnification provisions in this SECTION 8 shall be the exclusive remedy of the Buyer Indemnified Parties and Seller Indemnified Parties with respect to the Company, this Agreement or the transactions contemplated by this Agreement, except with respect to any claims or causes of actions for fraud and/or intentional misrepresentation by a Party and to any adjustment to the Purchase Price in accordance with SECTION 2 hereof. Without limiting the generality of the foregoing, the Buyer Indemnified Parties waive any statutory, equitable, or common law rights or remedies relating to any Environmental Requirements or any Environmental Claim. Notwithstanding the foregoing, no Party shall be precluded from bringing an action for specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement.

         (g) ESCROW AGREEMENT. Any amount in respect of Damages to which any Buyer Indemnified Party is entitled to receive under this SECTION 8 shall initially be disbursed from the Indemnity Escrow Amount in accordance with the terms of the Escrow Agreement until the entire Indemnity Escrow Amount has been disbursed.

         (h) ADJUSTMENT TO PURCHASE PRICE. The Parties agree to treat all payments made under SECTION 8 as adjustments to the Purchase Price for Tax purposes, unless a contrary treatment is required by applicable Law.

         9. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

              (i) Buyer and the Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (ii) Buyer may terminate this Agreement by giving written notice to Sellers' Representative at any time prior to the Closing (A) in the event either the Company or any Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Sellers' Representative of the breach and the breach is incapable of being cured or, if capable of being cured, has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 6, 2003 by reason of the failure of any condition precedent under SECTION 7(A) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

              (iii) Sellers' Representative may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Sellers' Representative has notified Buyer of the breach and the breach is incapable of being cured or, if capable of being cured, has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 6, 2003, by reason of the failure of any condition precedent under SECTION 7(B) hereof (unless the failure results primarily from any Seller breaching any representation, warranty or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in SECTION 5(E) above and SECTION 10 shall survive termination.

         10. MISCELLANEOUS.

         (a) NATURE OF SELLERS' OBLIGATIONS.

              (i) The covenants of each Seller in SECTION 2(A) above concerning the sale of his, her or its Company Shares to Buyer (but not with respect to the payment of any adjustment to the Purchase Price to the extent such adjustment exceeds the Purchase Price Escrow Amount), the representations and warranties of each Seller in SECTION 3(A) above concerning the transaction and the covenants of each Seller contained in SECTION 6 above are individual obligations. This means that the particular individual Seller making the representation, warranty or covenant shall be solely responsible to the extent provided in SECTION 8(B)(II) above for any Damages Buyer may suffer as a result of any breach thereof.

              (ii) The remainder of the representations, warranties and covenants in this Agreement are joint and several obligations. This means that each Seller shall be responsible to the extent provided in SECTION 8(B)(I) above for the entirety of any Damages any of the Buyer Indemnified Parties may suffer as a result of any breach thereof.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Sellers' Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties of such belief and provide the other Parties with an opportunity to review and comment upon prior to making the disclosure); provided, however, that Buyer acknowledges and agrees that (i) (A) Buyer will issue a press release announcing, and will subsequently file with the Securities and Exchange Commission a current report on Form 8-K and a quarterly report on Form 10-Q that will discuss the transactions contemplated herein, and (B) the transactions contemplated herein may be disclosed in any offering or information memorandum or other similar document and in any "roadshow" or syndication presentations or other marketing materials prepared in connection with Buyer's financing of the transactions contemplated herein; and (ii) Buyer shall afford Sellers' Representative ample time to review and comment upon, and provide written approval of such discussions and disclosures as contemplated by the first clause of this SECTION 10(B) (other than Buyer's Form 8-K and Form 10-Q).

         (c) NO THIRD-PARTY BENEFICIARIES. Except as set forth in SECTION 8 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.


         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Sellers' Representative; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more Affiliates or to any Person providing Buyer with financing relating to the transactions contemplated hereby, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder) and (iii) assign its rights, whether in whole or in part, under SECTION 6(G) or SECTION (8) hereunder to any Person that is a successor

(whether through stock purchase, merger, transfer of assets or otherwise) to the Company's Lehigh Direct division or Lehigh Lithographers division.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and addressed to the intended recipient as set forth below:

         If to Sellers:                                    Copy to:
         Sellers' Representative                           Vedder, Price, Kaufman & Kammholz, P.C.
         c/o Raymond A. Frick, Jr.                         222 N. LaSalle Street
         247 East Chestnut Street, #1902                   Chicago, Illinois  60601
         Chicago, Illinois  60611                          Fax:  312-609-5005
                                                           Attn:    William J. Bettman, Esq.
                                                                    Thomas P. Desmond, Esq.

         If to Buyer:                                      Copy to:
         Von Hoffmann Corporation                          DLJ Merchant Banking Partners II, L.P.
         1000 Camera Avenue                                11 Madison Avenue
         St. Louis, Missouri 63126                         New York, New York 10010
         Fax: 314-966-0983                                 Fax: 212-325-5553
         Attn: Gary Wetzel                                 Attn:    David Burgstahler

                                                           Copy to:
                                                           Weil, Gotshal & Manges LLP
                                                           767 Fifth Avenue
                                                           New York, New York 10153-0119
                                                           Fax: 212-310-8007
                                                           Attn:    David M. Blittner, Esq.
                                                                    Michael S. Colvin, Esq.

         Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(I).

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of Buyer and the Sellers will bear his, her or its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (it being understood that any costs and expenses of Sellers which are not paid by the Company prior to the Closing but remain as obligations of the Company will be deducted from the Purchase Price as Transaction Expenses as provided in SECTION 2 above). Buyer and the Company shall each pay one-half of the filing fees in connection with the notification filing under the Hart-Scott-Rodino Act. Buyer agrees to use its commercially reasonable efforts to assist Sellers in minimizing any costs, fees, penalties, premiums, payments or expenses referred to in clause (v) in the definition of "Transaction Expenses" in SECTION 1 hereof. Buyer or its affiliates (or the Company following the Closing) shall pay all costs, fees and expenses incurred in connection with Buyer's financing and the Commitment Letters and Sellers shall not be liable for any such costs, fees or expenses and such amounts shall not be treated as Transaction Expenses or as a deduction to the Purchase Price.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) GOVERNING LANGUAGE. This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

         (p) COOPERATION ON TAX MATTERS.

              (i) Sellers shall timely prepare or cause to be prepared and timely file or cause to be filed all Tax Returns for the Company and any Subsidiary which are required to be filed on or prior to the Closing Date, and shall timely pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise inconsistent with applicable Law). With respect to Tax Returns required to be filed during the period between the execution of this Agreement and the Closing, the Sellers' Representative shall cause the Company and its Subsidiaries to provide Buyer with copies of such completed Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers, for Buyer's review and approval (unless such twenty (20) day period is not feasible given the date of execution of this Agreement and the due date of the Tax Return, in which case, Sellers' Representative shall provide copies of such Tax Returns to Buyer as soon as practicable after execution of this Agreement), which approval shall not be unreasonably withheld (it being understood that so long as such Tax Returns are prepared on a basis consistent with past practice and substantial authority exists for the taking of a position on such Tax Returns, any withholding of Buyer's approval with respect to such Tax Returns shall be considered unreasonable). Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that Sellers and Buyer are unable to resolve any dispute with respect to such Tax Returns at least ten (10) days prior to the due date for filing (or such shorter period as contemplated above), such dispute shall be resolved pursuant to
       SECTION 10(P)(VII), which resolution shall be binding on the Parties.

              (ii) Sellers shall timely prepare or cause to be prepared and Buyer shall cooperate in good faith in timely filing or causing to be filed all Income Tax Returns for the Company and any Subsidiary which relate to Tax periods ending on or prior to the Closing Date and which are filed after the Closing Date, and, to the extent Sellers are obligated to indemnify for such Taxes under SECTION 8; Sellers shall timely pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise inconsistent with applicable Law). Buyer will be provided with copies of such completed Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers for Buyer's review and approval, which approval shall not be unreasonably withheld (it being understood that so long as such Tax Return is prepared on a basis consistent with past practice and substantial authority exists for the taking of a position on such Tax Return, any withholding of Buyer's approval with respect to such Tax Return shall be considered unreasonable). Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that Sellers and Buyer are unable to resolve any dispute with respect to such Tax Returns at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to
       SECTION 10(P)(VII), which resolution shall be binding on the Parties.

              (iii) (A) Except as provided above, following the Closing, Buyer shall timely prepare or cause to be prepared and timely file or caused to be filed all Tax Returns for the Company and any Subsidiary which are required to be filed after the Closing Date. With respect to any such Income Tax Return for a Straddle Period (as defined below), Buyer shall prepare such Income Tax Return in a manner consistent with prior practice (unless otherwise required by applicable Law) and permit Sellers to review and comment on each such Income Tax Return prior to filing. Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Income Tax Returns prior to the due date for filing. In the event Sellers and Buyer are unable to resolve any dispute with respect to such Income Tax Returns at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to
       SECTION 10(P)(VII), which resolution shall be binding on the Parties.

                     (B) In the event Buyer has the responsibility to cause to
              be filed any Tax Return pursuant to SECTION 10(P)(II) or this
              SECTION 10(P)(III) and to the extent, but only to the extent, Sellers are obligated to indemnify under SECTION 8 for any Taxes reflected on such Tax Return, Sellers' Representative, on behalf of the Sellers, shall no later than five (5) days prior to the due date for the payment of Taxes shown due on such Tax Return pay to Buyer the amount of any such Taxes for which Sellers are obligated to indemnify under Section 8, with respect to any Tax period ending on or prior to the Closing Date and the pre-Closing portion of any Tax period beginning before and ending after the Closing Date. No payment pursuant to this clause (B) shall excuse Sellers from their indemnification obligations pursuant to SECTION 8 if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of Sellers' payment under this clause (B).

              (iv) Nothing contained in SECTION 10(P)(I), (II) or (III) shall excuse the Sellers from their indemnification obligations pursuant to
       SECTION 8 with respect to Taxes. Sellers shall be liable for and shall pay (and shall indemnify and hold harmless Buyer Indemnified Parties against) any and all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges as levied by any Governmental Entity (including any interest and penalties) in connection with the transactions contemplated by this Agreement (other than with respect to, or in connection with, any financing arrangement entered into by Buyer).

              (v) Any Income Tax refunds that are received by Buyer or the Company or any Subsidiary that relate to Income Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Buyer shall pay, or cause to be paid, to the Sellers' Representative for the benefit of Sellers, as an additional amount of the Purchase Price, any such refund net of any Taxes, costs or expenses actually payable by Buyer or the Company with respect thereto within ten
       (10) days after receipt thereof; provided, however, that Buyer shall be entitled to retain any such refund to the extent such refund arises by reason of the carryback of any losses, credits or other Tax attributes generated in any Income Tax periods or portions thereof beginning after the Closing Date.

              (vi) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this SECTION 10(P) and any audit, litigation or other proceeding with respect to Taxes for such pre-Closing tax periods. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

              (vii) Any dispute as to any matter covered in this SECTION 10(P) shall be resolved by an independent accounting firm mutually acceptable to the Sellers' Representative and Buyer. The fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Buyer on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct.

              (viii) In the case of any Tax period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"), Sellers and Buyer shall, unless prohibited by applicable Law, close the Tax period of the Company and its Subsidiaries as of the close of business on the Closing Date. If applicable Law does not permit the Company or any of its Subsidiaries to close its Tax year on the Closing Date or in any case in which a Tax is assessed with respect to a Tax period which includes the Closing Date (but does not begin or end on that day), the Taxes, if any, attributable to such period shall be allocated (except as provided in the proviso to Section 8(b)(i)(D)) (A) to Sellers for the portion of such period up to and including the close of business on the Closing Date, and (B) to Buyer for the portion of such period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any such period shall be made by means of a closing of the books and records of the Company and its Subsidiaries as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (other than depreciation and amortization deductions) shall be allocated between the portion of such period ending on the Closing Date and the portion of such period after the Closing in proportion to the number of days in each such portion of such period.

              (ix) It is agreed that any Income Tax deductions, credits or other Tax benefits arising from the payment or accrual of Transaction Expenses and the Option Cash Consideration shall, to the extent permitted under applicable Law, be reflected on the Company's Income Tax Return for the Tax period ending on the Closing Date. For purposes of clarity, SECTION 10(P)(IX) OF THE DISCLOSURE Schedule sets forth a list of such Transaction Expenses and Option Cash Consideration to which this SECTION 10(P)(IX) relates.

              (x) Following the Closing Buyer will not permit the Company to dispose or sell the Company's Lehigh Direct division until at least one business day following the Closing Date. In the event such a disposition is consummated, the Parties hereto agree that any Tax consequences arising from such disposition shall be properly allocated to any Tax period beginning after the Closing Date (as contemplated in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or otherwise) or the Post-Closing portion of any Tax period beginning before and ending after the Closing Date.

         (q) APPOINTMENT OF SELLERS' REPRESENTATIVE. Each Seller hereby appoints Raymond A. Frick, Jr. or, in the event Raymond A. Frick, Jr. dies, becomes disabled or is no longer able or willing to serve in such capacity, then John D. DePaul (the "SELLERS' REPRESENTATIVE") to act as his, her or its agent for the purposes of: (i) delivering to Buyer his, her or its respective Company Shares;
(ii) accepting from Buyer the payment of the immediately available funds portion of the Purchase Price and distributing to each Seller his respective portion of such funds; (iii) receiving any notice required or desired to be given to Sellers by Buyer pursuant to this Agreement; (iv) changing the time, date or place of the Closing; (v) granting any consent or waiver required or desired of Sellers by Buyer pursuant to this Agreement; (vi) amending this Agreement; (vii) terminating or agreeing to terminate this Agreement; (viii) authorizing the distribution to Buyer of all or any portion of the Escrow Fund; (ix) agreeing to, negotiating, entering into settlements and compromises of, and agreeing to the payment to Buyer of any amounts in respect of Damages for which Buyer is entitled to be indemnified pursuant to SECTION 8 hereof; (x) agreeing, negotiating, entering into settlements and compromises with respect to the calculation of the Estimated Purchase Price at Closing and to any post-Closing adjustment to the Purchase Price, all in accordance with SECTION 2 hereof; and
(xi) executing all documents and delivering all documents contemplated by this Agreement. Each Seller shall execute and have notarized a Power of Attorney to the Sellers' Representative, which Power shall be irrevocable and coupled with an interest for his appointment. A decision, act, consent or instruction of the Sellers' Representative authorized hereunder shall constitute a decision for all Sellers and shall be final, binding and conclusive upon each Seller, and Buyer may rely upon any such decision, act, consent or instruction of the Sellers' Representative as being the decision, act, consent or instruction of every such Seller. Buyer is hereby relieved from any liability to any person for any acts undertaken by Buyer in accordance with such decision, act, consent or instruction from the Sellers' Representative.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     VON HOFFMANN CORPORATION


                                     By: /s/ Gary Wetzel
                                         -------------------------------------
                                         Title: Senior Vice President and Chief
                                         Financial Officer

                                     THE LEHIGH PRESS, INC.


                                     By: /s/ Raymond A. Frick
                                         ---------------------------------------
                                         Title:


                                     /s/ John D. Depaul
                                     -------------------------------------------
                                     John D. DePaul


                                     /s/ Barbara Depaul
                                     -------------------------------------------
                                     Barbara A. DePaul, as trustee, under the
                                     Irrevocable Agreement of Trust between
                                     John D. DePaul (Settlor) and Barbara A.
                                     DePaul (Trustee) dated December 22, 1998


                                     /s/ John D. Depaul
                                     -------------------------------------------
                                     John D. DePaul


                                     /s/ Raymond A. Frick
                                     -------------------------------------------
                                     Raymond A. Frick, Jr.

                                    EXHIBIT A

                    ESTIMATE OF THE ESTIMATED PURCHASE PRICE

                                 (SEE ATTACHED)

                                    EXHIBIT B

                                ESCROW AGREEMENT

                                 (SEE ATTACHED)

                                    EXHIBIT C

                               COMMITMENT LETTERS

                                 (SEE ATTACHED)

                                    EXHIBIT D

                              FINANCIAL STATEMENTS

                                 (SEE ATTACHED)

                                    EXHIBIT E

                          OPTION TERMINATION AGREEMENT

                                 (SEE ATTACHED)

                                                                  EXHIBIT 4.14

                        FOURTEENTH SUPPLEMENTAL INDENTURE




                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 22, 2003, among Von Hoffmann Corporation, a Delaware corporation (formerly known as Von Hoffmann Press, Inc., the "COMPANY"), The Lehigh Press, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of the Company, (the "NEW GUARANTOR"), the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank (formerly Marine Midland Bank), as trustee under the indenture referred to below (the "TRUSTEE"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of May 22, 1997 (as heretofore amended or supplemented from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of $100,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "NOTES");

                  WHEREAS, Article 11 of the Indenture provides that under certain circumstances the Company may or must cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Notes Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO NOTES GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.







                      [Signatures appear on following page]

                                                                EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                            VON HOFFMANN CORPORATION


                            By:  /s/ GARY C. WETZEL
                                 --------------------------------------
                                 Name: Gary C. Wetzel
                                 Title: Senior Vice President, Chief Financial Officer, Treasurer




                            VON HOFFMAN HOLDINGS INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            THE LEHIGH PRESS, INC.


                            By:  /s/ GARY C. WETZEL
                                 --------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            H&S GRAPHICS, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            PREFACE, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            PRECISION OFFSET PRINTING COMPANY, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture, dated as of ] October __, 2003, among Von Hoffmann Corporation, ET. AL., and HSBC Bank, as Trustee]

                             HSBC BANK,
                               as Trustee


                             By: /s/ FRANK GODING
                                 --------------------------------------
                                 Name: Frank Goding
                                 Title: Authorized Signatory



[Signature Page to Fourteenth Supplemental Indenture, dated as of ] October __, 2003, among Von Hoffmann Corporation, ET. AL., and HSBC Bank, as Trustee]

                                                                EXECUTION COPY

                                                                 EXHIBIT 4.15

                          FIRST SUPPLEMENTAL INDENTURE


                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 19, 2002, among Von Hoffmann Corporation, a Delaware corporation (the "COMPANY"), Von Hoffmann Holdings Inc., a Delaware corporation ("HOLDINGS"), H&S Graphics, Inc., a Delaware corporation ("H&S"), Preface, Inc., a Delaware corporation ("PREFACE"), Precision Offset Printing Company, Inc., a Delaware corporation ("PRECISION"), and U.S. Bank National Association, as trustee under the Indenture (as defined below)(the "TRUSTEE"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 26, 2002 providing for the issuance of an aggregate principal amount of up to $215,000,000 of 10 1/4% Senior Notes due 2009 (the "NOTES");

                  WHEREAS, each of Holdings, Realty, H&S, Preface and Precision is a Guarantor under the Indenture;

                  WHEREAS, on December 19, 2002, Realty, a wholly-owned subsidiary of the Company and a Guarantor under the Indenture, merged with and into the Company (the "MERGER") with the Company continuing as the surviving corporation of the Merger; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO NOTES GUARANTEES. Each Guarantor hereby confirms that its respective Notes Guarantee shall apply to the Company's Obligations under the Indenture and the Notes.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantees, the Indenture or this Supplemental

Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company.



                      [Signatures appear on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                   VON HOFFMANN CORPORATION



                                   By:   /s/ GARY WETZEL
                                         --------------------------------------
                                         Gary Wetzel
                                         Chief Financial Officer and Treasurer


                                   VON HOFFMANN HOLDINGS INC.



                                   By:  /s/ GARY WETZEL
                                        ---------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   H&S GRAPHICS, INC.



                                   By:  /s/ GARY WETZEL
                                        ---------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   PREFACE, INC.


                                   By:  /s/ GARY WETZEL
                                        --------------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


                                   PRECISION OFFSET PRINTING COMPANY, INC.


                                   By:  /s/ GARY WETZEL
                                        -----------------------------------
                                        Gary Wetzel
                                        Chief Financial Officer and Treasurer


Signature Page to First Supplemental Indenture, dated as of December 19, 2002, among Von Hoffmann Corporation, ET. AL., and U.S. Bank National Association, as Trustee

                                   U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                   By:  /s/ RICK PROKOSCH
                                        -----------------------------------
                                        Rick Prokosch
                                        Vice President



Signature Page to First Supplemental Indenture, dated as of December 19, 2002, among Von Hoffmann Corporation, ET. AL., and U.S. Bank National Association, as Trustee

                                                                EXECUTION COPY

                                                                  EXHIBIT 4.16

                          SECOND SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 22, 2003, among The Lehigh Press, Inc. (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Von Hoffmann Corporation (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 26, 2002 providing for the issuance of 10 1/4% Senior Notes due 2009 (the "NOTES") and any Additional Notes (as defined in the Indenture);

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE");

                  WHEREAS, the Company is issuing an aggregate principal amount of $60,000,000 of Additional Notes pursuant to the Indenture; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                           (a) Along with all Guarantors named in the Indenture,
                  to jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:

                           (i) the principal of, and premium and Liquidated
                 Damages, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                 renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                           (b) The obligations hereunder shall be unconditional,
                  irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                           (c) The following is hereby waived: diligence,
                  presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                           (d) The Note Guarantee shall not be discharged except
                  by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                           (e) If any Holder or the Trustee is required by any
                  court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                           (f) The Guaranteeing Subsidiary shall not be entitled
                  to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                           (g) As between the Guarantors, on the one hand, and
                  the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                           (h) The Guarantors shall have the right to seek
                  contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                           (i) Pursuant to Section 10.02 of the Indenture, after
                  giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

                  3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                           (a) The Guaranteeing Subsidiary may not sell or
                  otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                            (i) immediately after giving effect to such
                  transaction, no Default or Event of Default exists; and

                           (ii) either (A) subject to Sections 10.04 and 10.05
                 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

                           (b) In case of any such consolidation, merger, sale
                  or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                           (c) Except as set forth in Articles 4 and 5 and
                  Section 10.05 of Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  5.       RELEASES.

                           (a) In the event of any sale or other disposition of
                  all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                           (b) Any Guarantor not released from its obligations
                  under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

                  6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated:  October 22, 2003


                                VON HOFFMAN CORPORATION


                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                THE LEHIGH PRESS, INC.

                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                VON HOFFMAN HOLDINGS INC.

                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                H&S GRAPHICS, INC.

                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                PREFACE, INC.

                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                PRECISION OFFSET PRINTING COMPANY, INC.


                                By:  /s/ GARY C. WETZEL
                                    ------------------------------------------
                                Name:  Gary C. Wetzel
                                Title: Chief Financial Officer and Treasurer


                                U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                By:  /s/ AUTHORIZED SIGNATORY
                                     -----------------------------------------
                                     Authorized Signatory

                                                              [EXECUTION COPY]

                                                                  EXHIBIT 10.7


                                 AMENDMENT NO. 2

         This AMENDMENT NO. 2, dated as of October 7, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "SECOND AMENDMENT"), is among VON HOFFMANN HOLDINGS, INC., a Delaware corporation (the "PARENT"), VON HOFFMANN CORPORATION, a Delaware corporation ("VHC"), H&S GRAPHICS, INC., PRECISION OFFSET PRINTING COMPANY, INC., PREFACE, INC. and certain other Subsidiaries of VHC which may from time to time become parties to the Credit Agreement referred to below as Borrowers (together with VHC, each a "BORROWER" and, collectively, the "BORROWERS"), and the Lenders signatory hereto.

         WHEREAS, the Borrowers, the banks and other lending institutions party thereto from time to time (each a "LENDER" and, collectively, the "LENDERS"), THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT"), and US BANK NATIONAL ASSOCIATION, as documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT"), have heretofore entered into a Credit Agreement dated as of March 26, 2002 (as amended by Amendment No. 1 thereto dated as of September 19, 2002, and as otherwise heretofore amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"); and

         WHEREAS, the Obligors and the Lenders desire to amend the Credit Agreement to, among other things, (i) permit the acquisition (the "LEHIGH ACQUISITION") by VHC of all the capital stock of The Lehigh Press, Inc., a Pennsylvania corporation ("LEHIGH"), pursuant to an acquisition agreement (the "LEHIGH ACQUISITION AGREEMENT"), dated as of September 5, 2003, between VHC and the shareholders of Lehigh, and the payment of fees and expenses related to the Lehigh Acquisition in an aggregate amount not to exceed $7,000,000, (ii) permit the issuance by VHC of additional 10.25% senior unsecured notes due 2009 for gross cash proceeds of up to $60,000,000 (the "ADDITIONAL SENIOR NOTES") (or, if VHC is unable to issue Additional Senior Notes prior to the date the Lehigh Acquisition is consummated, permit VHC to borrow up to $60,000,000 of senior increasing rate loans (the "BRIDGE LOANS") from one or more lenders under a new senior credit facility (the "BRIDGE FACILITY")) and (iii) modify certain other provisions of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise defined herein, capitalized terms defined in the Credit Agreement shall have the same meanings when used in this Second Amendment. The following additional terms, as used herein, shall have the following respective meanings:

         "ADDITIONAL SENIOR NOTES" is defined in the SECOND RECITAL.

         "BRIDGE FACILITY" is defined in the SECOND RECITAL.

         "BRIDGE LOANS" is defined in the SECOND RECITAL.

         "LEHIGH" is defined in the SECOND RECITAL.

         "LEHIGH ACQUISITION" is defined in the SECOND RECITAL.

         "LEHIGH ACQUISITION AGREEMENT" is defined in the SECOND RECITAL.

         "SECOND AMENDMENT" has the meaning set forth in the PREAMBLE hereof.

         "SECOND AMENDMENT EFFECTIVE DATE" has the meaning set forth in ARTICLE III.

                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

         Subject to the conditions and on the terms set forth herein, and in reliance on the representations and warranties of the Obligors contained herein, the Credit Agreement is hereby amended, as of the Second Amendment Effective Date, in accordance with this ARTICLE II.

         SECTION 2.01 AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT (NEW DEFINITIONS).


         Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

         "ADDITIONAL SENIOR NOTE DOCUMENTS" means, collectively, the Additional Senior Note Indenture, and any other indentures, note purchase agreements, promissory notes, registration rights agreements, guarantees, and other instruments and agreements evidencing the terms of the Additional Senior Notes, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

         "ADDITIONAL SENIOR NOTE INDENTURE" means an indenture among VHC, the guarantors set forth therein, and the trustee identified therein (as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof), pursuant to which Additional Senior Notes are issued, in form and substance substantially similar to the Senior Note Indenture, except for (i) the inclusion of provisions requiring the redemption of the Additional Senior Notes if (x) the Lehigh Acquisition is not consummated by December 31, 2003 or (y) the Lehigh Acquisition Agreement is terminated before the consummation of the Lehigh Acquisition and (ii) any changes thereto that are reasonably satisfactory to the Administrative Agent following consultation with the Syndication Agent.

         "ADDITIONAL SENIOR NOTE ISSUANCE" means the issuance by VHC of the Additional Senior Notes.

         "ADDITIONAL SENIOR NOTES" means the 10.25% senior notes due 2009 issued by VHC for gross cash proceeds of up to $60,000,000 under the Additional Senior
Note Indenture, and shall
also include any and all registered exchange notes (other than registered exchange notes issued under the Senior Note Indenture) issued in exchange therefor in accordance with the Additional Senior Note Documents.

         "BRIDGE FACILITY" means the senior credit facility pursuant to which Bridge Loans are made, pursuant to credit documentation and on terms and conditions in each case satisfactory to the Administrative Agent and the Required Lenders, as such facility may be amended or otherwise modified and including any refinancing thereof pursuant to the terms of such credit documentation.

         "BRIDGE LOANS" means the senior increasing rate loans from one or more lenders under the Bridge Facility in an original principal amount of up to $60,000,000, and including any notes or other Indebtedness exchanged therefor pursuant to the terms of the Bridge Facility.

         "LD DISPOSITION" means the sale of the assets of the Lehigh Direct division of Lehigh on or following the date of the Lehigh Acquisition.

         "LEHIGH" means The Lehigh Press, Inc., a Pennsylvania corporation.

         "LEHIGH ACQUISITION" means the acquisition by VHC of all the capital stock of Lehigh pursuant to the Lehigh Acquisition Agreement, and the payment of fees and expenses related to such acquisition in an aggregate amount not to exceed $7,000,000.

         "LEHIGH ACQUISITION AGREEMENT" means the Stock Purchase Agreement, dated as of September 5, 2003, together with all schedules and attachments thereto, among VHC and the shareholders of Lehigh.

         "LEHIGH COMMITMENT PERIOD" is defined in SECTION 2.2.2.

          "SECOND AMENDMENT" means Amendment No. 2 to the Credit Agreement, dated as of October __, 2003, by and among the Borrowers, the Agents and the Lenders party thereto.

         "SECOND AMENDMENT EFFECTIVE DATE" means the effective date of the Second Amendment pursuant to the terms thereof.

SECTION 2.02 AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT (REVISIONS TO EXISTING DEFINITIONS). The following definitions in Section 1.1 of the Credit Agreement are hereby amended as follows:

                   (a) The definition of "Borrowing Base Amount" is hereby amended by inserting the following proviso immediately before the period at the end thereof:

                  "PROVIDED, that on and following the date of the Lehigh Acquisition, the accounts receivable, inventory and property, plant and equipment of Lehigh and its Subsidiaries shall not be included in the calculation of the Borrowing Base Amount until the completion, to the reasonable satisfaction of the Administrative Agent, of (i) an audit of the accounts receivable, inventory, accounts payable and cash accounts of Lehigh and its Subsidiaries and (ii) an appraisal of the Orderly Liquidation Value of the inventory and property, plant and equipment of Lehigh and its Subsidiaries."

                  (b) The definition of "Change in Control" is hereby amended by deleting the existing clauses (ii) and (iii) thereof and inserting the following in place thereof:

                         "(ii) the failure of the Parent at any time to own,
                   directly or indirectly, beneficially and of record, on a fully-diluted, as-if-converted basis, 100% of the outstanding Capital Securities of VHC, free and clear of all Liens (other than Liens permitted to exist under CLAUSES (A), (F), (L) and
                   (N) of SECTION 7.2.3); or

                         (iii) the occurrence of any "Change of Control" or
                   similar term under (and as defined in) (v) if there are any Senior Notes then outstanding, the Senior Note Indenture, (w) if there are any Additional Senior Notes then outstanding, the Additional Senior Note Indenture, (x) if there are any Bridge Loans then outstanding, the Bridge Facility, (y) if there are any Senior Subordinated Notes then outstanding, the Senior Subordinated Note Indenture or (z) if there are any Parent Debentures then outstanding, the Parent Debenture Indenture."

                   (c) The definition of "Eligible Inventory" is hereby amended by deleting the parenthetical "(other than the Liens of the Loan Documents and Liens described in CLAUSES (D), (F), (J) and (L) of
          SECTION 7.2.3)" and inserting in place thereof "(other than the Liens of the Loan Documents and Liens described in CLAUSES (D), (F), (J),
          (L) and (N) of SECTION 7.2.3)".

                   (d) The definition of "Eligible PP&E" is hereby amended by deleting the parenthetical "(other than the Liens of the Loan Documents and Liens described in CLAUSE (D), (F), (G), (H), (J) and
          (L) of SECTION 7.2.3)" and inserting in place thereof "(other than the Liens of the Loan Documents and Liens described in CLAUSE (D), (F),
          (G), (H), (J), (L) and (N) of SECTION 7.2.3)".

                   (e) The definition of "Maximum PP&E Advance Amount" is hereby amended by deleting the "$40,000,000" therein and inserting "$45,000,000" in place thereof.

                   (f) The definition of "No More Favorable Terms and Conditions" is hereby amended and restated to read in its entirety as follows:

                           "`NO MORE FAVORABLE TERMS AND CONDITIONS' means, with
                  respect to any refinancing or other replacement of the Indebtedness in respect of the Senior Notes, the Additional Senior Notes, the Bridge Loans, the Senior Subordinated Notes or the Parent Debentures (i) such Indebtedness has a maturity date no earlier than the maturity date of the Senior Notes, the Additional Senior Notes, the Bridge Loans, the Senior Subordinated Notes or the Parent Debentures as applicable,
                  (ii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Senior Notes, the Additional Senior Notes, the Bridge Loans, the Senior

                  Subordinated Notes or the Parent Debentures as applicable,
                  (iii) in the case of the Senior Subordinated Notes or the Parent Debentures such Indebtedness is subordinated to the Obligations to the same or greater extent as such, the Senior Subordinated Notes or the Parent Debentures, and (iv) such Indebtedness contains covenants, events of default, remedies, acceleration rights, amortization schedules and other material terms that, taken as a whole, are (x) not materially more favorable to the holders of such Indebtedness than the similar terms contained in the Senior Notes, the Additional Senior Notes, the Bridge Loans, the Senior Subordinated Notes or the Parent Debentures, as applicable, and (y) no less favorable to the Lender Parties under the Loan Documents as of the date of such refinancing or replacement; PROVIDED that any refinancing or replacement of Bridge Loans or Additional Senior Notes with Senior Notes shall be deemed to be on "No More Favorable Terms and Conditions."

                   (g) The definition of "Permitted Purpose" is hereby amended and restated to read in its entirety as follows:

                           "`PERMITTED PURPOSE" means with respect to proceeds
                  of capital contributions to and Issuance of Capital Securities by the Parent: (i) to the extent no Default or Event of Default has occurred and is continuing at the time of any such prepayment, purchase or redemption, to prepay, purchase or otherwise redeem Parent Debentures, (ii) the holding of such proceeds by the Parent as cash or Cash Equivalent Investments or (iii) the contribution of such proceeds by the Parent to the capital of VHC and the use by VHC and its Subsidiaries of such proceeds, within 30 days following its receipt of such contribution, (A) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof, to make Eligible Acquisitions pursuant to SECTION 7.2.5(G), (B) to make Capital Expenditures pursuant to SECTION 7.2.7(B)(I); PROVIDED, HOWEVER, that if a Default or an Event of Default shall have occurred and be continuing, the aggregate amount of Capital Expenditures which shall constitute a "Permitted Purpose" shall not exceed that amount which is necessary to maintain (and is not accretive to) the Borrowers' existing capital assets, (C) so long as no Default or Event of Default shall have occurred and be continuing, to prepay, purchase or otherwise redeem Bridge Loans, Senior Notes, Additional Senior Notes or Senior Subordinated Notes pursuant to SECTION 7.2.8,
                  (D) so long as no Default or Event of Default shall have occurred and be continuing, to make regularly schedule interest payments with respect to the Senior Notes or the Additional Senior Notes pursuant to SECTION 7.2.8, or (E) to make voluntary prepayments of Revolving Loans pursuant to
                  SECTION 3.1.1(A)."

                   (h) The definition of "Senior Notes" is hereby amended and restated to read in its entirety as follows:

                           "SENIOR NOTES" is defined in the SIXTH RECITAL and
                  shall also include (i) any and all registered exchange notes issued in exchange therefor in accordance with the Senior Note Documents and (ii) any and all notes issued under the Senior
                  Note Indenture in exchange for Additional Senior Notes in accordance with the

                  Additional Senior Note Documents or to repay Bridge Loans in accordance with the Bridge Facility."

         SECTION 2.03 AMENDMENT TO SECTION 2.2.2 OF THE CREDIT AGREEMENT. Clause
(a) of Section 2.2.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(a) VHC shall have the right, at any time on or after the Closing Date and prior to the Commitment Termination Date, to increase the Revolving Loan Commitment Amount by an amount not to exceed $20,000,000 by requesting that the Syndication Agent arrange for one or more existing Lenders to increase the amount of their respective Revolving Loan Commitments or one or more Eligible Assignees to become Revolving Lenders under this Agreement; PROVIDED that (A) if VHC in good faith objects to the terms upon which the Syndication Agent is willing to arrange such increase or the Syndication Agent is unwilling or unable after diligent effort to arrange such increase, VHC (but no Lender or other financial institution) may arrange such increase; (B) before offering Revolving Loan Commitments to Eligible Assignees, VHC or the Syndication Agent, as applicable, shall first offer the additional Revolving Loan Commitments to existing Lenders on a pro rata basis; and (C) no Lender shall at any time be required to agree to increase its Revolving Loan Commitment or other obligations hereunder."

         SECTION 2.04 AMENDMENT TO SECTION 3.1.1 OF THE CREDIT AGREEMENT.
Section 3.1.1(c)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(ii) NET DISPOSITION PROCEEDS. In the event the Parent or any of its Subsidiaries receives any Net Disposition Proceeds, VHC shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds, and, to the extent the aggregate amount of such proceeds received by the Parent and its Subsidiaries in connection with any single transaction or series of related transactions exceeds $2,000,000, the Borrowers shall within 30 days after receipt of such Net Disposition Proceeds, be obligated, jointly and severally, to make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds; PROVIDED, HOWEVER, that upon written notice by VHC to the Administrative Agent not less than 30 days following receipt of any Net Disposition Proceeds (other than proceeds in respect of the LD Disposition), an aggregate amount of up to $25,000,000 (as such amount may be increased with the consent of the Required Lenders) of such proceeds over the term of this Agreement may be retained by VHC and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if (x) VHC informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds to the acquisition of other assets or properties consistent with the businesses permitted to be conducted pursuant to SECTION 7.2.1 (including by way of merger or Investment), and (y) within 365 days following the receipt of such Net Disposition Proceeds, such proceeds are applied or committed to such acquisition. The amount of such Net Disposition Proceeds unused or uncommitted after such 365-day period shall be applied to the Loans as set forth in SECTION 3.1.2. At any time after receipt of any such Net Disposition Proceeds (other than in respect of the LD

         Disposition) in excess of $2,000,000 but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, the Borrowers shall prepay Loans pursuant to SECTION 3.1.1(A) (with the amount of any such prepayment to continue to be considered to be Net Disposition Proceeds for purposes of this Agreement and the other Loan Documents) or, to the extent it elects not to so prepay Loans, upon written demand by the Administrative Agent (in its reasonable discretion) to the Borrowers, deposit an amount equal to such Net Disposition Proceeds into a cash collateral account maintained with (and reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have sole dominion and control) pending such application as a prepayment or to be released as requested by VHC in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by VHC."

         SECTION 2.05 AMENDMENT TO SECTION 6.15 OF THE CREDIT AGREEMENT. Section
6.15 of the Credit Agreement is hereby amended by adding, following the words "as defined in the Senior Note Indenture" in the first parenthetical phrase in the third sentence thereof, the expression "or, if any Additional Senior Notes or Bridge Loans are outstanding, the Additional Senior Note Indenture or Bridge Facility, respectively".

         SECTION 2.06 AMENDMENT TO SECTION 7.1.1 OF THE CREDIT AGREEMENT.
Section 7.1.1 of the Credit Agreement is hereby amended by deleting the existing clause (i) thereof and inserting the following in place thereof:

                  "(i) Unless otherwise provided (or required to be provided) hereunder, promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior Notes, the Additional Senior Notes, the Bridge Loans, the Senior Subordinated Notes or the Parent Debentures, VHC will provide copies of such notice or report."

         SECTION 2.07 AMENDMENT TO SECTION 7.1.5 OF THE CREDIT AGREEMENT. Clause
(c) of Section 7.1.5 of the Credit Agreement is hereby amended by deleting the words "one such appraisal in any calendar year" and inserting in place thereof "one such appraisal in any period of six calendar months".

         SECTION 2.08 AMENDMENT TO SECTION 7.1.7 OF THE CREDIT AGREEMENT.
Section 7.1.7 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (b), relettering existing clause (c) as clause (d), and inserting a new clause (c) to read as follows:

                  "(c) to consummate the Lehigh Acquisition; and".

         SECTION 2.09 AMENDMENT TO SECTION 7.1.8 OF THE CREDIT AGREEMENT.
Section 7.1.8 of the Credit Agreement is hereby amended by amending and restating the proviso at the end thereof to read in its entirety as follows:

         "PROVIDED that (i) not more than 65% of the Voting Securities of any Non-U.S. Subsidiary shall be required to be pledged unless such Non-U.S. Subsidiary is treated for U.S. federal income tax purposes as a branch of a Borrower or is a partnership in which the partners are Borrowers and (ii) neither Lehigh Press Puerto Rico, Inc. nor Lehigh Press Puerto Rico, LLC shall be required to enter into a Joinder Agreement, a supplement to the Subsidiary Guaranty or the Pledge and Security Agreement, except as provided under SECTION 7.2.1. Notwithstanding clause (ii) of the foregoing proviso, but subject to the terms of SECTION 7.2.1, if Lehigh Press Puerto Rico, Inc. or Lehigh Press Puerto Rico, LLC is required to become a guarantor pursuant to the terms of documentation evidencing the Senior Notes, the Additional Senior Notes or the Bridge Loans, such Person shall enter into either a Joinder Agreement or a Subsidiary Guaranty before or concurrently with entering into such guaranty."

         SECTION 2.10 AMENDMENT TO SECTION 7.1.12 OF THE CREDIT AGREEMENT.
Section 7.1.12 of the Credit Agreement is hereby amended by (i) labeling the existing Section 7.1.12 as clause (a), (ii) redesignating existing clauses "(a)", "(b)" and "(c)" thereof as subclauses "(i)", "(ii)" and "(iii)" and (iii) adding, at the end thereof, a new clause (b) to read in its entirety as follows:

                  "(b) Lehigh shall deliver to the Administrative Agent, on or before the 30th day following the date of the Lehigh Acquisition, a Mortgage with respect to each of the properties identified in SCHEDULE I to the Second Amendment, duly executed and delivered by Lehigh, together with

                           (i) evidence of the completion (or reasonably
                  satisfactory arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to SECTION 7.2.3, against the properties purported to be covered thereby;

                           (ii) mortgagee's title insurance policies in favor of
                  the Administrative Agent for the benefit of the Secured Parties in form and substance, and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property set forth on SCHEDULE I to the Second Amendment in the amounts set forth thereon, insuring that title to such property is marketable and that the interests created by such Mortgage constitute valid first Liens thereon, subject to SECTION 7.2.3, free and clear of all defects and encumbrances other than as approved by the Administrative Agent and, if required by the Administrative Agent and if available on commercially reasonable terms, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                           (iii) such other approvals, or documents as the
                  Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent."

         SECTION 2.11 AMENDMENT TO SECTION 7.1.14 OF THE CREDIT AGREEMENT.
Section 7.1.14 of the Credit Agreement is hereby amended by (i) labeling existing 7.1.14 as clause (a) and (ii) adding, at the end thereof, a new clause
(b) to read in its entirety as follows:

                  "(b) On or prior to the 60th day immediately following the date of the Lehigh Acquisition, Lehigh shall deliver to the Administrative Agent deposit account control agreements and other documents and agreements, in each case duly executed by Lehigh and the applicable bank, as the Administrative Agent deems necessary or desirable to grant to the Administrative Agent, for the benefit of the Secured Parties, control over, and a perfected security interest in, each of the Deposit Accounts of Lehigh listed on SCHEDULE II to the Second Amendment; PROVIDED that if following the use of best efforts Lehigh is unable to obtain any such deposit account control agreements or other documents or agreements on or prior to such 60th day, the Administrative Agent may, at its sole discretion, extend the period of time by which Lehigh must satisfy the above requirement."

         SECTION 2.12 AMENDMENT TO SECTION 7.2.1 OF THE CREDIT AGREEMENT.
Section 7.2.1 of the Credit Agreement is hereby amended by deleting clause (b) thereof and inserting the following clauses (b) and (c) in place thereof:

                  "(b) The Parent will not (i) hold any assets other than the Capital Securities of VHC and cash and Cash Equivalent Investments referred to in CLAUSE (III)(E) below, (ii) have any material liabilities other than (A) liabilities under the Loan Documents, (B) liabilities under the Parent Debentures, (C) liabilities for taxes incurred in the ordinary course of business and (D) Contingent Liabilities in respect of the Senior Notes, the Additional Senior Notes, the Bridge Loans and the Senior Subordinated Notes or (iii) engage in any business or activity other than (A) owning the Capital Securities of VHC (including purchasing additional Capital Securities after the Closing Date) and activities incidental or related thereto or to the maintenance of the corporate existence of the Parent or compliance with applicable law, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents to which it is a party, (C) acting as the issuer of the Parent Debentures, (D) issuing its Capital Securities, (E) holding cash received as Restricted Payments permitted under SECTION 7.2.6 or as proceeds of its issuance of Capital Securities and investing and reinvesting such cash in Cash Equivalent Investments, (F) utilizing Net Equity Proceeds for Permitted Purposes,
         (G) acting as a guarantor under the Senior Notes, the Additional Senior Notes, the Bridge Loans and/or the Senior Subordinated Notes and otherwise carrying out its obligations under the Senior Note Documents, the Additional Senior Notes Documents, the Bridge Facility and the Senior Subordinated Note Documents to the extent not otherwise in contravention of this Agreement and (H) granting Liens permitted under
         SECTION 7.2.3(N).

                  (c) Unless, in the case of Lehigh Puerto Rico, Inc. or Lehigh Puerto Rico, LLC (each a "SPECIFIED SUBSIDIARY"), such Specified Subsidiary has become a Borrower or Subsidiary Guarantor (as applicable pursuant to SECTION 7.1.8), and a party to the Security and Pledge Agreement, and has fulfilled the other requirements set forth in
         SECTION 7.1.8, the Borrower will not permit (i) such Specified Subsidiary to (A) engage in any business activities other than its compliance with the obligations applicable to it under the Loan Documents, (B) own or possess any assets or property with a fair market value in an aggregate amount in excess of $25,000 or
         (C) consolidate or amalgamate with or merge into or with any Person other than a Subsidiary of VHC, provided that if the other party to such transaction is a Borrower or Subsidiary Guarantor the survivor of such transaction is a Borrower or Subsidiary Guarantor, as the case may be or (ii) Holdings or any Borrower or Subsidiary Guarantor to make any Investment in such Specified Subsidiary (other than Investments made solely to fund liabilities and expenses of the Specified Subsidiaries in connection with the litigation referred to in Section 4(t) of the Disclosure Schedule to the Lehigh Acquisition Agreement)."

         SECTION 2.13 AMENDMENT TO SECTION 7.2.2(E) OF THE CREDIT AGREEMENT.
Section 7.2.2(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(e) the Senior Notes, the Additional Senior Notes, the Bridge Loans and the Senior Subordinated Notes of VHC in a principal amount (exclusive, with respect only to the Bridge Loans, of any principal amount consisting of interest accrued thereon which has been added to the principal amount thereof) not to exceed $375,000,000, and unsecured Contingent Liabilities of the Borrowers and the Guarantors in respect thereof, so long as, in the case of Contingent Liabilities in respect of the Senior Subordinated Notes, such Contingent Liabilities are subordinated to the Obligations on the same terms as the Senior Subordinated Notes, and refinancings of such Senior Notes, Additional Senior Notes, Bridge Loans, Senior Subordinated Notes and related Contingent Liabilities; PROVIDED, HOWEVER, that any such refinancing must be on No More Favorable Terms And Conditions than the Indebtedness being refinanced; PROVIDED FURTHER, HOWEVER, that such $375,000,000 maximum amount shall be reduced dollar for dollar by the principal amount of all Senior Notes, Bridge Loans, Additional Senior Notes and Senior Subordinated Notes repaid, repurchased, redeemed or acquired by VHC pursuant to CLAUSE (iv) of the proviso to SECTION 7.2.8;".

         SECTION 2.14 AMENDMENTS TO SECTION 7.2.3 OF THE CREDIT AGREEMENT.
Section 7.2.3 of the Credit Agreement is hereby amended as follows:

                  (a) Clause (b) of Section 7.2.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "(b) Liens, exceptions and title conditions (i)
                  existing as of the Closing Date and disclosed in ITEM 7.2.3(B) of the Disclosure Schedule securing Indebtedness outstanding as of the Closing Date and described in CLAUSE (B) of SECTION 7.2.2, PROVIDED, HOWEVER, that no such Lien shall encumber any property other than that encumbered as of the Closing Date, and the amount of Indebtedness secured by such Lien shall not increase from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date); and (ii) existing as of the date of the Lehigh Acquisition with respect to certain equipment of Lehigh disclosed to the Agents and the Lenders in a supplement to
                  ITEM 7.2.3(B) of the Disclosure Schedule (such supplement to be in form and substance satisfactory to the Administrative Agent); PROVIDED, HOWEVER, that no such Lien shall encumber any property other than that encumbered as of the date of the Lehigh Acquisition, and the amount of obligations secured by such Lien shall not increase from that existing on the date of the Lehigh Acquisition (as such obligations may have been permanently reduced subsequent to the date of the Lehigh Acquisition);".

                  (b) Section 7.2.3 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (l) thereof, inserting "; and" at the end of clause (m) thereof, and inserting a new clause (n) therein to read as follows:

                           "(n) Liens securing obligations under the Bridge
                  Facility (if any), PROVIDED that such Liens are in all respects subordinated to and subject to the Liens securing payment of the Obligations on terms and conditions satisfactory to the Administrative Agent and the Required Lenders."

         SECTION 2.15 AMENDMENTS TO SECTION 7.2.4 OF THE CREDIT AGREEMENT.
Section 7.2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "SECTION 7.2.4 FINANCIAL CONDITION AND OPERATIONS.

                           (a) Leverage Ratio. VHC will not permit the Leverage
                  Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


               PERIOD                                            LEVERAGE RATIO
               -----                                             --------------
July 16, 2003 through October 15, 2003                           5.75 to 1.00

October 16, 2003 through July 15, 2004                           6.50 to 1.00

July 16, 2004 through January 15, 2005                           6.25 to 1.00

January 16, 2005 through January 15, 2006                        6.00 to 1.00

January 16, 2006 through January 15, 2007 (if                    5.50 to 1.00
applicable)

January 16, 2007 through January 15, 2008 (if                    5.00 to 1.00.
applicable)

                           (b) Fixed Charge Coverage Ratio. VHC will not permit
                  the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                          FIXED CHARGE
              PERIOD                                     COVERAGE RATIO
              ------                                     ---------------
June 15, 2002 through January 15, 2006                    1.00 to 1.00

January 16, 2006 and thereafter                           1.05 to 1.00."


         SECTION 2.16 AMENDMENT TO SECTION 7.2.5 OF THE CREDIT AGREEMENT.
Section 7.2.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clauses (i) and (k) thereof, (ii) replacing the reference to clause "(j)" appearing in clause (l) thereof with a reference to clause "(k)",
(iii) replacing the period at the end of clause (l) thereof with the expression "; and", redesignating clauses "(j)", "(k)" and "(l)" thereof as clauses "(k)", "(l)" and "(m)", (iv) adding, following clause (i) thereof, a new clause (j) to read in its entirety: "(j) the Lehigh Acquisition; and", and (v) adding, at the end thereof, a new clause (n) to read in its entirety as follows:

                  "(n) no Investment otherwise permitted by clause (j) shall be made unless,

                            (i) at the time of, and immediately after the making
                  of, such Investment no Default shall have occurred and be continuing;

                           (ii) VHC shall have received approximately
                  $60,000,000 in gross cash proceeds from either (i) the issuance of Additional Senior Notes or (ii) borrowings under the Bridge Facility on the terms and conditions set forth in the term sheet therefor provided to the Agents prior to the Second Amendment Effective Date or such other terms and conditions as shall be reasonably satisfactory to the Administrative Agent following consultation with the Syndication Agent;

                           (iii) the Administrative Agent shall have received
                  counterparts of a Joinder Agreement executed on behalf of Lehigh, pursuant to which Lehigh agrees to become a Borrower under the Credit Agreement pursuant to the terms of SECTION 7.1.8(A);

                           (iv) the Administrative Agent shall have received
                  counterparts of a supplement to the Pledge and Security Agreement, in the form of Annex I to the Pledge and Security Agreement (the "LEHIGH SUPPLEMENT"), together with

                                    (w) all schedules and attachments related
                           thereto;

                                    (x) a Uniform Commercial Code financing
                           statement (Form UCC-1) naming Lehigh as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Lehigh Supplement (other than the perfection of security interests in motor vehicles, leasehold interests in real property and non-U.S. intellectual property);

                                     (y) certificates representing all of the
                            issued and outstanding shares of Capital Securities of Lehigh and Lehigh Press Puerto Rico, Inc., along with undated stock powers for such certificates, executed in blank; and

                                     (z) executed counterparts of Patent
                            Security Agreements, Trademark Security Agreements and Copyright Security Agreements, as applicable, with respect to any U.S. Intellectual Property Collateral of Lehigh;

                           (v) the Agents shall have received opinions, dated
                  the date of the Lehigh Acquisition and addressed to the Agents and all Lenders, from

                                     (x) special New York counsel to Lehigh and,
                            if applicable, its Subsidiaries, in form and substance reasonably satisfactory to the Agents; and

                                     (y) local counsel to Lehigh and, if
                            applicable, its Subsidiaries, in form and substance reasonably satisfactory to the Agents.

                           (vi) immediately after giving effect to the Lehigh
                  Acquisition and the making of the Credit Extensions in respect thereof, Excess Availability shall be not less than $20,000,000; and

                           (vii) the Administrative Agent shall have received,
                  for the account of each Lender that became a signatory to the Second Amendment on or prior to the Second Amendment Effective Date, a closing fee in an amount equal to 0.15% of each such Lender's Percentage of the Revolving Loan Commitment Amount as of the date of the Lehigh Acquisition, without giving effect to any increase in the Revolving Loan Commitment Amount on or after the Second Amendment Effective Date."

         SECTION 2.17 AMENDMENT TO SECTION 7.2.8 OF THE CREDIT AGREEMENT.
Section 7.2.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "SECTION 7.2.8. NO PREPAYMENT OF OTHER DEBT. Other than in connection with a refinancing permitted pursuant to SECTION 7.2.2, neither the Parent nor any Borrower will or will permit any of its respective Subsidiaries to, directly or indirectly, make any payment or prepayment of principal of, or premium or interest on, or redeem, retire, purchase, defease or otherwise acquire (or make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes) any Senior Notes, any Additional Senior Notes, any Bridge Loans, any Senior Subordinated

         Notes or any Parent Debentures; PROVIDED that (i) so long as such payment would not violate the terms of this Agreement, the Senior Notes Documents, the Additional Senior Notes Documents, the Bridge Facility or the applicable Sub Debt Documents, VHC may make payments of accrued and unpaid interest on the Senior Notes, the Additional Senior Notes, the Bridge Loans and the Senior Subordinated Notes (and accrued interest on the Parent Debentures may be capitalized and added to the outstanding principal amount thereof in accordance with the Parent Debenture Documents) on the stated, scheduled date for payment thereof set forth in the Senior Note Documents, the Additional Senior Note Documents, the Bridge Facility or the Sub Debt Documents, as applicable, VHC may make mandatory redemptions of Bridge Loans, Senior Notes or Additional Senior Notes following a Change of Control as required by the Bridge Facility, the Senior Note Documents or Additional Senior Note Documents, VHC may make mandatory prepayments of the Bridge Loans with the proceeds of the LD Disposition (subject to the requirements of SECTION 3.1.1) and VHC may redeem Additional Senior Notes as required by the Additional Senior Note Documents as a result of the Lehigh Acquisition not being consummated or the Lehigh Acquisition Agreement being terminated prior to the consummation of the Lehigh Acquisition; (ii) the Parent may repay Indebtedness permitted pursuant to SECTION 7.2.2(F) using Net Equity Proceeds to the extent such repayment constitutes a Permitted Purpose; (iii) VHC may repay, repurchase or otherwise redeem or acquire Senior Notes, Additional Senior Notes, Bridge Loans, and/or Senior Subordinated Notes using Net Equity Proceeds, in each case to the extent such repayment, repurchase or other redemption or acquisition constitutes a Permitted Purpose; and
         (iv) VHC may repay, repurchase or otherwise redeem or acquire Senior Notes, Additional Senior Notes, Bridge Loans, and/or Senior Subordinated Notes using cash from operations or proceeds of Loans in an aggregate amount not to exceed $50,000,000 (inclusive of related fees and expenses), PROVIDED that (in the case of this CLAUSE (IV)) prior to any such repayment, repurchase, redemption or acquisition VHC shall have delivered to the Administrative Agent a pro-forma Compliance Certificate demonstrating that, upon giving effect to such repayment, repurchase, redemption or acquisition and any Credit Extensions made or to be made in connection therewith, on a pro-forma basis (calculated in accordance with SECTION 1.4(C)) (A) VHC shall be in compliance with all of the financial covenants set forth in SECTION 7.2.4 hereof as of the last day of the most recent period of four consecutive fiscal quarters of VHC which precedes or ends on the date of such repayment, repurchase, redemption or acquisition and with respect to which the Administrative Agent has received the consolidated financial information required under CLAUSES (A) and (B) of SECTION 7.1.1 and the certificate required by CLAUSE (D) of SECTION 7.1.1, (B) Excess Availability shall equal or exceed $35,000,000 and (C) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Furthermore, neither the Parent, any Borrower nor any of their respective Subsidiaries will designate any Indebtedness other than the Obligations as "Designated Senior Debt" pursuant to any Senior Subordinated Note Document or Parent Debenture Document."

         SECTION 2.18 AMENDMENT TO SECTION 7.2.10 OF THE CREDIT AGREEMENT. Clause (b) of Section 7.2.10 of the Credit Agreement is hereby amended by deleting "CLAUSE (G) or (J) of SECTION 7.2.5" and inserting in place thereof "CLAUSE (G), (J) or (K) of SECTION 7.2.5".

         SECTION 2.19 AMENDMENT TO SECTION 7.2.11 OF THE CREDIT AGREEMENT.
Section 7.2.11 of the Credit Agreement is hereby amended by adding a new clause
(i) to read as follows:

                  "(i) the LD Disposition; PROVIDED (x) such Disposition is for fair market value and the consideration received consists of no less than 75% in cash and (y) the Net Disposition Proceeds thereof are applied in accordance with the terms of SECTION 3.1.1."

         SECTION 2.20 AMENDMENT TO SECTION 7.2.12 OF THE CREDIT AGREEMENT.
Section 7.2.12 of the Credit Agreement is hereby amended by deleting such section and inserting the following in place thereof:

                  "Section 7.2.12 MODIFICATION OF CERTAIN AGREEMENTS. The Parent and the Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Senior Note Documents, the Additional Senior Note Documents, the Bridge Facility, the Senior Subordinated Note Documents or the Parent Debenture Documents, in each case which would (a) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to the Indebtedness evidenced by such Senior Note Document, Additional Senior Note Document, Bridge Facility, Senior Subordinated Note Document or Parent Debenture Document or advance any dates upon which payments of principal or interest are due thereon, (b) in the case of any Senior Subordinated Note Document or Parent Debenture Document, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this CLAUSE (B)) the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of the Senior Subordinated Notes or the Parent Debentures, as the case may be (or a trustee or other representative on their behalf), or (c) add or modify any covenants or defaults or events of default relating thereto, if (in the case of this CLAUSE (C)), the effect of such addition or modification, individually or together with all other additions or changes made, is to materially increase the obligations of the obligor thereunder or to confer any material additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf)."

         SECTION 2.21 AMENDMENT TO SECTION 7.2.15 OF THE CREDIT AGREEMENT.
Section 7.2.15 of the Credit Agreement is hereby amended by deleting "the amount of the Maximum PP&E Advance Amount then in effect" in clause (ii) thereof and inserting "an amount equal to at least $40,000,000" in place thereof.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         This Second Amendment (and the amendments contained herein) shall become effective on the date (the "SECOND AMENDMENT EFFECTIVE DATE") when each of the conditions set forth in this ARTICLE III shall have been satisfied.

         SECTION 3.01 COUNTERPARTS AND LENDER CONSENTS. The Administrative Agent shall have received counterparts hereof executed on behalf of each Obligor and the Lenders necessary to approve this Second Amendment and the amendments contained herein.

         SECTION 3.02 ADMINISTRATIVE AGENT FEE. The Administrative Agent shall have received for its own account an administration fee in the amount previously agreed.

         SECTION 3.03 OTHER COSTS AND EXPENSES. The Administrative Agent shall have received (i) all fees, costs and expenses (including, without limitation, all fees and disbursements of Mayer, Brown, Rowe & Maw LLP in connection with the preparation, negotiation, execution and delivery of this Second Amendment) due and payable pursuant to Sections 3.3 and 11.3 of the Credit Agreement to the extent then invoiced and as otherwise agreed by VHC or any of the Borrowers and
(ii) reasonable fees and disbursements of Hahn & Hessen LLP in connection with the negotiation of this Second Amendment to the extent then invoiced.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to consent to the amendments contained herein and to enter into this Second Amendment, each Obligor, jointly and severally, represents and warrants as set forth below:

                  (a) After giving effect to this Second Amendment, the amendment of certain provisions of the Credit Agreement does not impair the validity, effectiveness or priority of the Liens that have been granted pursuant to any Loan Documents relating thereto (the "SECURITY DOCUMENTS"), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. The amendment of certain provisions of the Credit Agreement effected pursuant to this Second Amendment do not require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. The position of the Lenders with respect to such Liens, the Collateral (as defined in the Security Documents) in which a security interest was granted pursuant to the Security Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Security Documents have not been adversely affected in any material respect by the amendment of certain provisions of the Credit Agreement effected pursuant to this Second Amendment or by the execution, delivery, performance or effectiveness of this Second Amendment.

                  (b) Each Obligor reaffirms as of the Second Amendment Effective Date such Person's respective covenants and agreements contained in the Credit Agreement, each Security Document to which such Person is a party, including, in each case, as such covenants and agreements may be modified by this Second Amendment.

                  (c) Both immediately before and immediately after giving effect to this Second Amendment, the representations and warranties set forth in Article VI of the Credit Agreement and each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

          SECTION 4.02 VALIDITY, ETC. This Second Amendment constitutes the legal, valid and binding obligation of the Obligors enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 4.03 NO DEFAULT. Both immediately before and immediately after giving effect to this Second Amendment, no Default has occurred and is continuing.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

          SECTION 5.01 RATIFICATION OF AND REFERENCES TO THE CREDIT AGREEMENT. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references in the Loan Documents or in any other document, instrument, agreement or writing to the "Credit Agreement", "hereunder", "thereunder", "hereof", "thereof", "herein", "therein" or words of like or similar import shall from and after the Second Amendment Effective Date mean and be a reference to the Credit Agreement as amended hereby. Other than as specifically provided herein, this Second Amendment shall not operate as a waiver or amendment of any right, power or privilege of any Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document, nor shall the entering into of this Second Amendment preclude any Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto.

          SECTION 5.02 HEADINGS. The various headings of this Second Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment or any provisions hereof.

          SECTION 5.03 EXECUTION IN COUNTERPARTS. This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A counterpart hereof executed and delivered by facsimile shall be effective as an original.

          SECTION 5.04 SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 5.05 GOVERNING LAW; ENTIRE AGREEMENT. THIS SECOND AMEND-MENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Second Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         IN WITNESS WHEREOF, the signatories hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                    VON HOFFMANN HOLDINGS, INC.


                                    By:  /s/ GARY WETZEL
                                         -------------------------------------
                                         Name:  Gary C. Wetzel
                                         Title:  Senior Vice President, Chief
                                         Financial Officer, Treasurer



                                    VON HOFFMANN CORPORATION


                                    By:  /s/ GARY WETZEL
                                         ------------------------------------
                                         Name:  Gary C. Wetzel
                                         Title:  Senior Vice President, Chief
                                         Financial Officer, Treasurer



                                    H&S GRAPHICS, INC.


                                    By:  /s/ GARY WETZEL
                                         -----------------------------------
                                         Name:  Gary C. Wetzel
                                         Title:  Senior Vice President, Chief
                                         Financial Officer, Treasurer



                                    PRECISION OFFSET PRINTING
                                    COMPANY, INC.


                                    By:  /s/ GARY WETZEL
                                         -----------------------------------
                                         Name:  Gary C. Wetzel
                                         Title:  Senior Vice President, Chief
                                         Financial Officer, Treasurer

                                    PREFACE, INC.



                                    By:  /s/ GARY WETZEL
                                         ------------------------------------
                                         Name:  Gary C. Wetzel
                                         Title:  Senior Vice President, Chief
                                         Financial Officer, Treasurer

LENDERS: THE CIT GROUP/BUSINESS CREDIT, INC., as Lender and as Administrative Agent



                                    By:  /s/ BARBARA F. PERICH
                                         --------------------------------------
                                         Name: Barbara F. Peric
                                         Title:   Vice President



                                    US BANK NATIONAL ASSOCIATION



                                    By: _____________________________________
                                         Name:
                                         Title:



                                    THE BANK OF NOVA SCOTIA



                                    By:  /s/ N. BELL
                                         --------------------------------------
                                         Name:  N. Bell
                                         Title:  Sr. Manager -- Loan Operations

                                    WHITEHALL BUSINESS CREDIT CORPORATION



                                    By: /s/ JOE ZAUTA
                                        --------------------------------------
                                         Name:   Joe Zauta
                                         Title:  Vice President


                                    LASALLE BUSINESS CREDIT, INC.



                                    By: /s/  MICHAEL F. ALIBERTO III
                                        --------------------------------------
                                         Name:  Michael F. Aliberto III
                                         Title: Vice President



                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION



                                    By: /s/ STEPHEN K. GOETSCHLUS
                                        --------------------------------------
                                         Name:  Stephen K. Goetschlus
                                         Title: Senior Vice President



                                    CREDIT INDUSTRIEL ET COMMERCIAL



                                    By: /s/ SEAN MOUNIER
                                        -------------------------------------
                                         Name:  Sean Mounier
                                         Title: First Vice President



                                    CREDIT INDUSTRIEL ET COMMERCIAL



                                    By: /s/ ANTHONY ROCK
                                        --------------------------------------
                                         Name:  Anthony Rock
                                         Title: Vice President

                            SCHEDULE I: REAL PROPERTY



7001 North Park Drive, Pennsauken, NJ  08109 (Camden County)



1900 South 25th Avenue, Broadview, IL  60153 (Cook County)

                          SCHEDULE II: DEPOSIT ACCOUNTS




BANK                         TYPE OF ACCOUNT          ACCOUNT NUMBER
---------------------------- ------------------------ -----------------------
Fleet Bank                   Block Dominion           9427720630
---------------------------- ------------------------ -----------------------
Fleet Bank                   Master Operating         9427720657
---------------------------- ------------------------ -----------------------
Fleet Bank                   Payroll                  9427720665
---------------------------- ------------------------ -----------------------
Fleet Bank                   Payables                 9427720673
---------------------------- ------------------------ -----------------------
Bank One                     Petty Cash               000365060123624
---------------------------- ------------------------ -----------------------
Harris Bank                  Savings                  9510501520
---------------------------- ------------------------ -----------------------

                                                               EXHIBIT 10.13

                                                               EXECUTION COPY

                         EXECUTIVE EMPLOYMENT AGREEMENT

                  EXECUTIVE EMPLOYMENT AGREEMENT dated as of September 5, 2003 (this "Agreement"), by and among Von Hoffmann Corporation, a Delaware corporation ("Company") and John R. DePaul ("Executive").

                  NOW, THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings.

                  "BOARD" means the Board of Directors of a member of the Company Group.

                  "CAUSE" means (i) the conviction of Executive by a court of competent jurisdiction of, or entry of a plea of NOLO CONTENDERE with respect to, a felony or any other crime which involves fraud, dishonesty or moral turpitude; (ii) fraud or embezzlement on the part of Executive; (iii) Executive's chronic abuse of or dependency on alcohol or drugs (illicit or otherwise) which interferes with the performance of Executive's duties, responsibilities or obligations under this Agreement; (iv) the material breach by Executive of Section 2.5, 2.6 or 2.7 hereof; or (v) any act of moral turpitude or willful misconduct by Executive which (A) is intended to result in substantial personal enrichment of Executive at the expense of the Company Group or (B) may have a material adverse impact on the business or reputation of the Company Group.

                  "COMPANY GROUP" means, collectively, Holdings, the Company and their respective Subsidiaries, successors or assigns.

                  "EFFECTIVE DATE" shall mean the Closing Date (as defined in the Stock Purchase Agreement by and between the Company, The Lehigh Press, Inc. and the selling stockholders named therein (the "Stock Purchase Agreement")).

                   "EMPLOYMENT PERIOD" has the meaning set forth in Section 2.1.

                  "GAAP" means U.S. generally accepted accounting principles applied in accordance with Holdings' accounting methodologies and procedures.

                  "HOLDINGS" means Von Hoffmann Holdings, Inc.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                                   ARTICLE II
                                   EMPLOYMENT

         2.1 EMPLOYMENT. The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 2.4 (the "Employment Period"). Notwithstanding the execution date of this Agreement, this Agreement shall become effective on the Effective Date.

         2.2 POSITION AND DUTIES.

                  (a) Commencing on the Effective Date and continuing during the Employment Period, Executive shall serve as Senior Vice President - Education Sales & President, Lehigh Lithographers Division. Executive will be responsible for all sales activity for the Company with respect to the Company's major education customer base and will continue to maintain such current responsibilities with respect to the Lehigh Lithographers division as Executive maintained immediately prior to the Effective Date. Executive will report to the President and Chief Executive Officer of the Company and shall perform such other duties as may be requested from time to time by the Chief Executive Officer.

                  (b) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company Group. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. In the performance of his duties hereunder, Executive shall at all times report and be subject to the lawful direction of the Chief Executive Officer of the Company and any Board of Directors of any Person within the Company Group and perform his duties hereunder subject to and in accordance with the directions of the Chief Executive Officer of the Company and the resolutions or any other determinations of any Board of Directors of any Person within the Company Group and the By-laws of any Person within the Company Group, as from time to time in effect. During the Employment Period, Executive shall not become an employee of any Person other than a member of the Company Group. Executive shall be permitted to make, monitor and pursue private passive investments that do not interfere with the performance of his duties hereunder. Executive shall make application for, and submit to any examination as may be reasonably requested by, the Chief Executive Officer of the Company or the Board of Directors of Holdings in order to obtain key-man or other insurance on the life of Executive for the benefit of the Company Group as the Chief Executive Officer of the Company or the Board of Directors of Holdings shall direct.

                  (c) During the period from the Effective Date and until December 31, 2005, (i) Executive's primary duties shall be performed in Pennsauken, N.J., and (ii) Executive shall not be required to relocate to any other Company Group facility or location.

         2.3 BASE SALARY AND BENEFITS.

                  (a) During the Employment Period, Executive's base salary shall be $250,000 (subject to increase, if any, provided under Section 2.3(d)) per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to deductions for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

                  (b) During the Employment Period, Executive shall be entitled to receive an annual bonus of $50,000 (the "Bonus") payable quarterly in installments of $12,500 each, each of which shall be subject to deductions for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance. Each quarterly installment of the Bonus shall be payable on or before the 30th day following the end of each of the Company's fiscal quarters; provided, however, that the first quarterly installment of the Bonus payable to Executive shall be prorated to reflect the number of days, beginning on the Effective Date, during such fiscal quarter which the Executive was employed by the Company pursuant hereto.

                  (c) During the Employment Period, Executive shall be eligible to receive an annual bonus in an amount that can equal up to 35% of the Base Salary (the "Performance Bonus"). The Performance Bonus shall be paid only if certain performance and financial targets, to be established by the Company's President and Chief Executive Officer from time to time, are met. The Performance Bonus shall be payable on the last business day in each February, during the Employment Period for the previous calendar year; PROVIDED, HOWEVER, that no Performance Bonus shall be paid in respect of calendar year 2003. The Performance Bonus shall be payable only to the extent that the Executive is an employee in good standing as of December 31 of the applicable year. An adjustment for any underpayment or overpayment shall be made in the next calendar year by the Company or Executive, as the case may be, within 30 days of receipt of certified financial statements for the Company Group. At

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         the option of the Company, the Performance Bonus may be paid in its entirety within 30 days after receipt of certified financial statements for the Company Group for the year to which such Performance Bonus relates. The Performance Bonus shall be subject to deduction for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

                  (d) In addition to the Base Salary, the Bonus payable to Executive pursuant to Section 2.3(b) and the Performance Bonus payable to Executive pursuant to Section 2.3(c), Executive shall be entitled, during the Employment Period, to (i) participate in all retirement, disability, pension, health, medical, insurance and other fringe benefits or plans of the Company generally available to employees, and
         (ii) the following benefits (collectively, "Benefits") at the Company's expense:

                           (A) Four (4) weeks of vacation;

                           (B) As soon as reasonably practicable following the Effective Date, the Executive shall be granted options to purchase up to 150,000 shares of the Common Stock of Holdings. The options shall have an exercise price of $1.00 per share and shall vest over a four
         (4) year period based upon the satisfaction of performance criteria determined by Holdings Board in accordance with Holdings' Stock Option Plan. Additionally, Executive shall have the right to purchase, within thirty (30) days after the Effective Date, 1,000,000 shares of the Common Stock of Holdings at a price of $1.00 per share; and

                           (C) Executive's base salary described in Section 2.3(a) may be increased during the Employment Period at the sole discretion of the Board of Holdings.

         2.4 TERM.


                  (a) The Employment Period shall end at 11:59 p.m. on December 31, 2005, subject to earlier termination (i) by reason of Executive's death, (ii) by action of the Company or Holdings, with or without Cause or (iii) upon Executive's voluntary resignation or for any other reason not set forth above.

                  (b) RESIGNATION OR TERMINATION FOR CAUSE. If the Employment Period is terminated as a result of Executive's voluntary resignation, or by the Company or Holdings for Cause, or for any other reason not set forth in Sections 2.4(c) or 2.4(d) hereof, the Executive shall be entitled to his Base Salary through the date of termination, but shall not be entitled to any further Base Salary, Bonus, Performance Bonus or Benefits for that year or any future year, or to any severance compensation of any kind, nature or amount. Executive agrees that he shall provide at least 90 days' written notice prior to any voluntary resignation.

                  (c) DEATH. If Executive's employment is terminated as a result of his death, the Company shall pay to his estate all previously earned and accrued but unpaid Base Salary up to the date of such termination, but neither Executive nor his estate shall be entitled to any further Base Salary, Bonus, Performance Bonus or

         Benefits for that year or any future year or to any severance compensation of any kind, nature or amount.

                  (d) TERMINATION WITHOUT CAUSE. Subject to Section 2.4(e) hereof, if the Executive's employment is involuntarily terminated by the Company or Holdings without Cause, Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination, but shall not be entitled to any further Base Salary, Bonus, Performance Bonus or Benefits for that year or any future year, and Executive agrees that no severance compensation of any kind, nature or amount shall be payable, except that Executive shall be entitled to an amount in cash equal to the greater of (i) $250,000, which shall be payable in twelve (12) equal monthly payments of $20,833.33 each or (ii) the Base Salary that would otherwise be payable to Executive if the Executive's employment had not been terminated and Executive had remained employed by the Company through and until December 31, 2005. Any payments to be made pursuant to clause (ii) of the immediately preceding sentence shall be made on the payment dates on which Executive's Base Salary would have otherwise been paid if the Employment Period had continued. As of the date of the final payment to be paid pursuant to this Section 2.4(d), none of the Company, Holdings, or any other member of the Company Group shall have any further obligation to Executive pursuant to this Section 2.4.

                  (e) Executive agrees that Executive shall be entitled to the payments provided for in Sections 2.4(d) if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 2.5, 2.6 and 2.7 hereof and does not breach such sections at any time during the period for which such payments are to be made; PROVIDED, that the Company's obligation to make such payments will terminate upon the occurrence of any such breach during such severance period.

                  (f) Executive hereby agrees that no severance compensation of any kind, nature or amount shall be payable to Executive, except as expressly set forth in this Section 2.4, and Executive hereby irrevocably waives any claim for any other severance compensation.

                  (g) All of Executive's rights to Benefits, the Bonus and the Performance Bonus hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

         2.5 CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by Holdings, the Company or any other member of the Company Group (whether prior to or during the Employment Period) concerning the business or affairs of any member of the Company Group ("Confidential Information") are the property of Holdings, the Company or such other member of the Company Group. Therefore, Executive agrees that he shall not disclose to any unauthorized Person or use for his own account any Confidential Information without the prior written consent of the Board of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to Holdings at the termination of Executive's employment, or at any other time Holdings may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control. Executive acknowledges that (a) the Confidential Information is commercially and competitively valuable to the Company Group; (b) the unauthorized use or disclosure of the Confidential Information would cause irreparable harm to the Company Group; (c) Holdings and the Company have taken and are taking all reasonable measures to protect their legitimate interest in the Confidential Information, including, without limitation, affirmative action to safeguard the confidentiality of such Confidential Information; (d) the restrictions on the activities in which Executive may engage set forth in this Agreement, and the periods of time for which such restrictions apply, are reasonably necessary in order to protect the Company Group's legitimate interests in its Confidential Information; and
(e) nothing herein shall prohibit Holdings or the Company from pursuing any remedies, whether in law or equity, available to Holdings or the Company for breach or threatened breach of this Agreement, including the recovery of damages from Executive.

         2.6 INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Holdings, the Company or any other member of the Company Group (whether prior to or during the Employment Period) ("Work Product") belong to Holdings, the Company or such other member of the Company Group, and Executive hereby assigns to Holdings and the Company his entire right, title and interest in any such Work Product. Executive will promptly disclose such Work Product to the Board of Holdings and perform all actions reasonably requested by the Board of Holdings (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         2.7 NONCOMPETE, NONSOLICITATION.


                  (a) Executive acknowledges that in the course of his employment with Holdings, the Company or any other member of the Company Group he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, Executive agrees that, during the time he is employed by the Company or any other member of the Company Group and thereafter for a period of twelve (12) months (the "Noncompete Period"), Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business with any person (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with the businesses of the Company Group as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company Group engages or plans on the date of the termination of Executive's employment to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any other member of the Company Group to leave the employ of the Company or such other member of the Company Group, or in any way interfere with the relationship between any member of the Company Group and any employee thereof, (ii) hire any person who was an employee of the Company Group at any time within the six-month period prior to the date of termination of Executive's employment with the Company or any other member of the Company Group, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, franchisor or other business relation of the Company or any other member of the Company Group to cease doing business with the Company or such other member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, franchisor or business relation and the Company or any other member of the Company Group.

                  (c) Executive agrees that: (i) the covenants set forth in this
         Section 2.7 are reasonable in geographical and temporal scope and in all other respects, (ii) Holdings and the Company would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce Holdings and the Company to enter into this Agreement.

                  (d) If, at the time of enforcement of this Section 2.7, a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to Holdings and the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound,
(ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by Holdings and the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         3.2 SURVIVAL. Sections 2.5, 2.6, 2.7 and 3.3 through 3.13 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         3.3 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company or Holdings:

                           Von Hoffmann Corporation
                           1000 Camera Avenue
                           St. Louis, Missouri  63126
                           Attention:     Chief Executive Officer
                           Facsimile:     (314) 966-0983

                  To Executive:

                           John R. DePaul


                           --------------

                           --------------

                           --------------


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         3.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.5 COMPLETE AGREEMENT. This Agreement and the other documents which have been executed by Holdings, the Company, and Executive (I.E., Stock Purchase Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral.

         3.6 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         3.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of and be enforceable by Holdings, the Company, and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Executive.

         3.8 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen hereto by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

         3.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.10 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic law of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

         3.11 REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, including, without limitation, Sections 2.5, 2.6 and 2.7 hereof, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         3.12 DISPUTE RESOLUTION.


                  (a) ARBITRATION. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in St. Louis, Missouri. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the American Arbitration Association in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

                  (b) PROCEDURE. Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

                  (c) VENUE AND JURISDICTION. Any action to compel arbitration hereunder shall be brought in the Circuit Court of St. Louis County, State of Missouri.

         3.13 AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of Holdings, Company, and Executive.

                                   * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                      VON HOFFMANN CORPORATION


                                      By:   /s/ CRAIG A. NELSON
                                            ----------------------------------
                                            Name:   Craig A. Nelson
                                            Title:  Senior Vice President and
                                                    Chief Human Resources
                                                    Officer







                                           /s/ JOHN R. DEPAUL
                                      -----------------------------------------
                                      JOHN R. DEPAUL


Acknowledged:

VON HOFFMANN HOLDINGS INC.



By: /s/ GARY WETZEL
   --------------------------------------
   Title:  Senior Vice President and
           Chief Financial Officer

                                                                    Exhibit 31.1

                                  CERTIFICATION


I, Robert S. Mathews, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this quarterly report;

4. The registrants' other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrants and we have:

         a) Designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) Evaluated the effectiveness of the registrants' disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

         c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrants' other certifying officers and I have disclosed, based on our most recent evaluation, to the registrants' auditors and the audit committee of registrants' board of directors (or persons performing the equivalent function):

         a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants' internal controls; and

6. The registrants' other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  November 10, 2003



                                           /s/ Robert S. Mathews
                                           ------------------------------------
                                           Name:  Robert S. Mathews
                                           Title:  Chief Executive Officer

                                                                    Exhibit 31.2

                                  CERTIFICATION


I, Gary Wetzel, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this quarterly report;

4. The registrants' other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrants and we have:

         a) Designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) Evaluated the effectiveness of the registrants' disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

         c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrants' other certifying officers and I have disclosed, based on our most recent evaluation, to the registrants' auditors and the audit committee of registrants' board of directors (or persons performing the equivalent function):

         a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrants' ability to record, process, summarize and report financial data and have identified for the registrants' auditors any material weaknesses in internal controls; and

         b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants' internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  November 10, 2003

                                           /s/ Gary Wetzel
                                           -------------------------------------
                                           Name:  Gary Wetzel
                                           Title:  Chief Financial Officer

                                                                    Exhibit 32.1


                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         I, Robert S. Mathews, as Chief Executive Officer of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation (collectively, the "COMPANY") certify, pursuant to 18 U.S.C.ss. 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

       (1) the accompanying Form 10-Q report for the period ending September 30, 2003 as filed with the U.S. Securities and Exchange Commission (the "REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

       (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 10, 2003

                                  /s/ Robert S. Mathews
                                  ----------------------------------------------
                                  Name:  Robert S. Mathews
                                  Title:  Chief Executive Officer of the Company



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

                                                                    Exhibit 32.2


                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Gary Wetzel, as Chief Financial Officer of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation (collectively, the "COMPANY") certify, pursuant to 18 U.S.C.ss. 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

       (1) the accompanying Form 10-Q report for the period ending September 30, 2003 as filed with the U.S. Securities and Exchange Commission (the "REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

       (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 10, 2003

                                             /s/ Gary Wetzel
                                             -----------------------------------
                                             Name:  Gary Wetzel
                                             Title:  Chief Financial Officer


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.